Prospectus Supplement (Sales Report) No. 1 dated May 26, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 417906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417906	$12,000	$12,000	10.99%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 417906. Member loan 417906 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Merced City School District	Debt-to-income ratio:	22.97%
Length of employment:	5 years	Location:	Merced, CA

Home town:
Current & past employers:	Merced City School District
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate some of my unsecured debt before my wife and I purchase our first home. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,974.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	I have 2 citibank cards. One is about $9,000 and the other is around $5,000. I have a Chase card with a balance of about$4,000, and a Bank of America card which I owe around $6,000 on. I also have a loan from Bank of America which I still owe about $14,000 on. 5 years ago my wife was diagnosed with stage 3 breast cancer and had to take leave from her job (she and I are both teachers). She's had 8 surgeries, 9 months of chemotherapy, and a child (against her doctor's reccomendation). She's been cancer free now for 3 years, and we have a three year old boy, but she was a probationary teacher when this all started, and because of the time she missed she lost her full time employment. She was unable to work for a full 2 years, and in that time we had to use our credit cards and loans to keep ourselves afloat. I've worked full time non-stop as a teacher myself, as well as doing computer repair as a sideline when I have the time and there is work. My wife went back to work last year as a half time clinician, and due to budget cutbacks was laid off and is substitute teaching this year. We are managing our bills fine now, as my pay has increased and she is earning again as a substitute, but we are just trying to pay off the two Citibank cards as they have higher interest rates. Additionally, my wife is seeking full time employment next year as a teacher, but again with the recent budget woes job availability is low, but we are hopeful that her substitute work this year (she has filled in for a few teachers that had to take long term leaves and the principals really liked the job she's done, so we've got our fingers crossed) will help earn her a position. Sorry if this is a bit long, but I wanted to be thorough. If you have any further inquiries, please don't hesitate to ask.
Why is your revolving credit balance so high? Thanks.	I have 2 citibank cards. One is about $9,000 and the other is around $5,000. I have a Chase card with a balance of about$4,000, and a Bank of America card which I owe around $6,000 on. I also have a loan from Bank of America which I still owe about $14,000 on. 5 years ago my wife was diagnosed with stage 3 breast cancer and had to take leave from her job (she and I are both teachers). She's had 8 surgeries, 9 months of chemotherapy, and a child (against her doctor's reccomendation). She's been cancer free now for 3 years, and we have a three year old boy, but she was a probationary teacher when this all started, and because of the time she missed she lost her full time employment. She was unable to work for a full 2 years, and in that time we had to use our credit cards and loans to keep ourselves afloat. I've worked full time non-stop as a teacher myself, as well as doing computer repair as a sideline when I have the time and there is work. My wife went back to work last year as a half time clinician, and due to budget cutbacks was laid off and is substitute teaching this year. We are managing our bills fine now, as my pay has increased and she is earning again as a substitute, but we are just trying to pay off the two Citibank cards as they have higher interest rates. Additionally, my wife is seeking full time employment next year as a teacher, but again with the recent budget woes job availability is low, but we are hopeful that her substitute work this year (she has filled in for a few teachers that had to take long term leaves and the principals really liked the job she's done, so we've got our fingers crossed) will help earn her a position. Sorry if this is a bit long, but I wanted to be thorough. If you have any further inquiries, please don't hesitate to ask.

Member Payment Dependent Notes Series 437558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437558	$6,000	$6,000	12.73%	1.00%	May 24, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 437558. Member loan 437558 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	HD STAFFING INC	Debt-to-income ratio:	7.05%
Length of employment:	4 years	Location:	VICTORVILLE, CA

Home town:
Current & past employers:	HD STAFFING INC
Education:

This borrower member posted the following loan description, which has not been verified:

LOWER CAR PAYMENT CURRENT APR IS 9.9%

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,351.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There is a lot of conflicting information in your listing. Are you buying a house or paying off a car? Why would you take out a 12.73% loan to pay off one at 9.9?	HI, I actually attempted to change the info but your site would not allow me too. I applied for the loan in hopes of paying off debt. I have a few credit cards adding up to the amount of 5,200. Instead of sending them each 100 and forgeting too at times im thinking it makes more sense for me to pay them off with your loan and pay off this loan in the next 3 years. I eman if you can offer a better rate that would be awesome. Please tell me what you think
So you are NOT buying a house, a new purchase, or paying off a car loan.....you are CONSOLIDATING DEBT......then why a $6000.00 loan for $1,351.00 for "Revolving Credit Balance?	My credit report is not up too date. In the past 3 months i have aqquired 2 new credit cards and owe 1300 on one and 900 on the other. This is extra to my 1351. I also have a hospital bill wich i make montlhy payments on and i owe 800.
Why did you apply for more credit if your intent is to consolidate debt?	When I applied it only gave me the option of 3,000 or 6,000 and i couldnt change it. I went with the one closest to the amount I need. I hate ssending out 5 diffrent bills at times forgetting and being assesed late payment fees and increase in apr.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	ORCHARD BANK = $1,300 JUNIPER = $950 BAC= $1400 DOWNEY=$1200 MEDICAL =$800

Member Payment Dependent Notes Series 482572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482572	$13,000	$13,000	10.25%	1.00%	May 24, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482572. Member loan 482572 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Walgreens	Debt-to-income ratio:	17.02%
Length of employment:	5 years	Location:	Chelsea, AL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,912.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 6 months ago	I had refinanced the mortgage I had through Suntrust mortgage. Suntrust was the lender that did the refinance. I did the refinance at the end of July 09. Suntrust told me there was no need to make a payment for the month of July, because we would close on the last day of the month and it would not be reported on my credit. It was reported however. I have disputed this
Please indicate the credit cards (amounts and rates) that will be refinanced. Thank You	One unsecured loan for $3900 at 11% thru Max Credit Union and a Chase card at $4200 at 13%
What is your job title at Walgreens, what do you do there, and is your job stable?	Type your answer here. i am a store manager at walgreens. we are one of the few companies that has shown record earnings for the past 34 years. i have been with the company for 6 years and find my job top be very stable

Member Payment Dependent Notes Series 483565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483565	$5,000	$5,000	16.45%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483565. Member loan 483565 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	OryonTechnologiesDevelopment, LLC	Debt-to-income ratio:	22.92%
Length of employment:	3 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	OryonTechnologiesDevelopment, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Thank you for reviewing my loan request. I am looking for this loan to supplement my backyard landscaping project. The landscaping is underway. I am adding a large grassy area, trees, gravel and pavers to my yard. I have 2 grandchildren and would like to provide them a safe place to play. Any left over monies will be used to pay down existing credit debt. My current budget allows for me to be able to pay this loan easily and on-time. Income: 5000 (from primary job at Oryon Technologies & via part time job with Live Nation) Expenses: Mortgage: $1306 Credit Cards: $545 per month Car Loan: $397 Other Loan: $70 Child Support: $150 School Loans: $160 I have been with my main job at Oryon Technologies for 3 years, 3 months and am in a position that is integral to the continued success of the company. I work on the front end of the technical advancements in the integration of our product in to the textile markets (clothing, including major sporting goods apparel companies). We are currently working with 3 of the largest sporting goods apparel (jackets, shirts, shoes, etc) in the country.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	49
Revolving Credit Balance:	$16,509.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	I am hoping to be able to pay this off within the 2-3 year time frame. Thank you for looking at my request.

Member Payment Dependent Notes Series 492042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492042	$2,800	$2,800	13.11%	1.00%	May 20, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 492042. Member loan 492042 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	San Francisco Univ High School	Debt-to-income ratio:	1.13%
Length of employment:	1 year	Location:	Oakland, CA

Home town:
Current & past employers:	San Francisco Univ High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Dear investor, This loan will be used to pay off my credit cards. I'm a very responsible person -as a teacher (professionally) and as a person. This is actually my first loan ever. I just want some help to pay off my credit cards because I believe they have unfair, arbitrary practices. If I owe them money, it's like I'm losing control and certainty over my financial situation. I rather have a certain, fix rate. On the other side, I am a good candidate for this loan because I have always made and do make my payments on time. I have been working as a teacher for the last 10 years and have never been unemployed or in heavy debt. My position and career are financially stable. My employer is a private institution (high school) with a solid financial situation as well. Thanks for your help!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,365.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I don't have a question but would like to thank you for providing a loan description. In examining your credit and work history I had a question about your employment that was answered in your loan description. Lending Club should put your listing on the 'front page' as an example of a borrower that can fill out a complete loan request. Regards; Art	Thanks a lot, Art! I appreciate your comment.

Member Payment Dependent Notes Series 494423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494423	$25,000	$25,000	14.59%	1.00%	May 24, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494423. Member loan 494423 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	Jefferson Regional Medical Center	Debt-to-income ratio:	11.23%
Length of employment:	< 1 year	Location:	SAINT LOUIS, MO

Home town:
Current & past employers:	Jefferson Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,351.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $25,000 "Other" category loan. My loan questions are: [1] Current position (Job/What you do) for employer Jefferson Reg MC?- Emergency Room? Radilogist? Pediatrics? Internal Medicine? Cardiologist? [2] Transunion Credit Report shows $30,351 RCB debts (53.00 pct usage). What $ payments per month currently are paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments DUE per month.) [3] Loan category you used is "Other"; but I believe actual purpose is to Consolidate Debt into more reasonable monthly payment. Is that correct? If not, then provide an accurate loan description. [4] If your loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all FOUR answers to questions. Member 505570 U S Marine Corps-RETIRED 05.10.10 @ 05:25 AM.	I am an Infectious Diseases Physician. The reason for the loan is that I am selling my home in NJ, you may have noticed a mortgage on my credit report. I am losing money--I am not selling it for the amount of my mortgage, and I need to come up with the difference so I can pay of the balance of my mortgage. As for my monthly payments on my credit cards--I was paying more than the minimum until I realized that I needed this large sum for the issue above. It usually adds up to about $1000 per month. Once my mortgage payment is gone, I can continue to pay the amount that I pay towardws that monthly (about $1800) towards whatever loan I receive. I hope this is helpful.
Doctor, Thanks for reply; No questions. This just FYI: After L C Home Office < $1 trial deposit verifies the borrower's bank account your loans next step is the required Employment-Income Verification a/k/a "Credit Review". The employment verification is independent of the income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect the loan's status "Approved" for later issue. An "Approved" status benefits the borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, then net $ can be deposited quickly into bank account. Credit Review THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and it can be completed quickly if borrower INITIATED. BEST IF A CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT THE VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. This information benefits a 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.10.2010 @ 12:49 PM ET.	Well, other than my rent, and credit cards, all of which have been previously addressed, I have normal expenses such as TV, phone, electric bill, internet. It probably amounts to about $300-400 per month. Plus normal food expenses.
How secure is your position? If you were to lose your job what would you do to pay the loan? Also can you clarify, I don't understand what your are losing money on with your house in NJ. is taht your second house? Thank you	House lost value. Was not able to sell the home for the amount I still owe on my morgage, and do not want a short sale because it will adversely affect my credit. As for my position, I am employed by the hospital, so I am fairly secure in my position. I do not see why I would lose my job and have a contract until at least 1/2011. Also, physicians are high employable, and can ALWAYS find another job.
Why are you keeping such a high revolving credit balance with an income as high as yours?	I only just have this income. I was in fellowhsip training until 1/2010 so this income level is new to me. I now have a high income, but am still in progress of paying things down.
Why are you selling, don't you need a home? I'm just curious why you are selling it. Your location is listed as SAINT LOUIS, MO, so did you recently move? Thank you.	Yes. I moved to St Louis for my new job that I started in January 2010.
I agree, Physicians are almost always employable and like that your DTI is only 11% Just a few quick questions that might clear up a few things for me and others: 1) How long have you been practicing medicine after completely your Infectious Disease residency? 2) LC only posts Revolving Credit Balance, so just curious if you also have any undergrad or medical school debt? 3) What is the current market value on the NJ property? 4) What is the total loan/mortgage balance left on the NJ property? (Gives us an estimate on your underwater homeowner issue.) Specific questions like these give us some additional color to your situation and the motivation behind your loan request, so hopefully it will assuage any doubts about the move. Best of luck on the new job and getting your loan funded.	I finished my fellowship in Infectious Diseases in December 2009, and consequently moved to St Louis to work my REAL ID job. Yes, I have medical school debt, and part of my motivation to move here for work was my position's offer of $25,000 per year loan repayment. I will have this paid directly to my lender on the anniversary of my employment in January 2011. My mortage is approximately 195K, and right no, my appraisal was only for $168K. When I had an appraisal in 2006, it was worth $220K. This can give you an idea. My realtor is having the appraisal done again. Hope this helps.
what are your monthly expenses?	I accidentally answered this question on another question. Overall, my routine expeses probably amount to $300-400 per month. For utilities, etc.

Member Payment Dependent Notes Series 498335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498335	$16,000	$16,000	16.45%	1.00%	May 26, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498335. Member loan 498335 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,708 / month
Current employer:	Deloitte Consulting LLP	Debt-to-income ratio:	3.85%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Deloitte Consulting LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > The reason I applied for this loan was basically as a surplus/safety fund for my upcoming Wedding Preparations this Memorial Day weekend. Being an Indian by culture, we have a 4 function event and hence the expense itself is substantial (invitation as proof are included). I already have my finances in order and hence I was applying to this personal loan as a safety net or a backup plan. It is most likely that I would only need to use a portion of this $16,000 and hence I should be able to repay this loan very easily within 36 months. In such an important moment in my life, I am looking for your organization to help create a safety net for me so that my wedding preparations go smoothly! In return, I am willing to write a testimonial which you can use to attract other lenders B) Explanation of medium Credit Score One of the reasons I have a medium credit score is 1) I have been in the country for last 7 years 2) I have been working for the last 3 years and graduated from college only in 2007 3) I do not own a home, but rent a apartment in the Chic Atlantic Station Lofts 4) I do not have a car loan, because I paid in Full for a 2000 BMW Z3 Convertible 5) My only debts thus far are my credit card debts, I implore you that please do not consider my lack of debt as a factor in granting me a loan, as this personal loan will not only serve to increase my credit score, but also build a relationship with your organization Below, I have outlined my credit worthiness and shown proof of my ability to pay off my debt in a timely fashion C) Credit Worthiness I work for one of the top 4 consulting companies in the world, Deloitte Consulting LLP and I have been working for them for over 2.5 years now. From a earnings perspective, my Annual Gross Salary is known to you dollars. Hence, from an income perspective, I will be able to repay this loan very easily. Also, I am in great standing with my company and have been promoted 2 years ago and up for a promotion in 2 months which will increase my gross earnings by 20%

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,386.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally a borrower provided narrative. I am intending to help fund your $16,000 Wed Exp category loan. My questions are: [1] Current position (Job/What you do) for employerDeloitte Consulting? [2] Your Transunion Credit Report shows $9,386 RCB total debts (58.70 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] Transunio Credit Report shows 1 payment delinquency 22 months ago- credit grantee not identified. Explantion for delinquency is? [4] If the loan 100 pct funds, L C standard promissary note has NO prepayment penalty. Time length that you intend for loan to remain active before lenders receive final payment: Less than 1 year? 1 to 2-years? Or 2 to 3-years maximum? Advance thanks for T-H-R-E-E answers to my questions. Member 505570 U S Marine Corps-RETIRED 05.14.10 @ 5:12 PM	Thanks for your questions 1) I am a Consultant Level Position, up for promotion to senior consultant. I work in supply chain strategy, more specifically i work in warehousing and transportation efficiency modelling. I work with clients to help them save costs in the above areas 2) On average Close to $500 a month goes towards this. However some months i pay minimum and some months i pay close to 1000. 3) I actually do not recollect what this delinquncey was for 4) I intend to pay this loan off within 1-2 years

Member Payment Dependent Notes Series 502319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502319	$25,000	$25,000	10.25%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502319. Member loan 502319 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Hatteras	Debt-to-income ratio:	9.47%
Length of employment:	4 years	Location:	Keyport, NJ

Home town:
Current & past employers:	Hatteras
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Loan Use This loan will be used to by share in a small busniess of which I am a founding member. My business partner has raised adequate start up costs for the business through her own personal contributions and private lenders. My financial contribution is not required to operate the company, however it is an excellent opportunity to invest in a highly profitable business of which I already have a vested interest as a founding employee. Why I'm a Good Borrower My high credit score is indicative of my history as a reliable borrower. I have never had an account in bad standing, and I do not carry credit card balances. In addition, I have the equivalent of 60 percent of the loan amount available cash. So in the unlikely event of reduced monthly income, I have plenty of reserve funds to continue paying down the loan. Monthly Budget My monthly take home pay is right at around $4000. My only monthly obligations are rent: $575, car: $360, student loans: $100. With this debt to income ratio, my monthly cash flow is more than enough to make monthly payments (and this excludes business profit distributions). Borrower added on 05/10/10 > Loan Use This loan will be used to by share in a small business of which I am a founding member. My business partner has raised adequate start up costs for the business through her own personal contributions and private lenders. My financial contribution is not required to operate the company, however it is an excellent opportunity to invest in a highly profitable business of which I already have a vested interest as a founding employee. Why I'm a Good Borrower My high credit score is indicative of my history as a reliable borrower. I have never had an account in bad standing, and I do not carry credit card balances. In addition, I have the equivalent of 60 percent of the loan amount available cash. So in the unlikely event of reduced monthly income, I have plenty of reserve funds to continue paying down the loan. Monthly Budget My monthly take home pay is right at around $4000. My only monthly obligations are rent: $575, car: $360, student loans: $100. With this debt to income ratio, my monthly cash flow is more than enough to make monthly payments (and this excludes business profit distributions).

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,480.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category oan is 1 of 371 total loans listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D the specific PURPOSES how the loans net proceeds are intended to be spent to benefit the borrower and/or business? (Website? Inventory? Advertising? Expansion? Prepaid expenses? Renovating business premises? Equipment? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly hel to fund your loan. Minus required details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.12.10 at 9:01 AM ET	Perhaps this loan is miss-categorized. This is essential a personal loan to buy share in a small business of which I am a part of. As I stated in the description, this money is not required for the business to operate, but an opportunity for me to gain share in a profitable business. Furthermore, while lending club allows you to categorize your loan, I did not see the opportunity to upload supporting documents for the business. I will consult with the lending club staff to see how this information and be relayed to investors.
What happened the first time you listedthis loan request?	This is the only time this request has been listed.

Member Payment Dependent Notes Series 504059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504059	$16,000	$16,000	9.88%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504059. Member loan 504059 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Kohl's Corporation	Debt-to-income ratio:	12.84%
Length of employment:	< 1 year	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	Kohl's Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	26
Revolving Credit Balance:	$8,488.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does your record show one delinquency 26 months ago?	I am not aware of a delinquency 26 months ago. I have checked my credit ratings many times in this time period and have never seen a delinquency in this time frame. I take pride in paying all debts and bills so am unaware of this entry.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Kohl's? Can you list your work history? These answers will definitely help lenders lend.	My debt was accrued when I resigned from my position as Director of Merchandising for an apparel company in Nashville, TN to develop and start my own women's clothing company with a business associate. After our business plan was finalized, we lost our initial financing and could not secure alternative monies, so venture was put on hold. During that time, I used my credit card for needed living expenses as well as withdrawing funds from my 401K which I had to pay a total of $7,000 in federal and stated taxes. This is the total debt that I am trying to consolidate and pay off with this loan. Monthly Expenses: Rent $1250; Car Lease $550 (one month left on lease); Utilities (including cell phone/cable) $280, Credit Card Payment $300 Debt: $15,000 BOA CC Savings Account: $2500.00 Investments: IRA 75,000; Private Corporate Investment $60,000 I am the sole wage earner in household. I am single with no children At Kohl's I am Product Manager for one of their private brands. Work History: Kohl's - Product Manager, Croft and Barrow Men's Knits and Sweaters Eagle Dry Goods - Director of Merchandising 2005-2008 Russell Athletic - Senior Merchandise Manager 2001-2005 Levi Strauss & Co - Senior Design Manager 1999-2001 VF Corporation/Wrangler - Merchandise Manager 1990-1999

Member Payment Dependent Notes Series 504527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504527	$7,800	$7,800	7.88%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504527. Member loan 504527 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Edelman	Debt-to-income ratio:	15.46%
Length of employment:	1 year	Location:	West Hollywood, CA

Home town:
Current & past employers:	Edelman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am using this loan to consolidate three cards that have balances on them because this loan will provide a better rate. I have not missed payments and always pay more than the minimum balance. I hope to have this loan paid off within 24 months - not the 36 that this loan is for. Thanks for your help! Very appreciated.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,812.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your job? What was your job before this one?	I currently work as a director of product development for a tech company. Prior to that I was working for a start-up company, which is why I am asking for a loan to consolidate my debt. I had a lot of expenses for the business that I personally incurred and they're on many different cards. I'd like to pay them off so I only have to make one payment on this requested loan.

Member Payment Dependent Notes Series 505762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505762	$25,000	$25,000	12.73%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505762. Member loan 505762 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ThyssenKrupp Elevator	Debt-to-income ratio:	10.88%
Length of employment:	5 years	Location:	DENVER, CO

Home town:
Current & past employers:	ThyssenKrupp Elevator
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Recently sent over all forms(Tax, Pay stubs). Really would like to get rid of High interest CCs that no one can keep up with the interest on. 20-30% on Citibank and Barclarys....ridiculous! Borrower added on 05/19/10 > I'm really hoping to get this loan amount as it will ensure that I'm able to get ahead in savings. The loans will ensure that not only will I get the high balances paid off but I will also get the loan paid back most likely sooner than 3 years.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,291.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list credit card balances and rates that you will be consolidating. Thank you.	$16900.00 Citibank $6950.00 American Express
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I have the Home loan under my name. I have approx $95-100K in equity. Balance on the loan is 452K.
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	$2327.00 Home, Car $0, $150 Utilities, insurance $150, Food and Cable- $300-400
As lenders we have thousands of applicants to choose from - the more information you provide the more likely your loan request will be filled. As such, no loan description generally equals no loan. What is ThyssenKrupp Elevator and what is your position there? Contact LendingClub to expedite employment verification. What is your monthly mortgage? Are you the sole wage earner in your household? If your loan is fully funded what plans do you have to ensure your credit utilization remains more manageable?	ThyssenKrupp Elevator is North America's largest elevator service, modernization, New Installation and repair provider. I am the Service Sales Manager. My wife and I are both employed. I am going to put CC into a safe for non use.
What is your job? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I'm the Service Sales Manager of North America's largest elevator Company, ThyssenKrupp. My job is secure and was just promoted this year. I would pay off the loan by selling my car or year end bonus.

Member Payment Dependent Notes Series 506277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506277	$10,000	$10,000	7.88%	1.00%	May 25, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506277. Member loan 506277 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Comerica Bank	Debt-to-income ratio:	5.86%
Length of employment:	5 years	Location:	San Pedro, CA

Home town:
Current & past employers:	Comerica Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,019.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, Could you describe your income and ability to repay this debt based on your budget?	family income is $65k, mortgage pmt $800mo, excellent credit score.
What are you going to use the proceeds of this loan for?	I'm buying investment property overseas and the loan would help me remodel the property and rent it out.
Where is this property and what is the income flow from? Is this an oil well or a vacation condo?	The property is located in South East Europe 10 miles away from a ski resort. It will be rented out as a vacation villa.

Member Payment Dependent Notes Series 507698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507698	$20,000	$20,000	10.25%	1.00%	May 21, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507698. Member loan 507698 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Enterprise Fleet Management	Debt-to-income ratio:	21.06%
Length of employment:	10+ years	Location:	Cypress, TX

Home town:
Current & past employers:	Enterprise Fleet Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,039.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 508436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508436	$10,000	$10,000	17.19%	1.00%	May 19, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508436. Member loan 508436 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$55,000 / month
Current employer:	Diamondback Plumbing Services	Debt-to-income ratio:	0.49%
Length of employment:	6 years	Location:	Peoria, AZ

Home town:
Current & past employers:	Diamondback Plumbing Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I make 55K a year do not know how to change my monthly income Borrower added on 05/10/10 > A loan to put all my debt in one area to make it easier to budget my monthly income of about 4K. My debt consists of medical bills, credit, and some help I recieved from my brother in law.

A credit bureau reported the following information about this borrower member on April 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	18
Revolving Credit Balance:	$8,243.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e,, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and if provided, the borrower's brief narrative. I am interested to help fund your $17,000 DC category loan. I have FOUR questions: (1) Position (Job/Role) for employer Diamondback Plumbing Servives is? (2) Your C R reflects $8,243 RCB debt (65.40 pct usage). What $ payments per month are paid on all RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (3) Loan is for $17,000; RCB debt $8,243; Extra $8,757 (less the loan origination fee) is consolidating or refinancing what specific debts not included in RCB total? (4) If L C Home Office "Approves" loan for issue and it 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FOUR questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 5:35 AM.	Type your answer here.I am a plumber and estimator. I usually pay approx 350-400 dol a month for my RCB always slightly above the minimum.I also have a debt to my brother in law who helped consolidate my debt two yrs ago. that payment is 375. At the time he helped I owed over 20K. Now Its less than 10K. Would like to pay him off. I should be able to pay all between 2-3 yrs.
What is Diamondback Plumbing Services and what do you do there for 55K a month?	Type your answer here.Plumbing technician and estimator
At $55,000 a month you seem to be doing rather well for yourself !	Type your answer here.I have three step children and one of my own.All from the same mother who I am married to.I typically make 75K but construction is slow, and I hope that I can even make the 55K. My pay is based on commision not salary.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.05.2010 @ 12.21 PM ET.	Type your answer here.Actually I have a ? In your honest opinion is this a good lender.
(they are teasing you -- you entered 55k earned per MONTH, i think you mean per YEAR -- adjust it to be 4700 or so)	Type your answer here.How do I do that I can't seem to find out how to change what I'v entered in that field. Thanks
What are your 2 delinquencies in the last 2 years? You can find them on your transunion credit report available at annualcreditreport dot com if you don't know	Type your answer here.I pay my bills on line and computer crashed. out of so many forgot two during that time
Do you mean $55K a month or $55K a year?	Type your answer here.Entered the wrong amount trying to find out how to change.
Would you please tell us how you came to have the two delinquencies during the last two years.	Type your answer here.just got home will check
If you make $55,000 a MONTH. Why do you need a small $18,000 loan if you can pay in half of a month. What are you spending $55,000 a month on???	Type your answer here.entered wrong info
Why do you need this loan when you make 55K/month? Please describe what your loan will be used for. Also, please contact LC to verify your income, etc. How long to plant to take to repay this loan? Thanks!	Type your answer here.do not make 55K a month. 55K a year
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes I hold the title in my own name. And no I don't have any equity in my home due to the declining home values in my neiborhood.

Member Payment Dependent Notes Series 509224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509224	$20,000	$20,000	11.36%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509224. Member loan 509224 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	mozzone lumber	Debt-to-income ratio:	6.38%
Length of employment:	10+ years	Location:	berkley, MA

Home town:
Current & past employers:	mozzone lumber
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > home repairs consolodate bills Borrower added on 05/07/10 > home repairs consolodte bills

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	36
Revolving Credit Balance:	$9,898.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will be using the loan proceeds? Thanks.	Type your answer here. consolodate bills home repairs buy land if i have any money left
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Mozzone? These answers will definitely help lenders lend.	Type your answer here. i have 90,000 mortgage at 5.75 % i have a truck loan for 6,000 at 10% i have 7,000 dollars in credit card s at 19 % i have around 1,000 in my savings im the sole person im forman at mozzone lumber for 12 years
Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	Type your answer here.$1400 a month exspenses 1000 in savings
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. yes i hold the title in my name the house is worth 150,000 my mortgage is 90,000

Member Payment Dependent Notes Series 509250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509250	$10,000	$10,000	11.36%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509250. Member loan 509250 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	ABM	Debt-to-income ratio:	14.69%
Length of employment:	7 years	Location:	EASTLAKE, OH

Home town:
Current & past employers:	ABM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I plan to use funds to consolidate my bills. I have always paid these bills early and above the required amount. However by combining them I would save money on interest rates. Borrower added on 05/15/10 > My job is stable. The company that I work for has been is business for 100 years. Our 2009 revenues of approximately $3.5 billion. We employ more than 91,000.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,485.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a "Debt Consolidation" loan, can you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	5/3 $800 8% Citicard $2400 12% Juniper $ 1300 9% Best Buy $775 0% AG $ 2000. 25% Americredit $2650 11% Car Pay off
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Morgatage/Insurance $ 612. Water/ Sewer $35. Heat $50 Elec $50 Cable $ 100 Car Ins. $58 Cell $ 100. Food $ 250. Gasoline 80. All credit cards and car will be paid off with this loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The deed to my home is in my name only. I purchased my home 2yrs ago for 64,900. It was valued at 82,500. However with the market decline, the equity declined.

Member Payment Dependent Notes Series 509952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509952	$15,000	$15,000	7.88%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509952. Member loan 509952 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Verizon	Debt-to-income ratio:	3.71%
Length of employment:	5 years	Location:	Floral Park, NY

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Thank you. You have verified my info and your return is assured. I'm consolidating some credit card debt and this is perfect.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,751.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position (job/role) at Verizon and a list of the debts you plan to consolidate with this loan would be appreciated so that I may know more about you and your perceived needs. Thank you..	Hi...I am a solutions engineer providing Telephony/SI based solutions to the city of NY. I plan to pay off a Chase card and Capital One card. My goal is to manage 1 loan that has a defined and fixed cost of borrowing and payment each month. Thank you for your consideration.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Hello..thanks for the help. I accumulated debt through some costly car repairs and cash advances for day care. Finally got a grip on it and want to be predictable on a monthly cost and get away from the banks. Thanks again.
Hi. Good luck on your loan. Would you please describe how you accumulated the debt? Also, if you would, briefly detail your expenses and other outstanding loans. Your answers are very much appreciated. Thanks	Hello..thanks for the help. I accumulated debt through some costly car repairs and cash advances for day care. Finally got a grip on it and want to be predictable on a monthly cost and get away from the banks. Thanks again.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Much appreciated, your return is absolute...
Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? W/o these answers, I and other lender will move on to other loans. Other borrowers give this type of info. We need to see the info to assess risk.	30 year mortgage at 4.87% 1900/mo...credit card at 9.9 and 10.9% pay about $700/mo. Will consolidate the card debt. no car or student loans. investments are well into 6 figures. Thanks you for your consideration.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Great question. I feel pretty confident that I'll remain employed as I am in a technical sales role and have made quota for the year as of this month. If it were to go all to pieces, I have resources that could easily cover all debts. I don't use these resources as they are penalized or for a very rainy day. Thanks for your support, I expect to be a lendor next year myself.

Member Payment Dependent Notes Series 510177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510177	$14,725	$14,725	10.99%	1.00%	May 25, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510177. Member loan 510177 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	1.81%
Length of employment:	5 years	Location:	otsego , MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > appreciate your interest union electrician my position is secure been employed for ten straight years using money to do home improvements

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,346.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$103,000 PER MONTH income? (ONE MILLION TWO-HUNDRED THRITY-SIX THOUSAND DOLLAR PER YEAR INCOME?) Member 505570 USMC-RETIRED 05.12.2010 05:28 AM ET	my income is $103,000 per year not monthly i am trying to fix that error right now sorry about the confussion
What are your other $ monthly costs (mortgaget, car, utilities, any CC debt/loan payments, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	my monthly payments are roughly $2100 to $2300 per month
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Question #1 the title for my home is in my wifes name she had the house before we got married Question #2 like the majority of homeowners i do not have much if any equity in my house right now

Member Payment Dependent Notes Series 510598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510598	$20,000	$20,000	11.36%	1.00%	May 19, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510598. Member loan 510598 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Opticos Design Inc.	Debt-to-income ratio:	2.98%
Length of employment:	1 year	Location:	NAPA, CA

Home town:
Current & past employers:	Opticos Design Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > I'm trying to simplify my life and consolidate my debt into an installment loan and have it paid off faster! My credit cards are history after this is taken care of! Thanks for your help.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$553.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thanks for asking. I was at the same office for 4 years and before that was with a firm for 5 years. I left my previous job because my spouse had a transfer in offices from one side of the country to the other. In the simplest of terms, we moved. Thanks again.

Member Payment Dependent Notes Series 511215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511215	$9,000	$9,000	10.25%	1.00%	May 25, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511215. Member loan 511215 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Loomis Group	Debt-to-income ratio:	9.25%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Loomis Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,031.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	(1) credit, $4,901.74, APR 27.24%, will be paid off (2) credit, $3,846.14, APR 19.24%, will be paid off Thank you.
Thank you for your prompt response. What are the debts that will not be paid off with this loan?	None. That is all of my debt. My name is also on a credit card that I share with boyfriend, but he manages that card and I don't use it independently.
Your credit profile indicates that you have more than $17,000. of revolving credit balance. You are paying off less than $9,000. which leaves at more than $8,000. of your debt unaccounted for. Please explain the difference? Thank you in advance.	The $8K balance is from a my boyfriend's credit card where I am a secondary card holder. He manages that card and I don't use it independently of him.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I currently work for Loomis Group an Advertising firm. I am Account Executive which requires me to manage clients advertising needs in print and online. A couple of my accounts include Google and Sandisk. Rent and utilities cost me $900/mo. Food is $120/month. No kids and gym is paid for by work. I bike to work. My boyfried of 6 years lives with me and combined we make over 100k. The LC loan will be directly debited from my checking account. I have two credit Cards one with Chase with a balance of $3846.00 and one with BofA with a balance of $4901.00. I pay 150-300/mo on the BofA card. I pay 200/mo on the Chase card. The APR for the chase card is 19.24. APR for the BofA card 27.24 I have zero delinquencies.

Member Payment Dependent Notes Series 511658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511658	$25,000	$25,000	10.62%	1.00%	May 20, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511658. Member loan 511658 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Siemens	Debt-to-income ratio:	20.24%
Length of employment:	10+ years	Location:	River Ridge, LA

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,314.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Siemens and what do you do in your role there?	I am an Engineering Specialist II. It is a role that encompasses everything from installing and starting automation and process control equipment, programming, customer GUI development, specialist supervisor, engineering and drafting the project to meet customer specifications and project management. I am something of a hydra, many heads and hats.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	First off, be aware that these were "inherited" through my divorce. Either through lawyer fees for the divorce and custody or what my ex wife ran up behind my back. The former I gladly took on. The latter I have no excuse for as I should have been aware of financial obligations opened in our name. These will be consolidated: Citi = $9747 NFCU = $8795 Chase = $3948 This will not as I will pay it off next month: Discover = $1776 On a side note, your screen name can imply several different things. You are very discerning. You are a gamer. Or it is both and it is a hybrid pun. Critical hit, Critical Miss...Will you divulge if it is either ot both?

Member Payment Dependent Notes Series 511872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511872	$20,000	$20,000	10.99%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511872. Member loan 511872 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Eureka Scientific Inc.	Debt-to-income ratio:	12.28%
Length of employment:	6 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Eureka Scientific Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > My fiance and I just bought our first house, a fantastic 1950s ranch-style home in Austin. We want to modernize it, both cosmetically and behind-the-scenes so that it lasts us a lifetime and will be a safe and comfortable place to begin a family. We want to (1) update the plumbing and replace the old pipes with new PEX pipe, (2) level and stabilize the foundation, (3) replace the old A/C unit with a new efficient model, (4) replace the old water heater with a tankless unit, and (5) purchase more efficient and modern kitchen appliances (refrigerator, dishwasher, range) and washing machine. We're going to be painting it ourselves and refinishing the floors ourselves, as well as building our own cabinetry, but we need licensed contractors for the plumbing, electrical, and foundation work. This is our dream house, and it just needs a bit of updating to make it the perfect place to start our family. Thank you for reading -- we really appreciate it.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	72
Revolving Credit Balance:	$16,660.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions: (1) How much does your fiance earn each month and what does he/she do? (2) What do you do at Eureka Scientific? (3) What are your monthly expense (e.g., mortgage, student loans, car, credit car payments, etc.)? (4) What is the total budget for the project? GOOD LUCK!	Hello, and thank you for your interest, and I'm happy to answer your questions. This is my first experience with lendingclub, and I really like the peer-to-peer experience. (1) My fiance is a music attorney with her own practice in Austin and as an associate with a firm in Los Angeles. Much of the work she does deals with contracts for up-and-coming bands here in Austin. She earns about $6000/month. (2) I'm a research scientist at Eureka Scientific, with a focus on high-energy observational astrophysics. I primarily do research on black holes and neutron stars and supernovae. (3) My mortgage is $2900/month; my student loans are $140/month; I own my car; and my credit card payments are about $1000/month. (4) For everything that we eventually want to do, the total budget is about $40k, but that's for work that we're going to spread out over many, many years. Right now, we want to focus on modernizing the infrastructure, so to speak, so that we can get in there and enjoy our new home and start doing all these other projects on our own (we're both fairly handy). Thanks again for your interest in my loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, and thank you for your interest in my loan. I do hold the title to my home in my own name; this was my first home purchase. I own about 9% equity in it. It appraised for $385k, and the balance on the mortgage is $347k. I do not have a heloc.
Looking at Eureka Scientific's website, it seems that a lot of your company's funding comes from government agencies. Should that funding get reduced in the upcoming FY11/12/13 budgets, are the contracts coming from individual researchers sufficient to ensure job security for people in your position? If not, how difficult would it be for someone with your (clearly highly educated) background to find a similar paying job?	My funding comes almost exclusively from NASA proposals that I personally write (mainly for the Chandra X-ray Observatory). I have been very successful with these proposals, and I currently have funding in hand for the next three to four years, and I continue to propose for new observations and grants multiple times a year (again, I have been and expect to continue to be successful with this). Within the next couple years, my goal is to join a university faculty or research staff, which will provide a higher degree of job security.
Hello, and thank you for a writing a thorough loan description and answers in the Q&A. Just to be clear, is the $8k/month stated income just your income from Eureka Scientific? Taking your fiance's $6k/month, the (soon to be) family income would be $14k/month. Correct?	That is correct. My income is alone is $8k/month.

Member Payment Dependent Notes Series 511935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511935	$4,400	$4,400	7.88%	1.00%	May 26, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 511935. Member loan 511935 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Avnet	Debt-to-income ratio:	12.20%
Length of employment:	10+ years	Location:	Gilbert, AZ

Home town:
Current & past employers:	Avnet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	73
Revolving Credit Balance:	$19,853.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 512022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512022	$15,000	$15,000	14.59%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512022. Member loan 512022 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Extreme Networks	Debt-to-income ratio:	17.77%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Extreme Networks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,106.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and the borrower provided brief narrative. I am interested to help fund your $15,000 Vacatio/Other category loan. I have FIVE questions: (1) Brief description employer Extreme Networks is? (2) Position (Job/Role) for employer is? (3) C R reflects $4,196 RCB debt (46.70pct usage). What $ payments per month paid on all RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (4) Loan is for $15,000; RCB debt $4,106; Extra $10,894 (less origination fee) consolidating what specific debts not included in RCB total? A-N-D How much $ of remaining intended to be spent for vacation?(5) If loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend loan to remain active before the lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FIVE questions. Member 505570 U S Marine Corps-RETIRED sends 05.07.10 @ 8:55 AM.	(1) Extreme Networks is an ethernet networking company. (2) I am a Service Contracts Specialist (processing and executing service contracts for our hardware, dealing with large distributors and customers. (3) I usually have no revolving credit card debt and pay off my credit card every month, but my debt has built up over the last couple months due to some large purchases. I pay anywhere between $500-$1000 every month. (4) I plan to use this loan to make some car payments on my new car and for vacation. I am planning a trip to the Carribbean and Europe this upcoming year. (5) Loan will remain active most likely for 3 years. There could be a possibility for paying it off sooner, but 90% of it being 3 years. Thank you! Please let me know if you have any other questions.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.07.2010 @ 2:51 PM ET.	Thank you, Yes, as soon as I see the charge in my bank account, I will verify my bank account.
WHY DONT U BORROW LESS AND ONLY TAKE ONE VACATION	I have personal reasons for taking these vacations.

Member Payment Dependent Notes Series 512147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512147	$14,000	$14,000	11.36%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512147. Member loan 512147 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	UPS	Debt-to-income ratio:	22.24%
Length of employment:	6 years	Location:	Carpentersville, IL

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I'm an investor rehabing properties which have 65 LTV, this loan is used for short-term only for rehab.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,540.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at UPS?	I'm an HR Supervisor, I've worked at UPS for 6 years. I also am a certified instructor, and road test the employee's who are enlisted to go driving.

Member Payment Dependent Notes Series 512184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512184	$25,000	$25,000	15.33%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512184. Member loan 512184 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,011 / month
Current employer:	Quik Stop Markets Inc	Debt-to-income ratio:	15.22%
Length of employment:	10+ years	Location:	FREMONT, CA

Home town:
Current & past employers:	Quik Stop Markets Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I plan to use the funds to consolidate my debt. I have a good credit rating and always pay my bills on time. The only problems I have had have been on a student loan that I co-signed for my nephew. He had a little trouble getting on track, but is now making all payments on time. I have been at my current job for almost 10 years now. The company is very stable, and I plan on being with this company for a long time.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	7
Revolving Credit Balance:	$61,764.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring a Borrowers d Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and the borrower provided brief narrative. I am interested to help fund your $25,000 DC category loan. I have SIX questions: (1) Brief description employer Quick Stop Markets? (2) Your position (Job/Role) for employer is? (3) C R reflects $61,764 RCB debt (54.89 pct usage). Is any a HELOC? If yes, $ amount and APR are? (4) What are $ payments per month paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments DUE per month.) (5) Your Transunion CR shows 2 unidentified credit payment delinquencies within past 2 years; most recent one was 7 months ago. Explanations are? (You can obtain FREE copy your full Transunion CR to learn identity of credit grantees reporting delinquencies.) (6) If loan 100 pct funds, L C issues a 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all SIX questions. Member 505570 U S Marine Corps-RETIRED sends 05.07.10 @ 6:59 AM.	1. Convenience stores in Northern California and Reno, Nevada. 2. Controller 3.Yes, $32,548.97 - 2.99% 4. $1,400 5. Probably my nephews student loans that I co-signed. He does make all the payments. 6. 2 - 3 yrs.
how long do you plan to take to pay off this loan? Thanks!	3 years
How long have you owned your home? What is the home's approximate market value and how much is the current balance on the mortgage loan? Is your name on the deed?	11 years Approx. Market Value - $215,000 Current Motgage Balance - $138,000 Yes

Member Payment Dependent Notes Series 512307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512307	$14,000	$14,000	13.48%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512307. Member loan 512307 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,558 / month
Current employer:	GENERAL ELECTRIC	Debt-to-income ratio:	10.60%
Length of employment:	10+ years	Location:	WATERTOWN, MA

Home town:
Current & past employers:	GENERAL ELECTRIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Plan to use funds to payoff credit cards that have had interest rates raised. Always pay bills on time. Have worked at the same place for 15 years. Borrower added on 05/06/10 > No car payments and 1 loan that I want to consolidate with this money.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	33
Revolving Credit Balance:	$11,457.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	TOTAL MONTHLY COSTS FOR RENT, ALL UTILITIES, CAR INSURANCE, LIFE INSURANCE, CC DEBTS/LOANS, FOOD, AND MISC. IS ABOUT $2300. NO CAR PAYMENT AND NO CHILDREN

Member Payment Dependent Notes Series 512445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512445	$18,500	$18,500	10.25%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512445. Member loan 512445 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,259 / month
Current employer:	Edward Jones	Debt-to-income ratio:	17.97%
Length of employment:	3 years	Location:	Missoula , MT

Home town:
Current & past employers:	Edward Jones
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I will be paying off a 30k credit card debt with the loan. I hope that this will increase my credit score. Borrower added on 05/05/10 > No Borrower added on 05/11/10 > My minimum payment is $30 more than this proposed loan payment. I have no problem making it and have never missed a payment. The problem is that my balance never changes. With the new loan I can now pay off the debt. Borrower added on 05/17/10 > 1. The 127,532 includes my home equity loan for $84k. 2. I've submitted my income statements last week. Thank you for your interest in my new loan. Borrower added on 05/17/10 > Im a very reliable borrower. My credit is a direct reflection of that. I never miss payments and I'll be using the new loan over the next three years to improve my credit by lowering my risk.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,532.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Revolving Credit Balance: $127,532.00 -- Is this all CC debt???? 2 - Do you have a HELOC? 3 - Your income still not verified, why? Thanks	The loan will be used to pay off my debt.
1 - Revolving Credit Balance: $127,532.00 - To quote you "I will be paying off a 30k credit card debt" ----and your proposed loan is for $18,500.00, how will this loan help?	I will pay the $18,500 off faster than the $30,000 at the minimum payment. The interest rate on the $18,500 is significantly lower.

Member Payment Dependent Notes Series 512508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512508	$20,000	$20,000	10.62%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512508. Member loan 512508 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Zynga	Debt-to-income ratio:	23.50%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Zynga
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > The loan enable me to pay off my credit card debt. Borrower added on 05/06/10 > Feel free to ask me any question regarding this loan. As this is mostly for paying off my credit card and also funeral of my wife's family. I am assure you that, you are in a safe hand with this loan. Borrower added on 05/10/10 > One thing I forgot to mention, my company gives us bonus quarterly and the last bonus was at 17%. Borrower added on 05/13/10 > I have never been late with my payments and I have never been out of a job. I have been working as an engineer for 10+ years. Please help me.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,239.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	1. No 2. No. 3. No. I know it is hard to receive a loan if you don't have any mortgage in hand. Please help me as I really want to pay of my credit debts. Thank you.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I do not owe any mortgage. 2. No. 3. No. 4. 20 years I know it is hard to receive a loan if you don't have any mortgage in hand. Please help me as I really want to pay of my credit debts. Thank you.
What is Zynga and what do you do there? Where did you work previously?	Zynga is an online gaming social network company. There games are mostly in facebook. (such as farmville, mafia wars, and etc). Previously, I worked for Electronic Arts, another gaming company.
If you do not have any mortgage, but you also do not own the deed/title to your house, can you please explain your living situation and who owns your home? (are you a renter? parents own home? etc.)	Actually, the house is my parents. I am living with them right now and they did added my name into the title. I don't want to borrow the money from their home equity. Sorry for the confusion.

Member Payment Dependent Notes Series 512619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512619	$20,000	$20,000	11.36%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512619. Member loan 512619 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bristol School Department.	Debt-to-income ratio:	12.96%
Length of employment:	4 years	Location:	RIVERSIDE, RI

Home town:
Current & past employers:	Bristol School Department.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Thank you for all your help.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,898.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates of the loans you intend on consolidating?	$7,387 APR 21% $6,500 APR 7.9% $7,500 APR 14%
What is your position at the Bristol School? Also could you please list your typical monthly expenses? Thank you	PC Technician. Around $690 a month.
Please detail your monthly expenses (rent, utilities, etc).	Rent $900 Electirc w/ Heat $150
Why consolidate the $6,500 APR 7.9% loan considering the LC rate is higher?	I can't keep up with the card payments cause there spread out through out the month. One of my Wife's card is over 21% APR. And she's Laid off right now. 14% APR is acceptable..

Member Payment Dependent Notes Series 512640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512640	$17,000	$17,000	10.25%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512640. Member loan 512640 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Sanofi-Aventis Pharmaceuticals	Debt-to-income ratio:	13.14%
Length of employment:	8 years	Location:	Plainfield, NJ

Home town:
Current & past employers:	Sanofi-Aventis Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > My father passed away 4 weeks ago and I've had to pay medical and funeral expenses for him. Also, I am in graduate school and have had some expenses there also. Borrower added on 05/10/10 > Types of debts - HSBC - 6,649.00 - Monthly payment 285.00 Chase - 3.394.70 Monthly 150.00 Bank of America - 6,627.17 275.00 My father funeral expenses came 11,000 for everything. I also have debt for my graduate school classes that I have been paying for out of pocket.

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,740.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	HSBC 6,649.71 Monthly payment 285.00 Chase - 3,394.70 - Monthly payment 150.00 Bank of America - 6,559.39 Monthly Payment 275.00 This loan will pay off these loans completely.

Member Payment Dependent Notes Series 512656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512656	$19,000	$19,000	11.36%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512656. Member loan 512656 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,050 / month
Current employer:	Denton County	Debt-to-income ratio:	22.44%
Length of employment:	10+ years	Location:	Alvord, TX

Home town:
Current & past employers:	Denton County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Consolidate debts to quickly pay them off. Borrower added on 05/05/10 > Consolidate debts to quickly pay them off. We have never been late on a payment and certainly do not plan to start now. Thank you so much for your consideration.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,855.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	1. Credit Card Balance: $8100.00 APR is 22% interest 2. Line Of Credit $8450.00 APR is 14% interest I am going to pay off both of these debts. We want to be debt. free. We have started paying cash for everything. For example : Paid off two vehicles using cash.
What do you do for Denton County?	Worked in Law Enforcement 12yrs this October
I am interested in your loan. What field of law enforcement (thanks for protecting us by the way.) Any risk of cuts? If married, is partner's income included in application? What was inquiry in last 6 months? Thanks for answers, good luck with loan.	Training Officer / Transport Officer. I will be there until I retire > no cuts. No inqueries in the last 6 months. My wife stays at home to take care of our children.
How much are you currently paying on the 2 cards (i.e less than or more than the $625 LC loan repayment amount). Thanks for answering.	We are paying $500.00 a month for both. Looking foward to paying them off in 36 months or less. Also just FYI I make money working security jobs that is not included in my income that you see.
What are your other $ monthly costs (mortgage, utilities, insurance, phone, internet, food, gym as applicable)? Thanks for your answers to this Q....	Mortgage: $300.00 a month > we put cash down to have a low mortgage payment. House Taxes: $170.00 a month House / Automobile Insurance:$130.00 a month Electric Bill: $150.00 a month > 1200 square ft home Water: $100.00 s month Cell / Home Phone / internet: $100.00 a month DIshnetwork: $50.00 a month Food: On avg. $50.00 to $75.00 a week / we have land that we grow a Spring / Fall garden and get alot of meat from my parents who live on a farm. We Have a x-large deep freeze we store food in. We are as country I guess as they come. We are a family of 5. 1 biological child and 2 adopted children. We don't have luxury items. Feel free to ask more Questions if you need more infromation Thanks for your consideration
I'm interested in helping fund your load. Thank you for all the great information so far. I do have one question. Your load request is for $19,000, but the two cards you mention only total about $16,000. How will the additional $3000 be used?	Put it in our savings. We are buiding our savings up in case a need should arise. We are focused on paying cash for everything.
How long did it take you to build up the balance on your credit cards? What were the cards used for? What has caused you to decide to pay cash for everything?	It took along time for it to reach the balance it is today. We are focused on only using cash / no credit. The reason we want to pay cash for everything is that is the only way to do it. We used the cards on everything thinking we will pay it back > well this is not going to happen again *cash only*. Thanks

Member Payment Dependent Notes Series 512716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512716	$20,000	$20,000	14.22%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512716. Member loan 512716 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	CHW Medical Foundation	Debt-to-income ratio:	13.18%
Length of employment:	< 1 year	Location:	FOLSOM, CA

Home town:
Current & past employers:	CHW Medical Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,051.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CHW Medical Foundation and what do you do there? Where did you work before that?	It's part of Catholic Healthcare West, one of the nation's largest hospital and medical clinic providers. I'm Director of Learning & Development; before this I had a similar role with Comcast. I also do freelance work in the same field; there are several curriculum design projects pending right now that I'm optimistic about.

Member Payment Dependent Notes Series 512746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512746	$25,000	$25,000	13.11%	1.00%	May 19, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512746. Member loan 512746 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Ford Motor Company	Debt-to-income ratio:	20.39%
Length of employment:	10+ years	Location:	White Lake, MI

Home town:
Current & past employers:	Ford Motor Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Hello, thank you for considering my loan. I will be using this loan to consolodate credit card debt into one easy monthly payment. Currently I am paying $1000 per month for the credit cards I will be paying off. Thus my monthly payment will be lower, and the interest rate for this loan is lower than all the cards. I am working a plan to get out of debt, and this loan will allow me to accelerate this plan by saving me approximately $150 per month on my monthly expenses. This extra $150 per month will be used to accelerate paying off my debt. I work for Ford Motor Company as a brake engineer, and I have been with Ford for 10 years. I am currently making just under $100k per year with Ford. My credit is excellent in the 720 - 730 range, and I have never had any sort of default on any form of credit. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,305.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Ford Motor Company?	I am an mechanical engineer working in product development. I have been with Ford for over 10 years now.
You said that your credit score is excellent and in the 720 range, yet Lending Club has you listed with a C2 loan rate range. Doesn't seem to match up. Can you explain	As of April 23, 2010, my credit scores are 729, 719 & 689 for the three credit bureaus. The report with the 689 score has a couple errors on it which I am currently addressing with the credit bureau. However, normally lenders will look at all three scores and throw the high and low scores out which would put me at 719. I'm not sure exactly how lending club sets their ranges, but if they cutoff at 720, then technically I would be put into C2 with a score of 719. I would argue that I'm in the range of 720. Thank you for asking, and I hope helps.
I like your financial metrics and employment history thus far, but have a couple questions. Since you're are refinancing existing debt, can you describe the current balances and interest rates you are currently paying? LC only shows us (investors) the revolving credit balance, not the individual account balances. Also, since you've got a fairly high RCB of 40k, do you have any plans to curb spending and focus on debt repayment for the next several months/years? (Said respectfully of course.)	I have the following balances: Credit Card 1: $8600 @ 19.9% Credit Card 2: $12400 @ 18.9% Credit Card 3: $6500 @ 15.24% Currently I am paying $1000 in minimum payments each month. With the money I will save in minimum payments each month (~$128), I will apply towards paying off my debt in a systematic fashion (debt stacking). This is where you pay minimum payments on all your debts except one. For one of the debt payments you pay as much money as you can each month to that one creditor. Once this is paid off, you take the money you were paying them and add it to the next debt you can pay off the quickest. With this plan I will be out of debt in approximately 5 years. With regard to curbing spending, we have created a new budget where we have slashed out a number of unnecessary expenses like, maid service, dry cleaning, satellite TV service, etc. Additionally, we have reduced our car insurance premiums, internet service monthly payment, and we will go on a strict budget for items like shoes, clothes, etc. Right now I am projecting we will have approximately $533 extra per month to pay towards debt, and this loan will raise that up to approximately $661 extra per month.

Member Payment Dependent Notes Series 512824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512824	$14,000	$14,000	13.48%	1.00%	May 19, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512824. Member loan 512824 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,167 / month
Current employer:	Lahey Clinic	Debt-to-income ratio:	7.54%
Length of employment:	10+ years	Location:	Salisbury, MA

Home town:
Current & past employers:	Lahey Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I've found my perfect retirement home! I have money for a 15% down payment right now, but, I would like to continue to save throughout the summer to come up with 20% down so I avoid the evil P.M.I. Since the house has been on the market for awhile, the sellers are willing to delay closing until mid-August, which by that time I will have a 20% down payment. However, the sellers are not willing to contribute to the closing costs at all, and I will be short on that amount. Therefore, I am asking for help to come up with the eventual closing costs. I am asking to borrow a total of $14,000: closing costs of $11,000 and an additional $3,000 to consolidate my other Lending Club loan from 2 years ago (24 straight payments on time). My income is $122,000 per year, I have been working 35 years straight at the same hospital, my rent is $1400 per month, my only debts are: credit cards-- about $500 total; car loan $190/month; current Lending Club loan from 2 years ago at $253/month. Many thanks in advance.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1980	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	47	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,018.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please explain the three Delinquencies in the last two years, one within the last 18 months, on your Credit History. Thank you.	The 3 delinquencies were due to a short sale on my house in Dec.2008: 2 of the delinquencies comprise a short sale that happened in 2008, and the other due to a late credit card payment that I have since paid off in total. Of course I wish the short sale never happened, but I still continued to pay the Lending Club Lenders every single payment.
Investors will feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Thank you for your advice. I have just placed a call with them to try to expedite the approval.
Is your proposed lender for your home purchase aware that you will be using borrowed funds for closing costs? Has that been factored into your debt to income ratio? Thanks for your response.	No it wasn't discussed, but if it becomes an issue for the lender, I will just put my 15% down, pay the closing costs myself, and pay the evil insurance. I've already been preapproved for just 5% down. With that scenario, I'll use 100% of the proceeds attributed to the closing costs to contribute to my 403b retirement account and save 28% on my Federal Income Tax. Addressing the debt:income question, since I'll be consolidating a previous Lending Club loan at $253/month, this new $14k loan will only be an actual increase of about $225/month for me. My only other debt is essentially a $180/month car payment, so my discretionary after-tax income is about $4k per month. However, that's not including the fact that my roommate will be paying me $800/month, which will be paying half of the mortgage payment. I'm not entirely sure how debt/income ratios are calculated, so I hope I answered your questions.
Questions are [1} Position at Lahey Clinic? {2} If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answers to BOTH questions. Member 505570 U S Marine Corps-RETIRED 05.10.10 @ 1:15 PM.	Hello, and thank you for considering investing in me. 1) I'm Chief Radiation Therapist 2) Even though I could certainly pay the loan off early, I will keep the loan for the entire 3-year term as I know lenders prefer it that way. I love this site, and I know it only works if the lenders are happy.

Member Payment Dependent Notes Series 512828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512828	$14,500	$14,500	16.07%	1.00%	May 19, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512828. Member loan 512828 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	saucon valley custom homes	Debt-to-income ratio:	7.71%
Length of employment:	9 years	Location:	mcadoo, PA

Home town:
Current & past employers:	saucon valley custom homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > hi there.i just wanted to say thanks to everybody who takes a look at my application.my girlfriend and i want to to a vacation and then plan are wedding.any amount between 5000-15000 is good.thanks much

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	47
Revolving Credit Balance:	$902.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for work and what was the delinquency 47 months ago about?	Hi there.i do mainly carpenter work.right now my boss has apartments were working on and my bosses friend has a burned out building were remoldeling and we do landscaping with him when he needs us.so im like a jack of all trades and i keep busy.the delinguency was a cable bill it was about 40 dollars i got a copy of my credit report before i bought my house on july 17 last year paid it.my score was then a 662.also just got engaged yesterday and using the money for vacation now wedding later.thanks
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi there.thanks for looking at my loan.no i don't own the title to my house.i closed on my house on july 17 last year.my credit score was a 662.my mortgage payment is 447.25 that includes the taxes and homeowners insurance.i have the money in escrow.i just got engaged yesterday and we want to go on vacation and then plan the wedding.that is what the money is for.thanks for your help.
how long do you plan to take to pay off this loan? Thanks!	they have me down at 3 years for a 15,000 loan.if i get less than 15,000 it will be less than 3 years.thanks
$500 more a month is a big bill. Please list (estimate) your monthly expenses. Congrats on your engagement!! Thanks	hi there.thanks.my paycheck is usually between 2000.00 to 2500.00 a month i get some overtime.my expenses are.mortgage 450.00 a month.electric 40.00 a month.water/sewer 75.00 a month.cell phone 50.00 a month onlimited everything.car insurance 60.00 a month.cable/internet 60.00 a month.no house phone.my girlfriend works part time trying to go full.thank you for your help

Member Payment Dependent Notes Series 512836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512836	$6,000	$6,000	9.88%	1.00%	May 26, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512836. Member loan 512836 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,008 / month
Current employer:	PNC Bank	Debt-to-income ratio:	8.64%
Length of employment:	< 1 year	Location:	COLUMBUS, OH

Home town:
Current & past employers:	PNC Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	26
Revolving Credit Balance:	$6,278.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	#1 PNC Bank. Banker. #2 around $1000 a month. #3 Discover Card #6200. min payment 172, pay 400. #4 Unsure if there are any but there was a period of unemployment in early 2009 #5 401k $1000 #6 yes #7 $1300, yes.
Hello. Please explain the 3 credit inquirie on your credit record and if they will result in additional debt. Thank you.	I applied for a loan through a bank prior. No additional debt will result.
Hello. Will you also provide the following information: 1) Current Discover interest rate being paid, 2) How you accrued this debt and what actions you have taken to avoid accruing more in the future. Thank you and good luck.	24%. I was unemployed for a period and used the card to help pay bills. I have paid off all of my other high intrest debt and have focused on paying down this debt by making double payments.

Member Payment Dependent Notes Series 512846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512846	$8,100	$8,100	13.85%	1.00%	May 19, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512846. Member loan 512846 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,600 / month
Current employer:	St Petersburg Kennel Club	Debt-to-income ratio:	17.63%
Length of employment:	3 years	Location:	Largo, FL

Home town:
Current & past employers:	St Petersburg Kennel Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I plan to consolidate my credit cards and pay off an outstanding hospital bill. If I pay the hospital off all at once I will get a reduction in the amount I owe.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	59
Revolving Credit Balance:	$2,963.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what amounts/rates are you consoildating?	Several small cards with 16% interest - plus a hospital loan which I can recieve a large deduction by paying off early

Member Payment Dependent Notes Series 512915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512915	$24,000	$24,000	14.22%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512915. Member loan 512915 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	n/a	Debt-to-income ratio:	8.80%
Length of employment:	3 years	Location:	Hartford, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > The funds will be used to consolidate existing credit card balance and to satisfy upcoming credit card charges for tax year 2009. I am a self-employed IT-based consultant with an income over 170K a year. I was helping a family member with medical expenses over this past summer with the thought that I could catchup in time for tax season. The family member is now better, but I found myself short at tax time so I have placed the balance on my credit card. What makes me a good borrower is that my income exceeds my monthly expenses (roughly $3000 for rent, utilities, etc) and I have good credit. As far as income goes, I have both current and future projects scheduled for the year and beyond. Hopefully the fact that I could remain steadily employed as a consultant during the down economy will provide some comfort in my future earning potential as well.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1973	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,482.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Once again, Investors will feel more confident about lending to you if your Credit Review Status is approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Hello again. Getting approved is my focus. The IRS threw a wrench in the works the first time around by not processing my 2009 return immediately when I filed electronically on the 15th. According to the IRS employee I spoke with, they process all tax returns with a refund first so they avoid interest penalties. I'm not sure what processing means exactly (especially since my tax payments were cashed immediately by the IRS), but since I'm not getting a refund this year my return was bumped to the end of the processing line. I have been in contact with the IRS the past few weeks checking on the status of the return, and they have now assured me that my 2009 return has been officially processed. Seeing the credit review team needs to get a copy of my 2009 tax return directly from the IRS, this made it difficult to get approved the first time around. I'll be contacting the Credit Review team again on Monday to ensure they have everything they need.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on resolving this whole thing with the IRS.	I appreciate your funding and I think you can see on my credit summary that I have good credit and that I pay off my debts. Rest assured this is a good investment. I'm not sure how my loan summary is reading exactly, but just to be clear for other possible funders, there is no issue with the IRS. I have paid my taxes on time as I always have, but I have a portion of the balance on a high interest credit card. This loan will help me get that to a more manageable rate.
I apologize, I misspoke. I'm glad that everything worked out and that they processed your return; must've been stressful waiting on them. Thanks again for the opportunity to fund your loan.	No worries and thanks for the follow up response. The good news is that the Credit Review team was finally able to get what they needed from the IRS to verify my income and approve my loan. So that exhilarating lecture series on Tax Return processing methodology with multiple IRS help technicians was worth it in the end. Now if we could get to the funding level I was at the first time around, everything would be great. Thanks again for your funding and support, its much appreciated.
If your loan is not 100% fully funded on 5-20, do you intend to extend it, remove it from consideration, or take whatever funds have been committed?	I'm not sure exactly what my options are at the deadline, but I would like to get as close to the full loan amount as possible. Needless to say, the amount that is funded at the deadline will have a large impact on the decision.
Also, your credit report shows that you had a delinquency 38 months ago. Can you please explain what this was from and the circumstances of the delinquency?	I honestly couldn't tell you what caused the delinquency as its been 3 years. But according to my latest credit report fro Equifax, I had a delinquency noted in Feburary of 2007 for an installment loan from HSBC. The credit report also shows that the account was paid in full in February of 2007. Judging solely by that data, I'd say that I miscalculated the last payment for my loan. I always pay my debts and try to take good care of my credit. This loan will help me out right now, but its also a good investment for any lender.

Member Payment Dependent Notes Series 512950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512950	$23,000	$23,000	14.96%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512950. Member loan 512950 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Western national	Debt-to-income ratio:	15.48%
Length of employment:	8 years	Location:	Houston, TX

Home town:
Current & past employers:	Western national
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I am consolidating all my high interest loans to make 1 easy payment. My wife and I had some financial difficulties several years ago, and accrued a lot of debt. We have paid back a large portion of it, and only have a few years left. With this loan, I will be able to lower my payment without extending my duration. I am current on my loans, and have not had any missed payments in years. Borrower added on 05/12/10 > For some additional follow up. I will save approx. $500 per month with this loan, and with the extra monthly savings, I plan to pay off my wife's car note. At the end of the 3 years, I expect to be fully out of debt with the exception of my mortgage. Borrower added on 05/14/10 > It looks like we are making good progress. Thanks to all who have invested! Those who are looking, I appreciate the time, and will answer any questions! The loans that I will consolidate are as follows: Citibank - 6100 Wife's Chase CC - 5400 CitiFinancial - 9000 B of A CC - 1200 Borrower added on 05/17/10 > For further answer to the last question in regards to verification of income, I have some additional information. I called the customer service today, and I will change my income on the app to reflect last year's income. I am in a commission job so my income fluctuates year to year. Last year was out of the ordinary good so I used what I expect to make this year as my income. Just so there is no confusion, here is my monthly income from '07, '08, '09, and what I expect this year: 07 = 10,383 08 = 14,833 09 = 18,416 10 = 14,583

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,940.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring a Borrowers d Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and the borrower provided brief nrrative. I am interested to help fund your $23,000 DC loan. I have FOUR questions: (1) Brief description employer Western National? (2) Your position (Job/What do do) is what? (3) Your Transunion CR reflects $3,941 RCB debt (41.50 pct usage). Loan is for $23,000. Extra $1,060 (less origination fee) consolidating or refinancing what specific debts that are not included in the RCB debt total? (4) If loan 100 pct funds, L C issues a year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before the lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FOUR questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 7:21 AM	Thanks for the questions. 1) We are a fixed annuity company, and have been the leader in fixed annuity sales in the bank channel for 14 consecutive years. 2) I am a wholesaler so I work with the bank brokers to encourage them to present our product. 3) I am consolidating some unsecured debt of my wife as well. The full amount of the loan will pay off other loans and reduce my payments significantly. 4) The max the loan will go is 3 years. From time to time I receive large bonuses so I will pay off extra as I can. Let me know if you have any other questions. Thanks!
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.07.2010 @ 2:51 PM ET.	Thanks, I really appreciate the info!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, it is in my name. 2. Value of the home is 245k, and the balance is 195k.
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My total expenses including all loans, car payment, mortgage, and utilities are 4600/mth. Thanks!
I keep following your loan BUT I see that income and employment is still not verified. Was info sent to LC?	Yes, it was sent last week. Tuesday, 5/11 I believe. I will follow up with them. Thanks!

Member Payment Dependent Notes Series 512970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512970	$25,000	$25,000	12.73%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512970. Member loan 512970 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,604 / month
Current employer:	Lafarge North America	Debt-to-income ratio:	17.40%
Length of employment:	1 year	Location:	STERLING, VA

Home town:
Current & past employers:	Lafarge North America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Credit Card Debt Consolidation

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66,459.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As lenders we have thousands of applicants to choose from - the more information you provide the more likely your loan request will be filled. As such, no loan description generally equals no loan. What is your monthly rent? Are you the sole wage earner in your household? What is Lafarge NA and what do you do there? Contact LendingClub to expedite employment verification. Itemize your revolving balances. If your loan is fully funded what plans do you have to ensure your credit utilization remains more manageable?	I am the sole wage earner in a family of 4. My monthly rent is $1,650. Lafarge NA is the global leader in the Building Materials Industry. A French company with a heavy presence here in North America. I manage the Treasury back office in our Herndon, VA headquarters. Revolving balance: Citi - $22k Misc - $3k My wife and I has managed to significantly cut our spending to an optimal level. We've made a huge stride except for Citi who charges me 29.99%, so my monthly payment of $1k is useless. We are not planning to travel out of the country in the next 2 years. My wife is also going back to work next year, when our children are bigger. This should also be able to help us in repaying the debt.

Member Payment Dependent Notes Series 512973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512973	$6,000	$6,000	10.25%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512973. Member loan 512973 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,844 / month
Current employer:	Rock Hill School district	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	Rock Hill, SC

Home town:
Current & past employers:	Rock Hill School district
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > Thanks for your help Borrower added on 05/10/10 > Thanks

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for?	I plan to use the loan for a business.
Hello. It would be helpful if you would give us a description of how you plan to use the loan. Besides your mortgage do you have any other major debts such as rentals, vacation homes and education loans? It appears that you pay off your credit cards in full each month; is that correct? Your answers are appreciated. Wishing you the best.	I do have a rental that has a mortgage for 660 a month but it has ben rented out for the last 5 years. I don't have a credit card at all. I want to use the loan for business, I want to purchase a few items for the business. I also need to puchase and A/C system for the rental.
Can you please clarify -- is this loan to fund an A/C system for a rental property or to fund a new business -- or both? If part of it is to purchase a few items for your business, I think it's fair to ask what items you are looking to purchase.	Yes this loan will be to fund an A/C system for the rental, and to fund a few needed items for an exciting restaurant.

Member Payment Dependent Notes Series 513180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513180	$9,000	$9,000	7.51%	1.00%	May 19, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513180. Member loan 513180 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Macys Inc	Debt-to-income ratio:	10.00%
Length of employment:	3 years	Location:	Dover, NH

Home town:
Current & past employers:	Macys Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Life is better with boobs! Borrower added on 05/13/10 > I have plenty in savings and can easily afford these payments. I have excellent credit and I'm very fiscally responsible. Thanks for your funding!

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,020.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ha. So, with a description like your first comment, it makes me wonder if you will be sharing the results?	lol.... wasn't planning on it! but thanks for the laugh :) 5/27 is the big day, wish me luck!

Member Payment Dependent Notes Series 513189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513189	$16,800	$16,800	14.59%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513189. Member loan 513189 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	State College Borough	Debt-to-income ratio:	24.38%
Length of employment:	10+ years	Location:	Pleasant Gap, PA

Home town:
Current & past employers:	State College Borough
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Want To pay off three credit cards and a 29% loan. I am not late on payments and paying off all four loans frees up extra money. My job is very stable there is alot of work we do every day. Thank You for your time, Glenn

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,274.00	Public Records On File:	1
Revolving Line Utilization:	39.80%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position (Job/What you do) for employer State College Borough? Your Transunion Credit Report shows Public Record on File 118 months gao. What was it? a-n-d What was it's final disposition? If loan 100 pct funds L C issues a 3-year term note. Length of time that you intened to keep loan before final payoff- < 6 months? 6 to 12 months? 1 to 2 years? Or 2 to 3 years? Member 505570 USMC-RETIRED 05.07.2010 at 6:31 AM ET	I am a Equipment operator , It includes driving trucks for picking refuse,dump truck, operating backhoes and large loaders,plowing snow.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I just purchased the home about 4 years ago it is in my name only. I owe about 100,000 and have about 10,000 equity.
Thanks for the one answer; but you did NOT answer these TWO questions:: (1) Transunion Credit Report shows Public Record on File 118 months gao. What was it? a-n-d What was it's final disposition? (2) If loan 100 pct funds L C issues a 3-year term note. Length of time that you intened to keep loan active before final payoff- Less than 1 year? Or 1 to 2 years? Or 2 to 3 years? Advance thanks for answering these TWO questions. Member 505570 USMC-RETIRED 05.07.2010 at 9:03 PM ET	The only thing i can think of is i went through a divorce and had to file chapter 7 inbankruptcy court and it was granted. The loan would be active 2 to 3 years. Thank You
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.08.2010 @ 13.35 AM ET.	Thank You paystubs were emailed
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	I know it is investers and i thank everyone from my heart and planing on paying everyone back. Thank You, Glenn

Member Payment Dependent Notes Series 513209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513209	$10,000	$10,000	11.36%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513209. Member loan 513209 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Morrell and Company	Debt-to-income ratio:	5.53%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Morrell and Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,799.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	American Express $1,782.69; monthly payment $40.00; interest rate 15.24% Personal Loan from friend $8,000.00; no set monthly payment or interest rate. I am a wine consultant, which is essentially a sales position.
Please list monthly expenses.	Rent/Electric/ Cable $991.76 phone $68.00

Member Payment Dependent Notes Series 513213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513213	$12,800	$12,800	15.70%	1.00%	May 24, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513213. Member loan 513213 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Bronx Psychiatric Center	Debt-to-income ratio:	7.95%
Length of employment:	< 1 year	Location:	Bronx, NY

Home town:
Current & past employers:	Bronx Psychiatric Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > This loan will be used to pay off credit cards. I have three credit cards and they total to about 5000$. Minimum payment were about 250$. The remaining balance will be used to pay for wedding expenses on July 31 2010. Borrower added on 05/13/10 > Why am I a good borrower: I am a Chief Resident Physician at the Bronx Psychiatric Center (BPC) that is affiliated with Montefiore Hospital and Albert Einstein College of Medicine where I have done my first three years of residency training. Because of my outstanding performance in both Montefiore and BPC in my fifth year I will be the Senior Chief Resident at Montefiore with salary of 84000$ per year. I will have additional approximate 30 000$ from seeing private patients. I am already receiving offers for positions, after I finish my senior chief residency that average in income of 200 000$ a year. My Future income is therefore very secure. My budget: I have a car loan balance of about 12000 and about 5000$ in credit card debt. All are always paid on time. After tax and contributions to my retirement account I have 3600$ for expenditures. I live in the Hospital housing and I pay 580$ in rent with electricity, gas included. The car payment and car insurance are in total 440$. The credit card minimum payments are about 250$. I also pay 170 for media and a cell phone. I have about 1500$ free for discretionary spending every month that can be applied towards any loans. My income will increase about 45% as of July 2010 thus providing even more ability to pay my obligations.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,070.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get into credit card debt? If you were to lose your job what would you do to pay the loan? Thank you	The credit card debt stems from when I moved to New York in order to begin my residency. At this time my salary was considerably lower than it is now and I acquired part of my credit card debt paying for my moving expenses as well as the furnishing my apartment. The other substantial part of my debt was incurred when I had to pay for my state and DEA licensing and board examinations. My debt is relatively small compared with that of my colleagues some of which have over 100 000 in student loans. There is almost no probability that I will lose my job as I have a contract for the entirety of the next year and my offers for positions after June 2011 are all contract based. Furthermore, because I have a NY state medical license I can see private patients in the event that I were to lose my current position. I can also count on my family for help if any unforeseen or tragic event would prevent me from working. In addition, I have approximately $15,000 in my 401-k account that I would be able to borrow against if it were necessary to satisfy this loan.
Thank you for the detailed information. Do you have any other student loans? Nothing shows up on your revolving balance. If not do you have any other obligations? How did you pay for med school and end up with so little debt? Thank you.	The only two financial obligations that I have now are my $ 5000 in credit cards and my car loan as a mentioned before. I have no student loan debt as I did my medical studies in Basel Switzerland where school is paid for by the government.

Member Payment Dependent Notes Series 513261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513261	$18,000	$18,000	13.48%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513261. Member loan 513261 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Metraflex	Debt-to-income ratio:	8.69%
Length of employment:	6 years	Location:	Chicago, IL

Home town:
Current & past employers:	Metraflex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > I'm planning to use this money on education and paying off my other debts, so I have only one debt. I'm a good borrower because I'm very responsible and organized, and because I believe in what is being done here and one day I'm planning on being an investor giving the opportunity. My job is very stable, I've been there for 6 years + and looking forward... Great company to work for!!!

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,074.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description. Thank you.	To whom may it concern: There are a couple of reasons for this loan. The main one is education, though I have a bachelors degree it is unrelated to what I do (and what my passion is) for a living. So I decided to get another bachelors this time studying what I really enjoy. The other reason is to pay all other debts, with the cost of school I prefer to have only one debt so I can manage my expenses better. The way that I figure out it is worth it to get the education and after that is completed then focus on make money, possibly by creating my own business. Bottom line I need this money to start this dream of mine which I know, in time will it pay by itself. Hopefully this answer your question, otherwise please let me know and I'll be happy to further explain. Regards
Investors will feel more confident about lending to you if your Credit Review Status is approved. Please call Lending Club for the procedures and expedite their completion.	I understand. I'm working on this and get it done as soon as possible. Thank you.

Member Payment Dependent Notes Series 513262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513262	$14,400	$14,400	11.36%	1.00%	May 20, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513262. Member loan 513262 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Analysis Group Inc.	Debt-to-income ratio:	4.27%
Length of employment:	1 year	Location:	ORINDA, CA

Home town:
Current & past employers:	Analysis Group Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Funds will be used to pay off high-interest credit card debt. Borrower added on 05/08/10 > Per a prospective lender's request, I sent e-mails to LendingClub, asking if they can verify my income. Hopefully this process can be completed quickly. Borrower added on 05/10/10 > I heard from LendingClub today with regards to my request for income verification (a prospective lender suggested that I have LendingClub verify my income), and LendingClub said that they would not like to verify my income because I have already been approved for the loan. Rest assured, however, that my income is accurate as stated, as I understand it would be fraudulent to use an inaccurate income figure. Borrower added on 05/11/10 > Please see my answers to prospective lenders' questions for all details related to my job (extremely stable), the debt I'm consolidating, my monthly expenses, and other details. Please don't hesitate to ask if you have any further questions. Thank you.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127.00	Public Records On File:	1
Revolving Line Utilization:	6.30%	Months Since Last Record:	29
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list credit card balances and rates that you will be refinancing. Thank you.	$11,137.58 outstanding, $4,656.15 of which is subject to a 19.24% variable APR, and the rest of which is subject to a 13.24% variable APR.
Could you please explain the Public Record entry. Also what is your position at the firm. Thank You	Sure. In 2006, I was in an online sales dispute. The dispute subsquently settled to both parties' satisfaction (although not before a Public Records entry was placed on my credit) and was paid in full at the time of settlement. My credit reports reflect that the dispute was settled and nothing is owed. I am an analyst at the firm. I conduct financial modeling through Excel, SAS, and other programming for potential mergers and acqusitions and market power assessments. I also conduct and supervise other analysts in damages calculations associated with class action and/or derivative law suits and with securities valuations associated with IPOs and employee stock options. I also perform qualitative market research to help develop a strategic understanding of the value of a certain merger or acqusition. Our industry is relatively recession proof because we deal with financial litigation, mergers and acqusitions, and business strategy. I expect a performance-based bonus at the end of the year.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Analysis Group? Can you list your work history? These answers will definitely help lenders lend.	The debt was accrued while I was in college due to spending above my means (I was given relatively high credit limits at the time because the economy was a lot better then). My monthly expenses include the following: $1350 (rent, including utilities), $60 (internet and cable), $460 (food and groceries). I have had no mortgages, no car loans, no school loans (I thank my parents for all their support for college). My only debt comes from my credit cards and is broken down as follows: $11,137.58 outstanding, $4,656.15 of which is subject to a 19.24% variable APR, and the rest of which is subject to a 13.24% variable APR. I have savings account balances/emergency funds totaling a little under $3000. I have investment account balances totaling about $19,000. There is another wage earner in my household (we are roommates). Our combined income would be $145,000 per year. I am an Analyst at Analysis Group, and I perform market share analyses associated with potential mergers and acquisitions. I use Excel, SAS, and other programming methods to perform financial modeling to measure the feasibility and strategic advantages and disadvantages of potential mergers and acqusitions. I use various public, private, and proprietary research resources to augment the technical side of the analyses I perform. I also conduct and supervise other analysts in developing damages analyses in financial litigation matters. I have been with Analysis Group since August 2008. Before then, I was a BA/MA college student and had held internships at various public and private entities, including most recently a venture internship at a venture capital firm with billions of dollars under management. I also held a part-time job during my last year of schooling as a teaching assistant.
One last question, can you have your income verified w/ Lending Club. You will need to contact them for this. Once it's done and verified, that will attract more lenders and increases your likelihood the loan will be given.	Sure, I'll contact them about this.
Please help me understand the impact on your monthly cash flow, if this loan is granted.....that is, what do you pay on the debt/month versus the $474/mo. on this note? Do you anticipate you would hustle to pay off this note early?	Sure thing. My monthly cash flow wouldn't really change. I currently pay an average of $500 per month on my debt, so the increase in my monthly cash flow would be negligible. The real reason I want this loan is because I have a large portion of high APR debt that won't be eliminated until I pay off all my debt (this debt pre-dates the new law), and the loan would provide me with the lump sum necessary to do that. As for paying off the loan early, I do not anticipate paying more than the automatically-debited amount from my checking account, except for after I receive my annual bonuses. So, I will probably end up paying the loan off a little early, but I also want to keep a larger surplus of emergency funds from my bonuses, as well.
you said that you have outstanding debt of $11,137.58. You are consolidating your debt from college years. You are asking lenders $14,400 to lend. Why are you asking extra money?	The extra money is for a deposit for a new apartment (the rent amount I include in my profile reflects the new rent I will be paying, which is the same as I am currently paying); however, I require a $3,000 security deposit to move into my new apartment in June.

Member Payment Dependent Notes Series 513273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513273	$11,200	$11,200	7.88%	1.00%	May 19, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513273. Member loan 513273 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Xenon Investment Corp	Debt-to-income ratio:	6.15%
Length of employment:	2 years	Location:	los angeles, CA

Home town:
Current & past employers:	Xenon Investment Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I have an excellent credit score, and NEVER had a single late payment. I want to consolidate my credit card debt which averages 15% to a more reasonable 8%. I do not NEED the money, all my cash right now is tied up in stocks. I currently have $30,000 in stocks, which I could access at any time if I wanted. I also have $10,000 in my bank account.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,292.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description. If you do not need the money, why are you borrowing it? Is the money to be used as an investing?	No it is not for investing. Instead of using my credit cards which have exorbitant interest rates, I want the loan to pay off all my current credit card debt, and then have access to money which has a much more reasonable interest rate. Thank you for your question.
Your revolving credit balance is $2292 as of 5/6/2010. Why do you need over $11k to consolidate credit card debt?	I do not want to use my credit cards any more.I would like to pay off my outstanding credit card balance now, and have access to the remaining loan balance instead of using my credit cards which has a much higher interest rate. Thank you for your question.

Member Payment Dependent Notes Series 513341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513341	$25,000	$25,000	13.11%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513341. Member loan 513341 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	NY Daily News	Debt-to-income ratio:	8.42%
Length of employment:	< 1 year	Location:	Allendale, NJ

Home town:
Current & past employers:	NY Daily News
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > My wife and I are eager to purchase our first home. However, we need support on the down payment. We would have been set but she got in a car accident. We really want to take these next steps in our life together, start a family and this really would be a tremendous help. Thanks so much. Borrower added on 05/13/10 > Thanks everyone for your contributions so far. I am really hoping I will hit the $25K. We already found a home and are afraid we will lose it if we don't get to put the down payment down soon...so fingers are crossed. Thanks so much everyone! Borrower added on 05/16/10 > As the clock ticks away and I see my funding only at 19% I am becoming increasingly worried about hitting my goal. I really appreciate all the support so far but I am sincerely praying to see this number jump up considerably. I really appreciate your support. Thank you. Borrower added on 05/20/10 > Thank you for everyone who has brought me to the 50% mark. Only a few hours to go and I really do appreciate any further support. Borrower added on 05/20/10 > I feel like this is a telethon! :-) Thanks for all who are helping out...more to go! I know I can get better than 51%.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,042.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you been pre-approved by a lender for you new home purchase? If so, is the lender aware that part of your down payment is from borrower funds and has the monthly payment on this loan been included in your debt-to-income ratio? Thanks for your response.	Yes. Absolutely..
1 - Length of Employment: < 1 year - Where did you work prior and for how long? Many lenders look for stability in employment. 2 - Inquiries in Last 6 Months: 2 -- Did these inquiries result in more debt or CCs? 3 - FYI - Maximum loan requests ALWAYS take a very long time to fund. So much more risk involved to lenders. Thanks	At my current job, it may be less than 1 year. However, I have worked non-stop for the past 15 years. I have received many referrals from job to job over that time and grown my career in a very positive direction. No. Those inquiries did not. They were inquiries for co-signing a car loan for my wife. However, we never wound up buying one just because she wanted a Toyota and with all that happened we decided to wait until they cleaned up their act. I hear they take they longer. Thanks! But hopefully we can do this. :-)
1 - Monthly Payment: $843.63 (36) -- for this loan if approved.....added to this will be your mortgage payment. You are renting now and paying how much? 2 - Revolving Line Utilization: 76.30% -- you seem to rely rather heavily on CCs. 3 - My main concern is that you are over-extending yourselves......now IF your new mortgage payment [$????.??] and this loan [$843.63] is equal to or less than your rent, no problem.	I have a zero balance on all credit cards. I have additional income that is not considered here until year long retainers with clients, each at $2,100...and I have 3 of them. I wouldn't over-extend myself. Please note that this also does not reflect my wife's salary of $58,000.
Borrower, Why so LITTLE funding with 3-days remaining before listing expires? Answers are: [1] Wrong loan category. Correct category is Home Purchase N-O-T Major Purchase that you used.. [2] You waited too long to provide basic details about the loan A-N-D about yourself- especially Length of Employment at NY Daily News being less than 1 year. Refer to some of the questions that lenders asked and you f-i-n-a-l-l-y answered. [3} Lending Club Credit Review completed too late. Should have been completed within first 3 to maximum 4 days the loan was listed. Process took over a week for completion. It takes two dancers to tango- meaning you are resonsible for providing income documents early-on during loans listing. [4] $25K loan only 23 pct funded- it will NOT fully-fund within next 3 days. You can relist loan again. But next time provide sufficent details when loan is listed and as soon as loan is listed call LC Credit Review Team and immediately provide required income documents- AND follow-up on everything because things "fall through the crack" all the time. Lender 505570 USMC-RETIRED 05.19.2010 at 06:47 AM ET	I'm not sure what you mean by the fact I provided documentation late. I received a call at 6PM the night before faxing it at 9AM the next morning. I will inquire about the balance of your inquiries as these were all completed by Lending Club, not me. Thanks!

Member Payment Dependent Notes Series 513378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513378	$15,000	$15,000	13.85%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513378. Member loan 513378 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Snagajob.com	Debt-to-income ratio:	10.74%
Length of employment:	3 years	Location:	CHESTERFIELD, VA

Home town:
Current & past employers:	Snagajob.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > My bonus is arriving between July and December for $20,000+ at which time I will pay off this loan that I am using to help put a fence on my property and pay off a charge card. Borrower added on 05/10/10 > I have been at a stable, decent six figure income for more than 3 years and have never had a loan that I have not paid off before the due date with full interest. Right now, I bring home, on average, over $9,000 a month and have only $5,000 in expenses. This loan would give me some more run way to get some work done on the house so I don't have to dip into my savings which is over $20,000. If I don't have this loan financed by Thursday, I will most likely go with another option.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	14
Revolving Credit Balance:	$5,392.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for the question, but I am not looking to use my house as colladeral on the loan.
Please be more descriptive about Loan Purpose and Description. When is bonus due? What is the bonus for? How much is it? Will you use it to pay off this loan in a short time, or will you pay it off in the full 3 years?	I am using the loan to pay off my charge card and pay for an improvement to the house (a new fence). I get my quarterly and annual bonuses by the end of the year and would be able to pay off the loan in full at that time. I am new to this site and can provide whatever you need to make the loan possible. Thank you.
Me again. In earlier email, I forgot to mention that your loan is merely 1 of 431 borrower loans listed on L C website for lender consideration and possible funding. Therefore expecting 100 pct funding to be completed in 1 or 2 or 3 days totally unrealistic. Member 50557 USMC-RETIRED lender Virginia Beach, VA 05.15.2010 at 5:00 AM ET	Thank you, I appreciate your help. It's still a learning process for me.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your fence project and your debt consolidation.	Thank you so much. I have never failed to pay back everything I have ever been lent and I don't plan on ever changing that. I promise that you will be paid in full everything that you are owed with my appreciation for your comittment.
How secure is your position? If you were to lose your job what would you do to pay the loan? Also given your history, why is your credit score in the 679-713 range. That seems low. Can you explain the delinquency that was reported 14 months ago? Thank you	My position is quite secure and I would use my savings to repay the loan should I lose my job. I don't know what the 14 month deliquency is. I will have to check my report. I have never gone without repaying any loan I have ever had on-time.
Investors take a hit in their overall return when borrowers pay off early (full lending club fees apply no matter how little interest is collected). Is it correct that you do not plan to hold the loan for a year?	I plan to have this paid down significantly or paid in full in 12 months.
Why do you believe your job is secure? Thank you.	Well, no job is 100% secure but we are currently expanding and I am on 100% of my goals. I survived the recession last year and will be at President's Club this year. I would be extremely surprised to experience a job loss in the near future.

Member Payment Dependent Notes Series 513388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513388	$7,000	$7,000	14.96%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513388. Member loan 513388 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lawrence B Bonas Co	Debt-to-income ratio:	10.54%
Length of employment:	10+ years	Location:	Long Baech, CA

Home town:
Current & past employers:	Lawrence B Bonas Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,381.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please give us an idea as to the Balances, APR's, and monthly payments on the dent you are looking to consolidate? Also could you please address a delinquency on your credit report from 2 and a half years ago? Thanks and good luck!	I have about 6k in credit card debt with APR's ranging from 19.24%-29.99%. As far as the delinquency I believe it was a visa card. I had a high monthly payment and a high interest rate 25.99% I had been laid of work so I called and spoke with them explaining my situation as to why I had made late payments.They were willing to work with me. I was able to make an agreement with them to lower the monthly payments and close the account and I did completly pay the balance off.

Member Payment Dependent Notes Series 513411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513411	$4,000	$4,000	6.39%	1.00%	May 21, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513411. Member loan 513411 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.82%
Length of employment:	n/a	Location:	central islip, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > paying balance owed to EnerBankUSA.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,442.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 513421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513421	$8,000	$8,000	13.48%	1.00%	May 19, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513421. Member loan 513421 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Mitsubishi Motors	Debt-to-income ratio:	17.76%
Length of employment:	8 years	Location:	Clinton, IL

Home town:
Current & past employers:	Mitsubishi Motors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > We plan to purchase a boat from some friends. We feel this is a good investment for us, as we have known the owners and used the boat with them for the past two years. Also, the boat books at over $10000 currently. So we will be purchasing it for less than it's current value. Unlike most people who are upside down right from the start. We are both in very stable work environments. I have only applied for this loan using my base salary. However, i make an additional $1000/month in overtime. Also, my wife makes $2000/month at her job. Therefore, we are very comfortable with adding this loan amount to our monthly budget.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	49
Revolving Credit Balance:	$9,623.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. We do not hold the title to our home, but we are over 25% of the way to paying for it. 2. We have approx. $40,000 of equity in our home.

Member Payment Dependent Notes Series 513431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513431	$14,000	$14,000	7.88%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513431. Member loan 513431 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	le parisien	Debt-to-income ratio:	21.02%
Length of employment:	10+ years	Location:	norridge, IL

Home town:
Current & past employers:	le parisien
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > looking for a short term loan for home improvements

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,449.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	i owe 116,000 on my house.my monthly payments are 508.00.ive never had a home equity loan.house is worth 280000.just looking for a short term loan 24-36 months.my credit score is excellent.im not intrested in a home equity line.i believe no one in this county should ever take equity out of a house.
What is le parisien and what do you do there?	it is a commercial bakery that sells croissants and pastries to large food service and restaurant chains.im in charge of sales and distribution.
What is it you plan on using the requested funds for?	ive hired 3 men that have been laid off.to install a sliding glass door from my back porch and to build a all brick uniloc 20by40 patio and brick deck extension in my back yard.contractor wanted 37000 for this job.im doing it for 16000.his price does not include a all brick bbq and outdoor sinks that are include in my price.the 3 men that i hired worked for uniloc and are laid off.this project with professional landscaping will add equity to my house.

Member Payment Dependent Notes Series 513481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513481	$14,000	$14,000	12.73%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513481. Member loan 513481 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Radiation Oncology of the Ozarks Inc	Debt-to-income ratio:	7.20%
Length of employment:	5 years	Location:	FORDLAND, MO

Home town:
Current & past employers:	Radiation Oncology of the Ozarks Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Consolidate my current debt and get back on track financially.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	54
Revolving Credit Balance:	$7,319.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do hold the title on my home and it is in my own name. I believe the home valuation was 104,000 and the total balance on the mortgage 101,000.

Member Payment Dependent Notes Series 513534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513534	$4,200	$4,200	6.76%	1.00%	May 19, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513534. Member loan 513534 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	ATL CAROLINAS	Debt-to-income ratio:	22.83%
Length of employment:	< 1 year	Location:	CLOVER, SC

Home town:
Current & past employers:	ATL CAROLINAS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$310.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you getting this loan? What is the purpose? Could you tell us about ATL CAROLINAS, what industry / business they conduct?	Type your answer here.The purpose of this loan is to remodel my back deck area. Turn it into a area that can be used year around. ATL CAROLINAS IS A AUTO SERVICE FACILITY - WE SPECIALIZE IN THE SERVICE OF GERMAN CARS...MERCEDES, BMW, AUDI, VW. ATL CAROLINAS IS OWNED BY A VERY GOOD FRIEND OF MINE WHO PAYED CASH FOR THE BUILDING/EQUIPMENT. MILLION DOLLAR START UP - STATE-OF-THE-ART.
Since you listed the purpose of this loan as "Other", what will the proceeds from this loan be used for? What is ATL Carolinas? What do you do for them and what is your title? Is your job stable?	Type your answer here.ATL CAROLINAS IS A FULL SERVICE AUTO REPAIR FACILITY. WE SPECIALIZE IN GERMAN CARS...PORSCHE, BMW, MERCEDES, AUDI, VW. BUT WE ALSO SERVICE DOMESTICS. THE BUILDING AND ALL EQUIPMENT WAS PAID FOR IN CASH. THIS IS A TRUE STATE-OF-THE-ART OPERATION. WE PUT TOGETHER SOME OF THE BEST PEOPLE IN THE BUSINESS. 1 MILLION DOLLAR START-UP. DID $60,000 IN BUSINESS OUR SECOND MONTH. I'M VERY GOOD FRIENDS WITH THE OWNER AND RUN THE SERVICE DEPT. I WILL BE USING THE LOAN TO REMODEL MY REAR DECK AREA SO IT CAN BE USED YEAR AROUND.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I WORKED FOR THE SAVIN CORPORTATION FOR
how long did you work for savin?	i worked in the Savin organization for over 20 years and another 10 years for Goodyear (dealer & corporate)
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes remodeling your deck.	jaybird201 thanks for the confidences.....I'm old school.... if you borrow something.....give it back. CBS

Member Payment Dependent Notes Series 513646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513646	$12,000	$12,000	12.73%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513646. Member loan 513646 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Vumii, Inc.	Debt-to-income ratio:	16.07%
Length of employment:	< 1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Vumii, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > Thank you!! Borrower added on 05/14/10 > I have a bunch of credit cards, Amex to Chase to HSBC. Up until last February my FICO was 778. I used my Delta Platinum Amex for business travels, expensed to my company Vumii. Amex decided 3 months ago to cut my credit line. I got an email from them and called immediately. They said, they do see that I charge and pay off that same amount every 2 weeks but my $1800 balance isn't going down. They were very rude to me, after being a customer for 5 years, I was pretty put back by their attitude. The following week, I made a $2500 payment as soon as I got my expense check. The next day, they cut my credit line again. Twice in 7 days Instead of having the gahonas to be straight up with me, they lied. They were rude beyond belief to me. I'm a straight up Man. Ex military. I work in the defense industry. I make great money, expecially for living in Atlanta - 85K base is a good salary. Amex PO'd me off so bad I closed both my DL Plat and my Blue account - fully knowing it would hit my score. I'm a man of high standards and in my company, what I say is fact. I really dislike this game banks are playing. My background is solid. They treated me like scum. I closed the account. done! So, my point here is I'm paying off all the cards. I haven't used any of them buy my HSBC which I use for work, in months. Learned they are sharks, learned I'm way smarter. Life is good!!

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,440.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi! I own a loft, financed through Wells Fargo. This is from Wellsfargo online: Outstanding principal balance ( View Payoff Statement ) $141,767.24 Interest rate (Mortgage Rate Adjusting?) 3.125% Escrow balance (taxes & insurance) (Escrow Details) $700.09 I financed 161K. Units like mine without the upgrades I have are listing for around 150-159K currently I hope this answers your question and thank you in advance if you decide to fund. Feel free to ask anything else as well. Ron
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Hi Jaybird. Thanks in advance for the funding. Timely payments will be made, my credit rating is extremely important to me. My job and income are both very secure. Thank you so much!
I'm in as well.	Thank you very much!
Length of Employment: < 1 year 1 - Where did you work before and why did you leave? thanks	Hi. I worked for Siemens - 5 years. Left due to upcoming downsizing and a great opportunity came up for me at my now current employer.

Member Payment Dependent Notes Series 513649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513649	$24,000	$24,000	10.99%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513649. Member loan 513649 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Eclipsys Corporation	Debt-to-income ratio:	19.27%
Length of employment:	10+ years	Location:	Decatur, GA

Home town:
Current & past employers:	Eclipsys Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,989.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Eclipsys Corporation and what do you do there?	Eclipsys Corporation provides healthcare IT solutions to hospitals and physician offices. My occupation is in sales organization

Member Payment Dependent Notes Series 513696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513696	$20,000	$20,000	14.96%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513696. Member loan 513696 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,658 / month
Current employer:	AMS Rehab	Debt-to-income ratio:	17.57%
Length of employment:	7 years	Location:	Kettering, OH

Home town:
Current & past employers:	AMS Rehab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Consolidating credit cards with higher interest rates. Borrower added on 05/13/10 > My credit card interest rates are between 20-30%. I am having no difficulty paying them every month, although I feel I'm not getting anywhere. My goal is to be debt free in 3 years. At that time, I will be able to focus on my son's college savings and retirement planning.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	16
Revolving Credit Balance:	$21,111.00	Public Records On File:	1
Revolving Line Utilization:	86.90%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $20,000 DC category loan. My questions are: [1] Brief description your employer AMS Rehab? [2] Position (Job/What you do) for this employer? [3] Credit Report shows $21,111 RCB debts (86.90 pct usage). What $ payments per month are currently paid on all RCB debts? (Total $ that is actually PAID per month; NOT CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length intended for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 7:52 AM.	1. AMS Rehab is a contract Therapy company. We provide Physical, Occupational, and Speech Therapy services to several nursing homes. 2. I am a Certified Occupational Therapy Assistant. I am currently the Director of Rehab Services for the entire company. I supervise all therapists and department managers in the 4 buildings we service. It is a salaried position. I have been with the company for 7 years. 3. I am currently paying minimums on all credit cards, except the highest interest card. I send as much as possible to that card. The total amount paid is approximately $1200 to $1400 a month. 4. My goal is to get out of debt as quickly as possible. I will definetly pay towards this loan as much as possible. I would say I will have it paid in 2 to 2.5 years.
Me again. Transunion Credit Report shows 1 unidentified payment grantee delinquency 16 months ago. Explanation is? Same Credit Report shows 1 Public Record on File 99 months ago. What was Public Record? a-n-d What was final dispostion of Public Record? Member 505570 USMC-RETIRED 05.12.2010 at 08:45 AM ET	The one late payment was due to an oversight to be honest. I somehow lost the bill and forgot about it. I am very careful these days...I am working very hard to get my credit score up. The Public Record is a Chapter 7 Bankrupcy that was discharged in August of 2002. Its a long story, but basically I had no choice. I had a child in September of 2001 by C-section, so was off work for 10 weeks with no income. I had recently been divorced and fell behind on bills. I have been working very hard to increase my credit score since then. I am in a financial position now to work on my current debt and start to work on future planning such as retirement and college for my son. I have also just recently started getting child support, which has helped a lot.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.12.2010 @ 10:37 AM ET.	Thank you for the information. How do I go about initiating the credit review/income verification? I am more than willing to present anything needed.
(1) Verify bank account you provided to Home Office for trial desposit- amount always less than $1. After deposit posted then you can contact Home Office. (2) Refer to Home Page bottom "CONTACT US" for Member Services Department Toll Free telephone number and email address. Contact MSD and they will tell you speciifc documents to submit either by email attachment or Fax to number they will provide. Member 505570 USMC-RETIRED 05.12.2010 at 11:53 AM ET	Thanks, will do today!.
Hello, I was wondering if your income includes the child support that you mentioned in an earlier answer. If so, would you have any problems with your budget if child support stopped for any reason?	Hello, I think I did include my child support in that income report. I would have no problems without it, as I have just recently started recieving it. The payment that I receive currently is from Social Security. It is $352 a month, and I will continue recieving it for 10 years, when my child turns 18. My yearly income without the child supoort is $75,587, or $6298 a month.
The information us lenders see indicates you have a mortgage. How long have you owned the home? What is the current market value for the home and the approximate amount remaining on your loan? What steps are you taking to keep from just running up the credit card debt again once you pay off the balances with this loan. Thank you in advance. I've invested a small amount. Your answers to these and the other questions will determine whether I invest more.	Hello, yes, I have a mortgage on a home I purchased in June of 2004. I owe approximately $140k on my home. The current market value has unfortunately decreased recently . Currently it is valued at approximately $125k. I appreciate your question regarding my steps to avoid getting in the same position I am today with the credit cards. First, I have cut up all the cards. I actually did that about 18 months ago. I plan to close the accounts once they are paid off. Secondly, I am making enough money now that I do not need to use them. Honestly, I have been trying to pay them off, but with the interest rates so high, it's been nearly impossible! Lastly, my plan after they are paid off, is to just have one card with a low interest rate for emergencies ONLY! Thank you for considering further funding of my loan. If you have any more questions, I am more than willing to answer them.
Thank you for your answers, especially for an apparently candid response on the value of your home. While the overall profile of this loan request is pretty risky, I am investing some more with you based on your answers. I encourage you to do some research as to whether it might be better to leave several credit card accounts open, just not used, as I understand that may be beneficial to helping your credit rating going forward. I truly hope Lending Club can help you achieve your goal of getting your finances in order. Please remember that if fully funded, this loan will have been supported by 200-300+ individuals who want to help you. Please don't let us down.	Thank you very much. I actually wondered about leaving accounts open as well. It is my goal to increase my credit score, obviously. I will not let you down. Guarenteed!

Member Payment Dependent Notes Series 513698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513698	$15,000	$15,000	13.85%	1.00%	May 21, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513698. Member loan 513698 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	FannieMae	Debt-to-income ratio:	18.73%
Length of employment:	< 1 year	Location:	Denton, TX

Home town:
Current & past employers:	FannieMae
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > Seeking addtional fund to help with additional cost to start-up my self serve Yogurt shop. This fund would be used to purchase addtional Yogurt machines. We currently have fund to purchase four (4) machines and we need five units. Also extra fund would be used to purchase POS system or reach-in cooler. Borrower added on 05/15/10 > Funding this loan will have a nice return on your investment (13.85%) guaranteed. Never miss a payment.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,663.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt owed but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And the borrower's provided narrative. I am interested to help fund your $15,000 Small Business category loan. My questions are: [1] Position (Job/What yo do) for employer Fanne Mae? [2] Credit Report shows $14,663 RCB debts (88.99 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments that are DUE per month.) [3] If your loan 100 pct funds, L C issues the 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? [4] Borrowers must provide DETAILS about small busuness? (Start-up? Established? Products? Services? The clientele to be targeted?) a-n-d PURPOSES how $15,000 (less origination fee) is intended to be spent for your benefit? (Website? Inventory? Advertising? Or what?) Thanks in advance for all FOUR answers to questions. Member 505570 U S Marine Corps-RETIRED 05.08.10 @ 10:27 AM.	Answers to questions: (1) Sr. Business Analyst. (2) Two CC payments Wells & Korean $600/month. (3) 1 to 1/1/2 years. (4) It is a start up Self Serve Yogurt shop. Target customers children, teenares, and young families with children. The additional $15k will be used to finance additional equipment. We have already $100K capital in business checking, but we are using it for lease-hold improvement and purchase 3 yogurt machines.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your interest in financing my business venture. Answer to your questions: (1) YES. The house is under my name. (2) Per appraisal the home value is $145,000. It's a 3 year old house, purchased brand new. Have just refinance to get lower rate, therefore there's no equity at this moment. Had I have equity to the house, I would have gone to the bank to ask for a HELOC. For your information about my start up business, is a self serve Yogurt shop with target market, teens and families with children. The location of our shop is sandwiched between Elementary and High Schools. It is now under construction and plan to open late July 2010. The fund seek is to help with additional costs, i.e, Yougrt machine, POS, or Reach-in Cooler. Again, Thank you very much in advance!
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.08.2010 @ 2:23 PM ET.	Thank you for the info and most of all THANK YOU for your interest in funding my new business venture.

Member Payment Dependent Notes Series 513755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513755	$12,000	$12,000	13.85%	1.00%	May 19, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513755. Member loan 513755 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Waseca County	Debt-to-income ratio:	21.42%
Length of employment:	10+ years	Location:	Waseca, MN

Home town:
Current & past employers:	Waseca County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Purpose of loan is to pay off and consolidate high interest store credit cards, and credit cards that accumulated balances for cash advances on credit cards. Daughter and family requested financial assistance from me due to husband's self employment and injury on the job, resulting in loss of income. Things are back on track for them now, but have been unable to pay me back as of yet. Would like to reduce the cash advance interest rate I am paying on the current cards. Have been with current employer for 33 years, my spouse with his employer 17, so am not a high risk for repayment. Please consider my request. Borrower added on 05/10/10 > Incorrect phrasing in loan description. I am not a high risk of default, but a good risk of repayment of loan.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	20
Revolving Credit Balance:	$35,536.00	Public Records On File:	1
Revolving Line Utilization:	85.00%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $12,000 DC category loan. My questions are: [1] Brief description employer Waseca County Government? [2] Position (Job/What you do) for Waseca County Government employer? [3] Transunion Credit Report shows $35,536 RCB debt- 85.00 pct usageall credit lines. What $ payments per month are paid on all RCB debts? (Total $ that is actually PAID per month; NOT CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues a standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? [FYI: Portion of self-entered narrative ... "so I am not a high risk for repayment" hopefully is I-N-C-O-R-R-E-C-T becasue that phrase literally means that you are a high risk for DEFAULT meaning you will NOT repay this loan as agreed and on-time as scheduled. Instead you should say..."I am not a high risk for default" that means you will repay loan as agreed and on-time as scheduled. There is a BIG difference in the two wordings!- one negative to lenders and the other positive to lenders.] Thank you in advance for all FOUR answers to questions. Member 505570 U S Marine Corps-RETIRED 05.10.10 @ 2:03 PM.	1.&2 Public Health Nurse 3. Payments per month total approx. $600 per mo.4. Repayment in 2 yrs. Thanks for pointing out the incorrect narrative regarding risk. I am not a high risk of DEFAULT. Have never defaulted on a loan.

Member Payment Dependent Notes Series 513757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513757	$24,250	$24,250	10.99%	1.00%	May 21, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513757. Member loan 513757 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	The Advisory Board Company	Debt-to-income ratio:	23.03%
Length of employment:	3 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	The Advisory Board Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,466.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Hello. I am looking to partially consolodate the following credit cards: Discover: Balance ($3450), APR (15.99%), Monthly Payment ($69) Citibank (AT and T Universal Card): Balance ($10283), APR (18.98%), Monthly Payment ($269) Bank of America (Visa): Balance ($3318), APR (14.9%), Monthly Payment ($74) Bank of America (American Express): Balance ($17870), APR (14.9%), Monthly Payment ($355) My monthy costs are: Rent: $1125 Car: $340 Car Insurance: $90 Cable: $140 Gym: $65 Food: $500 Thanks, Greg

Member Payment Dependent Notes Series 513777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513777	$12,000	$12,000	10.99%	1.00%	May 21, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513777. Member loan 513777 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,880 / month
Current employer:	Medical Clinic of Redlands/Urgent Care	Debt-to-income ratio:	17.02%
Length of employment:	1 year	Location:	Moreno Valley, CA

Home town:
Current & past employers:	Medical Clinic of Redlands/Urgent Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > I am a mid-level medical practitioner, Master's of Science, Physician Assistant. I have been a medical practitioner for almost 2 years and work in urgent care/occupational medicine. I am paid hourly and take home $6880+ a month. I have accrued some debt while I was in school and I have paid off some of my credit card debt but current interest rates will take me longer than 36 months to pay them off.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	68
Revolving Credit Balance:	$9,427.00	Public Records On File:	1
Revolving Line Utilization:	66.40%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	These are the loans I am consolidating. I pay more than the minimum amounts: 1. ebay Mastercard (GE), balance $724, payment $100 (this will be paid off by this month, May 2010). 2.Juniper Mastercard, balance $4030, 21% interest, monthly paid $120 3.HSBC Mastercard, balance $4070, 19% interest, monthly payment $150 4. Capital one Visa, balance $2212, 13.4% interest, monthly payment $100

Member Payment Dependent Notes Series 513786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513786	$10,000	$10,000	10.99%	1.00%	May 20, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513786. Member loan 513786 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Hughes Telematics, Inc.	Debt-to-income ratio:	7.15%
Length of employment:	2 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Hughes Telematics, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > Am tired of paying 4 different credit card bills every month and would like to pay them all off using this loan, so that I only have one credit card related bill each month. I am not in collections or behind on my bills, I just want a lower interest rate and quicker pay off of debts. Borrower added on 05/12/10 > With over 7 years of consistent employment and over 2 years in my current position, I feel as though career is on track and that I've grown financially smarter over the years. With this loan I will save over $150 a month and in the long run thousands of dollars in interest. Those savings will be invested in my daughter's graduation savings plan in hopes that I can help her as much as I can to avoid student loan debts of her own.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,345.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are seeking a $20,000 debt consolidation loan to pay off shown debt of $9,000+. What will the extra funds be used for?	I would use the extra funds to pay off some additional debt that may not be considered part of the $9000+ in revolving debt on my credit report.
What is your total household income? How do you plan on avoiding additional debt while paying this loan off?	My total household income is +46K a year. I plan on continuing to stick to strict budget as I am doing now, using cash only, and living below my means. PLUS destroying the credit cards I will be able to pay off so I am not tempted to use them again. The loan payment would be less than the current credit card payments I am currently making so this loan is well within my budget.

Member Payment Dependent Notes Series 513806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513806	$7,000	$7,000	7.88%	1.00%	May 21, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513806. Member loan 513806 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Wells Fargo Auto Finance	Debt-to-income ratio:	10.41%
Length of employment:	3 years	Location:	Aberdeen, SD

Home town:
Current & past employers:	Wells Fargo Auto Finance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	60
Revolving Credit Balance:	$6,575.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 513829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513829	$9,000	$9,000	10.25%	1.00%	May 20, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513829. Member loan 513829 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,083 / month
Current employer:	Professional Networks, Inc.	Debt-to-income ratio:	19.46%
Length of employment:	6 years	Location:	Hillsville, VA

Home town:
Current & past employers:	Professional Networks, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > I plan to use these funds to pay off my Citi Financial load. I took out this loan to consolidate credit cards. I was having a hard time making myself pay more than the minimum payment. I thought that with the Citi Loan, I would at least have a set amount of payments instead of paying forever. My husband and I want to buy a house in about 5 years and I need to pay off debt first. I actually kick money into my savings account each pay day ($50) so I'm saving every month. My job is very stable and I have been employed by the same company for about 6.5 years. My monthly budget allows me to pay all of my bills on time and save money, too. I'm ready to get out debt so we can get a house one day. I don't spend my money on stupid things - I do a few triathlons a year, so most of my extra money is spent on traveling to the races or on gear for triathlons. I hope you decide to sponsor me! Borrower added on 05/12/10 > One thing I forgot to mention was that I'm wanting this loan because the interest rate is about half of what I'm paying on the citi loan.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	46
Revolving Credit Balance:	$1,328.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My husband and I have the title to our mobile home. Not sure how much equity we have in the house - I assume it's worth about $10,000. Hope that helps! We don't owe anything on it and we live on land that we own as well (about an acre).

Member Payment Dependent Notes Series 513889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513889	$11,200	$11,200	11.36%	1.00%	May 21, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513889. Member loan 513889 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	city of san francisco	Debt-to-income ratio:	13.08%
Length of employment:	10+ years	Location:	Millbrae, CA

Home town:
Current & past employers:	city of san francisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > loan will be used for paying off over 550.00 per month in bill's . some of which are 29% interest rate "please help" I'v worked for the city of SF for over 22 years and have managed an apartment for over 10 yrs Borrower added on 05/12/10 > A car loan of $5600.00 at $235.00 per mo. will also be paid off with this loan. note: my commitment to keep raising my credit score is very important to me. I have brought it from 585 to 703 in just over 2 years.so paying on time is most important to me Thank You.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	52
Revolving Credit Balance:	$7,232.00	Public Records On File:	1
Revolving Line Utilization:	52.80%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Would you also describe the casue of the delinquency and the Public Record entry Thank you	Type your answer here.,,,Chase:29%interest $4400.00 owed.. monthly payment 158.00.. Barclay.. 29% interest$1900.00,owed...$98.00 per mo. Visa 29% interest $500.00 owed $30.00 per mo. Sears Mastercard 29%interest $280.00owed$15.00 mo. target 29% interest $200.00 owed $15.00 per mo.gordon's jewelers $260.00 owed $20.00 per mo.. I'v never been late on any of these account's ever..hope you can help. My public record was 10 years ago, and caused by two consecutive shoulder surgeries and I was disabled

Member Payment Dependent Notes Series 513936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513936	$17,500	$17,500	13.11%	1.00%	May 24, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513936. Member loan 513936 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	Arena Pharmaceuticals, Inc.	Debt-to-income ratio:	20.81%
Length of employment:	8 years	Location:	San Diego, CA

Home town:
Current & past employers:	Arena Pharmaceuticals, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Good borrower with long employment history in pharmaceutical industry (8 Years At Current Company). I have a B.S. degree in pharmacological chemistry from UCSD. Borrower added on 05/12/10 > I survived a 30% company-wide layoff in 2009 and recently received a promotion. Borrower added on 05/14/10 > I work for a company with tremendous growth potential. They just filed a New Drug Application (proprietary new chemical entity) for untapped obesity marketplace. Borrower added on 05/19/10 > No late payments, collections, bankruptcies, charge-offs, or mortgage modifications/short sales on my credit record. I have always lived up to my contractual obligations. I have never been unemployed during my 10-year work history. Borrower added on 05/20/10 > I am a workaholic and have over 360 hours in accrued vacation time.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,800.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own the title to the home. Currently, I have no equity. The home is valued at 230K and the current balance is 298K.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Yes @ 1500.00/month 2. Yes under my name and my father 3. No HELOC 4. 5 years

Member Payment Dependent Notes Series 513955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513955	$15,600	$15,600	15.33%	1.00%	May 26, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513955. Member loan 513955 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Pacific Scientific	Debt-to-income ratio:	21.33%
Length of employment:	5 years	Location:	Carpinteria, CA

Home town:
Current & past employers:	Pacific Scientific
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > The funds will go straight to paying off a high interest credit card. My inerest rate went from 8% to 29.99% and I've never missed a payment on anything.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,431.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrowers Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund your $15,000 CCREFI category loan. My questions are: [1] Brief description employer Pacific Scientific? [2] Position (Job/What you do) for employer? [3] Credit Report shows $52,431 RCB debts (95.50 pct usage). What is $ payments per month that are paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues a standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? Thanks in advance for all FIVE answers to questions. Member 505570 U S Marine Corps-RETIRED 05.11.10 @ 05:15 AM.	Type your answer here. 1) Pacific Scientific,OECO, Electro Kinetics Division is owned by Danaher Corporation. DHR on the stock market. We design custom power generation solutions for fixed wing aircraft, rotary aircraft, downhole drilling and ground vehicle applications. 2) I currently hold a dual role as Senior Mechanical Design Engineer and Project Engineer 3) I pay approximately $1700 month on all debts. I am looking for a better interest rate to pay down my debts faster. 4) My best guess is that it will take the complete three years, but I will take advantage of any opportunity to pay faster.
What is your job/position? Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 3 Qs....	Type your answer here. My job position is Senior Mechanical Engineer and Project Engineer. The debts I am consolidating are the following: 1)Chase Credit Card $4711 @ 29.99% interest 2)Chase Credit Card $9717 @ 29.99% interest Monthly Costs: Rent $1500, Debts $1700, Utilities $600, All Vehicle Expenses $400, Food/Entertainment $1300 I will pay off the high interest credit cards immediately and expect to pay the same $1700 total debt payments after the loan. I just want to pay a more sensible interest rate on what I owe.

Member Payment Dependent Notes Series 513976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513976	$9,000	$9,000	9.88%	1.00%	May 20, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513976. Member loan 513976 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Palo Verde Unified School District	Debt-to-income ratio:	20.99%
Length of employment:	1 year	Location:	covina, CA

Home town:
Current & past employers:	Palo Verde Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$10,102.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Would you also please describe the reason for the delinquency? Thank you	I owe two credit cards with a total balance of 8,900. Interest rate on the card is 24% and I make a total monthly payment of 350 for both cards.

Member Payment Dependent Notes Series 513987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513987	$11,200	$11,200	9.88%	1.00%	May 19, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513987. Member loan 513987 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,808 / month
Current employer:	Pomona Unified School District	Debt-to-income ratio:	10.97%
Length of employment:	4 years	Location:	Glendora, CA

Home town:
Current & past employers:	Pomona Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > I am a single parent and a high school teacher. I am working on my Second Masters Degree in Education. I have fought long and hard to to become credit worthy. I am asking for a second chance to get ahead. I am going to use your funds to pay off one credit card $5900 that has a 29.99% interest rate and the rest on my car loan balance $4900 with 27.88% interest rate. This would give us the financial and credit worthiness to attain a first time home buyer loan. This dream cannot be achieved without you. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,914.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're borrowing $11,200 but your credit report only shows $7,914 in revolving debt. Why are you requesting so much more than you owe?	I am going to use your funds to pay off one credit card $5900 that has a 29.99% interest rate and the rest on my car loan balance $4900 with 27.88% interest rate. My revolving debt is mainly the one card and I just made a payment and paid off the little card. So between the big card and my car payment seems like no matter how much I give, it all goes to interest and the total never goes down. So the card and car payment is the reason. I hope this answered your question.

Member Payment Dependent Notes Series 514055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514055	$11,000	$11,000	14.22%	1.00%	May 20, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514055. Member loan 514055 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	bloomingdales	Debt-to-income ratio:	11.01%
Length of employment:	5 years	Location:	BRONX, NY

Home town:
Current & past employers:	bloomingdales
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,735.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position with bloomingdales and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	My current position title with "Bloomingdale's" is Sales Professional. Daily duties at my job include: customer service, assisting with merchandising and building customer relationship through clienteling computer based system. My prior employer was "Zara" International Inc., for over a year. The reason I left was to join a larger company with various job opportunities. Income stated includes 1 wage earner. I am absolutely confident that I will pay this loan back.
I am interested in funding your loan but could you please finish answering Question #1, particularly sub-questions 3 through 6 (of Question #1)? Thank you in advance.	My husband pays for the rent. I do not own a car.I have 2 CC. Other expenses per month average $250 - $350

Member Payment Dependent Notes Series 514058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514058	$17,000	$17,000	7.88%	1.00%	May 24, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514058. Member loan 514058 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Pasco Sheriff's Office	Debt-to-income ratio:	23.74%
Length of employment:	10+ years	Location:	Brooksville, FL

Home town:
Current & past employers:	Pasco Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,958.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate this debt? Once you receive this loan, do you have a plan to avoid accumulating new debt? Wishing you the best.	Helped my son in an attempt to start, continue an irrigation business in west Florida. Due to the economy, the business failed. He now is in a lower paying position and will repay me as he can.
Hi. What are the sources of the debts you'll pay off with this loan? Thanks.	Assisted son with startup of an irrigation business that failed due to economic downturn. Used credit card checks after cash and I am seeking a lower rate.

Member Payment Dependent Notes Series 514065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514065	$4,000	$4,000	7.14%	1.00%	May 25, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514065. Member loan 514065 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Verizon Wireles	Debt-to-income ratio:	20.00%
Length of employment:	< 1 year	Location:	Albuquerque, NM

Home town:
Current & past employers:	Verizon Wireles
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > pay debt Borrower added on 05/14/10 > betafinance refinancing Borrower added on 05/14/10 > debt refinancing

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 514120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514120	$18,600	$18,600	10.99%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514120. Member loan 514120 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Human Services	Debt-to-income ratio:	9.86%
Length of employment:	9 years	Location:	Chelmsford, MA

Home town:
Current & past employers:	Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I'm divorced with no support from my ex. My daughter was sick last year and I wasn't making enough money to survive. After buying a car for my daughter that I was supposed to have help with and racking up credit cards to survive I now make more than enough to live but everything is going to credit cards and the car payment. The loan is more than the car is worth and my daughter who has just moved to Boston can't get a parking permit because the car is in my name. Unless it's paid off we have to pay even more every month to pay for a parking space. I need to get rid of this albatross of debt and start living instead of working for my bills. I don't miss payments and this loan would actually be $200 less a month and get everything paid off years earlier. Thank you so much!!!!!!!

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,757.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I hope your loan gets funded. I'd like to ask why you are looking to borrow $24k when your credit report shows a RCB of $13.7k? Also, what is your position where you work?	Hi, thank you. I don't know why my credit report says $13.7K. I have that much in credit card debt and $10,000 on the car loan. My position is Director.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Thank you for your interest. I didn't list my employer or position because if someone lived in the town I work for they would know who I am as I am a public official. I know this makes it more difficult but I don't want to risk that knowlege at a time when public officials are under such fire. I can tell you I work for a municipality and I am a department head with a very secure job. I have 7 staff and 114 volunteers and a combined budget of $280,000. I pay $1200 in rent, have one car loan which I mentioned. My combined utilities average $200/month, Insurance (including my daughter) is 2400/year, cell phone for mother, daughter and myself is $140, internet and cable are $95/month, Food and gas are about $120/week. I owe $10,000 on the car loan at $260/month and $3,000 on Chase Visa and $11,000 on Discover. Chase is about 26% and Discover 22%. I pay $300 on each credit card (above the minimums) If I remember correctly there were a couple of delinquences in the the 3 months following my moving out away from my ex-husband a few years ago when I was juggling both mortgage and rent. I have I have a Roth IRA I just started and a traditional IRA with only $3,000 in it from another company. I'm not sure how much is in my retirement from my employer, It would be over $28,000 at this point. I have $9,000 in my "Smart Plan" through my employer and if I work 30 years (I'm at ten) I will retire with 80% of my salary which I am young enough to do. I am the sole earner and I do not have an emergency fund except for a couple hundred in cash in a safe, which I am working on increasing. Being able to pay off these three large bills quicker would enable me to get some money saved which quite frankly scares me not having any. I will have LC withdraw automatically from my account, that is my preferred method. Hopefully I have answered your questions. Thank you for considering my loan.

Member Payment Dependent Notes Series 514206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514206	$21,000	$21,000	19.41%	1.00%	May 24, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514206. Member loan 514206 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Pacific BMW	Debt-to-income ratio:	5.70%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Pacific BMW
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Hello All. Thank you for taking the time to look at my profile. I am applying for this loan on my own but ultimately it is to help myself and my girlfriend. We plan on getting married but are not making any concrete plans until we lower or pay off our debt. Why am I asking for $21,000? The payment amount offered for the $21,000 loan is very comfortable for myself and my girlfriend. We would apply the loan to my current debt, her debt, and the rest would go to the beginning to plan our wedding. We appreciate you taking the time to take a look at my (our) profile and hope you will help. This looks like a great program and opportunity for all. Thank you! Borrower added on 05/19/10 > Hello! Thank you to everyone who has funded our loan thus far. We are at 65% with 4 days to go! I am hopeful that our loan gets funded 100%. Thank you again! :)

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,315.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $21,000 DC category loan. My questions are: [1] Your current position (Job/What you do) employer Pacific BMW? [2] Your Transunion Credit Report shows $6,315 RCB debts (95.70 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] Loan $21,000; RCB debt $6,315; Extra $14,685 (less loan origination fee) is consolidating or refinancing what specific debts not included in the RCB total? [4] If your loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for FOUR answers to questions. Member 505570 U S Marine Corps-RETIRED 05.10.10 @ 05:15 AM.	Hello USMC Retired, Thank you for taking the time to consider my loan. 1) Current position is an automotive technician at Pacific BMW. With the economy at its current state and consumers repairing more than purchasing new cars, it has been beneficial for my career. 2) Due to my current interest rates on credit cards I am paying about $500+ a month on my debt plus my girlfriend is paying about $800+. The interest rates are high so we are barely making a dent with paying a total of $1300 a month put together. This loan we are trying to fund has a payment of a FRACTION of our current monthly payments and would help TREMENDOUSLY. We've held off on paying a lot on our current debt because then we would just be paying a huge amount in interest. Therefore we are hoping to get our loan funded so that we can actually pay the balance of our debt, not just the interest. 3) I am looking to consolidate my debt, help out my girlfriend with her debt, and put the rest of the money towards our engagement and wedding planning. 4) In terms of the lenders I'm not exactly sure how the payment works on your side. However the loan payment I was approved for was 3 years. I hope to repay it in 2 years since there is no penalty for paying more than the monthly payment amount.
Perhaps you have answered this already and it hasn't popped up, but I see a revolving credit balance of $6,000. Why do you need $21,000? What will you do with the other 2/3 of the money? Also, the payment for this loan alone will be more than 1/5 of your salary. Can you afford almost $800 a month?	Hello irish80122, Thank you for taking the time to consider my loan. The following are the answers to another lenders questions. I will forward this to you since I believe it answers your questions and more. If it's not sufficient please feel free to message me again. 1) Current position is an automotive technician at Pacific BMW. With the economy at its current state and consumers repairing more than purchasing new cars, it has been beneficial for my career. I currently have great job security but if I were ever laid off for some reason there are dealerships everywhere. There are always cars that need to be repaired and talented wanted by dealerships. :) 2) Due to my current interest rates on credit cards I am paying about $500+ a month on my debt plus my girlfriend is paying about $800+. The interest rates are high so we are barely making a dent with paying a total of $1300 a month put together. This loan we are trying to fund has a payment of a FRACTION of our current monthly payments and would help TREMENDOUSLY. We've held off on paying a lot on our current debt because then we would just be paying a huge amount in interest. Therefore we are hoping to get our loan funded so that we can actually pay the balance of our debt, not just the interest. 3) I am looking to consolidate my debt, help out my girlfriend with her debt, and put the rest of the money towards our engagement and wedding planning. 4) In terms of the lenders I'm not exactly sure how the payment works on your side. However the loan payment I was approved for was 3 years. I hope to repay it in 2 years since there is no penalty for paying more than the monthly payment amount.
What do you want to do with the money? What are your backup plans for paying it back if you lose your job?	Hello Merideth, Thank you for taking the time to consider my loan. The following are the answers to another lenders questions. I will forward this to you since I believe it answers your questions and more. If it's not sufficient please feel free to message me again. 1) Current position is an automotive technician at Pacific BMW. With the economy at its current state and consumers repairing more than purchasing new cars, it has been beneficial for my career. I currently have great job security but if I were ever laid off for some reason there are dealerships everywhere. There are always cars that need to be repaired and talented wanted by dealerships. :) 2) Due to my current interest rates on credit cards I am paying about $500+ a month on my debt plus my girlfriend is paying about $800+. The interest rates are high so we are barely making a dent with paying a total of $1300 a month put together. This loan we are trying to fund has a payment of a FRACTION of our current monthly payments and would help TREMENDOUSLY. We've held off on paying a lot on our current debt because then we would just be paying a huge amount in interest. Therefore we are hoping to get our loan funded so that we can actually pay the balance of our debt, not just the interest. 3) I am looking to consolidate my debt, help out my girlfriend with her debt, and put the rest of the money towards our engagement and wedding planning. 4) In terms of the lenders I'm not exactly sure how the payment works on your side. However the loan payment I was approved for was 3 years. I hope to repay it in 2 years since there is no penalty for paying more than the monthly payment amount.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.08.2010 @ 7:29 PM ET.	Hello sir, and once again thank you for your interested in helping with our loan. I have received an email from the Credit Review Team and was instructed to fax them 2 of my most recent Payroll Stubs. I've already faxed all the information and also contacted them to make sure they received my faxes. I should be hearing back from them fairly soon.
You've been very communicative, which can be rare at loans of this risk level, and so I'd really love to fund your loan but there are some legitimate concerns in your numbers. If your girlfriend has been paying that $800/month with her own income, and she can continue to provide you with that, we would like to know what she does for a living., how long she's been there, and any details about her situation. Otherwise, you are taking on a loan that will consume 1/4th of your income, which poses a much greater risk of default, than if you simply need to maintain your payment of 500 while she continues paying 800. If she does have income and will be helping with this loan, I would suggest contacting lending club and adding her income to the gross income on the loan to make your listing more attractive to lenders. Either way most of us love being able to see a listing of the credit cards you are consolidating from which companies at what interest rates, as well as a breakdown of your monthly expenses. Thanks in advance.	Hello Cigarscool Thank you for your interest in my loan and questions. I hope the following answers your questions. I noticed that you put that I am taking a loan that will consume 1/4 of my income which poses a much great risk of default. I'd like to inform you and everyone who is considering funding my loan that there are some other factors not necessarily disclosed on my profile. I live with my parents and my "rent" is $200 - 300(max) for groceries and whatever else my parents choose to purchase for the house. I own my car and do not have a car payment. I do not drive a brand new car so my insurance rate is great. I do not have other bills that I need to worry about so I am not concerned about defaulting on the loan. Even if my girlfriend did not contribute to paying some of the loan (which is not the case), a loan of 1/4 of my income is not an issue for me. Having said that, my girlfriend and I have made some not so great decisions as young adults (college, etc) with our credit cards so with rising interest rates of those cards over the past decade or so we have found ourselves in this predicament. We would like to actually PAY OFF our debt instead of just paying a bunch of minimum payments and interest which we have been doing for a long time now. When we came across the Lending Club we thought it would be a great way to consolidate both of our debt, actually pay off the balances of our debt without the 20+/30+ interest rates we have been paying, and then begin putting aside some money to start planning an engagement and wedding. My girlfriend would love to get her own loan but with all the interest and minimum payments she's been paying on her own her credit isn't quite so strong so she wasn't approved for her own account. I am confident about paying the loan and have received approval for my own account, therefore after being approved for this $21,000 loan I have decided to take it upon myself to put this on my credit and not hers. In terms of adding her to my loan, we are not married and do not live together so I do not believe they will do that for us. Plus I am comfortable with the current loan as is. She lives with her parents as well and until we can pay off our debt and plan our engagement/marriage, we will not be living together until that time. I hope you find this sufficient but if not please let me know. Sorry for all the long answers. :)
Hi. I admire your commitment to get out of debt but $774 is a large monthly commitment, so I would like to understand how it fits into your budget. What is your monthly take home pay and your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym as applicable)? Thanks for your answers to these Qs....	Hello Member_569427. Thank you for your interest in funding my loan and your questions. I think I may have answered some of the question in the responses to other lenders but I'll get into a little more detail. $774 is a large monthly commitment but in reality it is a blessing. My girlfriend and I are in our late twenties and have been looking for a loan for us to get out of debt or help us with our high interest rate credit cards, plus we would like to start planning an engagement/wedding so that we can get married in the next 3 - 4 years possibly. This loan will help us pay off the balances of our credit cards instead of just the finance charges and minimum payment, plus it will give us cash to start making some plans for the future so it's just what we need. Take home pay - $2600 Rent - (Live with parents) $200 - 300 (max) to help my parents with groceries or other household items. Car - Own Utilities - N/A Insurance - $100 Phone - $75 Food - Mostly eat at home but let's say $50 for going out Gym - N/A My girlfriend/fiance will be paying for half the loan but regardless I will be able to pay back the loan if needed (which we won't).
What are the interest rates on your current debts, or items you are re-financing? What are your current monthly expenditures (rent, car, gas, phone, etc.)? Is your girlfriends income included in the Gross Income included above?	Hello Member_546034. Another potential investor asked me similar questions so this is the response I sent them. I hope it answers all of your questions. Thank you for your interest in funding my loan and your questions. I think I may have answered some of the question in the responses to other lenders but I'll get into a little more detail. $774 is a large monthly commitment but in reality it is a blessing. My girlfriend and I are in our late twenties and have been looking for a loan for us to get out of debt or help us with our high interest rate credit cards, plus we would like to start planning an engagement/wedding so that we can get married in the next 3 - 4 years possibly. This loan will help us pay off the balances of our credit cards instead of just the finance charges and minimum payment, plus it will give us cash to start making some plans for the future so it's just what we need. Take home pay - $2600 Rent - (Live with parents) $200 - 300 (max) to help my parents with groceries or other household items. Car - Own Utilities - N/A Insurance - $100 Phone - $75 Food - Mostly eat at home but let's say $50 for going out Gym - N/A My girlfriend/fiance will be paying for half the loan but regardless I will be able to pay back the loan if needed (which we won't).
Since you and your girlfriend are repaying the loan together, would you mind disclosing your combined post tax income? I ask b/c the loan app only includes your financial info (I'm assuming her's is not included in the stated and verified $3,333/month), and would make some of the more conservative investors feel a little more comfortable with a high monthly payment amount of $774/month.	Hello Passive Inc Thank you for your question and interest in funding my loan. You are correct. The account and loan is on my credit and only shows my financial information. My income is verified at $3,333 a month and as you can see from the previous questions answered, even if I needed to pay the loan on my own I definitely could do that. I would like to put the investors minds at ease. My girlfriend currently lives at home and does not pay for rent, car payments, nor insurance. She does pay the following and has the following: Take home pay - 2100 Rent/Car/Insurance/Utilities - 0. Live with parents Phone - $50 Food - Mostly eat at home but let's say $50 for going out Gym - $30 Manicure/Pedicure - $45 Our parents are helping us by letting us live at home until marriage. We want to pay off our debt on our own (instead of just paying minimums + interest) and start saving for marriage on our own as well. If we needed their help our parents would help us, but we have undertaken this loan on our own. Also, please keep in mind I could pay the loan on my own if I needed to as well. Hope that answers any questions you have. Thank you again for considering funding my/our loan. We're at 50% and are so excited! :)
What are the interest rates on your current debts? Another investor asked this already, but your response was "high interest." Can you be specific as to the actual numerical APR on your debts?	Hello Member_669654, Current debts have interest rates of 21.74 to 31.99% Thank you for your question. :)

Member Payment Dependent Notes Series 514252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514252	$20,000	$20,000	10.25%	1.00%	May 24, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514252. Member loan 514252 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	State of Connecticut--DCF	Debt-to-income ratio:	9.09%
Length of employment:	10+ years	Location:	Norwich, CT

Home town:
Current & past employers:	State of Connecticut--DCF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > My goal is to consolidate my credit cards; then, close some of those accounts--keeping only two credit cards. I also need to fund home repairs. I would like to take care of all this prior to retirement (in 3-5 years). Borrower added on 05/19/10 > I made an error in my response to the most recent question regarding my monthly expenses. The error was not regarding expenses but rather net earnings; it is approximately $5,000, not $6,000. I multiplied my second job's monthly earnings by two rather than biweely earnings by two. This, nevertheless, does not adversely impact my ability to repay this loan.

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,674.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please indicate what cc's, amounts and rates will be refinanced vs. how much to be used for home repairs (and the nature of the repairs is?). Thank you	Credit Cards: Bank of America (29.99%) Balance: $4,345.24 LL Bean Visa (29.99%) $3,492.19 Chase (15.24%) $1,991.93 Capital One (17.90%) $3,658.02 -------------- $13,487.38 Home Repairs: Complete window replacement Repair and extend deck Cosmetic work on inside (paint, etc)
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	mortgage, homeowners' insurance, taxes, utilities, car payment, car insurance, gas & maintenance, cable, telephone landline, internet, cell phone, food, clothing, gifts, charitable contributions, leisure activities, credit cards
Would you please list the dollar amounts for your other monthly expenses? This will help assure us lenders that you are able to repay our loan to you. Also, would you please describe your position with the State of Connecticut. Thank you.	Let me first clarify that I have two jobs that net a total of approximately $6,000/month. My total recurring expenses (mortgage+taxes+homeowners insurance, utilities, cable bundle, cell phone, life insurance, medical insurance, union dues, car payment, car insurance, credit union loan, charitable contribution) total approximately $2575; then, credit card payments total approximately $600/month. The remainder is variable (food, clothing, gifts, other charitable contributions). My goal is to pay off the credit cards, keep only two credit cards, and no longer carry a balance on credit cards.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is solely in my name. I refinanced for a lower interest rate two years ago and added to the mortgage for home improvement. Since I purchased the home, the kitchen has been renovated and I added a second full bathroom. The home was valued at $200,000 at the time of refinancing; the balance owed is approximately $137,000.

Member Payment Dependent Notes Series 514258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514258	$25,000	$25,000	11.36%	1.00%	May 24, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514258. Member loan 514258 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	st jude medical center	Debt-to-income ratio:	18.33%
Length of employment:	10+ years	Location:	fullerton, CA

Home town:
Current & past employers:	st jude medical center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > been with my job over 10 years, excellent payment history, need to lower rates,please help Borrower added on 05/09/10 > looking to be debt free and purchase new home, excellent payment history looking for lower rates,please help

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,495.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job? How secure is your position? If you were to lose your job what would you do to pay the loan? What does your Revolving Credit Balance: $34,495.00 consist of? Thank you	Hi, I am a secretary and my job is very secure.The company I work for is doing very well financially and just gave raises across the board to all employees. I do have the opportunity to work overtime as well. I do have a 401k and should anything happen I would be able to use the money from that to repay the loan. At this point I am taking Suze Orman's advice and not borrowing against my 401k. The revolving credit consists of oral surgeon bills that I charged on my credit card, even though I have dental insurance I had reached my maximum for the year, higher interest credit card debt, and money from an investment which was taken out from a credit card.Thank you for your interest.
(1) What are your monthly expenses (e.g., rent, car, student loans/tuition, child care, etc.)? (2) How much do you pay each month toward your credit cards? (3) What is the balance on each credit card and what is the respective rate? (4) Is there a second wage-earning in your household and if so, how much does he/she make?	Hi, My car is paid off and my car insurance is paid through October of this year.I currently do not pay rent and receive 500.00 dollars a month for renting out a room which covers all my utilities and food. My credit card debt is as follows: hafcu visa 9800 9.5% 196.00 credit line bank 3000 16.99% 59.00 discover 7900 12.99% 235.00 us bank 1760 17.99% 55.00 amazon visa 1000 20.99% 75.00 american express 3689 13.24% 75.00 home depot 815.00 0% until nov 2010 15.00 nordstrom visa 6380 10.98% 233.00 What I would like to do is lower my interest rate and pay off my debt in 2.5 years. As far as question 4, I have a roomate but his income is separate and does not relect my income. With this loan I hope to decrease my rates and pay back the loan in 2.5 years. Thank you
Home Ownership: RENT You rent BUT don't pay rent, and charge someone 500.00 monthly to rent? I'm confused.	The house is not in my name, so I can't say I own it . It is in my parents name,but they do not live there. I do have a roomate and he does pay rent which covers all utilities and food. Thank you

Member Payment Dependent Notes Series 514265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514265	$14,400	$14,400	13.48%	1.00%	May 21, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514265. Member loan 514265 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,050 / month
Current employer:	Tesoro Refining	Debt-to-income ratio:	16.38%
Length of employment:	10+ years	Location:	SUISUN CITY, CA

Home town:
Current & past employers:	Tesoro Refining
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Funds will be used to pay back a 401k loan. I have been working for the same company for 20yrs.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,620.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
and which will continue; What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. Mortgage=1900/mon, CC debt/loans-1200/mon, Car=600/mon, average cost of living for just myself and spouse.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I hold the title to my home valued at about 235K, Mortg Bal 210K.
Why are you paying off the 401(K) loan? Do you intend to take another such loan immediately after payoff? If so, in what amount?	Type your answer here. Yes, I intend to take out another loan after payoff.
What is your job at Tesoro Refining?	Type your answer here. Job Title is Inspection Supervisor.

Member Payment Dependent Notes Series 514306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514306	$3,000	$3,000	7.88%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514306. Member loan 514306 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,833 / month
Current employer:	Electronic Arts	Debt-to-income ratio:	7.34%
Length of employment:	3 years	Location:	Orlando, FL

Home town:
Current & past employers:	Electronic Arts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > I have a very secure job which includes annual bonus payments, which I'll receive next month, though we have to do the repairs immediately and can't wait until next month.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,221.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 514346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514346	$5,000	$5,000	14.22%	1.00%	May 25, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514346. Member loan 514346 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Alterian	Debt-to-income ratio:	18.73%
Length of employment:	1 year	Location:	VALENCIA, CA

Home town:
Current & past employers:	Alterian
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > This loan is for a down payment for my kids school for registration as new students. One is special needs and requires extra attention in class. This is my best, last, and only hope to get them into a better school. Borrower added on 05/15/10 > Two Deposits for $2500 per student for the year. It is a one time fee. Monthy isn't an issue. It's the deposit that was unexpected.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	16
Revolving Credit Balance:	$8,097.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes. I am on the title of the home. It is currently financed via Bank of America and the loan is current. 3. We have a 30 fixed rate @ 6.25% and was opened in 7/2005 with a purchase price of 580,000. Current Mortgage amount owed is 466,000. Comps in the area are 490,000 to 520,000 for the area and 480,000 to 510,000 for the same floor plan in our development. Peak value in 7/2006 was 720,000k
Can you please describe the 1 delinquency in the last 16 mos?	It was just a oversight. I was traveling for work on an extended overseas trip and I didn't realize I had missed a payment on my Dell account. One I realized what had happened, I paid it current and then some. Unfortunately, Dell could not remove the late on it.
This is somewhat unrelated to the loan, but you might consider refinancing your mortgage. You should be able to get better than 6.25% now.	Thank you for your suggestion. We tried a few months ago but we didn't have enough equity to stay above 20% to avoid PMI. We are waiting for the market to improve a little more to avoid PMI.

Member Payment Dependent Notes Series 514354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514354	$4,500	$4,500	6.76%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514354. Member loan 514354 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Horizon Goodwill Industries	Debt-to-income ratio:	14.74%
Length of employment:	7 years	Location:	Inwood, WV

Home town:
Current & past employers:	Horizon Goodwill Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,705.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Why is it that you "must" pay off credit cards? Your answer is appreciated. Wishing you the best.	The credit card companies, some that I have dealt with for twenty years, are now jacking up their interest rates to around 16%. Their penalizing their best customers, and I won't be a part of it. I have good credit, and solid employment, and don't need them anymore. Thanks for your help. Jim

Member Payment Dependent Notes Series 514399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514399	$15,000	$15,000	10.62%	1.00%	May 21, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514399. Member loan 514399 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	america express	Debt-to-income ratio:	9.55%
Length of employment:	10+ years	Location:	IRVINE, CA

Home town:
Current & past employers:	america express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I am applying for a personal loan to consolidate my credit card debt into one monthly payment. Borrower added on 05/12/10 > I would like to note that having this loan not only will consolidate my debt into one monthly payment, it will also help me save on my current credit card interest rates significantly, allowing me to pay off my debt much faster.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,835.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you work for America Express or American Express? Can you tell me your job title/role at that company?	I work in the corporate travel division of American Express as a Manager. I work with clients to ensure their travel needs are met, financial statements in order, and address any issues that arise between the client and travel arrangers. ..
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Certainly. I owe B of A credit card $12820 at 19% interest. Monthly payment $280.00 I owe Household bank credit card $4200 at 29% interest. Monthly payment $175.00 I also owe Best Buy $795 at 0% interest for 18 months. Monhtly.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thank you for the question. Rent $651 a month, including utilities Cable/internet $108 Cell phone $65 Food Approx $200-250 I help a family member out $150-200. Donations approx $100-150 Entertainment about $200-250 month I have two cars at the moment. One paid in full, which I inherited. The other is a lease that will expire Sep 2010. The remaining balance on the lease is $1548.00. I will return the leased car and pay it in full as soon as the loan is funded, so I don???t pay for two car insurance. Car insurance currently $547.00 every 6months The only CC debts are the ones listed above. Please feel free to ask me any other questions.

Member Payment Dependent Notes Series 514405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514405	$2,000	$2,000	16.07%	1.00%	May 19, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514405. Member loan 514405 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	California Institute of Technology	Debt-to-income ratio:	16.55%
Length of employment:	4 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	California Institute of Technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,626.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purchase... please enter loan description	I will use this money to help pay for my husband's studies. He is a full-time student at present.
What is your job at CIT and what are you purchasing with the loan proceeds?	I am a postdoctoral scientist. I will use the loan money to help pay for my husband's studies. He is a full-time student at present.
what is the major purchase?	I will use the loan money to help pay for my husband's studies. He is a full-time student at present.
Hi, Please see questions below, as I'd like to ivnest in you. - What are you purchasing? - Can you please describe the nature of your current debt? Balance shows $4.6k why not take a loan for a larger amount or for a longer term (i.e. 60 months, new LC program) - What are your typical monthly expenses	Hi. I am going to use this loan to help my husband with his tuition expenses (he is a full-time student at the moment). Currently, I have a car loan of $7000, credit card debt for $4500, and a partially paid personal loan for $5000. Typical monthly expenses $2000. I try to keep my borrowing within the limits of my current paying ability, so I don't want to take a larger amount.
how long will it take you to pay off this loan?	Between 6 months and 3 years, depending on family income. I can assure you that I will try to pay this loan out as soon as I can.

Member Payment Dependent Notes Series 514473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514473	$24,250	$24,250	11.36%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514473. Member loan 514473 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,421 / month
Current employer:	State of Wisconsin-DOC	Debt-to-income ratio:	11.23%
Length of employment:	10+ years	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	State of Wisconsin-DOC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > This loan will be used for debt consolidation. I have an EXCELLENT credit score and have worked for the State of Wisconsin for 16 1/2 years. I am currently a Section Chief for the Department of Corrections, and since I am in Corrections, I will have a job. Borrower added on 05/18/10 > We do have equity in our house and still have a mortgage.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,225.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current debts you are consolidating (amounts and rates)? WHat are your current monthly expenditures (rent, car loan, gas, phone, etc.)?	Account total Credit Card 1 to pay off $6886 @15.99% Account total Credit Card 2 to pay off $9200 @ 18.99% Account total Credit Card 3 to pay off $7500 @ 14.99% Account total Credit Card 4 to pay off $1600 @ 18.99%
I'm interested in funding your loan app and like your financial metrics thus far, but would you mind disclosing the account totals (and interest rates) you plan on consolidating? For example: XYZ Credit Card, $1,234.00 @ 24.99% LC does not show investors the borrower's individual credit accounts, just a Revolving Credit Balance, so this helps us in our risk management decision making.	Account total Credit Card 1 to pay off $6886 @15.99% Account total Credit Card 2 to pay off $9200 @ 18.99% Account total Credit Card 3 to pay off $7500 @ 14.99% Account total Credit Card 4 to pay off $1600 @ 18.99%
What are you currently paying monthly on the 4 cards (total)?	A total of $1050 per month between the four.
The individuals considering funding your loan have hunderds of other loans to choose from. The more information you provide, the better the chances they will choose to fund your loan. That said, would you please provide the following information? 1.List your monthly expenses and their dollar amounts 2.List the accounts you intend to pay off with this loan, the balances on the accounts, the interest rate charged and the amount you currently pay per month on the account 3.List the wage earners included in the gross monthly income Would you please also describe how this debt was accumulated and what your plan is to avoid this again in the future? Thank you and good luck with your loan.	Question 1) Total monthly expense (mortgage, CC bills, gas, food) $3500 2) already answered in previous question 3) Gross monthly income is mine alone, co-borrowers is not included.
Source of cc debt and plans to avoid it in the future once paid off? Thanks for answering.	Cut up cards, excess medical bills

Member Payment Dependent Notes Series 514494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514494	$15,000	$15,000	10.99%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514494. Member loan 514494 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.97%
Length of employment:	7 years	Location:	Corona, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > I am working hard to eliminate my dabt of high interest credit cards and a high interest auto loan. I ALWAYS make my payments on time. Please help! Thank you! Borrower added on 05/11/10 > My main goal in life right now is to completely rid myself of debt. I have made great strides and have cut my debt in half over the past 2 years. Unfortunately, my debt was acquired when my credit was not very good and I have extremely high interest rates.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,895.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your current employer and what do you do there?	I have two main, consistent sources of self-employment income. I own my own corporate office maintenance and cleaning service. I have had my main client for over two years. This client pays me $1000 a week. I also run a courier business. I do all of the backend office work including accounting, database management and client servicing. I make an average of $5000 a month in this position. I am happy to provide proof of income and/or references if you would like.
Who is your current employer? Thanks	I have two main, consistent sources of self-employment income. I own my own corporate office maintenance and cleaning service. I have had my main client for over two years. This client pays me $1000 a week. I also run a courier business. I do all of the backend office work including accounting, database management and client servicing. I make an average of $5000 a month in this position. I am happy to provide proof of income and/or references if you would like.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? What is your source of income since you have n/a as the employer? Thank you	Please see my previous answers in regards to my employment. Loan & Credit info: 1.Wells Fargo Auto Loan $15,743, 16.24% interest, $600 minimum payment. 2. Amex $5,738, 15.21% interest, I make a minimum payment of $300 per month. 3. Household Bank Visa $2,100, 19.99% interest, I make a minimum payment of $200 per month. 4. Wells Fargo Visa $930, 16.65% interest, I make a minimum payment of $300 per month. 5. Best Buy Card, $1,300, 0% interest for 3 years, I amke a minimum payment of $50 per month.
Place of employment please? How do you plan to repay this loan?	Please see my previous answers in regards to my employment and my list of debt. By receiving this loan I will be able to pay off my credit cards which all have very high interest rates and I will be able to pay off much of my auto loan. This will save me quite a bit in interest per month. The payment i will make to pay off this loan is much less than I am currently paying to various creditors. My income is more than sufficient to cover this loan payment.

Member Payment Dependent Notes Series 514587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514587	$12,000	$12,000	10.62%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514587. Member loan 514587 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	18.17%
Length of employment:	5 years	Location:	AURORA, CO

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > bank account verification complete

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,579.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
USAF Current military Rank a-n-d Pay Grade are? (Or civilian GS Pay Grade is?) Military Enlisted Member Expiration Current Contract Date is when? (Officer are "Indefinite") Member 505570 USMC-RETIRED 05.12.2010 at 05:41 AM ET	I am a NSPS YH-02. We do not have GS here, however, we will be converting back to GS system over the next 2 years. YH-02 is a professional payband for nurse, RN.
Please tell me a bit more about yourself...your duties and pay grade/rating and list the SPECIFIC debts you are planning to consolidate. Thank you. (ret. USAF)	I am a civilian registered nurse employed by the Air Force. I am the Flight Medicine Nurse at the Flight Medicine Clinic on base. We provide all the care for our flyers and space and missile operators. I am a NSPS YH-02. I would like to pay off two credit cards, discover and visa.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.11.2010 @ 12:04 PM ET.	Thank you!
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Discover Card: balance $8900, 12% interest rate, monthly payment $100. Chase Visa: balance $10900, 12% interest rate, monthly payment $100. Sallie Mae Loan: balance $14000, interest rate 9%, monthly payment $147.000 Thank you
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	car: 435.00, rent: $900, utilities/cable: $300.00, insurance: $200.00 food: $ 300.00
I'm going to add funds you loan, any nurse helping the people serving in our military is okay by me.	Thank you!

Member Payment Dependent Notes Series 514600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514600	$25,000	$25,000	13.11%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514600. Member loan 514600 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,051 / month
Current employer:	Manhattan Beach Unified School District	Debt-to-income ratio:	17.68%
Length of employment:	10+ years	Location:	Redondo Beach, CA

Home town:
Current & past employers:	Manhattan Beach Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > We had debt and had to split it. I make good money and have been with the same job for 22 years. To pay off my portion of the debt will take the rest of my life. With this loan, I can be debt free in 3 years and get on with my life. Thank you so much for believing in me! Borrower added on 05/10/10 > I got a divorce and half the bills. I make decent money, but not enough to really get down and pay these off. It will take me the rest of my life. I have never, ever been late on any payment to anyone. With this loan, I can pay these off in 3 years! Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,800.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses. Also, what is your job at the school? Thanks.	I am the Executive Assistant to the Superintendent of Schools. I have held this position since 1990. Prior to that, I was Administrative Assistant in the Human Resources Department. Monthly expenses include: Gasoline 150 Tithe 15 Lifelock 13.5 Medical Co-Pay 15 Prescriptions 60 Dog Food 40 Dog Insurance 21.93 Cable/Video 42 Newspaper 12 Storage Unit 135 Food $200
How much is your rent?	$1400.00 per month
How much interest are you paying for each credit card/other outstanding debt and what is the respective balance for each?	4419.16 14.90% 2559.37 10.24% 17,201.78 10.24% 12,194.81 8.25%
What is you monthly rent?	$1400
Why would you take out a 13.11% loan to payoff loans with a lower APR?	I know it sounds like a mistake, but with these credit cards, I will never have them paid off. With this loan, I can have them paid in 3 years, regardless of the lower APR.

Member Payment Dependent Notes Series 514626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514626	$15,000	$15,000	13.48%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514626. Member loan 514626 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Community Options Inc.	Debt-to-income ratio:	11.04%
Length of employment:	< 1 year	Location:	PLAINSBORO, NJ

Home town:
Current & past employers:	Community Options Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > I have excellent credit history. I have NEVER been late or missed a payment. I only have revolving accounts, so it has been difficult to get funding in the past. I am going to use the funds to pay for furniture and my wedding expenses. I have recently obtained a new job and have excelled in the company. This job is stable. Borrower added on 05/12/10 > I currently rent an apartment with my husband and my goal is for us to buy a house by summer of 2011. I was told that I would not be able to get a mortgage becuase I do not have any past history of installment payments. I will prove to investors that I will make installment payments on time and in full so that I may fufill my dream of becoming a homeowner. However I need somebody to give me the chance to prove what a reliable borrower I can be. Borrower added on 05/13/10 > For those who are curious, here is a little background about myself...I used to work as a paralegal and I held a job at the same firm for 3 years after graduating college. With the economy I had a rough 1 and 1/2 years of employment after leaving the firm. I now work for a non-profit that helps people with disabilities find employment and housing. I love my job and I love that I am making a difference in people's lives. The company is very pleased with my progress. For the past two years I have donated over $2,500.00 of my own money to Children's Hospital of Philadelphia at Christmas time to help the children that are in the hospital enjoy their holiday. I have organized a community wide donation and deliver the toys in a box truck a few days before Christmas! Even when I was unemployed and was having a difficult time financially, I have always been a giving person. I always am cheerful and try to think that there are people that are worse off than I am. I guess what I need right now, is for somebody to think of me the way I think of others. I got married last summer, and it has been a very difficult road financially for us. This loan will help turn my life around and allow me the continue what I love doing: helping others! Borrower added on 05/17/10 > PLEASE HELP!! I need this loan! This is the only chance that I have to try to get my finances back on track. I was never careless with my money, it was just that I lost my job, relocated and got married at the same time! I now have a great job, and I just need to get my bills and expenses back on track so that I can start saving! PLEASE PLEASE!! Borrower added on 05/20/10 > Thank you to all the investors that have already invested! I am running out of time for this loan to be posted. Please tell your friends and family about my loan. I would be estatic to meet my $15,000.00 mark! Further, I need to have the $15,000.00--I don't want to sound desperate, but that is exactly what I am right now. I am in the worst financial situation that I have ever been in due to the economy, my previous job loss and my relocation. I was paying $600.00 a month just for health insurance when I was unemployed. I really need to catch up on my bills. Please help me! Thank you for all of your help so far! I greatly appreciate your generosity!

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,392.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 514648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514648	$16,750	$16,750	14.96%	1.00%	May 26, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514648. Member loan 514648 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	80 hanover management llc	Debt-to-income ratio:	2.80%
Length of employment:	5 years	Location:	meriden, CT

Home town:
Current & past employers:	80 hanover management llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,823.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description and a breakdown of your monthly expenses. Thank you.	loan is to help family in albiania

Member Payment Dependent Notes Series 514674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514674	$10,000	$10,000	13.48%	1.00%	May 20, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514674. Member loan 514674 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,057 / month
Current employer:	Tahoe Truckee Unitied School District	Debt-to-income ratio:	21.09%
Length of employment:	10+ years	Location:	Truckee, CA

Home town:
Current & past employers:	Tahoe Truckee Unitied School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Thank-you for considering funding my loan. I am going to use the funds from this loan to consolidate debt that I unfortunately had to assume to take care of my mother-in-law at the end of her life and for her funeral expenses. I have a very solid income as a tenure teacher with over 25 years in my current school district. My goal with this loan is to consolidate as much of my current debt as possible into a lower interest rate, then during my summer vacation to earn additional money to eliminate my other credit card debt and start the new school year with just my mortgage payments as my only additional ongoing debt. Thank-you again for your consideration!

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	31
Revolving Credit Balance:	$465,731.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your large revolving debt, which is listed as $465,731.	Thank-you for your question. My wife started a business ten years ago and we accessed a line of credit for the business. The business easily pays the equity line payment each month. The goal for this loan and for the summer is to pay off all of our credit card debt so all we have left is our mortgage and the equity line for the business. Thank-you again for reviewing and considering my loan.
Revolving Credit Balance: $465,731.00 Revolving Line Utilization: 89.40% How is $10,000.00 and 3 months of summer work going to eliminate $465,731.00 debt by new school term?	Thank-you for your question. My wife started a business ten years ago and we accessed a line of credit for the business. The business easily pays the equity line payment each month. The goal for this loan and for the summer is to pay off all of our credit card debt so all we have left is our mortgage and the equity line for the business. Thank-you again for reviewing and considering my loan.
As asked before, could you please proved a breakdown of your large Revolving Credit Balance: $465,731.00 . Do you have a HELOC? Thank you.	Thank-you for your interest in my loan. Yes, we do have a HELOC that we secured for the business my wife started that is the majority of the revolving credit balance. The business easily covers the HELOC payment every month so the Lending Club loan is going to pay off our remaining revolving credit along with the work I will be doing in the summer when I am off, as I am a teacher. I should also point out that the income you see on our financial breakdown is just my annual salaried income. Our additional income from my wife will further support repayment of this loan, with our goal being an early payoff.
After being asked several times you still have broken down you revolving debt, nor have you provided us with the monthly income from your wife. With over 400 other borrowers seeking my funding dollars I will move on.	I apologize for missing your question! I have been busy with end of the year coaching as we are in the State Baseball Championships along with getting my students ready for finals and finalzing graduation plans as I am the senior class advisor. I will have some more time late tonight to provide you with a complete breakdown as i am on a quick prep break before going into my next class. The quick answer to part of your question is my wife has a salary income of $79,680 plus the income from the business she started that monthly nets around $2500, and is building consistently. Thank-you again for your question and for considering investing in my loan.

Member Payment Dependent Notes Series 514680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514680	$12,000	$12,000	15.33%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514680. Member loan 514680 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$70,000 / month
Current employer:	Columbus Division of Fire	Debt-to-income ratio:	2.34%
Length of employment:	10+ years	Location:	Columbus, OH

Home town:
Current & past employers:	Columbus Division of Fire
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,642.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund requested $12,000 Moving-Relocation category loan. My questions are: [1] Is this local move? Are you continuing job with same employer? [2] Your position (Job/What you do) for employer Columbus FD? [3] Credit Report shows $36,642 RCB debts (44.10 pct usage). What $ payments per month are being paid on all RCB debts? (Total $ is actually being PAID per month; NOT CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive their final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 8:23 AM.	The move is local. I am currently divorcing. My soon to be exwife stayed in the home we built. She decided to move, w/ the housing market currently very soft, she is upside down considerably. I agreed to accept half of that amount. I have some other funds I can access but she is going to need money at closing in a few weeks. Regarding revolving debt, I recently accepted a loan to continue my education as well. Not sure if that is part of the revolving balance. I do pay more than the monthly minimum, I intend to repay the money w/ in the 3 yr. period but sooner if it can be arranged.. I am a civil servant and I do enjoy my job very much so leaving it is not on the table. I am a firefighter/ paramedic and currently waiting on the promotional list to possibly receive a promotion. Regardless of the promotion I currently pay out approx. $500-$800 per month depending. When she and I split(ex) I took half of the debt with me so I rolled a good part on to credit cards.
Loan Description is missing. Also, I think you had a typo on your earnings "$70K a month".. perhaps you meant per year. You cannot edit it now, but you can answer it here for other potential lenders to read. Thank you.	Yes I did mean $70,000 per year. I misread the information thinking it read per year instead of per month. I typically dont answer questions on a per month income basis. I do understand attention to detail should be expected when asking to borrow money, however I will say it was an honest mistake that I did see toward the end of the application and realized I was unable to change that answer. I did receive a call clarifying that exact question w/ in the last 10 minutes of this response. Thank you for your consideration.

Member Payment Dependent Notes Series 514681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514681	$7,775	$7,775	10.99%	1.00%	May 26, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514681. Member loan 514681 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	DriveCam	Debt-to-income ratio:	21.36%
Length of employment:	4 years	Location:	San Diego, CA

Home town:
Current & past employers:	DriveCam
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Wanting to purchase a hose in the next year and want to consolidate my debt to payoff quicker and improve my overall score prior to applying for loan(s)

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,379.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Did you mean house, not hose? Also what is your responsiblity at your firm? Thank you	Ah yes! House not hose... I have an auto loan with Bank of America ($21,576, 6.99%, $510 per month) I also have a loan note with Wells Fargo ($5,278, $358 per month - I am not sure of interest rate but can forward if necessary). My role at DriveCam is client management - everything after the sale to ensure the client remains in our program. Basically I am the eyes from our organization into our clients organization and the eyes of our clients into the DriveCam organization.

Member Payment Dependent Notes Series 514803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514803	$25,000	$25,000	10.99%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514803. Member loan 514803 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	KAISER PERMANENTE HOSPITAL	Debt-to-income ratio:	9.44%
Length of employment:	8 years	Location:	FONTANA, CA

Home town:
Current & past employers:	KAISER PERMANENTE HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > I would like to make one payment for all my bills and just like the title of this loan says, Make my life easier:) It feels great to see that I will be debt free in three years rather than not knowing at all. Borrower added on 05/12/10 > I am also very cautious about my credit score and I try never to put it at risk. I have given this potential loan and monthly payment a considerable amount of thought. I have come to the conclusion that not only will I save money monthly, but there will be an ending to my bills because this loan has a set term.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,102.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	The home that I live in is my mothers and she holds the deed. I pay nothing but the property taxes on the property.
1. Your Revolving Credit Balance shows 5102.00 owed. Please explain what other debt you will be paying off with this 25,000.00 loan. 2. What is your position at Kaiser. 3. Please detail your monthly expenses (food, car pmt, entertainment, phone Thank you in advance for your response to all 3 questions.	I will be paying of a car loan, credit cards and a small 401k loan or should I say consolidate them. My monthly expenses are: car payment 350.00 credit cards total about 450.00 401k loan 200.00 and the utilities total about 300.00( gas,water,electric,phone) My entertaionment expenses are what ever is left after my bills. It is not a set amount, as it is not priority. My job at Kaiser in plain terms, I sterilize the surgical instruments for sugeries.

Member Payment Dependent Notes Series 514850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514850	$7,500	$7,500	7.88%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514850. Member loan 514850 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Bridge Diagnostics Inc	Debt-to-income ratio:	13.82%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Bridge Diagnostics Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > With this loan I will consolidate my credit card debt and the debt I'm about to accrue getting my car fixed. I'm tired of dealing with the credit card debt (now ~$3,800) that accumulated while earning my master's degree and while I was finding a job. I do not want to put my car repair costs (~$3700) on my credit cards.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,567.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	Before working with Bridge Diagnostics Inc (BDI), I was employed by the Department of Civil Engineering at New Mexico State University for almost 5 years (while I was earning both my undergraduate and graduate degrees). While working for this department I gained experience in my field (I inspected and analyzed bridges for the state of New Mexico, tested and analyzed structures for my master's thesis, etc). I am a structural analysis engineer at BDI. My current focus is analyzing the current structural behavior/capacity of existing structures (bridges, buildings, etc) in which I use measured structural responses to valid a computer model of the structure. I currently am on salary with BDI and love my job. I feel very stable with BDI and do not see any job change in my near future.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Thank you for your contribution to my loan. And I am very aware that my loan payments affect the many people that have decided to be a part of it. I just want to ensure you that your trust is well placed. This loan is major step for me to pay off my debt without getting taken advantage of. On top of that it will provide me the money to fix my car so that I will have reliable transportation for work. Thanks Again.

Member Payment Dependent Notes Series 514858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514858	$8,000	$8,000	13.11%	1.00%	May 25, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514858. Member loan 514858 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Tifanny & Company	Debt-to-income ratio:	13.06%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Tifanny & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Hello everyone, My name is Morgan. I am currently a sales associate at Tiffany & Company. I am seeking this loan as a means to refinance the remaining balance on my current vehicle loan. I am currently in the midst of being promoted to a management position and as a result my job is very secure. The salary I listed is a conservative income based on my 2008 tax year. For 2009 my after tax income was 76k. Borrower added on 05/13/10 > Besides income, another reason I am good borrower is that I have never been delinquent on a account.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,799.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your monthly expenses?	Monthly expenses come out to $2358.00 (round the cents). These include credit card payments, current auto note, rent, and utilities.

Member Payment Dependent Notes Series 514875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514875	$16,000	$16,000	12.73%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514875. Member loan 514875 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,576 / month
Current employer:	County of San Bernardino	Debt-to-income ratio:	9.76%
Length of employment:	10+ years	Location:	Banning, CA

Home town:
Current & past employers:	County of San Bernardino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I have been with my current employer 20 years as of July 2010. My plan is to have all of my credit cards and personal loans paid off within five years as I would like to retire early.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,489.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in by name and I am underwater as the house was purchased in 2004.
Can you please describe your position with San Bernardino County?	I am a Workers' Compensation Adjuster II. There are 11 adjusters at my level but I am the senior in experience and time with the County.

Member Payment Dependent Notes Series 514896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514896	$5,000	$5,000	15.70%	1.00%	May 20, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 514896. Member loan 514896 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Mueller & Partin	Debt-to-income ratio:	17.28%
Length of employment:	< 1 year	Location:	renton, WA

Home town:
Current & past employers:	Mueller & Partin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I just bought a very small bank owned home. It is only 560 square feet, two bedrooms and one bath. It is on a quarter acre of land....with a beautiful view. I would love to add another bed and bath...it is a great investment for me and my family. Oh...did I mention it is in great neighborhood? I can't go wrong and neither can you! Borrower added on 05/13/10 > I just bought a very small house on a large flat lot, in a great neighborhood, with an awesome city view. I want to use the funds to add an addtional bedroom and a bath. It will be a great investment. The house was already bought below the appraised value. Borrower added on 05/14/10 > I apologize for repeating the last few sentences. I did not realize that my prior response was already submitted. But I would like to continue on my last post and elaborate a bit more. I have already been in contact with a qualified contractor. He has submitted a bid and it comes well within the monetary parameters of the loan amount I am asking for. As I said earlier, and will stress again, this is a great investment for me. The money spent on this addition will increase the house value tremendously ??? especially in the area that this it is in. My employment is very stable. I work in the successful field of forensic accounting. The firm I work for, in fact, has seen an increase in the number of cases it receives in the past few years. As for me, personally, I have received a review at three months employment ??? which resulted in an increase in pay, and will get another review sometime this month and then yearly after that. I am confident that each review will be favorable. My budget is admittedly tight ??? I watch my spending and manage to save 10% of my paycheck. I am scrupulous about my spending and know what I can reasonably afford. I could have bought a house with a larger mortgage ??? but was conservative in my selection. The addition that I am planning, only adds to the value of the house, and I feel the extra monthly payment is a worthy investment ??? for the immediately increase on the value of the house offsets any interest paid. I feel that I am an excellent borrower. I have learned to be very wise in my spending and borrowing. I realize there are always people behind the money ??? and not only do I have a fiscal responsibility to repay the loan ??? I have a moral one also. I am very serious about that.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	64
Revolving Credit Balance:	$5,834.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I believe you are asking if I am the sole mortgagor on the loan - which I am. There are no other parties involved except me and the bank. My loan amount on the home is $141,000 and it has been appraised for $165,000..

Member Payment Dependent Notes Series 514897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514897	$10,000	$10,000	12.73%	1.00%	May 19, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514897. Member loan 514897 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Harbour Steel Services	Debt-to-income ratio:	13.60%
Length of employment:	10+ years	Location:	Glen Burnie, MD

Home town:
Current & past employers:	Harbour Steel Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,548.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I am looking for a loan to help pay for some remodeling expenses to my condo as well as pay off a few of my high interest accounts. Any consideration would be greatly appreciated. Thanks !!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes my home is solely in my own name and 2) the current value of the home is approx. $210,000 ( It was $245,000 before the property values dropped ) The balance of my mortgage is approx. $165,000. Thanks
Why does your record show one delinquency 27 months ago?	I am not aware of any delinquencies.

Member Payment Dependent Notes Series 515018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515018	$12,000	$12,000	14.22%	1.00%	May 21, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515018. Member loan 515018 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Autozone	Debt-to-income ratio:	9.77%
Length of employment:	5 years	Location:	South Gate , CA

Home town:
Current & past employers:	Autozone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Father of two boys recently adopted a little girl we backup a little on our bills planning to payofff debt so we can start fresh

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,987.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are the loans (and %'s) that you'll be paying off with this loan? What are your monthly expenses? It's much easier to decide to fund a loan if the requester provides this info. up front.	Most of them are credit cards and some are personal loans, the porcentage is between 19.87-24.99%, our monthly expenses are about $1300 including rent.

Member Payment Dependent Notes Series 515020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515020	$20,000	$20,000	13.48%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515020. Member loan 515020 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	PWS, Inc.	Debt-to-income ratio:	12.89%
Length of employment:	10+ years	Location:	Whittier, CA

Home town:
Current & past employers:	PWS, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > The purpose of this short term loan is to payoff all of my high credit cards debts. As it is right now i make more than the minimum payments however see that that as a result of higher interest rates the balances decrease very little on a month to month basis. Any assistance you can provide towards this loan would be greatly appreciated. Thank you. Borrower added on 05/17/10 > I am an excellent borrower because i have been at my job for almost 20 years. I have a stable professional enviroment and am currently getting my MBA to continue my education.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,611.00	Public Records On File:	1
Revolving Line Utilization:	75.30%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)?	cc to be pd off bal amt pd min % WFB 5,116 150 140 19.8 Capitol One 4,920 150 93 21.0 HSBC 4,175 125 110 18.5 Chase 4,130 150 145 23.0 HOME DEPOT 521 115 58 21.0 DELL COMP 382 50 15 21.0 19,244 740 561 Based on the above calculations i will be paying off $19,244 of my credit card debt using this loan. I currently pay more than the minimum payment which totals about $750 however the minimum payment combined is $561. My average interest rate seems to be right around 19%. My monthly expenses total about $3,300 per month (mortgage pmt $1,914, car pmt $366, insurance $200, childcare ( i have 2 kids however i am very lucky to have my mother take care of them so there is no real childcare expense) food $450 per month (i have two boys 12 & 8), daily expenses of $370 per month. I am also going to college and obtaining my MBA and thus the reason for my credit card debts.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, i own the tile to my home under my own name. I purchased the home approximately 3 years ago right before the market took a hit. As it stands right now, i have approximately $50k of equity in my home--valued at $550k and my balance is $492k. But the market seems to be climbing based on recent months sales in my area.

Member Payment Dependent Notes Series 515037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515037	$23,500	$23,500	11.36%	1.00%	May 26, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515037. Member loan 515037 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	n/a	Debt-to-income ratio:	19.72%
Length of employment:	n/a	Location:	Redondo Beach, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > I am currently on Workers Comp and have just had a spinal fusion. A little over half of my income is from WC and the rest is SSI and rental income. I would love to reduce my interest rate that used to be 11% until the bank crisis. The loan would be to cover some medical costs and my re-education to be a Landscape Architect which I have completed over 1 year of a 4 year program. Borrower added on 05/14/10 > I have sent in the tax returns and Workers Comp pay stubs and verified my checking account. Please let me know if there is anything else you need.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,524.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515040	$25,000	$25,000	11.36%	1.00%	May 25, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515040. Member loan 515040 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,645 / month
Current employer:	UPS	Debt-to-income ratio:	14.69%
Length of employment:	10+ years	Location:	west covina, CA

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > My monthly salary is $7635.00. I listed my take home when I signed up. Borrower added on 05/13/10 > To better answer questions as to what this loan is for: I will be paying off a credit card with an interest rate of 24.99% if I pay the minimum payment of $836.00 it will be payed off in 39 years. If this loan funds I will pay have very close to the same payment but it will be payed in 3 years. Borrower added on 05/13/10 > Yes I can spell paid. Borrower added on 05/14/10 > I'd like to add that I have never missed a payment or defaulted on a loan in my entire life. this loan is about as sure an investment that you are going to find anywhere. I would much rather see the investors of this community benefit than the bank that I am currently using due to their questionable ethical standards. Borrower added on 05/17/10 > 1. I am a transportation manager at UPS, my responsibilities include management of over 200 drivers and 5 supervisors. 2. My other monthly costs are as follows: my mortgage payment 2323.48 interest rate 6% balance $157,000, a condo that I have rented for the past 7 years with a first payment of 1106.12 interest rate 6% balance 36,200, and a second payment of 315.00 interest rate 8%. I rent the condo for 1100 per month with the assoc. fee 0f 150.00 this comes out to a loss of $500 per month. I have one American Express card- paid monthly no balance.and one Visa card with a balance of $26,000 interest rate of 24.99% and a payment of $832.00. My cars are paid and my next vehicle purchase will be in 3 to 5 years. my utilities, internet and phone come out to 455.00. my auto insurance is paid if you break it down monthly $168.00, health insurance company paid along with a $38.00 payroll deduction. 4. I have no past delinquencies. there is a public record for a water bill not forwarded to the correct adress, it has been paid. 5. I have $61,000 in my 401k, $74,000 in company stock with another $28,000 that will vest 20% over the next 5 years. 6. My wife earns $41,000 per year and we use her income primarily for food and entertainment. Our combined taxable income for last year came out to $151,000 which I have been advised to reduce by increasing 401k contributions. 7. I will be having the loan automatically withdrawn.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,393.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you did not list the purpose of your loan would you please let us know how the monies will be spent. Thanks.	Yes, I am paying off a high interest credit card. The lending club payment is approximately the same as my credit card bill except much more of the payment is principle.
The revolving credit balance, is that all credit cards or does it include a HELOC? Would you break it down a bit? Thank you.	It's one credit card.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I am a transportation manager at UPS, my responsibilities include management of over 200 drivers and 5 supervisors. 2. My other monthly costs are as follows: my mortgage payment 2323.48 interest rate 6% balance $157,000, a condo that I have rented for the past 7 years with a first payment of 1106.12 interest rate 6% balance 36,200, and a second payment of 315.00 interest rate 8%. I rent the condo for 1100 per month with the assoc. fee 0f 150.00 this comes out to a loss of $500 per month. I have one American Express card- paid monthly no balance.and one Visa card with a balance of $26,000 interest rate of 24.99% and a payment of $832.00. My cars are paid and my next vehicle purchase will be in 3 to 5 years. my utilities, internet and phone come out to 455.00. my auto insurance is paid if you break it down monthly $168.00, health insurance company paid along with a $38.00 payroll deduction. 4. I have no past delinquencies. there is a public record for a water bill not forwarded to the correct adress, it has been paid. 5. I have $61,000 in my 401k, $74,000 in company stock with another $28,000 that will vest 20% over the next 5 years. 6. My wife earns $41,000 per year and we use her income primarily for food and entertainment. Our combined taxable income for last year came out to $151,000 which I have been advised to reduce by increasing 401k contributions. 7. I will be having the loan automatically withdrawn.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at UPS? These answers will definitely help lenders lend.	I believe most of your questions were answered by the question just before yours. As for how the debt accrued I previously had a rental property that I have since sold. The last couple years I had a credit card with B of A that I would use to cover expenses when it was unrented and for any repairs. At the time the rate was 9%, since then they raised the rate to 24.99%. If this does not fund I will simply sell some stock and pay it off, however if it does fund at the proposed rate, I get year end incentives not to sell stock which I would prefer.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title is in my name mortgage balance is $351,000. Comparable houses in my neighborhood are selling at $425,000. My house has recently remodeled kitchen and baths.There is no 2nd or HELOC.

Member Payment Dependent Notes Series 515054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515054	$12,000	$12,000	7.51%	1.00%	May 24, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515054. Member loan 515054 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	X-Digital Systems, Inc	Debt-to-income ratio:	7.95%
Length of employment:	3 years	Location:	Temecula, CA

Home town:
Current & past employers:	X-Digital Systems, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Requesting funding for a Kitchen remodel consisting of Granite countertops and new appliances. The Lending club intrigues me as I approve of the business plan and would like to support it. I would like to avoid giving my business to banking institutions, and appreciate the opportunity to receive funding from individual investors. Borrower added on 05/11/10 > I also want to add, my wife has wanted the Kitchen improvements for some time..and it is a surprise. She is a Sales Manager making 65-85K a year, so together we have solid household income. This loan is an excellent investment opportunity, thanks for your consideration. Regards, Borrower added on 05/21/10 > I want to thank the 100 + people who have put their trust in me and have invested in my loan, You will receive a return far better then the stock market.. thank you. Also, I wanted to point out that the majority of my existing revolving debt is 2.99-3.99 % until paid off. I took advantage of transfer offers before the bottom fell out of the credit market. I mention this in case you were wondering why I did not seek to consolidate this revolving debt. I already have a great rate, and the banks probably hate me for it. This investment is better then a consolidation loan, as it is not freeing up credit cards that will allow one to aquire more debt. It is targeted for a specific cause. The revolving debt should be paid off around the same time as this loan. My goal is to be debt free in 5 years. Regards,

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	29
Revolving Credit Balance:	$15,702.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does your record show one delinquency 29 months ago?	Thanks for asking, :it was a "single" thirty day late on a auto loan that has subsequently been paid in full. I was not aware the payment was late as I set it up to be paid automatically through online bill pay. Unfortunately the first online scheduled payment arrived thirty days after the final snail mail check payment.I did not realize it until I reviewed a credit report. This is the first and last time this occurred.It was an oversight, and had nothing to do with my ability to pay. I have been gainfully employed as a Controller for the last eleven years, over three years in my current position. Ironically, it is my job to pay bills on time. It won't happen again.I assure you. Even so, my FICO score is in the high 700's and I have "A" credit within the Lending Club..I have never defaulted on a loan, and never will. Regards,

Member Payment Dependent Notes Series 515070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515070	$25,000	$25,000	19.41%	1.00%	May 25, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515070. Member loan 515070 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	pechanga resort & casino	Debt-to-income ratio:	21.94%
Length of employment:	5 years	Location:	Winchester, CA

Home town:
Current & past employers:	pechanga resort & casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I have additional income from wife receiving permament disability from social security of $1,070 per month and we receive $1,000 per month from relatives that live with us. Borrower added on 05/13/10 > I also own and operate a hot dog cart in operation 4 days a week at dmv and at festivals throughout the city of temecula. net profit about 2500.00 per month which is shared by myself and sister-inlaw Borrower added on 05/13/10 > also co-own hot dog cart with sister in-law net profit is around 2000.00 per month which is divided in half name of business is "the family hot dog cart". We are licensed and have city and state permit to operate. will be doing more city functions in future to earn more capital. right now we are located near dmv in temecula ca. Borrower added on 05/13/10 > The profit from the hot dog cart is $2000.00 not $2500.00 i hit the wrong key. Borrower added on 05/21/10 > I WOULD LIKE TO THANK ALL OF YOU THAT TOOK THE TIME LOOKING OVER MY LOAN. WITH ONLY THREE DAYS LEFT TO FUND IT LOOKS LIKE I'M GOING TO COME UP SHORT, BUT I LOVE THE CONCEPT OF LENDING CLUB. THANKS FOR ALL YOUR HELP Borrower added on 05/23/10 > down to last two days!! thanks to all of you who have helped us. much appreciated and wont let you down !! Eddie and Karen

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,439.00	Public Records On File:	1
Revolving Line Utilization:	93.30%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrowers Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund your $25,000 CCREFI category loan. My questions are: [1] Current position (Job/What you do) for employer Penchanga Resort and Casino? [2] Your Transunion Credit Report shows $6,439 RCB debts (93.30 pct usage). What $ payments per month are paid on all RCB debts? (Total $ that is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] Loan is $25,000; RCB debt is $6,439; Extra $18,561 (less the loan origination fee) is consolidating or refinancing what s-p-e-c-i-f-i-c debts that are not included in the RCB total? [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? [5] Transunion Credit Reports shows 1 Public Record on File from 100 months ago. What was Public Record? a-n-d the final disposition of Public Record was what? Thanks in advance for all FIVE answers to questions. Member 505570 U S Marine Corps-RETIRED 05.11.10 @ 05:15 AM.	Type your answer here. 1- Table games casino shift manager. I'm responsible for all team members questions, concerns and schedules .I'm responsible for all our customers needs and concerns. I'm responsible for the integrity of all casino games and financial profits for Pechanga casino.Pechanga resort & casino is one of the largest casinos in the world and the largest in California. 2&3- My wife also has about $13.000 in credit card debt and we have a $3,700 home improvment loan all together we pay at lest $2,000 per month. I would have included her on the loan but there was no space for spouces. Karen ( wife ) is now on permament disabilty from social security and is receiving $1,070 per month. ( not included income on application ) Karens credit score is higher than mine with no late payments just like my report. Our credit is most important for alot of reasons but mostly because i hold a class A gaming license in which credit is one of there priorities. 4- Two - Three years 5- We filed bankrupcy about Nine years ago due to my wife was a casino dealer with an income of $4,000 per month she had to resign due to her health issues and at that time the income loss put us into an unforseen situation.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1- yes 2- Roughly $30,000 equity and we owe $252,000 it,s 3000 sq.ft. in real good condition and highly upgraded.
Your listing shows you have $6,439.00 revolving credit but you're requesting $25k for credit card refinancing. Will you please explain the difference and list the credit card balances and rates of the cards you plan on paying off? Thanks in advance.	Type your answer here. My wife also has about $13,000 in credit card debt and we have a $3,700 home improvment loan. We would like to roll all into one payment. We pay a little over $2,000 per month now and the new loan would be around $900.00 per month

Member Payment Dependent Notes Series 515071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515071	$8,800	$8,800	11.36%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515071. Member loan 515071 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	KKAJ	Debt-to-income ratio:	22.62%
Length of employment:	2 years	Location:	STUDIO CITY, CA

Home town:
Current & past employers:	KKAJ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I'm 28 years old and single with no children and make a decent living as an accountant (just obtained my cpa license). I'm excited at the opportunity to finally pay off my debt that I have accrued from paying for school and cpa review courses. I hope you consider my loan. Thanks!

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,521.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	WF - $950 mo. pmt = $24 First National - $4,000 mo. pmt = $115 BofA - $1,900 mo. pmt = $50 Citi - $2,700 mo. pmt = $57 All of which accrue at 19.99%, except Citi which is 0% for another 2 months but will then be 24.99%. I'm currently a staff accountant but I recently obtained my cpa license and believe I will make senior in the next few months. I perform audit functions, tax preparation, and consulting to our clients.

Member Payment Dependent Notes Series 515148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515148	$14,000	$14,000	13.48%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515148. Member loan 515148 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	New Dream Network	Debt-to-income ratio:	16.40%
Length of employment:	3 years	Location:	Anaheim, CA

Home town:
Current & past employers:	New Dream Network
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > We're expecting our second baby in September and are working towards getting out of debt to begin saving for our first house. The rise in interest rates on our credit cards make it next to impossible to get out of debt without a consolidation loan. I've worked full time steadily for 5 years while going to school part time. I'm working on my bachelors degree in computer science. We pay our bills on time. Debt and bills listed in the Q&A below.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,959.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions. (1) What are the cards, balances, and interest rates of the debts you will be paying off? (2) What is New Dream Network and what do you do there? (3) Please list your approximate expense levels (rent, car, insurance, childcare, everyday expenses) to help lenders determine whether they have confidence that you can repay this loan. Thank you very much!	I'm sorry I haven't gotten around to writing a description yet, but thank you for the question, this gives me a better place to start. Card balance interest Best Buy $942.76 24.24% Target $4850.54 23.24% FIA $7759.91 19.99% New Dream Network is the LLC that's behind DreamHost, which is a web hosting company. I am a developer. Finally, here is a list of our expenses, all of the following are approximates per month: Rent: $1500 Car: $336 Insurance: $85 Groceries: $200-400 depending on need Electric: $60 Gas: $20 Gasoline: ~$200 depending on need no need for childcare, my wife is a stay-at-home-mom If I missed anything, just let me know, and I'm more than happy to share!

Member Payment Dependent Notes Series 515213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515213	$15,000	$15,000	16.82%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515213. Member loan 515213 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,525 / month
Current employer:	Raritan Bay Medical Center	Debt-to-income ratio:	13.18%
Length of employment:	< 1 year	Location:	OLD BRIDGE, NJ

Home town:
Current & past employers:	Raritan Bay Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I want to pay off high interest credit cards and do some home improvement Borrower added on 05/12/10 > Thank you for this opportunity Borrower added on 05/12/10 > The home improvements will also add value to my home

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,742.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund your $15,000 "Other" category loan. My questions are: [1] "Other" categpry tells lenders nothing useful. Provide an accuracte loan description a-n-d purposes how $15,000 intended to be spent for your benefit. [2] Position (Job/What you do) for employer Raritan Bay Med Ctr? [3] Transunion Credit Report shows a $20,742 RCB total debts (96.00 pct usage). What $ payments per month are paid on all RCB debts? (Total $ that actually being PAID per month; NOT the CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for the loan to remain active before lenders receive their final payment: Less than 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years max? Advance thanks for all F-O-U-R expected answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 7:59 AM.	1.We bought our house 2yrs ago next month and quickly had to spend on some furnishings etc.,using our credit cards.Recently some of the interest rates have jumped up, with the highest being 28.99%.I intend to use $10,000 dollars of loan to pay off the cards with the highest rates.When we bought the house our fence was is bad shape and this year we had alot of bad wind storms and snow which finished it off and I want to replace it. The remaider I will use to pay off the balance of my student loan which is $2,556( Which is currently a monthly payment of $289) 2.I am a registered nurse. I worked at St.Vincents Catholic Medical Center, which you may know, recently closed. I obtained my job at Raritan Bay Medical Center in January in preparation for the closure.I work three 12hour shifts there, which leaves me 4 days off. I am currently searching for a Per Piem position at other local hospitals which would help me pay off this loan earlier than the three year max. 3.I give my husband 1,500 dollars a month towards the mortgage and then currently approximately $1250 to reduce debt .4. I want to have this loan payed off in two years and if I have a good experience repeat the process at a lower interest rate and completely get out of debt with these credit cards and continue my education persuing my BSN.Thank you in advance for your consideration.
what is Raritan Bay Medical Center and what do you do there? how much of this money will go to pay down debt and how much will go to home improvement?	I am a registered nurse. I worked at St. Vincents Medical Center for many years but it recently closed. I obtained my current job in a local hospital in january in preparation for the closure. I intend to pay down high interest credit cards with $10,000 dollars,$2556 to pay off the remainder on my student loan(which is currently a monthly payment of $289) and the balance on replacing my fence which was badly damaged this year in the many wind staorms and snow storms we had.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.12.2010 @ 6:08 PM ET.	I have no problem supplying two recent paystubs and will contact lending club later as to how to go about getting them on my file...thanks for helping me with your advise
I have invested small amount and willing to consider more. I see from previous answer that you've owned your home for 2 years? Can you please supply the approximate market value and the balance on the loan? Is your name on the deed? Is there a second mortgage/home equity loan on the property? Your loan description says that one of the purposes of this loan is to make home improvements, yet in your response to member 505570's question I don't see any mention of what you money you plan to spend on improvements. Can you clarify?	Thanks for your questions. The current market value for my house is $400,000. The balance on our mortgage is $376,507. I pay half our mortgage, giving my husband $1500 per month.Yes, my name is on the deed along with my husbands. We have no second mortgage or home equity loans.As I said in previous questions I want to use $10,000 to pay off high interest credit cards.$2556 to pay off the remainder of my student loan(which monthly payment currently comes to $289) and the remaining $2444 to replace the fence surrounding our back yard which is in very bad shape after this past winter...it was in poor condition when we bought the house but now it needs replacing. Thank you for considering my application. ST
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	As previously answered in question from member 665999.The title to our home is in both my husbands and my name. The current market value on the house is $400,000 and our balance is $376,507...we have no home equity loans or second mortgage. Thank you for your question. Just want to add again that my reason for applying is to get out from under these high interest rate credit cards, pay them off and go forward with future plans which include looking into the adoption process. I am lucky to be in a job that I love and fortunate that nursing continues to be a career much in demand. I have never been unemployed since I graduated nursing school.Even when I heard St. Vincents hospital was in financial trouble,I went out and got a Per Diem nursing job in my current hospital to be prepared and then that led to my current full time position.I thank you again for considering my application and hope this will be a mutually rewarding experience.ST
ST - Thank you for your patience when we repeat some of the questions that you have already answered. As I am sure my peers agree the efforts are to assist us in making a sound investment. I will assist in funding your loan and I also wish you good luck in your pursuit of the adoption process.	Type your answer here.Thank you so much...hopefully I will be in a position to help somebody some day as you have helped me..ST

Member Payment Dependent Notes Series 515226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515226	$19,600	$19,600	16.07%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515226. Member loan 515226 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Manatt, Phelps & Phillips	Debt-to-income ratio:	14.37%
Length of employment:	10+ years	Location:	Beverly Hills, CA

Home town:
Current & past employers:	Manatt, Phelps & Phillips
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Please note I have physically been at Manatt for 2 years but came over with a Partner of the firm and have worked with him for 17 years and therefore have 17 years tenture at Manatt. I was previously with O'Melveny and Myers for nearly 20 years. Borrower added on 05/12/10 > I currently pay approximately $850 a month in credit cards; $549.00 for car and would like to paydown the car loan as soon as possible. Borrower added on 05/12/10 > I currently pay approximately $850 a month in credit cards; $549.00 for car and would like to paydown the car loan as soon as possible. Borrower added on 05/20/10 > Thank you to everyone who has funded my loan. I will now be able to pay off the high interest credit cards and will be able to help my daughter with the shortfall of her financial aid (as a single parent, this has been my dream for her to go to college). Thanks to everyone of you! Borrower added on 05/20/10 > Thank you to everyone who has financed my loan. This loan will payoff all of my high interest credit cards and allow me to help my daughter with the small shortfall on her financial aid (as a single parent, this is a dream to see her go to college). I will also be able to paydown my car loan to free up that money sooner. Thanks again

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	41
Revolving Credit Balance:	$9,879.00	Public Records On File:	1
Revolving Line Utilization:	48.70%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $19,600 DC category loan. My questions are: [1] Brief description employer Manatt, Phelps, and Phillips? [2] Current position (Job/What you do) for employer? [3] Credit Report shows $ 9,879 RCB debts (48.70 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [4] Loan $19,600; RCB debt $9,879; Extra $9,721 (less the loans origination fee) consolidating or refinancing what specific debts not included in the RCB total? [5] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? [6] Transunion Credit Report shows 1 Public Record on File 108 months ago. What was Public Record? a-n-d Final disposition of the Public Record was what? Thanks in advance for all SIX answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 8:31 AM.	(1) Employer is a law firm in business for 45 years; (2) I'm a legal secretary; (3) $850 per mnth; (4) Car loan paydown; (5); I would like to pay the loan down in 18 months, no longer than 24 months; (6) Regrettably, I had to unfortunately file bankruptcy (was left as a single parent) worked very hard to regain creditors trust and pay all bills on time since.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.12.2010 @ 10:37 AM ET.	Thank you

Member Payment Dependent Notes Series 515231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515231	$1,000	$1,000	7.51%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515231. Member loan 515231 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Brooks Brothers	Debt-to-income ratio:	18.84%
Length of employment:	7 years	Location:	Burbank, CA

Home town:
Current & past employers:	Brooks Brothers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Have been at my job for the last seven years, have never been late with payments. I intend to use this loan to pay for my daughter's trip and I don't want to use my credit card as it has a very high interest rate.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,593.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515250	$14,400	$14,400	7.88%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515250. Member loan 515250 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,700 / month
Current employer:	Dept Of Homeland Security	Debt-to-income ratio:	16.70%
Length of employment:	8 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Dept Of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Very secure job with the Federal Government. Credit Card consolidation. Plan is to be debt free in 5 years and start saving for retirement. I have not missed or been late on (ANY) payment, rent, car, insurance, credit cards in 20 years. Borrower added on 05/14/10 > Not Credit Card consolidation-I meant elimination.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1979	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,884.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please give the name, balance, and APR of your credit cards you will pay off. Also, do you have any other debts, like student loans, car loans, or home equity line or credit? Thank you in advance.	Citizens Bank Card (APR ?) bal $6100 Discover (APR ?) bal $5500 Beneficial Bank personnal loan bal $1700 Car Loan GMAC Plan is to be debt free in 5 years
I know you probably can't tell us what exactly you do, but how secure is your job with your current employer? And what debts will you be refinancing with the proceeds of this loan i.e. lenders, amounts, interest rates, etc.	I curently work in the security field with the Federal Government, At this time (very secure) My goal is to be debt free in 5 years. This loan is to pay of 2 credit cards and one bank loan. I don't know what the APR is on the cards but the cash advances were around %19.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Failure is not an option. Having said that thank you for your assistance. Someday I plan to be in the same position to help others.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thanks for asking, rent,utilities $700 a month Car plus ins $400 a month phone $65 tv & internet$99 $20 gym both my children married and doing well! .

Member Payment Dependent Notes Series 515273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515273	$8,000	$8,000	7.14%	1.00%	May 24, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 515273. Member loan 515273 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,875 / month
Current employer:	Shell Oil Company	Debt-to-income ratio:	18.86%
Length of employment:	2 years	Location:	houston, TX

Home town:
Current & past employers:	Shell Oil Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Purchasing a new vehicle - 2010 Honda Civic Coupe LX. Put down $10,000 from savings and need additional $8000 to complete purchase. Borrower added on 05/19/10 > I am a good borrower for the following reasons: I pay off the full balance of my credit card every month, I am never late with any payments, I always pay more than the minimum payment on my car loan, I have a savings account in which I deposit every month, and my job is very stable

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,592.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your title at Shell Oil Company and what do you do there? And what is the purpose of this loan i.e. are you using it to purchase a new car? A used car? What is the make, model type, and model year?	National Accounts Rep. Purpose of this loan is to purchase a new car. 2010 Honda Civic Coupe LX.
Hello. I am interested in funding your loan. Did you intent for this to be a 3-year of 5-year loan? Thank you.	5 year loan
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for?	Purchase a new vehicle. I put cash down for $10,000. I need the additional $8000 to complete the purchase of the new vehicle. FYI - although my individual income is $70,500, my household income is $118,500 per year.
What is the main reason to get loan for 8K, when you can pay-off in cash and get the car?	I believe in always having financial security and having emergency savings funds that would allow me to continue to pay my bills in case I ever suffered a tragedy such as the death of spouse/ lost job, severe illness, etc. Hence, I do not want to pay off the full balance of the vehicle in cash since that amount would take a significant portion of my savings. The payments on an $8000 loan are low, and not only allow me to continue to build my credit profile, but also allow me to keep a cushion for my savings.

Member Payment Dependent Notes Series 515275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515275	$15,925	$15,925	10.25%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515275. Member loan 515275 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Lauderdale County Board of Education	Debt-to-income ratio:	19.85%
Length of employment:	6 years	Location:	KILLEN, AL

Home town:
Current & past employers:	Lauderdale County Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I am a tenured high school and community college chemistry teacher consolidating debt accrued while in college. The monthly payment is equal to what I pay now, but the lower interest rate will allow me to pay it off faster. I have never been late for any bill or payment. Borrower added on 05/13/10 > I also tutor and teach summer school for extra income.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,538.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I am a high school teacher at a public school in my county system. 2. Mortgage/insurance/property tax $436 Utilities $250 Car Insurance $50 My vehicle is paid for Phone/internet $0 Food $300 Student Loans $209 3. Discover card balance $13300, pay $300/mo GE Money balance $5200, pay $300/mo Sams Credit balance $2400, pay $100/mo 4. No delinquencies or negative public records 5. N/A 6. I am currently the sole wage owner, however I'm getting married in 8 weeks and our combined income will be >$125000. 7. N/A I will have the LC loan automatically withdrawn from my account.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage/insurance/property tax $436 Utilities $250 Car Insurance $50 My vehicle is paid for Phone/internet $0 Food $300 Student Loan $209
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the title of my home is in my name only. 2. I have about $15000 equity in my house. My home valuation is $70000 and the balance of my mortgage is just <$55000

Member Payment Dependent Notes Series 515283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515283	$15,725	$15,725	11.36%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515283. Member loan 515283 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	GMAC Financial Services	Debt-to-income ratio:	17.50%
Length of employment:	4 years	Location:	Cranberry Township, PA

Home town:
Current & past employers:	GMAC Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,655.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower refuses to answer questions. No funding for this loan.	Sorry, I am new to the Lending Club and I have not been notified of any questions. Do you have any questions for me? Thanks Jeremy
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Yamaha motor - Balance $5550 - Pay off Capital one - Balance $3829 - Pay off Chase - Balance - $5159 - Pay off Citizens Auto - Balance $7124 - Pay off Total = $21,662 I would also like a few extra dollars for my upcoming marriage. I also have a student loan that will not be paid off. I pay 192.06 for my student loan. That is all of my bills. If you have any other questions please let me know. Thanks Jeremy

Member Payment Dependent Notes Series 515298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515298	$12,400	$12,400	7.14%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515298. Member loan 515298 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,888 / month
Current employer:	Fehr and Peers	Debt-to-income ratio:	11.74%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Fehr and Peers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$12,189.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts are you consolidating? Thanks.	Two credit card debts.

Member Payment Dependent Notes Series 515329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515329	$20,000	$20,000	13.85%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515329. Member loan 515329 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,542 / month
Current employer:	Jacobs Technology	Debt-to-income ratio:	12.15%
Length of employment:	10+ years	Location:	port hueneme, CA

Home town:
Current & past employers:	Jacobs Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I am looking to use this loan to pay off my credit card debt. Thanks!

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	43
Revolving Credit Balance:	$28,315.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Jacobs Technology? And could you please give a brief description of what it is you do there? Is this job stable? Since this is a "Credit Card Refinancing" loan, can you please list the credit card debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Information about Jacobs Technology can be found at http://www.jacobstechnology.com/. We provide Engineering support services to the US Navy. I work as an Engineer supporting various programs. The current contract will extend past the term of this loan. I have a little over $28K in credit card debt from Citi, Chase, B of A, HSBC, Capital One, GEMB, Discover, WFNNB, and PayPal. The amounts range from ~$5.3K down to $100 and the interest rates range from a high of 30 to a low of 10.24. My plan is to start with the highest APR card and work my way down the list.
Please explain deliquency 43 months sgo. Also, list the loan amounts & interest rates you will be paying off. Thanks,	If I remember correctly, there was a mailing mix up and some of my mail was being delivered to a neighbors house which I never received. After that, I quickly set up online banking to make sure I could see my account info at all times and make payments on time. I have a little over $28K in credit card debt from Citi, Chase, B of A, HSBC, Capital One, GEMB, Discover, WFNNB, and PayPal. The amounts range from ~$5.3K down to $100 and the interest rates range from a high of 30 to a low of 10.24. My plan is to start with the card with the highest APR and work my way down the list.

Member Payment Dependent Notes Series 515342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515342	$7,000	$7,000	11.36%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515342. Member loan 515342 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,200 / month
Current employer:	sugarloaf store	Debt-to-income ratio:	5.91%
Length of employment:	10+ years	Location:	hackett, AR

Home town:
Current & past employers:	sugarloaf store
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > roof leaks and ruined floors. have to repair roof and replace floors and carpet.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,788.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1-no 2-a,yes b,no, 3-no 4-20 years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1-yes 2-45,000.

Member Payment Dependent Notes Series 515350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515350	$12,900	$12,900	10.62%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515350. Member loan 515350 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	OCR Services	Debt-to-income ratio:	20.94%
Length of employment:	6 years	Location:	West Covina, CA

Home town:
Current & past employers:	OCR Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Learned my lesson, no more 29.99% CC Borrower added on 05/24/10 > Thank you to all of my Investors..

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,259.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	I directly work for the Vice President of Product Management & Client Services. We manage the Customer Support office. From this location I am responsible for Creating accounts, billing, invoicing, along with all customer inquires on our software. Monthly Payment- I increase the amount on the payments when I have the extra income for the mth. I have cut up all credit cards. Each account is paid more than the required payment every month. I would like to combine the accounts below and to pay off the debt with a better interest rate. BofA 2000 (10.74) Pay 100 Kohl's 400 (21.9) Pay 50 Firestone 689.41 (29.95) Pay 100 Care Credit 1400 (29.99) Pay 100 Macy Store 1626.78 (24.5) Pay 100 Old Navy 725 (22.99) Pay 50 JC Pennys 1231.14 (23.99) Pay 100 76 GAS 600 (24.99) Pay 50 Chase Visa 1409.62 (29.99) Pay 100 Macy Visa 5723.07 (24.5) Pay 150 Radio Shack 1346.29 (29.95) Pay 100 17151.31 Total Due Pay on Debt 1000 to 1500 monthly
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. OCR Services, Inc. (International Trade Online Compliance Software Company) answered question for job description, on screen. 2. Car payment 267.00, Phone 50.00, Food 150, Gym 200 per year membership, Rent 0, With parents, Assisting with daily quality care of Disabled Father (VA Vet), and mental strength for mother in this time of need. 3. On screen, answered question. 4. I am working on this, the loan will help free up monies that are tied up with debt payment at current interest rates. 5. 401k just started 2010 6. Yes. I am responsible for my debt. No other income. 7. 401k that just started with work. 8. Yes, LC will be allowed to withdrawal from Credit Union.

Member Payment Dependent Notes Series 515354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515354	$20,000	$20,000	14.59%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515354. Member loan 515354 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	15.25%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Debt consolidation for yobrax

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,703.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund the $20,000 DC category loan. My questions are these: [1] Position (Job/What you do) for employer FAA? [2] Your Transunion Credit Report shows $ 53,703 RCB debts (88.060 pct usage). What $ payments per month are being paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for THREE answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 7:41 AM.	I work for the Federal Aviation Administration (FAA) as a Medical Program Analyst. Our office is responsible for administering medical certification/clearance for pilots and agency employees. Training, designation, termination of Aviation Medical Examiners (AME's), provide professional advice and guidance to regional administrators and other officials in all aerospace matters, oversee the management of the FAA Employee Substance Abuse Program in the region as well. My main responsibility is to manage the major programs, (Airmen Certification, Air Traffic Contoller Health, Aviation Medical Examiner); buget and financial management; organization and staffing; Human resource management; management and program analysis and logistics and contract management. MONTHLY EXPENSES Creditors (RCB) - 1,465 Mortgage - 2,825 Food - 440 Gas Co. - 50 Verizon Wire - 88 Time Warner - 200 (Cable/Phone/Internet) Water & Power - 262 TOTAL - 4,330 MONTHLY SALARY - 6,470.04 My annual salary is 113,000. I receive and estimated 3,000 COLA and SCI increase each year. I've been with the FAA for 27 years/6 month now. I had to pay for my child' college tuition for the past 5 years. He will be graduation in a couple of weeks which will free up additional funding of which I will pay extra to my creditors. Also, as creditors are paid off, I intend to cancel cards I do not need (which is most of them), I do intend to keep at least my FAA VISA. It has an APR of 14.250%. With the amount of money I owe, it will take me the maximum 3 years to pay off. If I have the opportunity to pay off my loan earlier, I will certainly do that.
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)?	MONTHLY EXPENSES Creditors (RCB) - 1,465 Mortgage - 2,825 Food - 440 Gas Co. - 50 Verizon Wire - 88 Time Warner - 200 (Cable/Phone/Internet) Water & Power - 262 TOTAL - 4,330 MONTHLY SALARY - 6,470.04 I have 13 creditors with debts totalling 53,041.55. I will not be able to pay off all my debts with the loan, but I want to get rid of the high interest debts. (I can provide spreadsheet). My annual salary is 113,000. I receive and estimated 3,000 COLA and SCI increase each year. I've been with the FAA for 27 years/6 month now. I had to pay for my child' college tuition for the past 5 years. He will be graduation in a couple of weeks which will free up additional funding of which I will pay extra to my creditors. Also, as creditors are paid off, I intend to cancel cards I do not need (which is most of them), I do intend to keep at least my FAA VISA. It has an APR of 14.250%. With the amount of money I owe, it will take me the maximum 3 years to pay off. If I have the opportunity to pay off my loan earlier, I will certainly do that.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) I hold title to my home. 2) Home Value - 340,500 (Was worth more before economy collasped) 3) Balanced owed on home - 380,859.53
Who are your creditors and how much do you owe each one? What are you doing to ensure that you will not get in this financial situation again?	There are 13 creditors. I owe a total of $53,041.55. Some balances are small amounts, such as JC Penney (480.89), The Avenue (885.06) and Home Depot (1,606.80). Once those are paid off, I want to cancel the cards. The large amount of money come from B of A (11,647.91), FAA VISA (14,645.85). I can provide a spreadsheet if you like. The highest APR is GE Money (26.99%) and B of A (26.74%). The total I pay monthly to the 13 creditors is 1,465.00. I paid for my son's college (5 years) and he is now graduating in a couple of weeks, which will free up some excess funds that I plan to put towards paying off some of the creditors. As cards are paid off, I will close the accounts. I make $113,000 annually and receive a COLA and SCI of about $3,000 every year which increases my salary each year. I take the increase of my salary to pay additional to the creditors. MONTHLY EXPENSES Mortgage - 2,825 Creditors - 1,465 Food - 440 Gas Co. - 50 Verizon - 88 Time War- 200 (Cable/Phone/Internet) Water/Pwr 262 TOTAL 5,330 MONTHLY SALARY - 6,470.04 With the amount I owe, I will need the total 3 years to pay off the loan. If I can pay it off sooner, I definitely will.
Thank you for the well written replies in the Q&A section thus far. Just curious, but how much have you been paying to your son's college expenses thus far? Since you mentioned he's graduating, it would probably help you to state how much income will be freed up to help service this new debt. Not that you need it of course, just makes conservative investors feel better.	2,500 every semester. The books are included in the cost.

Member Payment Dependent Notes Series 515360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515360	$15,400	$15,400	13.48%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515360. Member loan 515360 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Carroll, Kelly, Trotter, Franzen & McKen	Debt-to-income ratio:	23.18%
Length of employment:	2 years	Location:	Signal Hill, CA

Home town:
Current & past employers:	Carroll, Kelly, Trotter, Franzen & McKen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I have been a medical mal-practice paralegal for over 17 years and have landed a senior level position with a good stable firm in Long Beach, CA. I can easily make these payments and just need a break so I can clean up my past credit mistakes, starting with being straight out of college accepting credit accounts with over 15% interest based on ignorance alone. Please consider me a good investment. Borrower added on 05/18/10 > Thanks to all who are investing. Your help is greatly appreciated.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	74
Revolving Credit Balance:	$18,846.00	Public Records On File:	1
Revolving Line Utilization:	90.60%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)?	Hello, I have 13 credit cards with interest rates ranging from approx. 18 -25 percent. Two cards have balances of approx 3,300. I am paying out approx 700 per month total on those cards, paying just minimum amounts due. My car note is 300 a month and 70 for insurance. I pay 850 in rent with approx 450 month for food and daily expenses. My goal is to stop paying these outrageous interest rates and close out all of those credit card accounts for a fresh start.
Please explain the public record and delinquencies. Thanks.	Type your answer here. The public record is a chapter 7 bankruptcy filed in 2002. I had been transferred to work from Chicago to Orange, CA in Oct 2001 and within two months of being in CA the firm I worked for dissolved. That left me with an option to move back to Chicago with no job or try to get on my feet in CA. I chose to stay in CA but because I was not a certified paralegal in the State of CA I had a hard time finding steady work as a paralegal and found myself drowning in debt and medical bills. I panicked, made a mistake and declared bankrupcty. Now near the end of my 10 year public record I have extremely high credit card interest rates and I simply want to close them out to continue my road to credit recovery. The deliquency was one medical bill for which I was disputing unreasonable charges. I won the argument but it is still on my credit report.
Can you please explain your public record on file?	The public record is a chapter 7 bankruptcy filed in 2002. As an explanation, I had been transferred to work from Chicago to Orange, CA in Oct 2001 and within two months of being in CA the firm I worked for dissolved. That left me with an option to move back to Chicago with no job or try to get on my feet in CA. I chose to stay in CA but because I was not a certified paralegal in the State of CA I had a hard time finding steady work as a paralegal, used credit to support myself and soon found myself drowning in debt and medical bills. I panicked, made a mistake and declared bankrupcty. Now near the end of my 10 year public record I have extremely high credit card interest rates and I simply want to close them out to continue my road to credit recovery. The deliquency was one medical bill for which I was disputing unreasonable charges. I won the argument but it is still on my credit report.

Member Payment Dependent Notes Series 515387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515387	$14,725	$14,725	10.25%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515387. Member loan 515387 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Whitewave Foods	Debt-to-income ratio:	19.67%
Length of employment:	5 years	Location:	Waynesboro, VA

Home town:
Current & past employers:	Whitewave Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Purchasing a duplex in Waynesboro,Va, rehabbing it and renting out with $400 monthly positive cash flow after PIMI. Borrower added on 05/12/10 > I work a full time job (5 yrs)at a soy processing plant making very good income...$46,000/yr. My wife and I have also had a successful consulting business for 4 yrs. I have also been buying rental houses for monthly cash flow and future appreciation. I plan on using the equity/appreciation on the properties I have and next few purchases to fund expansion into larger multi-family properties and eventually, retirement communities. Very uniquie retirement communities. My current monthly net income total is $3800, with my job, consulting business and rental properties. My expenses are $2100/mo. My plans for any funding through this company are to purchase, repair and rent out a duplex, get it refinanced, use the new equity of $30k to purchase another property which has an even higher value. I'm conservative with my funds so I havent grown out of control, even though I see so much potential with the rental properties. I'm currently studying for my Real Estate license and have been invited to work with a local office. Please contact me for any specific questions you may have. I think this network is a great idea and would like to give back in a few years. Borrower added on 05/17/10 > Sorry...this part of the question did not get answered(please provide the home valuation and total balance of the mortgage/heloc loans) My homes last appraisal in March of '09 was $182,000. Balance of our martgage is $170,000.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,738.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category oan is 1 of 371 total loans listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D the specific PURPOSES how the loans net proceeds are intended to be spent to benefit the borrower and/or business? (Website? Inventory? Advertising? Expansion? Prepaid expenses? Renovating business premises? Equipment? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly hel to fund your loan. Minus required details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.12.10 at 9:01 AM ET	Thank you for your input. I had only joined the Lending Club very recently and got called away before being able to elaborate on my project. I am a real estate investor in Waynesboro Virginia. I have single family rental properties and am expanding into larger properties and eventually retirement communities. The present property I am purchasing needs $10k repairs and will cash flow after PIMI at $500/month. The Lending Club has a $25k limit, which is fine. I have another lender willing to front the remaining $45k. This money will be used for approx. 3 months, then the property will be refinanced. This sequence of purchase, renovate, rent out every 2-3 months-3 times this year, will get the ball rolling for better financial control on my part. I noticed last year that properties were being bought, rehabbed and sold pretty aggressively. I anticipated that new investors may get in over their heads and need to bale this year or next. I was right. There are a flood of multi-family properties coming onto the market now, with owners overburdened with their new found landlording struggles. I'm good at what I do with rentals. If your people are taken care of and you have the right attitude, this is a great time to get into the property acquisition business. I will post more business info into my account today as requested. Again, thank you for your candid input. I look forward to more. Sincerely,....
I'm founding shareholder Frontier Community Bank, Waynesboro, VA located at 400 Lew Dewitt Blvd. Former U S Marine Corps Motor Transport Sergent Wayne Turner FCB President-CEO. When time to refinance this property personally contact Wayne and give FCB an opportunity to provide your fixed-rate permanent financing. Tell Wayne Master Sergeant (Retired) Marine shareholder in Virginia Beach recommedned FCB to you. Good luck with this loans funding. Semer Fidelis (USMC Motto). Member 505570 USMC-RETIRED 05.12.2010 at 10:47 AM	Absolutely! Thank you and thank you for your service to our country!
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.12.2010 @ 7:25 PM ET.	Thanks. I'll have that info ready for next step.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I own my own home with approx $15,000 in equity. Bought five years ago. Just refinanced 16 months ago to build a house for my daughter. Thanks for your consideration.
Is this still a viable business with the collapse of residential real estate market over last 18-24 months? How are you avoiding getting stuck with properties worth less than their mortgages like the whole rest of the country?	I only buy properties at no more than 60% retail value. This property rent will pay for the mortgage, insurance and taxes and give more than $400/month in my pocket. That "pocket" money goes back to my investors or to purchase more rental property. When you buy a property cheap enough, due to foreclosure, motivated sellers with estates or family issues etc., the rents more than pay for the property. Rents go up, the mortgage payment stays the same with a fixed rate and the renters pay off the house. In my area, people are hurting for quality rentals they can afford. That's what I give them. Thanks for your question.
PITI are (unfotunately) not the only expenses involved with rentals. How many properties do you currently own?	I currently have 2 single family houses rented for the past year. I don't want to grow too quickly to where I cannot control expenses or get overburdened. The structure and location of the properties I have/will have are two criteria I won't bend on. I keep 4 months of emergency payments on hand and am picky about the rental history of my tenants. Thanks for your questions evryone.

Member Payment Dependent Notes Series 515437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515437	$15,875	$15,875	10.25%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515437. Member loan 515437 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	United States Bankruptcy Court	Debt-to-income ratio:	16.74%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	United States Bankruptcy Court
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > The funds are to be used to pay-off credit cards bills and to increase my 401k plan with my employer of whom ive worked for eighteen years and eleven months. My focus is to increase my savings with the ultimate goal of retirement in ten years. I have been employed with the same Court with a solid , well almost, 18year history and intend to stay with the Court for years to come. I have a lot of outstanding debt, specifically credit card debt that ive faithfully made pmts to for years and years. But yet find it difficult even to secure a personal loan from an establishment like Bof A despite our twenty year account history. My account and payment history with the credit card companies are even longer and practically spotless; a long history that I would truly like to end. This loan will truly be a blessing in getting me out of debt. . . sooner so that i may focus on retirement, and furthering my education to in hopes of making a "humanitarian difference" in my golden years. My career with the Court is wonderful, and extremely secure despite the grim economic woes felt by the rest of the world. In 2010 and almost eighteen years later, I am very thankful for the career choice I made. I do understand that the unsecured debt I have is extreme, but my focus and intent is to zero it out. I have had a banking relashionship with Bof A , employed with the Court and lived at the same address for 18 years, the apartment give or two a few years longer.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1974	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,023.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515463	$6,000	$6,000	14.96%	1.00%	May 20, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515463. Member loan 515463 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,149 / month
Current employer:	FUSD	Debt-to-income ratio:	21.85%
Length of employment:	10+ years	Location:	Flagstaff, AZ

Home town:
Current & past employers:	FUSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > to pay off medical bills i have that need to be taken care of Borrower added on 05/11/10 > Have outstanding bills that I need to pay and everything will be taken care of. I don't like to have outstanding bills

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	58
Revolving Credit Balance:	$15,649.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	not at presen time.

Member Payment Dependent Notes Series 515474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515474	$12,000	$12,000	13.11%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515474. Member loan 515474 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Southern California Gas Company	Debt-to-income ratio:	21.46%
Length of employment:	6 years	Location:	Ontario, CA

Home town:
Current & past employers:	Southern California Gas Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I plan on utilizing the funds to consolidate all my credit card debt into one monthly payment which will allow me a lower interest rate and the ability to pay off my debt more efficiently. I've been employed for over 6 years by the same company in a stable union position that hasn't been effected by the current economy. I've never made a late payment, always pay on time and plan on doing the same with this loan. I would love to pay it off sooner than the 3 year allotted time span so I can focus on purchasing my first home once it's paid off. I currently live at home with my parent so I don't have to pay rent or utilities other than my cell phone. Thank you for your interest.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,176.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	Thank you for reviewing my loan request and for your question. I am employed as a full-time customer service representative. Below are the details of my credit obligations that would be paid off with the loan if it's fully funded. 1) Dell Financial Services Current Balance: $894.22 Minimum Monthly Payment/Interest Rate: $43/27.24% 2) Macy's Current Balance: $4602.25 Minimum Monthly Payment/Interest Rate: $150/29.5% 3) CitiBank Current Balance: $2379.69 Minimum Monthly Payment/Interest Rate: $60/25.24% 4) Chase Current Balance: $2408.45 Minimum Monthly Payment/Interest Rate: $85/26.99% 5) Bank of America Current Balance: $2693.49 Minimum Monthly Payment/Interest Rate: $50/21.99% Total Balance: $12978.41 Minimum Monthly Payment Total: $388 Not included in the loan amount is my car payment which is $236/month for the next 12 months since it is at a lower interest rate (8%). I always try to pay more than the minimum monthly payment every month so the loan's monthly payment amount is appropriate for my budget and will allow me to set money aside to pay off faster than the allotted 3 year time period. I'm looking forward to consolidating my debt into one monthly payment which will be paid on-time, in full monthly, paying off the loan and being able to live debt free in the future so I can purchase my first home once this loan is paid off in full. Thank you and everyone else who has invested in financing this loan, your assistance is greatly appreciated.

Member Payment Dependent Notes Series 515491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515491	$13,725	$13,725	10.25%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515491. Member loan 515491 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,430 / month
Current employer:	Imperial Irrigation District	Debt-to-income ratio:	18.36%
Length of employment:	9 years	Location:	Imperial, CA

Home town:
Current & past employers:	Imperial Irrigation District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I will be using this money to get out of my credit card debt. I've stopped using my cards for over a year now and it seems like I'm still stuck in this hole due to finance charges. I've been with the same company for almost 9 years and plan to be here until I retire. Every year I get a 5% raise but even with that it seems we cant get ahead. We've never been late on any payments and have been able to pay our bills every month. Like I said it's the finance charges that are killing us. We are very dependable and will not skip out on our loan. Combined we make over $5,000. I thank you in advance for your help. I will not let you down.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,092.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. The Imperial Irrigation District and I'm the Clerical Tech. I handle all the cell phones issued to the employees. I also handle all the bills for our cell and landline phones. I am in charge of the payroll for our section as well. I am the only employee who does that in our section. I am in no way in a position to be laid off or fired. 2. We pay $1800 for our mortgage which includes home insurance and our property taxes in that total. We pay $399 for our car each month (our other car is paid off), Utilities (electric, gas, water & phone) is average about $370 per month, cell phone is $150, we pay around $1000 per year for our car insurance for both cars- rounded up per month $84, we spend about $300 on groceries per month, we have been cutting off eating out and staying home and eating in. I pay $35 a month for exercise classes. My husband is medically retired so he takes care of our 11 year old son so we do not pay for childcare. We pay $45 for our son's piano lessons. Misc. for co-pays on medicines or doctor visits, gas for the cars and other things that may come up is about $400. Every two weeks when I get paid I put $150 into savings 3. No other loans we owe (just the car loan - listed amount above). This what we owe with the finance chargers: $5,200.00 Sears 25.24% $2,545.26 Citi 11.24% $4,176.28 Amex 15.24% $85.96 Old Navy 22.99% $5,052.29 Discover 16.99% $1,088.00 Best Buy 24.24% 4. I do not have any past delinquencies on my record. 5. I don't have any investments. We have a retirement plan that our employer contributes to 6. I get paid every 2 weeks and my husband who is medically retired due to an accident at work gets a monthly check and medical insurance for life. He is only 41 years of age. He can get another job within the limits his retirements regulations and be able to keep his monthly check. He is currently looking for a job. 7. We have $5000 in our savings account in case anything happens. Yes, they will automatically be taking it out from my account. If you have any other questions, please don't hesistate to ask, I will be more than willing to answer them for you. Thank you!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes we hold the title to our home. Last time we assessed our house they put it at $325,000. The balance on our home loan is $251,507.28

Member Payment Dependent Notes Series 515501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515501	$24,000	$24,000	17.19%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515501. Member loan 515501 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,132 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	11.84%
Length of employment:	10+ years	Location:	Lake Elsinore, CA

Home town:
Current & past employers:	United Parcel Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > The funds from this loan will be used to pay off high interest debt. It will also allow me to easily manage one monthly payment. I plan on retiring in 8 to 10 years and want to pay down all my debt before that time. This loan will help me with those plans. I currently pay all my bills on time and have no late payments. My 24 years in the Teamsters as a UPS driver has afforded me a level of seniority that makes my employment extremly secure. I am well insured for disability and life. I make very good money. The Lending Club is an excellent idea. Pure free market - I love it. Some one or some banking institution will be making money off my consolidation loan, will it be you?

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,517.00	Public Records On File:	1
Revolving Line Utilization:	72.40%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $24,000 DC category loan. My questions are: [1] Your position (Job/What you do) for employer UPS? [2] Your Credit Report shows $9,517 RCB total debts (72.40 pct usage). What $ payments per month are being paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] The loan for $24,000; RCB debt is $9,517; Extra $14,1483 (less the loan origination fee) for consolidating or refinancing what specific debts not included in the RCB total? [4] If loan 100 pct funds, then L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 7:27 AM.	(1) I drive the semi tractor trailers for UPS. (2) The RCB payments that I make total 400.00 a month. (3) I plan on paying off the $10,788.00 owed to the US Dept of Ed. and Wells Fargo Financial for $3610.00 (4) I plan on going 2 - 3 years maximum on this loan. Thank you for your service to our Country.
Me again. Transunion Credit Report shows 1 Public Record on File 109 months ago. What was Public Record? a-n-d What was final disposition of Public Record? Member 505570 USMC-RETIRED 05.12.2010 at 08:41 AM ET	Chapter 7 bankruptcy discharged.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	(1) My wife is also on the title. Ihave been married 30 years. (2) We purchased our home in Nov 09, originally the house sold new 4 years ago for 519,000. We purchased it for 253,000 our balance is 239,000
Hi, Your loan request is for $24,000 but the debt L.C. is showing is $9,500. What else is your "bailout" for? Thanks.	I plan on paying the US Dept of Ed loan for $10,788.00 and Wells Fargo Financial Auto loan for $3610.00
Hello - I'm interested in funding your loan, but wish an answer to the following question please .. According to your answer on lender question 365168, you stated approx $14,500 in payoff goals. But I'm confused as your requested loan amt is for $24K. Please explain. Thank you.	Approx 9,400 in Revolving credit and 10,000 is for U S Dept of ED and 4,000 in auto loan. I not only want to consolidate but will be retireing in 8 years and want to be debt free.
Thank you. I just invested in your loan. Best wishes, and remember - If you are late and/or default - You affect real people, not a big bank. :)	I have been married to the same women for 30 years. I have worked at UPS for 24 years. I take my comments seriously. I think this is a wonderful idea where investors can make a return on their investments. And people who have a need for a loan can do so at a decent rate. This loan balance will be paid to zero as promised. Thanks
I have invested a small amount and am willing to consider more. As 580485 says in his/her question, defaulting on a Lending Club loan affects real people, typically 200-300 people on a large loan like this if fully funded. You said in your response that you "take my comments (sic) seriously" (I take you meant commitments?) yet nine years ago you clearly did not as you stated in an earlier response that you file Chapter 7 bankruptcy. You've used a significant portion of your existing revolving credit limit. How can you reassure us investors that this Lending Club loan doesn't represent another case of not being able to keep your spending in line with your means?	Yes, thank you I did mean commitments. I could have lied about the public record but I was honest and up front just as I am about not defaulting on this loan. In this latest recession and downturn I lost a lot of my 401k so I know what it feels like personally to be on the losing end. I refuse to be the cause of any investors being on the losing end of this transaction. This loan will be paid in full in 3 years as agreed.

Member Payment Dependent Notes Series 515502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515502	$16,000	$16,000	10.99%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515502. Member loan 515502 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	costco	Debt-to-income ratio:	12.29%
Length of employment:	6 years	Location:	lake elsinore, CA

Home town:
Current & past employers:	costco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Im looking foward to paying my credit card debt, i was paying a very high interst rate. Thank you, this will help brain peace of mind for me.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,888.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Costco? These answers will definitely help lenders lend.	Type your answer here. When we purchase or new home, we did some remodoling and furnuture. On your second question u already have most of my debt, and i was paying a interest of 27%, i always been on time with my credit card and i also have good credit. On my morgage i pay $2,000.00 , with a 5% interest. My Fiance and I, live together and split the morgage payments. So I pay $1000.00. On my savings dont have much, only about $5,000.00. My Fiance and I make a little over $100,000.00 a year. Im a Supervisor at Costco and i been working there for 6 years. I hope I answer all your questions. Thank you!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Hi, to answer your question, yes the title is on my name ,and for the second one, i dont have much equity on the home, yet!. im very responsible when it comes to paying my bills and only trying to pay them of sooner. Thank you for your interest.

Member Payment Dependent Notes Series 515506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515506	$17,500	$17,500	14.22%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515506. Member loan 515506 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Chester Clinic	Debt-to-income ratio:	3.86%
Length of employment:	4 years	Location:	Chester, IL

Home town:
Current & past employers:	Chester Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I am trying to combine all my debt into 1 monthy payment instead of 6 the total I pay now for all my debt is $824.00 If I get this loan not only will I save around $200 a month but it will get rid of all that extra interest I am paying. Borrower added on 05/11/10 > I will be able to pay my debt off in 3 years instead of 8. Thank you all for your help!

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,201.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors will feel more confident about funding your loan if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Ok, I will call them today thank you for your help!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is in mine and my husbands name. We do not owe anything on it and the market value is 65,000. I myself do have 2 other places I own free and clear as well. They are both in my name only and 1 is worth $10,000.00 and the other is worth $44,000.00 which I am in the process of trying to sell. Please let me know if this answered your question at all.
Yes you did answer well. Thank you.	Your welcome!
Your revolving debit is listed as $11,200 but the loan amount your are requesting is $17,500, what other debt do you owe?	The debt I Owe is the following: Chase Credit Card 5000.00 Prosper 6000.00 Citi Credit Card 4000.00 World Finance 2500.00 Security Fianance 900.00

Member Payment Dependent Notes Series 515514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515514	$18,550	$18,550	13.48%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515514. Member loan 515514 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Boeing	Debt-to-income ratio:	8.33%
Length of employment:	10+ years	Location:	Issaquah, WA

Home town:
Current & past employers:	Boeing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Loan will be used to build an addition to current home and some improvments in energy efficient (windows replacement, insulation, kitchen upgrade, siding, new roof) Borrower added on 05/12/10 > I have a lot of cash reserse (401K with Boeing). I work at Boeing for the past 26 years and have good income. Home addition will help me increase equity in the home and can get re-finacing to pay back the loan. In addition I have good annual salary 150K/year and can pay back the loan. Borrower added on 05/12/10 > I have large amount of cash reseve (in 401K with my employer). I have been in my profession for the past 26 years , and have good annual income of 150K. I can pay back the loan in a few months. Also, after the construction, there will be plenty of equity in the home which I can borrow from home equity loan with lower interest rate to pay back the loan. Borrower added on 05/12/10 > If you are an investor in my loan, please feel assured that your investment is safe and you will earn good return. Thanks for you help.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,348.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes. I am up 90%, and there is only 10 percent left. Home worth 580K, owe 535K. Banks do not lend beyond 80%, so I am building an addition to improve the equity. When contruction complete house will worth 700K. Will pay back the loan in a few months when the contruction is complete.
Hi, Can you please explain why the large revolving credit balance? Is that part of your mortgage? Thanks	Hello: I have first mortgage, and 2nd mortgage. The 2nd is the line of credit which is already closed, no longer revolving, by the bank. It is shown as revolving but it is not, it is really a home loan amortized for 15 years. Other credits available has low balance. I currently have cash to do the addition, but want to have planety of cash for up grade to better quality to increase the equity of the home when complete. If you invest in my loan, it will be safe. My annual income is 150K. I also have plenty of cash reserve in a form of 401K after working at my current job for 26 years.
Are you the sole income earner in the household? If not, what is the total income of the household/month?	Hello: I am not. Mine is 150K, and my wife is 35K. Total household income is 185K/year. Thanks
Hello! How long will it take to finish construction? Thank you.	Hello: I am starting the construction on June 1. Materials have been ordered (windows, siding, lumber, insulation, etc) and will finish by late September or early Oct. I have cash on hand to pay, but would like to have some addition for upgrades, and cost overun. Thanks

Member Payment Dependent Notes Series 515525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515525	$18,600	$18,600	15.33%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515525. Member loan 515525 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,400 / month
Current employer:	Childrens Hospital Los Angeles	Debt-to-income ratio:	24.46%
Length of employment:	n/a	Location:	Glendale, CA

Home town:
Current & past employers:	Childrens Hospital Los Angeles
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > To pay off credit cards.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	27
Revolving Credit Balance:	$27,639.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title of my home is held in both my name and my husband's name. My mortgage balance is 382,668. and the value of our home is 550,000.
Hello. How did you arrive at $550K as your home's value and how long ago was that? Thanks.	We had our house evaluated by a real estate agent just over a year ago and she would have listed it for $550,000. and felt that we would not have had a problem selling it for that price.

Member Payment Dependent Notes Series 515540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515540	$7,000	$7,000	7.88%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515540. Member loan 515540 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Twinsburg Board of Education	Debt-to-income ratio:	9.03%
Length of employment:	10+ years	Location:	Twinsburg, OH

Home town:
Current & past employers:	Twinsburg Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	5
Revolving Credit Balance:	$417.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list the debt you will pay off and the interest rates	Chase Master Card 29.9% Bank of America 25.24% Kohl's (approx) 21.0%
1 - Revolving Credit Balance: $417.00 - What is the $7000.00 for? 2 - Delinquencies (last 2 yrs): 2 Months Since Last Delinquency: 5 - Please explain Thank you	Revolving credit total is approximately $5000 total Adult son moved home, attempting to help him with a child custody case, credit limits lowered as happened to many others, hence the delinquencies. Need tires and brakes on car and would like a little cushion.

Member Payment Dependent Notes Series 515551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515551	$20,000	$20,000	16.82%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515551. Member loan 515551 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Financial Partners Credit Union	Debt-to-income ratio:	15.38%
Length of employment:	4 years	Location:	MONTEREY PARK, CA

Home town:
Current & past employers:	Financial Partners Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > The funds will be used to pay off revolving charge that is now not decreasing due to rising interest rates. I am current with all of my obligations but very frustrated that I cannot get around these interest rates. I have a great job, and the prospects for continued employment are good. While I do work for a financial institution, I do not like to mix my personal finances with my employment. That is why the Lending Club was a good alternative option to consolidate my debt. Thank you for the opportunity to get back on track.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	34
Revolving Credit Balance:	$15,847.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $20,000 DC category loan. My questions are: [1] Your position (Job/What you do) for employer Financial Partnners CU? [2] Your Transunion Credit Report shows $15,847 RCB debts (45.50 pct usage). What $ payments per month are being paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments DUE per month.) [3] Loan $20,000; RCB debt $15,847; Extra $4,153 (less the loan origination fee) consolidating or refinancing what specific debts not included in the RCB total? [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive their final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 7:19 AM.	1. FPCU is a community chartered credit union where I am employed. My job functions consist mainly in new branch construction, branch maintenance and repair, vendor contracts, and purchasing. Unfortunately due to the economic downturn there has been little growth, and salaries have been frozen. 2. Total monthly payments have been ranging from $550 - $700 and there is no relief on eliminating debt at this point. 3. It is totally acceptable for me to request a loan for $15,000 that would eliminate the outstanding debt, however, there are timeshare interests that I am attempting to sell, but maintain in an effort to maintain my credit rating. I would also like to have a little in savings, as my savings has depleted rapidly over the past couple of years. 4. I appreciate the 3 year term, however at this time could not predict a shorter payback period than 2 years. My goal is however, to consolidate debt, reduce the finance and interests charges, and get back on track with saving for retirement.
what is Financial Partners Credit Union and what do you do there? what is the interest rate on your debt?	FPCU is a community chartered credit union. My job as Director of Facilities primarily deals with new branch construction, branch maintenance and repair, purchasing and vendor management. I am not sure I understand the second part of the question, however on the debt I am currently carrying the interest rate ranges from 19.9% to 24% and is a result of dealing with an unexpected medical incident and paying the medical bills and living.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.12.2010 @ 11:43 AM ET.	Thank you. I have been requested to send two recent paystubs which will be faxed on May 13. How do I initiate the credit review?
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title to my home is in my name, as an unmarried woman. I am the only one on the deed. The approximate value of my home is $525-550K. I hold only the 1 mortage, no heloc, etc. The balance of the mortgage is $410K.
How much are you currently paying each month on the debts you plan to pay off with this loan?	Paying only the minimum payments on the current revolving debt is slightly under $500 per month. I range between $550 - $700 per month just trying to reduce the debt. I have been sucessful in paying off smaller balances, however the finance charges on larger balances almost negate any payment I make.
How sure are you that you can handle a $711 payment every month for 3 years? That's $160 per month more than you sometimes pay now.	Honestly, I will continue to struggle for 36 more months. I recognize that this loan will require sacrifice and work to repay. I am current on all of my debt now, but am growing weary of never seeing any one balance go down by more than a few dollars here and there. I currently have 8 credit cards and their associated interest and finances charges that will be eliminated with the bulk of this loan. Payments now are hardly making a dent on the principle balances, and that is very demoralizing. It is very motivating and empowering to think that I can be debt free in 36 months, and I am committed to making this happen. I want to get back on track with retirement goals before its too late.
Have you considered changing the payback terms to 60 months? It gives the ability to have a lower monthly payment and you have the option of paying the loan back early as additional income becomes available. Good luck!	I checked with the Lending Club and apparently the offer of a 60 month term became available at midnight after I had already applied! That would be a great option, however I would now have to cancel this loan, chance increasing the rate by 1.5%, and start all over.
Hello: I had a week time share that I had stopped using. I couldn't find a real buyer so I donated it to a charity. I took the tax deduction on the appraised value which was more that I could hope for in cash. Good Luck, Carl.	thank you!

Member Payment Dependent Notes Series 515580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515580	$25,000	$25,000	9.88%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515580. Member loan 515580 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,000 / month
Current employer:	Great American Custom Insurance Services	Debt-to-income ratio:	10.35%
Length of employment:	5 years	Location:	VALENCIA, CA

Home town:
Current & past employers:	Great American Custom Insurance Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 >Funds will be used to restructure existing debt and not for new purchases. The funds will be used to consolidate several credit card balances and to eliminate a remaining balance on an auto loan. Reason for a fixed loan is to stabilize the payment amount during payoff and to eliminate several credit cards with recently adjusted higher rates. I have been consistently employed in my industry/profession for over 13 years. My current employer, a division of American Financial Group, has remained profitable and continues to indicate a positive outlook. I manage a large staff and directly report to the SVP level. Current debt mostly obtained from providing financial assistance to a family member with temporary health issues during 2008-2009. My highest education level obtained is an MBA with a B.S. in finance/accounting. Retirement accounts exceed $90K (emergency funds).

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,411.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Here are some answers to your questions: 1. Director of Accounting for a division of Great American Insurance Company (manage staff of 13). 2. Monthly fixed costs: a. Rent $2,280 b. Total taxes $3,310 c. Health Insurance $600 d. Food $600 e. Utilities, phones $490 f. Student loan $300 g. Car gas $200 h. Insurance $130 i. Credit card payment $700 j. Car payments $837. 3. Car Loan $5,557 remaining, Car Lease $365 per month with 24 months left, Citibank credit card $14.2K @ 14.99%, Discover $8.7K @ 10.99%, American Express $6.1K @ 15.2% and a couple of merchant cards for less than $600. Minimum payments $700. Total open credit lines around $150K. 4. No past delinquencies/ public records. 5. Over $90K in 401K. 6. Yes, sole wage earner. 7. Cash liquid saving $4K. $401K loan available $35K for emergency. 8. Yes, funds will be auto withdrawn. One auto loan payment of $472 will be paid off with funds from loan. Second payment is going to be eliminated since I am going to turn in the car, which is worth $4K more than the payoff at trade in value. I am restructuring my debt and payments so that I can be debt free in three years or less. $5K will be applied towards car payment, $20K towards credit cards and the remaining $10K will be paid @ $350 per month.

Member Payment Dependent Notes Series 515581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515581	$15,000	$15,000	15.33%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515581. Member loan 515581 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	ebay	Debt-to-income ratio:	13.50%
Length of employment:	3 years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	ebay
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > With 3 years in the same position on a team that is still growing I am finally getting ahead on the debt I built up over the 3 or 4 years prior to that. I was able to pay off 1 credit card on my own this week and this loan will take care of 2 others.both with far worse APRs. I've been meeting minimums throughout and the extra $700 a month I just freed up will go directly to paying down the others. With a loan of this type I am years closer to being debt free. Thanks for your help. scc

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$115,310.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do hold the title but am underwater on the valuation. Value is approx $450k, total of Mort and HELOC is $570k.
What do you do at ebay? Please provide a breakdown of your Revolving Credit Balance: $115,310.00. Thank you.	Having pulled my 3 CRs for this loan, the following are all that show up: - Mortgage 471k - HELOC 100k - Student Loan 24,700 - Credit Card 1 12,000 - Credit Card 2 5,000 - Credit Card 3 3,500 - Credit Card 4 3,000 (15k as of April '10 less 12k paid this month) Additionally, the 3 CRs show Credit scores of EFX-741, TUC-754, EXP-762. So both the FICO range and Revolving Credit totals listed in the prospectus may be slightly more negative than my up to the minute status. My job title is Manager of Site Analytics. If it happens on the site, I report about it. Thanks for the questions.

Member Payment Dependent Notes Series 515600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515600	$12,000	$12,000	13.48%	1.00%	May 19, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515600. Member loan 515600 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,375 / month
Current employer:	CITGO	Debt-to-income ratio:	4.84%
Length of employment:	4 years	Location:	Corpus Christi, TX

Home town:
Current & past employers:	CITGO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Loan to pay all my credit card debt in order to be debt free by my 30th birthday Borrower added on 05/12/10 > FYI when I said debt free I mean without any loan and everything paid off beside my house mortgage.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,244.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Do you owe any mortgage on your house? What are your monthly payments? Yes I do. Payments are $1,622.74 where $495.6 of that is for annual property tax, and insurance. 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? The deed it???s on my name. 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? No I don???t. 4. How long have you lived in your current home? Two years.
What are your monthly expenses?	Not including the credit card payments, health insurance (deducted from my pay check) and groceries, my expenses are about $500-$600. Payments are for my cell phone, internet, basic cable, basic utilities (water, garbage disposal, and electricity), dogs (2) health plan, car insurance. The ones that really fluctuate are the water and electricity depending on the time of the year due to the weather.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Do you hold the title to your home on *your own name* Deed is in my own name 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Home value is $179,326.00, Mortgage balance is $174,356.24. I bought the home two years ago.
The expenses you've listed are considerably less than your income. Where does the rest of the money go? Or do you mostly want a lower rate and a fixed term compared to the way you're paying off the $12K now?	You are right. I want a lower rate and a fixed term. I could keep paying the credit cards as I currently am but that would mean no savings for an emergency.
What is your job/position?	Engineer
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debit consolidation.	Thank you!

Member Payment Dependent Notes Series 515607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515607	$10,500	$10,500	10.99%	1.00%	May 25, 2010	May 25, 2015	May 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 515607. Member loan 515607 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,805 / month
Current employer:	L.A. County Sheriffs Dept.	Debt-to-income ratio:	11.38%
Length of employment:	2 years	Location:	ONTARIO, CA

Home town:
Current & past employers:	L.A. County Sheriffs Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I plan to use this loan to pay off a higher rate credit card that I have so that I can get out of debt in 5 years. I am a good borrower because I have very good credit and pay all of my bills in a timely manner. I am just trying to find a better way to pay off my high interest credit card and avoid getting into any other credit card debt.My monthly base income is $3805 without overtime and I am about to recieve another raise in the next month, I also do not pay rent nor do I have a car note at this point in time. I have a very stable job with the Sheriffs Department, I work in the public safety side of the department.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,211.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Type your answer here. I will be using this loan to pay off a higher interest credit so I can be debt free in 5 years. The monthy payment is much less than my current credit card and will fit perfectly into my budget since I do not pay rent nor do I have a car note.
What are the bills that you will be paying off as well as the interest, minimum payment, and balance example HSBC 22.5% $2356 $83/mo Chase 32.33 $4200 $162/mo	Type your answer here. The main bill I will be paying of will be PFCU credit card so I can no longer charge to it and pay it off. As for the HSBC card my balance is $1060 and the monthly payment is not at all difficult to pay monthly. The chase card has already been completely paid off completely.
Are you going to attempt to verify your income with lending club?	Type your answer here.Once they contact me and request that imformation, of course I will.
Dear borrower, You have not answered my question. I would like to know what debt you will be paying off and to whom as well as what your current payments are. Also, your loan states that you have a revolving debt of 14k yet you are only borrowing 10k. What debts will you not be paying off as well as their balances, interest rates, and monthly payments. thank you in advance for answering my question.	Type your answer here.I will not be paying off the HSBC, Dell, capital one cards because those balances are relatively low and I will easily pay them off by the end of this year.

Member Payment Dependent Notes Series 515647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515647	$3,000	$3,000	7.51%	1.00%	May 21, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515647. Member loan 515647 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	City of New Haven	Debt-to-income ratio:	11.31%
Length of employment:	3 years	Location:	GUILFORD, CT

Home town:
Current & past employers:	City of New Haven
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Is the entire cost of the wedding $3,000 or are you and your intended covering a part of the cost? Your credit history is outstanding. Is that of your intended as good (does s/he have major credit card debts, delinquencies in payments or other large debts)? Your answers are appreciated and helpful. Wishing you the best on your upcoming marriage.	Hello. The 3,000 is to cover remaining costs. My parents had planned to pay for the reception however my father was unexpectedly out of work for a while and they are no longer able to cover the cost. It is too late to scale down the reception according to our contracts with vendors. I opted for a loan rather than using a credit card to pay the remaining installments. My fianc?? has good credit also although it is a short credit history.

Member Payment Dependent Notes Series 515652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515652	$8,400	$8,400	7.88%	1.00%	May 19, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515652. Member loan 515652 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	U S Postal Service	Debt-to-income ratio:	12.65%
Length of employment:	10+ years	Location:	Burbank, CA

Home town:
Current & past employers:	U S Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Thank you. Borrower added on 05/11/10 > Thank You.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,515.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the $55K in revolving credit balance? Thanks.	As far as I know I do not have that much on my revolving credit card balance. I have only 3 credit cards to my name and the total balance on all of them is no more than 25K. I will get my credit report and see what is going on. I recently paid off one card for 13K a couple of months ago. And this is what I have been trying to do lately is paying them off because I am tired of the high interest. I don't want anymore credit cards except for maybe just 1 or 2. After I finish with this, I will immediately go to annual credit report.com.
can you list the credit cards and interest rates you will be paying off	I only have 2 credit cards with a balance right now. On one the interest is pretty low at 6.24%. That's O K. The one I want to pay off is at 13.24%. This is all, just this one.
Just so you know, if you have a home equity loan that can show up as part of your revolving credit.	What is the question? This sounds more like a statement.
1 - Is a HELOC on your revolving credit balance?	It must.
1 - Current Employer: U S Postal Service -- Are you a letter carrier or work behind the counter? 2 - Waiting for you to explain the $55 K before I commit funds.	I am neither a carrier or work behind the counter. I work in the processing plant. That is where all the mail is processed. What was your question about the 55K? As far as I know I have only two credit cards with less than $25K. The HELOC must then be part of it.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My mortgage is $2295.88, I have no car payment, utilities-approx.(water,electric,gas,)$300, no other credit card debt except the 2 I mentioned, auto insurance is $285.70 for six months and that's for 2 cars, phone is $40, internet with cable is $105, I have no small children so no childcare.

Member Payment Dependent Notes Series 515655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515655	$22,800	$22,800	18.67%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515655. Member loan 515655 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	UPS	Debt-to-income ratio:	10.17%
Length of employment:	9 years	Location:	Anaheim, CA

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Thanks for taking the time and looking at my loan. I got myself in debt in my early twenties and have been struggling since. I have made a commitment to get out of debt in two years. I am currently a student at CSULB and will be completing my schooling in July of this year. I have a wife and son that i owe it too, to provide a better life for them. Thanks again for your consideration. Borrower added on 05/12/10 > There's a typo that I can't fix. "Get our of debt" should be "Get out of dept" Borrower added on 05/15/10 > I would also like to add that my wife is a part-time teacher. Her income information was not posted in LC because this is only my account. We have an additional $1700 to $2000 a month to work with, which leaves me with my $3100 after taxes to pay all bills. Thanks again. Borrower added on 05/20/10 > I know my credit score is not good, but I pay what I owe. Just trying to fix what I let get out of hand.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	50
Revolving Credit Balance:	$22,552.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $22,800 DC category loan. My questions are: [1] Your position (Job/What you do) for employer? [2] Credit Report shows $22,522 RCB debts (75.70 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] If requested loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all T-H-R-E-E answers to questions. Member 505570 U S Marine Corps-RETIRED 05.12.10 @ 7:12 AM.	Type your answer here. Hello, here are my answers. 1. I have been working for UPS for 9 years, and have been a Operations Supervisor for 5 years. I work in the Customs Broker division, we import goods and process the paperwork to U.S. Customs. 2. Currently I'm making the minimun payment on all cards, but I am trying to pay-off one card at a time. First one is Home Depot, I pay more than $300 a month on that one, sometimes more. I'm trying to pay this off by the end of this year. 3. I intend to pay-off my current lenders as soon as possible and then close at least half. I would then pay-off L C before the 3 years are up. I know I can do this because my wife works Part-time which will allow me to pay more faster. thank you
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Hi, here are the answers to your two questions. 1. Yes, I purchased my condo by myself with no help with anyone two years ago, after prices went down. I had to sell some stock for the down payment. I had a better credit score back then. 2. Right now I don't have much equity, I think I have about a little bit over $1,000.
Because this is a consolidation loan, could you list the current debts that you have outstanding (with interest rates) and indicate which of these is going to be paid with the LC funds? Thanks!	1. $7075.9 @25.99% 2. $5504.12@14.9% 3. $3353.36@14.9% 4. $3204.70@14.24% 5. $1254.08@17.9% 6. $1066.80@7.99% 7. $621.72 @23.99% Total outstanding $22,080.68. I intend to pay all with LC.
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. Child care: $0 Mortage w/ Taxes: $1086 Phone,insurance,internet,cable,food:$550 No gym Total $1636
Paying off your credit cards with rates less than 18.67% (the rate of this loan) doesn't make financial sense. It would be better for you to just pay down the loans directly and only get a loan from Lending Club to pay down your credit cards with the 25.99% and 23.99% rates. You may also want to look into a balance transfers from your high rate cards to your low rate cards with the goal of getting a better rate than 18.67%. Will you please explain why you have decided to pay off all your card at once with a Lending Club loan instead of paying down the cards with the lower rates directly? Thanks in advance.	Type your answer here. I've tried most alternatives. I called my credit card companies and they are not willing to give me lower rates nor extend more credit to transfer accounts. I have a current plan where I'm paying off the cards with high interest first, others I'm making the minimum payments. The only problem with that a couple of cards low rates is going to expire, which I want to avoid. Consolidating is an alternative, and though it might not make complete financial sense I wll be out of debt sooner, less than 3 years. It is more conforting to know I only have one loan to pay, rather than several.
Please tell me about the delinquency that occurred approximately 50 months ago?	The delinquency are medical bills I didn't pay on time. I had nose surgery when I was 22, deviated septum. I couldn't breath out of one side. I moved and never got a bill. I paid it off after I went to collections, but the poeple I paid it off to went out of business and haven't been able to get out of my report since because I could not provide the proof that I paid it.

Member Payment Dependent Notes Series 515678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515678	$5,000	$5,000	14.22%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515678. Member loan 515678 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Cushman&Wakefield	Debt-to-income ratio:	1.00%
Length of employment:	< 1 year	Location:	roselle, NJ

Home town:
Current & past employers:	Cushman&Wakefield
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 515702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515702	$15,000	$15,000	13.11%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515702. Member loan 515702 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,635 / month
Current employer:	Wellpoint	Debt-to-income ratio:	12.39%
Length of employment:	10+ years	Location:	Port Jervis , NY

Home town:
Current & past employers:	Wellpoint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > consolidate credit cards

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	54
Revolving Credit Balance:	$11,708.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes , Title is in my name 2. Home Value $375,000.00 , balance $237,035
Hi, can you tell us what you do at Wellpoint? Thanks.	Benefit Analyst Consultant

Member Payment Dependent Notes Series 515713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515713	$8,000	$8,000	7.88%	1.00%	May 24, 2010	May 25, 2015	May 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 515713. Member loan 515713 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	sysco southeast florida	Debt-to-income ratio:	2.53%
Length of employment:	5 years	Location:	loxahatchee, FL

Home town:
Current & past employers:	sysco southeast florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > The purpose of this loan is to pay off my high interest car loan and save some money , money that I would then put towards paying my little credit card debt faster. I am trying to save some money since I am the only provider in my Home,in a year and a half once my Wife is done with school and she starts woking as a nurse I will be the one giving loans to the needy. just joking, but hopefully everything works out for Us and Everybody in this cruel hard world. Thanks.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,099.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What do you at your job with Sysco? Your answer is appreciated. Wishing you and your wife the best.	Type your answer here. I am a delivery driver, I drive a semi-trailer full of groceries to restaurants , hospitals, schools, any place that serves food.
I have a few questions. 1. What is the interest rate on your vehicle? 2. What is the make/model/year of your vehicle? 3. Is your vehicle under warranty? If yes, until when? Thanks.	Type your answer here.the interest is 14%, is a Saturn VUE, 2006 , the warranty expired last year, it was only 3 years, but so far not even a single mechanical problem, cause I give it good maintenance.

Member Payment Dependent Notes Series 515743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515743	$12,000	$12,000	11.36%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515743. Member loan 515743 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	United Methodist Church	Debt-to-income ratio:	9.08%
Length of employment:	7 years	Location:	Detroit Lakes, MN

Home town:
Current & past employers:	United Methodist Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Hello, I am looking to complete a room in my basement to allow for family members to be more comfortable when they stay with me. I appreciate any support you might be able to give

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	59
Revolving Credit Balance:	$22,568.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your interest. I do own my house with the title in my name. The assessed value of my home is $215,000 with $30,000 in equity. I owe $185,000. Brenda

Member Payment Dependent Notes Series 515756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515756	$11,500	$11,500	7.14%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515756. Member loan 515756 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	MN Army National Guard	Debt-to-income ratio:	20.44%
Length of employment:	2 years	Location:	Eagan, MN

Home town:
Current & past employers:	MN Army National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Loan is to consolidate the remaining debt I've incurred from remodeling my home (kitchen, bathrooms, windows, A/C, flooring, etc.). I've spent over $25,000 on the project in the last 1.5 years and have paid off the difference in that time. This loan would fit extremely easily into my budget as the major expenses I have are, my mortgage, which is only $820/month, car payment is $280, and student loans at $150. My net monthly pay is $3800. Debt is outstanding on 2 credit cards and 1 personal loan through Wells Fargo. Although I could continue to pay the debts off as is, I'd prefer to get them into one account as it will add a little more peace of mind with a lower minimum monthly obligation. I'm proud to say that I've never missed a payment on any obligation in my life. Thank You Borrower added on 05/12/10 > Loan is to consolidate the remaining debt I've incurred from remodeling my home (kitchen, bathrooms, windows, A/C, flooring, etc.). I've spent over $25,000 on the project in the last 1.5 years and have paid off the difference in that time. This loan would fit extremely easily into my budget as the major expenses I have are, my mortgage, which is only $820/month, car payment is $280, and student loans at $150. My net monthly pay is $3800. Debt is outstanding on 2 credit cards and 1 personal loan through Wells Fargo. Although I could continue to pay the debts off as is, I'd prefer to get them into one account as it will add a little more peace of mind with a lower minimum monthly obligation. I'm proud to say that I've never missed a payment on any obligation in my life. Thank You Borrower added on 05/12/10 > Loan is to consolidate the remaining debt I've incurred from remodeling my home (kitchen, bathrooms, windows, A/C, flooring, etc.). I've spent over $25,000 on the project in the last 1.5 years and have paid off the difference in that time. This loan would fit extremely easily into my budget as the major expenses I have are, my mortgage, which is only $820/month, car payment is $280, and student loans at $150. My net monthly pay is $3800. Debt is outstanding on 2 credit cards and 1 personal loan through Wells Fargo. Although I could continue to pay the debts off as is, I'd prefer to get them into one account as it will add a little more peace of mind with a lower minimum monthly obligation. I'm proud to say that I've never missed a payment on any obligation in my life. Thank You

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,593.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I am full-time in the Minnesota Army National Guard (AGR), and have been in that status for 2 years 1 month. I've been with the National Guard for for a total of 11.5 years. My orders continue indefinitely in this position (full-time) as long as I continue to re-enlist (current orders are through mid April 2011) - I intend to do 20 years of service. I work as a Human Resources Sergeant for an Aviation Brigade. Basically at this level I do administrative quality control. My job is extremely secure and I receive very high marks on my reviews (and can provide documentation). Income is very regulated, it depends on rank and years of service. I get a pay raise on even year anniversaries as well as annually as regulated by the federal government. On top of regular pay, I receive Housing and food allowances of approximately $1500 untaxed monthly. Since coming on full-time with the Army, I've been on a leave of absence from Capella University where I am an Enrollment Director and can, at any time my employment with the National Guard were to end, go back to my old position there. I started at Capella in December 2004. I came on full-time with the Army and left Capella to work in the rear-detachment when the brigade was mobilized to Iraq; I've continued on since their return in June of last year. If you have further questions, please let me know. I appreciate your consideration! Thank You

Member Payment Dependent Notes Series 515761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515761	$20,000	$20,000	14.96%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515761. Member loan 515761 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Schawk	Debt-to-income ratio:	10.85%
Length of employment:	9 years	Location:	Gilberts, IL

Home town:
Current & past employers:	Schawk
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Business Owner #1 has a MS in Marketing and over 7 years experience in sales and marketing. Owner #2 has a BS in Economics, has over 15 years of IT Management and Operations experience and currently holds a 6-figure income job with a fortune 500 company. We are educated professionals. We have a strategic business plan and know how to make this company a success. This is a web based business. "Go-live" is scheduled for July with revenue before the end of Q3 2010. We invested our personal money into this business but need a little assistance to get it finalized and launched. Your assistance with helping us build this business is appreciated and will be rewarded with interest.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,813.00	Public Records On File:	1
Revolving Line Utilization:	69.40%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category oan is 1 of 371 total loans listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D the specific PURPOSES how the loans net proceeds are intended to be spent to benefit the borrower and/or business? (Website? Inventory? Advertising? Expansion? Prepaid expenses? Renovating business premises? Equipment? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly hel to fund your loan. Minus required details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.12.10 at 9:01 AM ET	We are building a web based business that has significant revenue potential. The funds are needed for the following: 1. To complete the design and deployment a website. Go-live is planned for July. 2. To fund a national marketing campaign in-line with the Go-live. 3. To provide additional working capital needed to support ongoing legal, accounting, finance, office space and sales activities. Note, We are educated in this industry. Owner #1 has a Masters Degree in Marketing and over 7 years working in a sales and marketing capacity. Owner #2 has over 15 years in IT Management and Operations with a fortune 500 company, with previous start-up experience. In addition, this website is already far along through the development process and "go-live" is scheduled for July with revenue expected immediately upon go-live. Revenue is generated by selling monthly recurring memberships. We have already invested a lot of our personal money into this business but need a little assistance to get it launched. PS. I notice you are retired from the USMC. While I have never been fortunate enough to serve I thank you for the freedoms you help protect. Without these freedoms, our new business would not be possible.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Dear Investor, Here are the answers to your Questions: 1. We do not own the title on our home. We are currently paying the mortage on our home. 2. We have been in the same home for over 5 years. Like most, the value of the home has dropped and we do not have any substantial equity in the house. PS. See information below about why we need the funds: We are building a web based business that has significant revenue potential. The funds are needed for the following: 1. To complete the design and deployment of the website. Go-live is planned for July. 2. To fund a national marketing campaign in-line with the Go-live. 3. To provide additional working capital needed to support ongoing legal, accounting, finance, office space and sales activities. Note, We are educated in this industry. Owner #1 has a Masters Degree in Marketing and over 7 years working in a sales and marketing capacity. Owner #2 has over 15 years in IT Management and Operations with a fortune 500 company, with previous start-up experience. In addition, this website is already far along through the development process and "go-live" is scheduled for July with revenue expected immediately upon go-live. Revenue is generated by selling monthly recurring memberships. We have already invested a lot of our personal money into this business but need a little assistance to get it launched. We greatly appreciate your interest in helping to finance this loan. Please let us know if you have any further questions or concerns.
You requested a 36-months loan repayment. Do you intend to payoff loan early- less than 1-yesr? or 1 to 2-years? Or utilize full 3-years allowed> Lender 505570 USMC-RETIRED 05.25.2010 at 08:45 AM ET	Thank you for your question. answer: 1 to 2 years
What will go-live offer? Do you have a link for us to see what this business looks like?	Thank you for your question. Go-Live will make it possible for users of the website to sign-up for monthly, recurring, paid memberships. The website is scheduled for Go-Live in July. There is no website yet for you to see. The premise of the businses, however, is very similar to http://www.care.com, but instead of helping people find child-care providers, our website will help you find service providers in the spa, beauty, and health industry.

Member Payment Dependent Notes Series 515768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515768	$4,000	$4,000	10.62%	1.00%	May 19, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515768. Member loan 515768 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,470 / month
Current employer:	City of Los Angeles	Debt-to-income ratio:	23.18%
Length of employment:	10+ years	Location:	Anaheim, CA

Home town:
Current & past employers:	City of Los Angeles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,126.00	Public Records On File:	1
Revolving Line Utilization:	73.60%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515771	$6,000	$6,000	11.36%	1.00%	May 20, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515771. Member loan 515771 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Crossroads Enterprise Inc.	Debt-to-income ratio:	21.65%
Length of employment:	2 years	Location:	Garden Grove, CA

Home town:
Current & past employers:	Crossroads Enterprise Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	20
Revolving Credit Balance:	$5,828.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Crossroads Enterprise Inc. and what do you do there?	It is a company that manufactures and sells cabinetry both to home improvement professionals and to the public. I both manage the showroom and am one of the designers that assists customers in creating their cabinetry layout.

Member Payment Dependent Notes Series 515853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515853	$6,800	$6,800	7.51%	1.00%	May 26, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515853. Member loan 515853 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$14,000 / month
Current employer:	ABC/Disney, Inc.	Debt-to-income ratio:	4.92%
Length of employment:	10+ years	Location:	Upland, CA

Home town:
Current & past employers:	ABC/Disney, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I would like to payoff this visa card of $6800!

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,361.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I hold title to my home under my name. The equity in my home is approximately $75,000. The balance in my home is $504,000
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase Visa: $6800 Bal./13% Juniper Visa: $2516.32 Bal./13% Home Equity loan: $33,000 Bal./6.1% The Chase Visa will be paid off.

Member Payment Dependent Notes Series 515872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515872	$1,400	$1,400	14.22%	1.00%	May 21, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515872. Member loan 515872 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	st. francis high school	Debt-to-income ratio:	3.92%
Length of employment:	10+ years	Location:	sacramento, CA

Home town:
Current & past employers:	st. francis high school
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I have been employed as a teacher with st. francis h.s. for 21 years. I plan on purchasing a used car for my daughter who is 17. My monthly income is over 5,000. I'm an excellent borrower, my job is very stable and I plan on paying this loan off sooner than the established timeline. thank you. dana Borrower added on 05/15/10 > My monthly budget has been established to pay all bills and still deposit $350 a month into savings.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am currently renting, have been for the last year and plan on living in this home for the rest of my life. The home is wonderful and in a great location come to my employment. I was able to sell my home last may of 2009, where I lived for over 7 years.
Delinquencies (last 2 yrs): 1 Can you expain why you were deliquent on this loan?	My mortgage turned into a balloon payment, before I could refinance in 2008. The home's value by then decreased dramatically due to the economy. I became deliquent with payments late 2008 and early 2009. Fortunately I was able to pull a short sale off with my home at this difficult time in spring of 2009. Since June of 2009 when I moved in my current home, I haven't had a single deliquent payment to my lanlord. My credit has always been considered stellar with the exception of the time period with the balloon mortgage.

Member Payment Dependent Notes Series 515874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515874	$5,000	$5,000	7.88%	1.00%	May 24, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 515874. Member loan 515874 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	sioux falls school district	Debt-to-income ratio:	19.86%
Length of employment:	10+ years	Location:	SIOUX FALLS, SD

Home town:
Current & past employers:	sioux falls school district
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I plan to use the money to help pay off a bill and take son on a special trip because ha has spesial needs. my job is very secure and i pay my bills on time evey month Borrower added on 05/14/10 > my credit is real good and this money will help consolidate some bills.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,566.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer: sioux falls school -- What is your position.....you are not a teacher, are you? Thank You	Type your answer here. I am a custodian.

Member Payment Dependent Notes Series 515881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515881	$8,000	$8,000	7.88%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515881. Member loan 515881 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Deutsche Boerse	Debt-to-income ratio:	7.55%
Length of employment:	1 year	Location:	northbrook, IL

Home town:
Current & past employers:	Deutsche Boerse
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,681.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I worked at Briefing.com for a year and a half prior to my current employer. The reason for leaving was that I was primarily compensated through commission and saw the writing on the wall when real estate began to collapse. I moved over to my current employer because I received a slight increase in pay and also am now 100% salary and bonus. I work for a foreign equity and derivatives exchange so I would say that given I am their sole representation for North America I would say my employment and income are very predictable. I am the Business Development Manager for North America at Deutsche Boerse, the parent company of Eurex and Xetra in Germany. I cover all US and Canadian entities who consume our market data. Additionally I sell our subsidiaries news products along with a news based algo feed. If you have additional questions please feel free to ask. Thank you.

Member Payment Dependent Notes Series 515915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515915	$24,000	$24,000	10.62%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515915. Member loan 515915 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Zen Software Inc.	Debt-to-income ratio:	6.90%
Length of employment:	10+ years	Location:	Trumbull, CT

Home town:
Current & past employers:	Zen Software Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	35
Revolving Credit Balance:	$96,799.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. Zen Software Inc./VP Software Development, Software Updates/Web Design Work 2. Mort. - 2680, Car loan - 306, insurance - 2500 Annual, utilities - 8000 annual (heat, electric,water) 3. Mort. 15 year owe 10 years still, car 3 year owe 1 year no credit card balances pay entire balances each month 4.no delinquencies - only back taxes owed on rental investment properies 5. 3 Rental properies - 2 two families (mortgages paid in full), 2 - six family (15 year, 10 remaining) payment is 3,500, other college 529 plans - 64,000, ira's 150,000 6. Husband Employer - St. Vincent's Medical Center/ Senior Programmer Analyst 7. 7,500 8. yes LC will automatically withdraw from checking account
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Zen Software Inc.? These answers will definitely help lenders lend.	I answered these for another person - do you get to see those answers? The debt is on our investment properties. Have 2 - two families and 1 - six family home. It is for one year's back property taxes that are not paid thru the one mortgage left on the 6 family. My husband is employed full-time with St. Vincent's Medical Center as a senior programmer analyst. Combined income is 132,000. Saving Account is 7,500. IRA's are 150,000 and 529's 65,000. Our monthly mortgate on our home is 2,680 with only one car loan for 306.00
Revolving Credit Balance: $96,799.00 - How will $24,000.00 help? Be specific, please.	Will use 24,000 to pay investment properties back taxes so all taxes are up to date
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name and my husband's name. We have a 15 year loan and have 10 years left. We have about about 550,000 in equity in our home.
Member_666855, Can you have your income verified? You'll need to contact Lending Club for that though. But, that will attract more lenders and almost ensure you'll get the loan.	I have already sent LC paystubs from recent paychecks as well as for my husband from his full-time job.
Is the $11,500 / monthly income yours alone, or the combined income of you and your husband?	This is combined income from my husband and myself

Member Payment Dependent Notes Series 515952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515952	$4,000	$4,000	10.25%	1.00%	May 20, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515952. Member loan 515952 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Hume Lake Christian Camps, Inc.	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	Hume, CA

Home town:
Current & past employers:	Hume Lake Christian Camps, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > We would like to purchase a second vehicle. Borrower added on 05/18/10 > Thanks so much to everyone who is willing to help us out. We really appreciate it!

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	30
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. Could you please specify what will you purchase with the loan?	Sure! We'd like to purchase a second vehicle.

Member Payment Dependent Notes Series 515953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515953	$12,000	$12,000	13.11%	1.00%	May 24, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515953. Member loan 515953 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	Landsafe	Debt-to-income ratio:	6.85%
Length of employment:	4 years	Location:	Apple Valley, CA

Home town:
Current & past employers:	Landsafe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I have two credit cards of which I can never seem to pay off, one has a rate of 17.99 and the other 19.99, I cannot seem to pay these down. One account is closed and I intend to close the other one. These two are my nightmare and if I can get them paid off and closed, I can sleep better at night. I've never been late on a payment, but 1/2 of the payment goes right into interest. Thanks so much for your help !! Borrower added on 05/12/10 > I feel like I need to expand on my previous comments.I do not want the lenders to think these cards were maxed out so I could just "buy things". In 2006 I made every decision I possibly could to destroy myself financially and I almost succeded. I am in real estate (an appraiser) and successfully ran my own shop for 6 years. I was downsizing my homes and had just closed escrow on a new smaller home. I had my older larger home on the market. Then the Calif market crashed. I lost my clients (banks) and had to close up shop. I was unemployed for several months. In the meantime I did everything I could to sell my home,but I could not, eventually it was foreclosed upon and I lost it. I lived off these cards until I found a job with a large company which I have been with for 4 years now. Because these cards were maxed it, the companies keep increasing my interest rates until it just got out of control. I am just sick of paying on them only to see most of my payment going to interest.I have tried to communicate with them, but I think because I'm never late, they won't budge. I would also like you to note, according to Lending Club, I am only 10 points away from an excellent credit rating.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	26
Revolving Credit Balance:	$14,302.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes, I do hold the title in my own name, unfortunately I am upside down on my home. I purchased it in 2006 right before the Calif market crashed. I will be honest here, I owe approximately $225,000 and I would guess its probably worth $185,000. I've been here 4 years and plan on staying till retirement in approximately 5 years. The home only has a 1st against it.

Member Payment Dependent Notes Series 515962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515962	$10,000	$10,000	13.48%	1.00%	May 20, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515962. Member loan 515962 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,307 / month
Current employer:	Bureau of Reclamation	Debt-to-income ratio:	14.57%
Length of employment:	10+ years	Location:	Henderson, NV

Home town:
Current & past employers:	Bureau of Reclamation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,823.00	Public Records On File:	1
Revolving Line Utilization:	64.90%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Type your answer here. I moved from California to Nevada in July 2009, transfered to a new government job. I bought a new home in a good market in Agust of 2009. I bought things for the new home from Lowe's, Sears, Best Buy, Ashley Home Furniture at high interest rates over 20%. The loan is to pay all the credit cards at higher rate faster and consolidate to one smaller payment.
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)?	Type your answer here. I plane to pay off the higher interest rates from cards like Lowe's, Sear's, Best buy and Ashley Furniture. This loan will pay the Bills faster and consolidate to a smaller payment.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I bought the new home in August of 2009, in my name. I only have about $5,000.00 in equity at this time.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	Type your answer here.2 to 3 years
What is the public record 96 months ago?	Type your answer here.bancrupcy

Member Payment Dependent Notes Series 515977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515977	$10,000	$10,000	10.99%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515977. Member loan 515977 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,851 / month
Current employer:	UniSource Energy Services	Debt-to-income ratio:	24.85%
Length of employment:	3 years	Location:	Kingman, AZ

Home town:
Current & past employers:	UniSource Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Upcoming non-profit anime convention needs your help! Our original plans were to rely on pre-registrations for the event, but we've found out the hard way that anime fans tend to procrastinate quite a bit! We're a non-profit organization starting with zero funds, and our event is coming up within the next couple of weeks. We're expecting as many as 750 attendees to come and socialize, learn about Japanese animation and culture, and meet some awesome industry guests. We have deposits and printing costs coming very shortly (this weekend for starters), and we don't have enough cash to pay for everything! We're seeking your help to get us through this period, and at-the-door registrations should be more than enough to pay back this loan. Even if we don't break even, I am personally prepared to pay the rest of this loan off. I've never had a missed or late payment, and my career has just started three years ago with the energy company I work for. Please feel free to ask my any questions! I'm not allowed to post in these comments any personal information, but I can hint that this event is in the Southwest, and will be held the first weekend of June. Borrower added on 05/23/10 > We're getting closer to our convention. Our pre-registration numbers have gone up significantly, and this has helped pay for some of our more immediate costs. We're going to see about cutting some more corners and costs to be able to afford the more important things. THANK YOU to those who have already invested! We really appreciate your help!

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,111.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 515980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515980	$4,000	$4,000	14.59%	1.00%	May 19, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515980. Member loan 515980 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Solomon and Solomon PC	Debt-to-income ratio:	6.28%
Length of employment:	10+ years	Location:	albany, NY

Home town:
Current & past employers:	Solomon and Solomon PC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,359.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Solomon and Solomon PC and what do you do there?	Solomon and Solomon PC is a law firm that does collections. I'm a Client Services Representative
Please explain purpose of loan, and a breakdown of usage.	This loan will help my daughter and I get back on our feet.It will help us enjoy life again. I will use this loan as a stepping stone to get out of debt (pay off credit cards). i currently have credit cards that have reached their max and paying the small amount due each month is not helping.

Member Payment Dependent Notes Series 515981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515981	$4,800	$4,800	13.85%	1.00%	May 21, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515981. Member loan 515981 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	RBC Records	Debt-to-income ratio:	24.94%
Length of employment:	5 years	Location:	Glendale, CA

Home town:
Current & past employers:	RBC Records
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > This is for an AMEX refi. About a year ago they jacked my rate up to 27.99% APR. I currently hold a balance of 4,589.66. I have a stable job running a marketing department at a record label and have been with the company nearly 5 years making me indispensable at the company. Last year, I took on a second job to help my father who had lost his business and was working 14 hour days, 70 hrs a week. Since the top of this year, he has been in a better space and I can now work one job and finally concentrate on getting down my debt. Your help would be appreciated. Please let me know if you have any questions. -Brett Borrower added on 05/20/10 > Thank you to everyone who has funded me thus far. It is greatly appreciated.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,484.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RBC Records and what do you do there?	RBC Records is an independent record label based in Burbank CA that has been around for about 10 years. While other companies in the music industry have been going downhill, we have grown every single year. We manage the career's of the number 1 independent urban act in the country who has sold 1 million albums with no radio or video play. I run the entire marketing department.
you are about the 10th person today that did not bother to provide one single detail on their loan. we need to know what your debts are, amounts, rates, your budget, your ability to repay. what you want to use the money for - specifically.	Sorry about that. Must have missed that step. I will fill out that info right now.
I understand you are interested in paying off existing debt, have you done anything to avoid accuring new debt?	Yes. Using cash only. Like many people, I have learned the hard way. -Brett
if i fund your loan, can you get Tech N9ne to bring his next tour to Atlanta? he always skips us... seriously though, you are asking for the loan for an amex with around $4500 in outstanding debt, but your credit profile above list debts of around $9500. can you please detail the other $5000 in debts, their rates, monthly payments, etc?	Lol. I'll put in a call to travis and let him know. Are you a fan??? The debt is on a visa card that's rate is lower than lending club is offering me. Fortunately, visa hasn't been as big of an asshole as Amex. Once I'm not on my phone I'll update the info. Thanks man ! KC MO!!!

Member Payment Dependent Notes Series 516040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516040	$25,000	$25,000	15.70%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516040. Member loan 516040 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,636 / month
Current employer:	LAUSD-Canterbury Avenue Elementary	Debt-to-income ratio:	22.09%
Length of employment:	10+ years	Location:	Chatsworth, CA

Home town:
Current & past employers:	LAUSD-Canterbury Avenue Elementary
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I have worked my way up from a beginning salary of $32000 twelve years ago to a base salary of $72000 now. I am a teacher and at the same school for twelve + years. I am planning on working towards my Masters starting in the Fall and plan to continue working until almost 70. I am National Board Certified which allows me extra income each year and take on other responsibilities on and off campus that allow me extra income also. I am organized and responsible and appreciate your consideration.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1970	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,655.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)? (4) What do you do at Canterbury Elementary?	Type your answer here. The cards I want to pay off are in these amounts: a)$9500 w/ 31.99%-pay @$420 b)$2400 w/ 26.99%-pay @$100 c)$4400 w/22.9% -pay @$140 d)$2700 w/ 20.49%-pay @100 e)$6100 w/ 19.24%-pay @200 My rent is $1220; car is $383; insurance @$120. I'm a fifth grade teacher and also the lead Nutrition teacher which affords me an additional @$1200 year; also mentor new teachers which pays me up to 92 hours extra per year which can be up to another $5000 a year.
Please list the debts/credit cards you intend to pay off with this loan, their current balances, interest rates, and average monthly payment you make (not the minimums). Also, please list your current monthly expenses, and describe how you can surely budget in the loan payment. -Thanks in advance for your response.	Type your answer here.Already answered the same request.However, that one did not ask the budget question. As stated earlier, paying off the five cards I listed will save me almost $300 I'm currently spending. That amount will help me each month and continue to allow me not to use cards.
What is your job at LAUSD-Canterbury Avenue Elementary?	Type your answer here.Again, I am a fifth grade teacher but also am the Nutrition lead teacher and receive an additional stipend for that of @$1200 per year. I mentor new teachers, as I am National Board Certified Teacher, and that also offers up to 92 hours of additional pay each year, which is up to $5000 gross each year extra.
What are you doing to prevent getting into the same situation again? How much do you owe each creditor?	Type your answer here.Just posted the amounts I want to pay off. I got into this mess after my divorce in '99. I had nothing and had just started teaching after having had my own business part time. I had two children still living at home and one in college. My income was half what it is today and came to rely on plastic for anything beyond the basics of rent, car, food. I had to go to school for two years to clear my teaching credential which was additional expenses and there were several medical/family emergencies that came up. My income is twice what it was 12 years ago, but the credit card companies (except for one) all raised their interest rates high this past year. I have no late pays and my credit rating had climbed up to close to 800 prior to that. I'm reliable and will be working for another 10 years.
Unfortanetly, we (on the lender/investor) side, aren't able to see questions or answers to any questions you claim were answered. If you could, please provide some of the questions I asked answers. Otherwise, I won't be able to invest in your loan. Please list the debts/credit cards you intend to pay off with this loan, their current balances, interest rates, and average monthly payment you make (not the minimums). Also, please list your current monthly expenses, and describe how you can surely budget in the loan payment. -Thanks in advance for your response.	Type your answer here. Want to pay off these amounts/interest rates/payments: $9500/@31.99%/@417 monthly $2400/@26.99%/@100 monthly $4400/@22.9%/@145 monthly $2700/@20.49%/@100 monthly $6100/@19.24%/@200 monthly Expenses: car $383 monthly, insurance $120 monthly(9months); rent $1220 monthly; utilities $420. At your interest rate the monthly payment of $800 + will actually save me @$100 per month over what I'm paying on those cards now.

Member Payment Dependent Notes Series 516043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516043	$25,000	$25,000	10.62%	1.00%	May 26, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516043. Member loan 516043 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,133 / month
Current employer:	Rocket Software, Inc	Debt-to-income ratio:	16.96%
Length of employment:	5 years	Location:	Loganville, GA

Home town:
Current & past employers:	Rocket Software, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Need expansion capital for internet based advertising business venture. Borrower added on 05/12/10 > The loan is to be used for marketing capital for launch of a website. The site is built and ready to be released to the public but I am lacking marketing capital to launch it currently. The funds will provide the initial 4 month marketing budget to launch the site. This business is a start-up business in an already established market that has the potential to generate $25,000 daily on a conservative level with proper advertising.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,408.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category oan is 1 of 371 total loans listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D the specific PURPOSES how the loans net proceeds are intended to be spent to benefit the borrower and/or business? (Website? Inventory? Advertising? Expansion? Prepaid expenses? Renovating business premises? Equipment? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly hel to fund your loan. Minus required details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.12.10 at 9:01 AM ET	The loan is to be used for marketing capital for launch of a start-up website. The site will produce income by selling highly specific ad space to users on a daily basis. The site is built and ready to be released to the public but I am lacking marketing capital to launch it currently. The funds will provide the initial 4 month marketing budget to launch the site. This business is a start-up business in an already established market that has the potential to generate $25,000 daily on a conservative level with proper advertising.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Yes, the title is in my name solely. The property is valued at $152,000 and the remaining balance I owe on the mortgage loans is $130,168.00. Thank you, Stephanie
So what's the field and why do you think it can generate $9 million a year?	The focus of the site is an adult classifieds site. Similar to a couple of well known sites already established and making much more than that currently. Our site has been designed to have much more functionality and many more features but at this point lacks the funding to launch.
How do you avoid the legal problems Craig's List had with this type of ad?	There are always legal concerns in any adult business as well as most other business ventures. It is an unavoidable part of business growth. But as it is clearly evident, craigslist runs a very successful operation. Also if you very familiar with craigslist you will know that craigslist adult section started as free and converted to a paid section as a remedy to avoid such legal issues. Paying for ads by credit card attached a known adult to each ad.

Member Payment Dependent Notes Series 516089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516089	$12,800	$12,800	15.33%	1.00%	May 19, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516089. Member loan 516089 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,000 / month
Current employer:	EMC Corporation	Debt-to-income ratio:	19.46%
Length of employment:	9 years	Location:	Newton, MA

Home town:
Current & past employers:	EMC Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Thank you for your interest in my request for a loan to refinance my credit cards. At present I have one American Express Blue Card with a balance of $10,819.00 and an interest rate of 27.24%. The monthly payment is $391.00. I also have one Juniper credit card with a balance of $1,197.43 and an interest rate of 30.24%. The monthly payment is $87.27. A friend spoke of the Lending Club and how she was successful in reducing her credit card payments. I thought I'd try Lending Club to see if I could do the same. I have never been late in paying any of my bills and would really appreciate the opportunity to reduce my payments.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,719.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Thank you for your interest in my request for a loan to refinance my credit cards. At present I have one American Express Blue Card with a balance of $10,819.00 and an interest rate of 27.24%. I also have one Juniper credit card with a balance of $1,197.43 and an interest rate of 30.24%. A friend spoke of the Lending Club and how she was successful in reducing her payments. I thought I'd try Lending Club to see if I could do the same. I have never been late in paying any of my bills and would really appreciate the opportunity to reduce my payments.

Member Payment Dependent Notes Series 516124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516124	$12,000	$12,000	7.88%	1.00%	May 25, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516124. Member loan 516124 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Los Angeles Unified School District	Debt-to-income ratio:	19.05%
Length of employment:	10+ years	Location:	northridge, CA

Home town:
Current & past employers:	Los Angeles Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,007.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Los Angeles Unified School District?	I am a teacher.

Member Payment Dependent Notes Series 516125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516125	$8,000	$8,000	10.99%	1.00%	May 21, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516125. Member loan 516125 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,225 / month
Current employer:	General Electric	Debt-to-income ratio:	14.15%
Length of employment:	2 years	Location:	Conroe, TX

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > Requesting Loan to eliminate my negative equity in my truck so I can sell it to the dealership. once that is complete my debt to income ration will be where my wife and I can get our house. Borrower added on 05/13/10 > I have a monthly income of 4200 to 4500 a month and I always pay my bills ontime. I have great credit. Borrower added on 05/13/10 > I have worked with General Electric for 2 years going on three and have a great stable career there. Borrower added on 05/13/10 > Really I should have described my loan as a Debt Consolidation loan. sorry about that. Borrower added on 05/13/10 > I want to thank all of you investors for investing in me and my family in this time of need. Borrower added on 05/17/10 > At my job I have the opportunity to get a good share of overtime pay as well.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If I'm going to loan money to someone, it won't be because they want the money for "other". Would you? As investors, we need details about the borrower and the loan.	I am asking for this loan to pay the negative equity i have on my truck and be able to get rid of it. This will help my debt to income ratio come down so my wife and I can purchase a home.
What is your position with General Electric?	I am a Turbine Technician. I work on the LM6000's and LM2500's.

Member Payment Dependent Notes Series 516129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516129	$10,000	$10,000	15.33%	1.00%	May 21, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516129. Member loan 516129 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,300 / month
Current employer:	mentoring of america	Debt-to-income ratio:	17.70%
Length of employment:	2 years	Location:	van nuys, CA

Home town:
Current & past employers:	mentoring of america
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,410.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. yes - title to the house is in my name 2. there is approximately $150,000.00 equity
I'd like to invest in your loan, but I need answers to these 3 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 3. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. 1. yes - $200,000.00 $1050.00 2. no HELOC - approx $150,000 equity 3. since 1985
A home equity loan is likely much more cost effective than this 15.33% loan. Have you considered pursuing a line of credit? Also, are you the sole income producer in the home?	Type your answer here. 1. yes 2. yes

Member Payment Dependent Notes Series 516194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516194	$12,000	$12,000	7.14%	1.00%	May 24, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516194. Member loan 516194 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,742 / month
Current employer:	CH Bakers	Debt-to-income ratio:	14.76%
Length of employment:	8 years	Location:	DOUGLASVILLE, GA

Home town:
Current & past employers:	CH Bakers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > This loan is for purchase of a 2006 Chrysler crossfire Borrower added on 05/13/10 > Would Like to purchase a new car - Thank You Borrower added on 05/13/10 > I had to work late tonight so I provided a quick answer to one of the lenders questions as i was leaving the plant. My company is a subsidiary of J&J Snack foods. We make vast quantities of superb cookies, variety breads, cinnamon buns and most of the Mary B Biscuits that you see at Walmart. All of our products are made on the spot and quick frozen. My job is to supervise a crew of four people and keep the plant running. This encompasses a full range of skill sets to include electrical, plc troubleshooting, general mechanical failures and refrigeration to give you an idea of what we do. Thank you and have a great day.... Wilbert

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,950.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your mortgage, do you have any other major debts such as rentals, vacation homes or education loans? Your answer is appreciated. Wishing you the best.	The only other payment I have is my last payment on my wifes buick of 145.00 and my dell business account to which I pay 65.00. I ususally pay them over 135.00 amonth though to speed repayment.
Hello again. What is your job with CH Bakers? Best regards, Jeff	I am a maintenance foreman on 2nd shift.

Member Payment Dependent Notes Series 516199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516199	$6,000	$6,000	12.73%	1.00%	May 19, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516199. Member loan 516199 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	the wellness center	Debt-to-income ratio:	21.05%
Length of employment:	2 years	Location:	denver, CO

Home town:
Current & past employers:	the wellness center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I found a motorcycle from a private seller that i want.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,083.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of motorcycle	it's an '06 Yamaha R6 50th Anniversary Edition privately owned, found on craigs list.
What is the wellness center, and what do you do there?	It's a holistic healing center, and i'm a massage therapist.
Hello. I am interested in funding your loan. Did you intent for this to be a 3-year of 5-year loan? Thank you.	this will be a 5 year loan.

Member Payment Dependent Notes Series 516210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516210	$12,600	$12,600	15.33%	1.00%	May 20, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516210. Member loan 516210 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Amtrak	Debt-to-income ratio:	17.57%
Length of employment:	10+ years	Location:	Riverside, CA

Home town:
Current & past employers:	Amtrak
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Will lower monthly payments and close all high interest accounts

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,873.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I am the title holder, as far as the details I do not have equity to work with which is why I am looking at the lending club to lower interest on loans rather than equity loan
WHAT IS UR POSITION WITH AMTRACK	I receive calls from hearing impaired customers looking to travel cross country on the train
Hello- Please list the debts/credit cards you intend to pay off with this loan. Along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). As well, please describe how you've budgeted in the loan payments. Thanks in advance for your responses.	I have three major cards and half dozen department stores and car loan with payments at just under 500 a month. Eight of those accounts have interest rates above 23 percent. I will have about 7 thou left on a 10 percent loan after payoffs, and about 180 a month in lower payments and with lower interest rate.
Hello - 1st... I would like to say "Thank You" from all my good experiences with Amtrak. I am going to help fund your loan, but please do me a favor... remember, that this loan is coming from real people that believe in you. If you fail to make payments you are affecting our lives, unlike failing to pay a big bank. Best wishes on your refinance plan.	Thank you for your support of Amtrak ! I have an excellent payback history, and feel honor bound to make good my debts whether from private sources or the Banks. I appreciate your backing, thank you again!

Member Payment Dependent Notes Series 516221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516221	$8,000	$8,000	7.14%	1.00%	May 24, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516221. Member loan 516221 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Frederick Memorial Hospital	Debt-to-income ratio:	20.31%
Length of employment:	2 years	Location:	new market, MD

Home town:
Current & past employers:	Frederick Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > This is a second chance for me after a difficult divorce. The credit cards have already been killed, and the payment for this loan will be smaller than my auto payment which is part of this consolidation. I would love this opportunity! Borrower added on 05/13/10 > I have worked in computers for over 6 years, after graduating from college. I worked for Coldwell Banker in their I.T. department aka NRT, Inc. They started to lay people off due to the economy in Baltimore/D.C. area. I made the first cuts, and still had employment there but felt like it would be a good idea to move to a more secure sector. I took emplyment with Frederick Memorial Hospital in November of 2007. I enjoy my tiime here, and my boss couldn't be more fabulous. Healthcare has been touched by the economy but it is a MUCH safer environment. Unfortunately, people get sick and need care. My co-workers have been here for 24 years and 32 years. I don't see myself leaving here for many years. Borrower added on 05/17/10 > I am a new mom who is looking at this loan as a way for a second chance. This loan will consolidate my 22.99% interest rate credit cards with my 10% interest rate car loan into this 7.14% interest rate loan. My payments would go from $500 to $245 a month and be paid off in 3 years. I have a great job, and I don???t miss my current bill payments. This loan will allow me to have a more structured pay-off, and even allow for me to pay extra towards the loan. Possibly even put away money for my new baby. The marks that I have against me in my credit are due to student loans that I didn???t realize had began to bill me when I graduated because the bills were going to my college address. This is a mistake that I haven???t made since, and will never make again. Please feel free to ask me any questions!!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,662.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I have worked in computers for over 6 years, after graduating from college. I worked for Coldwell Banker in their I.T. department aka NRT, Inc. They started to lay people off due to the economy in Baltimore/D.C. area. I made the first cuts, and still had employment there but felt like it would be a good idea to move to a more secure sector. I took emplyment with Frederick Memorial Hospital in November of 2007. I enjoy my tiime here, and my boss couldn't be more fabulous. Healthcare has been touched by the economy but it is a MUCH safer environment. Unfortunately, people get sick and need care. My co-workers have been here for 24 years and 32 years. I don't see myself leaving here for many years.

Member Payment Dependent Notes Series 516225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516225	$7,000	$7,000	7.51%	1.00%	May 25, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516225. Member loan 516225 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Mount Olive High School	Debt-to-income ratio:	22.77%
Length of employment:	2 years	Location:	Long Valley, NJ

Home town:
Current & past employers:	Mount Olive High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > For any potential investors, I want to insure you that I am a responisble, level headed individual who has two reliable sources of income that will carry through the duration of this loan. I am very organized with my finances and am always on top of my budgeting. A relocation last summer required me to take on unexpected moving and living expenses that I am looking to pay off with this loan in a way that will carry a lower interest rate than I receive on the credit cards used for initial payments. In terms of my regular monthly bills, they are always paid, in full, on time, so you can rest assured that you will have a solid return on your investment. I thank you for your interest. Borrower added on 05/14/10 > Also, in looking at my open credit lines, please be aware that a good majority of these are student loans that have been sold off by the original lender to various other companies. I believe 3 are credit cards, 2 are store cards, and one is my auto lease.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,621.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I have two jobs currently (only enough room to include one on the Lending Club application). I have worked at a high school for 2 years, both as a substitute teacher and in maternity leave positions in my subject field. The reason for subbing now as opposed to holding an actual teaching job is simply due to budget cuts in many NJ disctricts corresponding with the time period in which I received mt certification.I also am currently employed at a restaurant, where I have worked for 4 years, about 30 hours per week consistantly. Prior to both of these jobs, I worked at another restaurant and left there only because it shut down due to the owner's inabiity to make his payments. I worked there for 3 years. I am very stable in my employment and very reliable at making all of my payments on loans and leases and rent. My income as it is now is quite reliable over the next 3 years and I would never forsee it falling below it's current level, as I am very committed to both of my jobs. Hopefully, however, I will be hired for the next school year, thereby only serving to increase my income, as I will replace subbing with a teaching job and still work shifts at the reastaurant. I hope that answers all of your questions.
FYI: You signed up for a 5 Year (60 Month) loan. :)	What is your question?

Member Payment Dependent Notes Series 516313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516313	$9,000	$9,000	6.76%	1.00%	May 19, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516313. Member loan 516313 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,575 / month
Current employer:	Town of Greenwich	Debt-to-income ratio:	22.41%
Length of employment:	10+ years	Location:	NORWALK, CT

Home town:
Current & past employers:	Town of Greenwich
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,951.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you only have a revolving credit debt of $3,951. Could you explain why you need $9,000? Once you use this loan to pay off your debt, do you have a plan to avoid accumulating future debt? Your answers are appreciated. Wishing you the best.	I am not sure why my credit history is indicating something different . I know what my monthly statements are indicating. i do have a plan to keep from accumulating future debt .
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Thank you for helping fund my loan , i have never defaulted on anything, my credit report should speak for that. At this time i just need bills consolidated to make one payment and actually see the amount going down. Thank you again.

Member Payment Dependent Notes Series 516322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516322	$21,500	$21,500	10.62%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516322. Member loan 516322 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	Kemper Insurance Company	Debt-to-income ratio:	11.70%
Length of employment:	10+ years	Location:	Skokie, IL

Home town:
Current & past employers:	Kemper Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position (job/role) at Kemper Insurance and a list of the debts you are planning to consolidate with this loan ?	I am an Information Technology Manager, the debts that I am planning on consolidating are old debts relating to graduate school, and some medical expenses. I carry these debts on 2 credit cards and a loan from Capital one. I am looking for a single payment.
Thank you for the prompt response.	You are welcome.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Capital One Loan $9,400 12.99% Monthly payment $621 Capital One Credit Card $ 6,400 Rate 11.99%Closed-Paying off balance. Paid 5,000 two months ago. Current monthly about $200 Chase Credit Card $1,350, rate 13.99% pay more than minimum. t is the only card that I intend to retain after payoff. Car loan - $4,000 Ameritrade- 18.99% rate. Scheduled payment is 200$ month. Original principal was 8,000 $ in summer of 2009. I have been paying more than minimum in order to eliminate the debt. Thank you
Why does this say you have $0 in revolving credit card debt? You outline some credit cards here, but those figures aren't showing up in your stats.	I don't know. One of the cards-Capital One- I have asked the company to close and I am aggresively paying down the balance.The debts are as I descrided in an earlier note. Thank you
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. Kemper Insurance - Information Technology Manager.Responsible for new system development and production support systems. 2. Rent-$960,Gym $60,Electric $70, phone+Internet $200,food $1400, 3. Loan details listed already, please review online 4. Investments 401K 220K; Self Directed IRA 53K 5. Primary wage earner, - Dual income ; Total per Tax returns 150k/Year 6. Emergency Fund 11K 7. Automatic withdraw from bank account has been set-up 8. Employment contract in case of job loss 1/2 annual base salary. Approximately 70K
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Please review the prtevious question. All your questions were just answered. Thank you
Ok sounds like you are on the right path. I'm in. Good Luck!	Thank you

Member Payment Dependent Notes Series 516324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516324	$10,450	$10,450	7.51%	1.00%	May 25, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516324. Member loan 516324 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,625 / month
Current employer:	Woodruff-Sawyer and Co.	Debt-to-income ratio:	14.70%
Length of employment:	2 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Woodruff-Sawyer and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$587.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	In 2004 I started in a small insurance agency in my home town where I worked for about three years. I then moved to New York City where I worked for an upstart insurance agency for a year. The reason I left my previous job is because I was moving to San Francisco. I was able to telecommute for my job in New York while I found my current job. I have been at my present job for almost two years and that is my source of income. I believe my income should be pretty stable considering I just received a promotion in December, a raise in April, and our company is doing very well. I currently work for a commercial insurance firm where I help with the day to day management of large risks. As you can see my employment history has been very stable and I don???t see any reason why that would change.
Your revolving credit balance is $587 (as reported by credit bureau on 5/12/10). Why are you asking for over $10k?	Not exactly sure what the revolving credit balance is, but according to some of the things I've read, it has to do with the amount of credit available to you and your balance. I don't think it means that my debt is only $587. If that were the case I wouldn't be looking for a loan. My goal is to pay off the balance (about $10k) of two credit cards in three years or less.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	I really appreciate the help and can assure you that I will not miss any payments. I have always been great at paying bills on time and this will be no different.

Member Payment Dependent Notes Series 516327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516327	$8,000	$8,000	11.36%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516327. Member loan 516327 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,503 / month
Current employer:	Watkins Shepard Trucking	Debt-to-income ratio:	23.10%
Length of employment:	3 years	Location:	Helena, MT

Home town:
Current & past employers:	Watkins Shepard Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > The money will be used to jump-start my Post Card AND Letter Mailings for a part-time Home Business. I am associated with a successful, 19 year old mail order company that is going strong! Borrower added on 05/15/10 > I wil use the funds to pay off my $2400 in Company Advertising; pay off $1385 in a seperate 2000 postcard mailing, and do a 2000 per month company postcard mailing at $860 per month. I am emplyed full-time with an additional $1400.00 gov. pension so am stable, but need the extra funds to advertise hard and fast the next few months. I have 300 websites to market under one roof and will get lifetime payout compensation (modified MLM program). Thank You!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	47
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you're selling? MLM? So I assume somebody else gets a cut off the top and gets first crack at any cash you generate.	The Product is: All kinds of Business Information. Electronic Books on the Internet ..(Mostly Marketing Information for Mortar&Brick Businesses and some for the Home-Based people working part-time.) Yes, it is a shared revenue concept; they maintain the websites and do the follow-up on the potential customers by snail mail and e-mail. I have to purchase some advertising products (Classified Ads and Postcards to Buyers Lists)

Member Payment Dependent Notes Series 516348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516348	$5,000	$5,000	14.22%	1.00%	May 19, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516348. Member loan 516348 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Tourneau	Debt-to-income ratio:	16.04%
Length of employment:	4 years	Location:	Hempstead, NY

Home town:
Current & past employers:	Tourneau
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,638.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)?	I???m glad you asked, any help would be greatly appreciated. The following obligations concerning the amount needed to honor my debt are the following: On currently paying you put your amounts: 1.) Chase freedom Apr 22.24 %Amount Owed 935.41 Currently Paying 80.00 2.) Another Chase flexible Apr 23.24 %Amount Owed 975.67 Paying 80.00 3.) Car loan Apr 12% Amount Owed 10,876 Paying 325.14 4.) Best buy Apr 17.99% Amount Owed 481.84 Paying 80.00 5.) JcPenney Apr 23% Amount Owed 713.37 Paying 40.00 6.) Express Apr 24.99% Amount Owed 722.24 Paying 60.00 Total Put Amount 14,704.53 As for the difference helping parents paying back taxes. I contribute to my parents helping them with there???s expense $250 monthly. If you may have any other further questions ??? please feel free to ask. Again thank you for your time
A $5000.00 isn't going to consolidate your debt, since you say you owe $14,704.53 BUT your Revolving Credit Balance: $3,638.00. 1 - What bills are you paying in full? 2 - What are your monthly expenses on top of all these CCs - rent, utilities, ins, gas, food, etc? Thank You	Well I originally was going for the 17,500 but if i cannot get that i would go for the 5,000 and pay off my credit cards and have 2 monthly payments with my car loan. I live with my parents and help them with utilities about $200.00 a month.

Member Payment Dependent Notes Series 516349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516349	$14,400	$14,400	7.88%	1.00%	May 26, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516349. Member loan 516349 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	City of Taylorville	Debt-to-income ratio:	17.47%
Length of employment:	10+ years	Location:	Taylorville, IL

Home town:
Current & past employers:	City of Taylorville
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I want to pay off this credit card. I have only one that I have used. I just want to get away from this credit card. I have made perfect payments, pay more then the minimum and they still raised my interest rate. Started at 6.99 and now 13.24. I have a very stable job and I pay my bills first. Borrower added on 05/13/10 > I would like to add, this credit card will be paid off and closed if I am fortunate to receive this loan. If you have any questions please e-mail. Thank You Bill Borrower added on 05/17/10 > My Budget: House - $521.56 Per month - Includes Taxes & Insurance Car Insurance - $460 Per 6 months Telephone - $100 - per month Sat. TV - $85 ??? Per month Trash ??? $18.50 - Per month Newspaper - $27 Per 3 months Water - $40 - Per month Lights & Gas - $120 ??? Per month Car - $545 ??? Per month - Wife Pays - In my name. Key Bank - $176 Per month ??? Wife pays - In my name. Chase Credit - $260 - $350 ??? Card I want to payoff. Borrower added on 05/18/10 > My Job I have been working with the City of Taylorville (12000 Pop.) since 1993. I spent 8 years as Alderman (Part-Time job) and after that I started full time for the city, 9+ years. I'm a superintendent over the airport and cemetery. I direct 10 employees, create budgets for my departments, deal with the public, run day to day operations. Before, I work at a manufacturing plant as chief Mechanic for 21 years. They close the plant in 2000. Borrower added on 05/19/10 > We purchased our house in 1993, had it appraised in 2009 for refinancing for lower rate 4% for 15 years (had 7% for 30 years). Our house appraised for $79000, we owe $41000. We have been living at the same address for over 17 years. If you have any questions please e-mail me. Thanks Bill Borrower added on 05/24/10 > The card (Chase) that I want to pay off has a balance of almost $12000. I am hoping to receive at least the balance of my credit card. I really appreciate the help from everyone and can assure you that I will not miss any payments. I have always been great at paying bills on time and this will be no different. PS: I am a investor now, small, but who knows maybe a big investor one of theses days.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,832.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 516403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516403	$12,000	$12,000	14.59%	1.00%	May 25, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516403. Member loan 516403 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,215 / month
Current employer:	Bay County Dept of Water & Sewer	Debt-to-income ratio:	22.49%
Length of employment:	10+ years	Location:	Auburn, MI

Home town:
Current & past employers:	Bay County Dept of Water & Sewer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I would like to thank everyone funding my loan, My revolving balance looks bad, but 45,000 of that is a home equity loan my husband pays monthly. With this loan I will be able to pay all my credit card debt and be debt free. Thanks again, this is a excellent program for people to fix their finances.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,073.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $12,000 D C category loan. My questions are: [1] Your position (Job/What you do) for employer Bay County Water and Sewer? [2] Transunion Credit Report shows $54,073 RCB debts (52.10 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments that are DUE per month.) [3] If your loan 100 pct funds, L C issues their standard 5-year note that has NO prepayment penalty. Realsitically, the time length that you intend for loan to remain active before lenders receive final payment: 1 to 2-years? 2 to 3-years? 3 to 4-years? Or the 4 to 5-years maximum? Thanks in advance for all T-H-R-E-E answers to questions. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 6:03 AM.	1-Payroll and Accounts payable 2-Inregards to outstanding debts, Home Equity Loan of $45,000 approx is paid by my husband as far as the credit card balances I am paying the recommended amount per statement to have paid off in 3 years currently I am paying about 600.00 a month on the credit card debts I am looking to pay off, so to answer your 3rd question my intent is to make additional payments on this loan I would like to be debt free in 3 years. Thank you
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.13.2010 @ 9:25 AM ET.	Thank you
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	It is in my husband's and mine, not sure of the value, believe it is around $130,000, owe $95,000

Member Payment Dependent Notes Series 516418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516418	$3,000	$3,000	12.73%	1.00%	May 19, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516418. Member loan 516418 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Prestige Dental Incorporated	Debt-to-income ratio:	17.66%
Length of employment:	2 years	Location:	Henderson, NV

Home town:
Current & past employers:	Prestige Dental Incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,438.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide a loan description (more specifics)?	Was recently involved in auto accident and need to hire lawyer, loan is for lawyer and court fees involved with said accident.
Are you being sued? If so, what amount? Describe the accident. OR Are you a plaintiff? If you are plaintiff, why do you need money for lawyer? Usually they take case on contingency in these cases.	No I am not being sued. Got a DUI and a friend of a friend is representing me, doing it for a drastically reduced rate, but I need to come up with entire fee upfront, can not make payment arrangements. You will have no problems with me paying this loan back, simply check my payment history in my credit report. It is perfect.

Member Payment Dependent Notes Series 516485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516485	$20,000	$20,000	14.22%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516485. Member loan 516485 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	headwaters agency inc	Debt-to-income ratio:	10.17%
Length of employment:	9 years	Location:	PARK RAPIDS, MN

Home town:
Current & past employers:	headwaters agency inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > credit card consolidation

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,976.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. yes i do. i owe about 260 and the last time i had a realitor in to show them the remodeling i have done since i bought it they said it would sell for at least 400k. Much of the credit card debt is from remodeling and I have used cash for the rest. I have put in over 100k in the 2-3 yrs. I just want to be down to a couple of payments a month is why i am doing this. I would like the payments to be automaticly drafted from my account everymonth if possible. thanks
Hello- Please list the debts/credit cards you intend to pay off with this loan. Along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). As well, please describe how you've budgeted in the loan payments. Thanks in advance for your responses.	Type your answer here. 8800 to us bank i pay about 300 a month, 4040 to chase i pay 200, 2000 to advanta i pay 150, 1600 to home depot, i pay 75, 2000 to capitol one, i pay 150
What is your position at Headwaters Agency Inc? Can you list out the interest rates to the credit cards you listed out? Thx	Type your answer here. I am VP and agency principal. 17.99 to 29.99 on all. i have never had a late payment ever on anything which is reflected on my credit report. I just want one payment. i remodeled my house and put about 100,000 into it and this is an easier method than redoing my mortgage.

Member Payment Dependent Notes Series 516515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516515	$10,000	$10,000	7.88%	1.00%	May 26, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516515. Member loan 516515 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,916 / month
Current employer:	Hoya Vision Care	Debt-to-income ratio:	6.21%
Length of employment:	4 years	Location:	Torrance, CA

Home town:
Current & past employers:	Hoya Vision Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > The loan will be used to pay off credit card debt. Although, I don't carry a huge balance, it would ease my mind that these will be paid off with the loan. I always pay my bills on time and never missed a payment. This loan will be the only monthly loan payment I will have to pay for (I don't have a car loan, etc). I have been at my job for a good 4 years and will be moving up in the company very soon. My job is very stable and plan on staying here for a good while. Borrower added on 05/15/10 > Just to clarify and add more information, for some reason the revolving balance showing on my account is inaccurate. I do actually have two credit cards with outstanding balances. The first credit card has an outstanding balance of $3941.38 and the APR is 13.24%. My second card has an outstanding balance of $3597.9 and the APR is 19.80%. I currently can afford to pay only the minimum balance on each card. The total outstanding balance is around $7,500. I will use the remaining loan to pay off debt to my family. Borrower added on 05/21/10 > Hello to all! Any kind of help is greatly appreciated. Once this loan is received, and all my credit cards are paid in full, I can concentrate on paying this loan (my number one priority) and getting back on my feet with budgeting my money more carefully. If you have any questions, please submit and I will respond in a timely manner. Thanks for all your help!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,845.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your application shows a revolving credit balance of $5,845, but you are requesting $10,000. Can you explain? Also, since this is a loan to refinance/consolidate credit card debt, please list the name, balance, APR, and monthly payment for each card you plan to pay off. Thank you in advance,	Hello. Thank you for your question as I wonder that myself. I do actually have two credit cards with outstanding balances. The first credit card is Chase with an outstanding balance of $3941.38 as of ending cycle on 5/5/2010. The APR for Chase is 13.24% and I paid $500 on the 4/5/2010. I can only afford to pay $79 minimum balance on the 5/5/2010 statement. My second card is Capital One with an outstanding balance of $3597.95 as of ending cycle on 4/20/2010. The APR is 19.80% and I just paid $40 on 5/14/2010 which is $5 more than the minimum balance. I currently can afford to pay only the minimum balance on each card. In the past I was able to pay an average of $300 on my Chase and only the minimum balance on my Capital Card. As you may notice, the total outstanding balance is around $7,500. I will use the remaining loan to pay off debt to my family. I hope this answers your questions. Thank you.
If you are only able to make minimum payments on your 2 credit cards - a total of $119.00, how will you afford to make monthly payments of $312.82 on this loan?	Thank you for your question. My payments before this upcoming one, I was paying an average of $500 a month on both cards. Because of that I over-budgeted and didn't realize I was paying more than I can afford. Once I recieve this loan, I can pay both cards in full and will only have to pay the loan at the fixed rate of $312.82, which I can afford. Also I just got a promotion at my job which will give me an extra cushion to pay for the loan with no problem I assure you. I hope this answers your question and I really appreciate your help! Thanks again!
What are your other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thanks for your question. My only other expenses are rent which I pay, $1095. I don't have any utlities (this includes food, phone, Internet, etc) since that is includes in the rent. I don't have any car payments and insurance is already paid for. I don't have a gym membership, nor do I have child cost (no kids). I hope this answers your question and thanks again!

Member Payment Dependent Notes Series 516551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516551	$7,000	$7,000	10.62%	1.00%	May 21, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516551. Member loan 516551 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Creative Concrete Solutions	Debt-to-income ratio:	4.24%
Length of employment:	1 year	Location:	Old Saybrook, CT

Home town:
Current & past employers:	Creative Concrete Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I am using this money towards the purchase of a work truck. My boss has said he will give me an immediate raise if I buy a truck and make me much more valuable to the company. I made all 72 payments on my last vehicle, which were almost twice the amount of this one. I never missed a single payment, which is why my credit score is so high. Thank you

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,169.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 516590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516590	$3,200	$3,200	10.99%	1.00%	May 19, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516590. Member loan 516590 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,927 / month
Current employer:	gmb rental	Debt-to-income ratio:	21.34%
Length of employment:	10+ years	Location:	Sacramento, CA

Home town:
Current & past employers:	gmb rental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	59
Revolving Credit Balance:	$1,432.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I live out here in California and with the really great weather we are having, I would like to purchase a used bike and enjoy the scenic routes. I've always loved riding since I was a kid and thought of starting this hobby/recreation again.
What are you using this loan for? Tell us about GMB Rental.	I live out here in California and with the great weather we are having, I would like to purchase a used bike to enjoy the scenic routes. I've always loved riding bikes since I was a kid and thought maybe I can start my hobby/recreation again. I am a general contractor and flipped a few houses which I am now renting.
You will receive an email when the borrower answers your question.	I hold the title to one home, valued at 300k. The other home home has a mortgage of less than 20k but has an appraised value of 220k. This mortgage should be paid in full by 2012. Total equity for both homes is 500k.
What were each of the recent credit inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	They were to purchase a new vehicle and yes resulted in a new car loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold the title to one home valued @ 300K. I have a mortgage balance of less than 20K and that home is appraised @ 220K. This mortgage loan should be paid-off by 2012. I have equity of 500K between the 2 homes.

Member Payment Dependent Notes Series 516625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516625	$5,000	$5,000	11.36%	1.00%	May 19, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516625. Member loan 516625 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,004 / month
Current employer:	n/a	Debt-to-income ratio:	17.33%
Length of employment:	2 years	Location:	Los Gatos, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I recently took my girlfriend of 10 years into a ring store and the only financing they had was Wells Fargo Financial with a rate of 24 or 25%. 6 months interest free. We are at the 6 months and would like a lower rate. Plans for the funds are to simply payoff the Wells Fargo Financial account and close it. What would make me a good borrower? I do have additional income, my fiance has a full time job as well. We have never missed a payment on anything. Again we are paying about $30 dollars over the amount of Lending Clubs projected payment for this loan, so it would take the place of that. Monthly Budget is: Rent $1600 PG&E, phone, internet, car insurance, cable, other small credit card, about $400 Student Loans $300 My fiance's income is about $2100 take home per month as well and mine take home is about $2780 per month = $4880 - 2300 (monthly bills)=$2580 (my fiance's personal credit cards are roughly $300-350) which would be a left over for the month of = $2230 I do have a stable job, a contractor job, but stable. I have a bachelors in IT, and work in the IT dept at a major AIDS Medication company. They sign yearly contracts normally, and right now I am signed on through the end of the year. This is the 2nd year at the same job. Most contractors at my company have been there longer then 2 years. The company that contracts me out would also just place me somewhere else if this contract goes up without a resign...But this company shows no signs of slowing down, so I don't foresee it in the near future. I hope this would answer some questions that you might have! Thanks so much!!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	71
Revolving Credit Balance:	$20,800.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 516697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516697	$6,000	$6,000	16.45%	1.00%	May 24, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516697. Member loan 516697 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Mohegan sun casino	Debt-to-income ratio:	19.85%
Length of employment:	10+ years	Location:	Norwich, CT

Home town:
Current & past employers:	Mohegan sun casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	27
Revolving Credit Balance:	$19,748.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes, I hold the title on my name. maybe 10,000 on equity
what do you do at Mohegan sun casino? what is the interest rate on your current debt?	Type your answer here. Table games dealer

Member Payment Dependent Notes Series 516702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516702	$10,000	$10,000	15.33%	1.00%	May 19, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516702. Member loan 516702 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	AnimationMentor.com	Debt-to-income ratio:	8.76%
Length of employment:	5 years	Location:	Oakland, CA

Home town:
Current & past employers:	AnimationMentor.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Would like to use these funds to pay off two credit card accounts that have a very high APR. We are in an aggressive debt reduction program, and these two credit cards are the only ones that we cannot seem to make a dent in due to high APR and fees. The payment schedule for this loan works very well within our budget. Borrower added on 05/13/10 > I work as a student loan officer for a living, and my husband works in textbook publishing. We love our jobs, and feel secure in our careers at this point. We're very excited at the prospect of paying off our debt and living on a cash basis. We drive a ten year old car, and hope to make it last another 200k miles. Our dream is to get out of debt, then begin a five year savings plan to raise the money to build a simple little house and pay for it in cash. Thank you for your support in helping us to realize our financial goals.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,289.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1. I work for a private online animation college as a student loan officer. My husband works as tech/customer support for a math and science textbook publisher. We both work full time. 2. The accounts that I am working on are 3 chase accounts that have a current APR of 34%. The total balances are around $2,500.00 each. The min. payments on these 3 combined are about $400 a month. I have been paying over the minimum ($575), but because of the high APR, have not been able to progress very much in paying them down. I also am paying on a student loan- balance is around 14k. We own our car, do not have a car payment. My husband also has 2 medium interest(around 14%) credit cards with a balance of around 8k, and 6k, respectively, and are paying about $600 a month towards those balances. Based on that payment, we should have those cards paid of in 2-3 years. I have some very small balances on 8 dept. store cards, which I am paying off and closing one at a time once a month. Each one has a balance of around $200-300. I have discontinued charging on those for the past 2 years and should have those paid off, one by one, in the next 7 months. 3.) Our rent is 1152.00, our credit payments are around $1100 a month. Car insurance is $400 every 6 months. Our utilities (phone, cell phones, internet, gas and electric) run about $250 a month. We spend about $300 a month on groceries and misc sundries. We do not have any children living with us ( one son is grown, and out on his own). Currently on the 3 credit cards in question for consolidation, I am paying about $575 a month in total payments. The proposed monthly payment from lending club is $340, so it will not affect our budget at all and will actually create a savings of $235 each month that I can apply to other credit card repayments. I have credit protection insurance that I pay for monthly ($about 20 a month) which will cover credit payments should I lose my employment. We also have a great deal of support with our families if the worse case scenario should occur. Our jobs pay well, and our yearly salaries combined are around $105k. We have begin to save $400 a month in our emergency fund, which has around $1200 in it. I also am currently saving about $400 a month for my future education. I hope to return to school in the next 5 years to complete my masters degree in clinical psychology (therapy/counseling) and hope to pay for it in cash. 4.) I hope that this loan will create a snowball effect- once these 3 cards are paid, I will be able to divert the savings of $235 (the difference between the $575 I am paying every month on the 3 cards and the $340 proposed lending club monthly payment) to paying off our other debts. We are very committed to being debt free in 4 years. I hope this provides you with clarity on our current situation. Thanks so much for considering our loan to finance.

Member Payment Dependent Notes Series 516726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516726	$3,500	$3,500	14.22%	1.00%	May 25, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516726. Member loan 516726 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Emmart Oil Co	Debt-to-income ratio:	7.80%
Length of employment:	10+ years	Location:	WINCHESTER, VA

Home town:
Current & past employers:	Emmart Oil Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > THIS SOUNDS WONDERFUL. I AM LOOKING FORWARD WORKING WITH YOU. Borrower added on 05/13/10 > SO YOU KNOW, I CANNOT TALK. I HAVE A L S WHICH IS MORE COMMONLY KNOWN AS LOU GEHRIG'S DISEASE. THIS DISEASE IS WHERE THE NERVES AFFECT THE MUSCLES. THIS IS WHY I NEED THE LOAN FOR MEDICAL EXPENSES. THANK YOU.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	13
Revolving Credit Balance:	$3,683.00	Public Records On File:	1
Revolving Line Utilization:	31.20%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title to my home. Yes, I have a home line equity. I owe 89236.59. My home is valued at $110,000.00

Member Payment Dependent Notes Series 516741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516741	$3,000	$3,000	10.25%	1.00%	May 21, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516741. Member loan 516741 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Blues Management	Debt-to-income ratio:	14.36%
Length of employment:	4 years	Location:	Sugar Land, TX

Home town:
Current & past employers:	Blues Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am currently pregnant and am wanting to use the money for Doctor bills and when I go on Maternity Leave. It is easier on my budget to have one easy payment than to pay my doctors office and hospital seperate payments.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,852.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you do for Blues Management?	That is our Business name that all bills go under. We are a Psychiatric and Substance Abuse Program and I am a Certified Medical Assistant. I handle patient care and routine clerical work.

Member Payment Dependent Notes Series 516742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516742	$5,000	$5,000	10.62%	1.00%	May 20, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516742. Member loan 516742 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Ann Tours	Debt-to-income ratio:	11.23%
Length of employment:	5 years	Location:	SANTA ANA, CA

Home town:
Current & past employers:	Ann Tours
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > the account numbers are the routing and checking account. Thank you for the approval. Borrower added on 05/13/10 > Thank you for your input, the purpose of the loan is for home improvement. We are redoing our driveway and back yard; when it rained in the beginning of the year, there was always a huge puddle of water in our back yard. Recently, a part of our backyard foundation collapsed. The front part of the house was cracked; our niece fell couples of time in the past. As for me, I have a back problem.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,941.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It is usually helpful if you state the purpose of your loan	Thank you for your input, the purpose of the loan is for home improvement. We are redoing our driveway and back yard; when it rained in the beginning of the year, there was always a huge puddle of water in our back yard. Recently, a part of our backyard foundation collapsed. The front part of the house was cracked; our niece fell couples of time in the past. As for me, I have a back problem.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Dear Member_5951101, My wife and I hold the title on the property and we have an outstanding balance of 303 on the house. Thanks, David

Member Payment Dependent Notes Series 516767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516767	$14,000	$14,000	10.25%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516767. Member loan 516767 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	HP Enterprise Services	Debt-to-income ratio:	13.47%
Length of employment:	2 years	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	HP Enterprise Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I am looking to consolidate high interest credit card debt to a fixed LendingClub loan which will allow the same monthly payment to pay off the balances substantially faster. I have never missed or been late on any scheduled payments and have over $80,000 in 401(k), IRA, and Roth IRA accounts. I have a fixed rate 30-year home mortgage at 5.25% and had over $20,000 in equity at the time of a mortgage re-finance in late 2009 (I re-financed from 6.5% to 5.25% but have not had my property re-appraised during 2010).

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,651.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at HP?	I am a client facing consultant primarily focused on IT project delivery but do some pre-sales work as well.
Can you provide an explanation of the loans you are paying off and the ones you are keeping out of the total revolving balance of $24.6k?	The $14,000 loan will pay off a balance on a Visa card with a current APR of 22.46%. Of the remaining balances just over $2,500 is on a Discover card with a 0.00% APR through the end of the year that I do not use for new purchases and I am paying it off at a rate of $400/month and just over $1,000 on a BOA Visa card that had a 0% APR that just expired but I will have paid off within 3 months., The rest of the balances are work travel expense related and those are paid off as soon as I am reimbursed (pass-through billed to a client). Work travel depends on the economy/client but I have been traveling weekly since December ???09 and travel costs $2-2.5k/week depending on airfare and it typically takes 3 weeks for an expense report to be processed & reimbursed after I submit the expense report and scan/fax the receipts. I could put the client travel on a corporate AmEx that I am still responsible for paying off and interest fees but then do not receive any reward points on so I book using personal cards.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	2world- Yes I will have the loan automatically withdrawn. I have an emergency fund money market of just over $5,000 that I automatically transfer $120/month into. I am the sole wage earner and correspondingly the sole person I need to support. I pay $1,300 for my mortgage, $60-150/month for utilities, $110/month for cable/internet, and $600/year for liability car insurance. My car is paid for, my employer pays for my cell-phone and my other expenses (food) are not fixed but are currently minimal ??? I currently need to travel for work and so there isn???t a desire to eat out when I am home. I think I have already answered the employer position, investment (retirement), and the current balances questions but can give more details on those if desired.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am not sure what you mean by your two questions if the answers were not provided in my description or in answers to previous questions. I am the owner so the title has my name on it although there is a lien on the title by the bank that I have the mortgage through. I also had over $20,000 in equity in late 2009 when I had the mortgage refinanced. As I???m sure you know, equity is the calculation of present market value subtracted by outstanding loan balances and I am not a licensed appraiser so I am not able to give a real-time assessment of the present market value. If I misunderstood what you are asking please let me know???
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Jaybird- Thank you for providing funding. As you will see on my credit profile I have never had a delinquent payment and I fully understand the financial, legal, and moral obligations I am entering into with this loan and have every intention on paying it in full. This loan will help me pay off my debts faster allowing me to increase my ???emergency fund??? savings and putting me in a stronger financial situation. Hopefully some day soon I will be back on this site as a lender and not a borrower.
I'm interested in funding your loan, but can you explain what you mean by the bank having a lien on your home? Thanks.	Member_595101 asked, ???Do you hold the title to your home on *your own name*???? which is about as bizarre a question as I think can be asked to a homeowner that has already stated that they have a mortgage since being the owner of a property implies that the title is in your name and having a mortgage implies that there is a mortgage lien. The Wikipedia description: ???either a mortgage or a deed of trust will create a mortgage lien upon the title to the real property being mortgaged. The lien is said to "attach" to the title when the mortgage is signed by the mortgagor and delivered to the mortgagee and the mortgagor receives the funds whose repayment the mortgage secures. Subject to the requirements of the recording laws of the state in which the land is located, this attachment establishes the priority of the mortgage lien with respect to most other liens[16] on the property's title???[
So, basically you're saying that the only "lien" is the mortgage. There are no other liens on your home?	Correct, sorry for the confusion. I probably should have just said that the title is clear other then the mortgage.

Member Payment Dependent Notes Series 516787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516787	$8,400	$8,400	13.11%	1.00%	May 25, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516787. Member loan 516787 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,608 / month
Current employer:	Honeywell	Debt-to-income ratio:	5.96%
Length of employment:	10+ years	Location:	Gardena, CA

Home town:
Current & past employers:	Honeywell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I plan to use the loan funds to pay off a high interest rate credit card so I can continue on the road to becoming debt free! I have been employed with the same employer for a little over 25 years now. I am a very responsible and dependable person and my good credit means a lot to me.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,345.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Title to my home is held in my and my spouse's names. About one year ago, the equity in our home would have been about $150,000 however, because of the real estate market collapse in our area, our equity currently is only about $25,000. Home value is approximately $430,000 and we owe about $405,000.
I am interested in investing in your loan. 1. Since this is a credit card refinancing loan, can you please list your current credit balances and the APRs on each of them. 2. Your Revolving Credit Balance shows 17,345$ but this loan is for 8400$. What is the rest of the debt ? Thanks in advance.	The credit card we are paying off is at 25.99% with a balance of approximately $6,500.00. The remaining balance is approximately $10,800 and we want to put the rest of the borrowed money ($1,900) toward paying off the cash advance portion because the interest rate is 19.24%.
What are your other $ monthly costs (mortgage, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Monthly costs: Mortgage (which includes property taxes & homeowners insurance), $2,187; average utilities (including phone & internet), $250; other cc debt at 10.24% (not including what this loan will payoff) $8,945; food, $350; car insurance $120. We do not have car loans - they are free and clear in my and my spouse's names. No gym, no childcare.
What is the remaining APR on the 10,800 balance? How do you plan to avoid additional debt while paying this loan off? Thanks	Remaining APR is 10.24%. We have already taken steps to avoid accumulating additional debt and to pay our debt down by my spouse taking on extra work for income, canceling our gardening service and gym membership, downgrading our phone service, no more "extras" such as nail and hair salon (we are having a friend cut our hair).

Member Payment Dependent Notes Series 516805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516805	$5,000	$5,000	7.88%	1.00%	May 20, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516805. Member loan 516805 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,738 / month
Current employer:	ConocoPhillips	Debt-to-income ratio:	0.81%
Length of employment:	8 years	Location:	Katy, TX

Home town:
Current & past employers:	ConocoPhillips
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > My wife has a three-year car loan with approximately $5,000 left to pay on it. The car is only two years old with 20K miles so the car is not in any danger of dying. We relocated recently (with the same company) which caused an increase in daycare and mortgage costs so I am refinancing the car loan with a Lending Club loan to provide longer term flexibility in how quickly the money needs to be repaid. Recent credit inquiries are for the new house (old house has been sold already). All credit card balances are paid off monthly at this time. Borrower added on 05/12/10 > My wife of ten years has a car loan with $5,000 left to pay on it. We recently relocated (with the same company) which caused an increase in daycare and mortgage costs. There is still lots of space in the monthly budget to pay the loan, but I'd just like some flexibility in how quickly we must pay the money back. So I plan to use this money to refinance the loan. I will pay it off in less than five years, but in the mean time I will pay you some interest. The car is only two years old with 20K miles on it so it is no danger of dying. Recent credit inquiries were because I used the an interest free credit offer from apple to buy a computer which I have already paid off and due to credit checks related to the mortgage. All credit cards are paid off monthly.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,067.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 516826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516826	$10,000	$10,000	7.88%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516826. Member loan 516826 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Waldorf Astoria	Debt-to-income ratio:	15.90%
Length of employment:	6 years	Location:	Fluhing, NY

Home town:
Current & past employers:	Waldorf Astoria
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,608.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job?	I work in the Waldorf Astoria as a House Keeping Supervisor.

Member Payment Dependent Notes Series 516832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516832	$13,000	$13,000	7.14%	1.00%	May 25, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516832. Member loan 516832 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,709 / month
Current employer:	SCUFCW Joint Benefit Fund Admin, LLC	Debt-to-income ratio:	13.18%
Length of employment:	10+ years	Location:	Chino, CA

Home town:
Current & past employers:	SCUFCW Joint Benefit Fund Admin, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Like many folks today I owe more on my home than it is currently worth but I do not qualify for refinancing or loan modification. By reducing my spending and also the interest rates on open accounts, I plan to make additional payments on the mortgage principal.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,420.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Which debt(s) will you retire with this loan and what is/are the interest rate for each?	Revolving Credit Card WF - 12.39% Revolving Credit Card AMEX - 14.24%
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Your support and counsel is very much appreciated. I will not let any of you down!
The individuals considering funding your loan have hunderds of other loans to choose from. The more information you provide, the better the chances they will choose to fund your loan. That said, would you please provide the following information? 1.Describe your position with SCUFCW Joint Benefit 2.List your monthly expenses and their dollar amounts 3.List the accounts you intend to pay off with this loan, the balances on the accounts, the interest rate charged and the amount you currently pay per month on the account 4.List the wage earners included in the gross monthly income Thank you for sticking with it during these tough economic times. Your willingness to fullfill your obligations on your mortage not only says a lot for your good character, but also benefits all of the rest of us hard working homeowners. Good luck with your loan.	1. I am in my 21st year of employment with this company and manage a department of 70 employees that process benefit claims. 2. Expenses: Mortgage $2573, home improvement loan $586 (middle of term), utilities/telecom $400, Gasoline (commuter) $350, revolving credit accounts $366 (minimum due) actually pay between $450-$500 per month. 3. Accounts to be paid off: Wells Fargo - bal $9675 int 12.39%. Amex - Bal $3917 int 14.24% 4. I am the only wage earner. Single with no children and the primary care giver for my mom who is in the early stages of Alzheimers. I do not qualify for refinancing because I am upside down on my home and due to the housing down turn have lost all the equity. I do not quailfy for loan modification because I make sure that I pay my obligations on time and care very much about maintaining a good credit rating. I want to reduce the principal so that I will eventually be able to refinance at a lower interest rate. Currently it is fixed at 6.5%, I recent had to put a new roof on my home which cost $11,000, hence the revolving credit debt at the higher interest rates. I am confident that I will be able to repay this loan before the 36 month term and know that your investment will be safe. Thank you for your consideration.
Thank you for your detailed responses. I am helping fund your loan!	Thank you very much!

Member Payment Dependent Notes Series 516837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516837	$10,000	$10,000	13.11%	1.00%	May 25, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516837. Member loan 516837 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	New Jersey Transit Police	Debt-to-income ratio:	7.35%
Length of employment:	8 years	Location:	brick, NJ

Home town:
Current & past employers:	New Jersey Transit Police
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > wedding expenses consolidate other expenses used for wedding. Thank you

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,467.00	Public Records On File:	1
Revolving Line Utilization:	7.00%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1) yes house is ny name 2) approximately 10,000 in equity
Can you explain the public record on file? Since you mentioned a wedding, what is the combined family income or are you the sole wage earner?	Yes teacher. 155,000 thank you
Please explain the bankruptcy you had in the past and how you plan on avoiding additional debt while paying this loan off? Thanks	My credit has been quite good for several years now. That was from 2002. Thank you

Member Payment Dependent Notes Series 516889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516889	$8,000	$8,000	12.73%	1.00%	May 26, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516889. Member loan 516889 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	9.54%
Length of employment:	9 years	Location:	Santa Fe Springs, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Consolidating 5 credit cards which will be "closed" accounts shortly! Starting payment on student loans that have been deferred for 10 years due to credit card debt. Borrower added on 05/14/10 > Plans to obtain health insurance if this loan goes through. Haven't been able to afford medical coverage in 4 years due to high minimum payments on credit cards.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	26
Revolving Credit Balance:	$7,075.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where do you work and what do you do there?	I currently work with a hospitality design firm in El Segundo, CA and have been with them for 3.5 years. I have been in the hospitality design industry for 10 years total. My job is pretty secure with them and I have built up a good enough reputation that other interior/architectural design firms have also requested my services for their deadlines. I manage their office, am responsible for scheduling, producing clear specifications for our design concepts to come to full fruition...this includes direct contact with clients, hotel owners, purchasing agents, general contractors, and fabricators. Hope this helps and thank you for your consideration!!
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? What is your souce of income? Thank you	Care Credit - This covers my vet and dental expenses. Current APR is 23.99% (approx balance $3400) Pep Boys - Car maintenance/repairs - 24.99% (approx. balance $1200) Exxon/Mobil Gas card - 23.99% (approx. balance $1400) Michael's Furniture - 30.99% (approx. $1200) Kohl's - 24.99% (approx. balance $450) The remaining $ would be used for the following: - Upper wisdom teeth extraction - $300-$400 I'm basically paying $850 a month to cover these payments. I am no longer eligible for deferrement on my student loans which are scheduled to begin repayment beginning of June. It would be great to just consolidate these expenses to one lower payment so I can repay my student loans without putting myself under huge financial stress to do it. Thank you for your consideration and I hope this info helps!
how much is your student loan? Total? Monthly Paymnet?	Hi there, My student loan is approx. $40,000, which looks like it breaks down to about $350 a month. I will be re-paying that with my own money. I also owe the IRS about $16,000 (which I am paying monthly installments of $300) and NEED to get health insurance going starting in June so I can somewhat balance out my 2010 taxes that I will end up owing as I am an "independant contractor". I haven't had health insurance in over 4 years! This requested loan amount would significantly help me reach my financial goals and would quite possibly be paid off sooner than the 3 year agreement. Thank you for your consideration!

Member Payment Dependent Notes Series 516970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516970	$18,000	$18,000	16.82%	1.00%	May 25, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516970. Member loan 516970 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Union Bank	Debt-to-income ratio:	14.53%
Length of employment:	10+ years	Location:	Covina, CA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$12,488.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $18,000 D C category loan. My questions are: [1] Your position (Job/What you do) for employer Union Bank? [2] Credit Report shows $12,488 RCB debts (65.00 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [3] Loan is $18,000; RCB debt $12,488; Extra $5,512 (less loan origination fee) consolidating or refinancing what specific debts not included in the RCB total? [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 4:15 AM.	#1) I am an IT Sourcing Manager for Union Bank. This entails building team for projects that consist of programmers, analysts, project managers, etc... I also manage a 3 offshore vendors in India that provide application development and support & maintenance for those applications. #2) I pay $1,500 per month in payments to the RCB debts. #3) My total debts are $32,807. My TRW breaks it out as follows (Real Estate Debt = $16,341, Installment Debt = $3,716, Revolving Debt = $12,750). The reason I am applying for this loan, is due to the horrible interest rates that I pay monthly. Of my total monthly payments, at least $600 or more is interest. I'll never get ahead of it. #4) I don't understand some of your acronyms. But, I plan on repaying the loan as quickly as I am able to. My reason for consolidation is to pay the loan and debts off and work towards purchasing a home. I hope that I have answered your questions adequately. If not, please feel free to send me more. All I ask, is that you not use acronyms as I'm not sure what they mean. Thank you.
What is the reason for your recent deliquency? What do you do at union bank? Loan purpose? What is the current interest rate on your debt?	My reason is inexcusable. I have 7 accounts and completely forgot to pay one of them. I had the money in the account, but unfortunately, I made it a day or two after the grace period they give before reporting it. I haven't had a delinquent payment in forever. I am an IT Sourcing Manager for UB. I manage IT vendors for the bank and provide supplemental staff to IT managers. I also manage the offshore Indian vendors that provide the bank the same type of application programming and support and maintenance for the bank. I have a total debt of $32,807. I want to use the loan to pay that debt down. The interest rates are too high for me to make a dent what I owe. I'm currently paying an average of 30-33% interest.
Hi There...can you please explain the delinquency 6 months ago? thank you	Hi, My delinquency was due to my oversight. I have a total of 7 accounts that I pay. 2 of the cards are from the same credit card company. When the company left a message I assumed or thought I had already paid it. I received another voicemail stating that it was still delinquent and that payment had to occur that day. Unfortunately, it was my home phone and I didn't hear the message in time. My online payment the next day was too late and they marked me late. That was the first time I had ever been late on a payment and have not had once since. Also, I did have teh money in my account.
Hello...can you please explain the delinquency which happened six months ago?	Hi, My delinquency was due to my oversight. I have a total of 7 accounts that I pay. 2 of the cards are from the same credit card company. When the company left a message I assumed or thought I had already paid it. I received another voicemail stating that it was still delinquent and that payment had to occur that day. Unfortunately, it was my home phone and I didn't hear the message in time. My online payment the next day was too late and they marked me late. That was the first time I had ever been late on a payment and have not had once since. Also, I did have teh money in my account.
What do you plan to do with those seven credit cards if this loan is fully funded?	I plan on cutting them up and stop using them. I've thought about closing the accounts. However, a friend advised me against it. Because he did that and it lowered his credit rating. I have successfully paid off one card, prior to this. I guess that would make it 8 cards, and have not used it since. That was about 8 months ago.

Member Payment Dependent Notes Series 516982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516982	$12,250	$12,250	14.59%	1.00%	May 26, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516982. Member loan 516982 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Walgreens	Debt-to-income ratio:	24.07%
Length of employment:	9 years	Location:	los angeles, CA

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > Having 1 monthly payment of 422.19/month to consolidate my credit cards and car loan bills will be very helpful. I've always manage to pay my bills on time however banks take advantage of increasing APR rates. I have another job that allows me to pay more than minimun payments required by the banks. I intend to pay my loan within 2 to 3 years. Borrower added on 05/24/10 > My Monthly bills amounts to 2400/month which are rent, car loan, credit cards, cell phone, cable/internet, water and power, grocery, entertaiment, misc, etc. I'm getting paid bi-weekly so I have extra 2 weeks. Borrower added on 05/25/10 > I just wanted to thank the investors in advance for your trust and confidence. My loan is nearly 100% funded (3 days left) and this opportunity gave me great hope in managing my finances in the future. Thank you as well to the management and staff of Lending Club.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	24
Revolving Credit Balance:	$10,331.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 36 months loan repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Advance thanks for expected answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I stand to my request of 3 years maximum for loan repayment. However if I can pay it off less than 3 years, the better. I've been fortunate to have a very stable job as a manager with walgreens.
What are your monthly expenses? Thanks,.	Monthly expenses?....$ 500.

Member Payment Dependent Notes Series 517220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517220	$10,000	$10,000	7.88%	1.00%	May 24, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517220. Member loan 517220 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	COCA COLA UNITED	Debt-to-income ratio:	14.84%
Length of employment:	10+ years	Location:	BATON ROUGE, LA

Home town:
Current & past employers:	COCA COLA UNITED
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,385.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the credit cards and interest rates you plan to pay off with this loan?	1 credit card with a national retailer, rate is around 10% and a personal loan from a local institution.

Member Payment Dependent Notes Series 517245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517245	$8,650	$8,650	13.11%	1.00%	May 24, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517245. Member loan 517245 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,875 / month
Current employer:	The First Trading Company of New York	Debt-to-income ratio:	0.44%
Length of employment:	2 years	Location:	Ridgewood, NY

Home town:
Current & past employers:	The First Trading Company of New York
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I am an undergraduate student of finance, currently studying in New York City. This loan will be used to fund summer studies, as federal student loans do not cover summer tuition.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$367.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I am intersted in your loan. I have a few questions. 1. Can you please tell me a bit more about what you do for The First Trading Company of New York? (Role & Responsibility) 2. Will you continue to work through the summer while you attend class?	Hi, For the last two years, I have been a customer service representative for The First Trading Company of New York. I am responsible for communicating customers' product sourcing needs directly to the company's overseas sub-contractors. I will most definately continue working throughout the summer, especially since the summer course load is a bit lighter than during the fall and spring semesters. This will allow me to graduate sooner than planned; and as a result, I will have a head start in the finance job market. -Thanks and take care,
I will be funding your loan. I too worked to get through my undergrad & grad degree and it provided me with additional opportunities, as well as, higher salary offers once I graduated. Good luck in your studies!	Thank you for the support, it is much appreciated.

Member Payment Dependent Notes Series 517253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517253	$12,250	$12,250	15.33%	1.00%	May 25, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517253. Member loan 517253 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Safetec of America Inc.	Debt-to-income ratio:	22.89%
Length of employment:	4 years	Location:	Williamsville, NY

Home town:
Current & past employers:	Safetec of America Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I am trying to consolidate 2 credit cards that have piled up in the last 3 years. I had been making payments without fail, but my old car had a transmission breakdown that cost $3,000 to repair. I've kept making payments but had to put other charges on the cards. I am about to be married to a man who has two teens. Their mother walked out on them 5 years ago. She doesn't pay support or anything, so to help my fiance and the boys, I put their travel hockey expenses on my cards. We've done well at repaying the credit cards and not adding any further debt, but the payments are very large and the interest rates have gone up. I have collateral...$100K equity in our home, and a new suv that is fully paid for. I don't know enough about home loans and whatnot to try to finance a loan that way. And frankly, I found this website, and it appears that I can pay off our debt within a reasonable time frame--which is what I want. I don't want to have my creditors accept a "settlement" or to not pay them. I'm trying to pay everyone and keep these kids playing hockey, which is their life and possibly career one day. My job is stable and I am a good and valuable employee. I've won multiple employee awards and have been recognized for my contributions to the company. All I want is to pay my creditors and not incur new debt. We've stopped using any kind of credit as of last year, and only buy what we can afford to pay for. We aren't irresponsible people. My fiance paid all his children's expenses entirely during and after his divorce, as their mother is not involved in financially supporting them what so ever. As his wife-to-be, I've taken on the roll of supporting these boys financially, as well as emotionally, and we have a great relationship--I couldn't ask for better stepkids! I hope that someone will see that I am a good investment and I will repay this loan in full! Thank you for taking the time to consider my application. Borrower added on 05/14/10 > I apologize if my loan description seems in any way 'uneducated.' I was at work one day, found this site as recommended by several money gurus, and decided to see what kind of rate I could get to consolidate my debt. I haven't had enough time to research the pros and cons of a home equity line of credit, although we do have a great deal of equity in our home. I simply saw that I could accomplish my goals of 1)paying my creditors entirely and 2)do it within a reasonable time frame with payments I can afford and wouldn't affect our family budget.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,361.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	I was not aware that my loan description was lacking information. As a new user to this site, I simply followed the instructions to set up my loan application. Please feel free to view my loan details, as I have updated the information. I hope you will find it helpful. Thank you for your question.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am the mortgage and deed holder, but my fiance was quit claimed onto the deed. He was the previous owner, and when his ex left, she wanted to be removed from the mortgage/deed... I financed the house myself with equity gifted to me from my fiance. The house is appraised at $250,000, and my mortgage is for $160,000. There are no home loans. Thank you for your question.
The loan is for 12.5K and your revolving debt is 17.36K what are you going to pay off. And what are your monthly expenses	I have a first time home buyer refund of $8K which I intend to use toward the pay off. Also my fiance has a few thoudand dollars he can contribute once financing is complete. I had applied for the total amount to pay off the debt but this site came up with this loan amount--I don't know why. Thank you for your question.
Please list each credit card, the current balance, the interest rate, and the amount you pay each month for that card.	BofA: $7,000 @ 19% $230 min Chase: $6,000 @ 18% $225 min HSBC: $1,000 @15% $100-200 (min is $30) Thank you for your question.

Member Payment Dependent Notes Series 517301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517301	$2,000	$2,000	10.25%	1.00%	May 20, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517301. Member loan 517301 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Pet Smart	Debt-to-income ratio:	17.04%
Length of employment:	2 years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	Pet Smart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,365.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 517434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517434	$9,000	$9,000	7.14%	1.00%	May 25, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517434. Member loan 517434 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Commonwealth of PA	Debt-to-income ratio:	14.85%
Length of employment:	5 years	Location:	HARRISBURG, PA

Home town:
Current & past employers:	Commonwealth of PA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I am using the funds to pay off school loans. I am a good borrower because I have excellent credit and do not miss bill payments. I have a stable job in State Government.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,251.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. You are going to the Kaplan school to prepare for what exam? Your answer is appreciated. Wishing you the best.	I am going to get my Bachelor of Science in Information Technology.
Please list your monthly expense (regularly occurring estimated other spending and obligations). Have you completed your degree already? If you have not, will you continue to work while you are completing your degree?	I have not completed my degree yet. I have been going to school for a year and a half while working the whole time. I am looking at graduating in November. I went back to school to get a promotion where I work, which is the State Government. I already got my promotion so now I am just finishing up school. After school I can work at getting another promotion at work.
Does your employer offer tuition reimbursement to employees?	Unfortunately no.
You will do very well with your degree and even better with a masters. It is one of the least impacted industries during this recession and the salaries have held up pretty well. I will be funding your loan. Good luck!	Thanks. One of the reasons I got into I.T. was because I knew it is an industry that is going nowhere since we rely on technology heavily in society.

Member Payment Dependent Notes Series 517480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517480	$7,200	$7,200	12.73%	1.00%	May 24, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517480. Member loan 517480 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,842 / month
Current employer:	KAISER PERMANENTE	Debt-to-income ratio:	23.86%
Length of employment:	2 years	Location:	DENVER , CO

Home town:
Current & past employers:	KAISER PERMANENTE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I plan on paying off my three high intrest credit cards that i have been currently paying on reliously that have 25%,19%,24% intrest, and going on a small vacation. Borrower added on 05/15/10 > I am just looking for funding to do what I have been doing so far but do it quicker and more efficient and be debt free. Thank you

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,914.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 517521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517521	$5,000	$5,000	17.19%	1.00%	May 24, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517521. Member loan 517521 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,352 / month
Current employer:	PermaCold Engineering Inc	Debt-to-income ratio:	5.06%
Length of employment:	< 1 year	Location:	PORTLAND, OR

Home town:
Current & past employers:	PermaCold Engineering Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I had received a private student loan a few years ago and fell behind in payments. When I tried to work with the loan company they would not help me at all so the loan defaulted. I was recently contacted by a collection agency and I am trying to get the loan taken care of on that end. I really wish the student loan company would have worked with me more when I was going through a hard time so this never would have happened. With this loan I am trying to pay the settlement amount. I am now in a position where I can afford quite a bit more than I have ever been able to. I had lost my job last year and been searching for a new one for months. About 4 months ago I got a job at an engineering company and it is the best job I have ever had. With this loan I am trying to get my credit back to where it was before this student loan. I think I have learned alot over the past 2-3 years about credit and loans. Thank you to any investor that helps me fund this loan.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,445.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Other category loan is 1 of 471 total borrower loans that Lending Club listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think it is reasonable for lenders to expect that borrowers should provide basic DETAILS about their "Other" category loan, i.e., What is being purchased, consolidated or refinanced to benefit the borrower? [FYI: More than 1/2 of "Other" loans in fact are miscategorized; instead the borrowers intentions are to either Consolidate Debt into one monthly payment or Refinance Credit Card debt into lower APR and one monthly payment or combination of both.] Your listing provided nothing useful to attract lenders interest and to possibly help to fund your required loan. Provide an accurate category listing, basic loan details and intended purposes how net loan proceeds are to be spent. Minus necessary category, details and purposes, your loan's prospects for potential funding is quite bleak. Member 505570 USMC-RETIRED 05.15.10 at 6:45 AM ET	I had received a private student loan a few years ago and fell behind in payments. When I tried to work with the loan company they would not help me at all so the loan defaulted. I was recently contacted by a collection agency and I am trying to get the loan taken care of on that end. I am in a position now where I can afford payments. I really wish the student loan company would have worked with me more when I was going through a hard time so this never would have happened. With this loan I am trying to pay the settlement amount.
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	Hopefully 3-4 years.
what is this loan for?	I had received a private student loan a few years ago and fell behind in payments. When I tried to work with the loan company they would not help me at all so the loan defaulted. I was recently contacted by a collection agency and I am trying to get the loan taken care of on that end. I am in a position now where I can afford payments. I really wish the student loan company would have worked with me more when I was going through a hard time so this never would have happened. With this loan I am trying to pay the settlement amount.
What is PermaCold Engineering Inc and what do you do there?	It is an industrial refrigeration company that does work all over the western United States. I am the accounts payable clerk at the company.

Member Payment Dependent Notes Series 517613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517613	$11,500	$11,500	13.48%	1.00%	May 24, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517613. Member loan 517613 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,858 / month
Current employer:	Deutsche Bank National Trust Company	Debt-to-income ratio:	19.02%
Length of employment:	3 years	Location:	westminster, CA

Home town:
Current & past employers:	Deutsche Bank National Trust Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,578.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I myself hold the title of my home. According to Zillow's estimate, the value of my home is worth $ 154,000. There is no Heloc loans on my home and the total mortgage balance is $ 128,000.00
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	This loan will be used to pay the following cards: American Airline $ 1778 15.24%, Sears 1883 25.24%, BoA $6895 13.24%, and Chase $ 1155 15.24%. Citi card: 13,574 2.99% will be paid off by saving + tax returns in 3 years. Student loan $35309 3.25% will remain outstanding.
Hello. Since this loan is to refinance debt, please list the name, balance, APR, and monthly payment for each of your credit cards, indicating which *will* and *will not* be payed with this loan. Also, do you have a car loan or student loans? If so, will you use this loan to help pay for those? Thank you in advance,	Please see my answer to the other member. I do not have car loan since I bought the car by cash from saving account long time ago and I am not planning to buy another car at this time.

Member Payment Dependent Notes Series 517657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517657	$5,000	$5,000	12.73%	1.00%	May 21, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517657. Member loan 517657 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NYC PARKS & RECREATION	Debt-to-income ratio:	16.68%
Length of employment:	4 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	NYC PARKS & RECREATION
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,563.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
(1.) Occupation? (2.) If married, income/debt spouse adds? (3.) Purpose of loan? Thanks.	Good Morning, I'm an executive assistant and working for NYC Parks and Recreation. I'm single.I 'm planning on attending a summer instensive program at New York University and obtain a certificate in Global Affairs. I will still continue to work full time as the program is only for one month and that my job is very flexible. You can click on this link for more details about the program: http://www.scps.nyu.edu/areas-of-study/global-affairs/continuing-education/summer-institute.html?utm_source=GTO&utm_medium=email&utm_campaign=dm-ce-G0435 Thank you for your time

Member Payment Dependent Notes Series 517663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517663	$10,000	$10,000	7.51%	1.00%	May 25, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517663. Member loan 517663 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Overhead Door Corp.	Debt-to-income ratio:	0.50%
Length of employment:	3 years	Location:	CARROLLTON, TX

Home town:
Current & past employers:	Overhead Door Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I am buying a used Honda Gold Wing Motorcycle from a friend. My last vehicle was through Ford Motor Company Financing, over $30,000 loan. This will be easier to pay off. Borrower added on 05/17/10 > I am an Electrical Engineer with over 20 years experience, my current job of three years is pretty secure with a nearly billion dollar company, it's not a high dollar job which could be prone to be cut, and the economy is picking up so the job scene looks good for engineers anyway. I have 10k in savings, I like to keep for emergencies. After bills, I have almost 1k per month for spending. I paid off all my credit cards over the past few years, and have kept my Ford for over 15 years.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$140.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Overhead Door Corp. and what do you do there?	I am an Electrical Engineer in the Sustaining Engineering department. I was hired when the Texas area was staffed up. So far I have survived a couple of layoffs. Recently our company merged with one of the largest door companies in America, to become close to a billion dollar company.
Hello. Besides your mortgage do you have any other major debts such as rental properties, vacation homes or education loans? Also, how secure is your job over the next three years in this difficult economy? Your answers are appreciated. Wishing you the best.	No. Only a house. I paid off all my credit cards over past few years, usually the job situation was not as stable. So far I have survived 3 or 4 small layoffs. I was hired in the Dallas area, when this office was staffed up. I am a sustaining engineer in the Garage Door Opener section. We own Genie Brand as well as OHD brand. We recently merged with Wayne Dalton to become almost a billion dollar corporation. We are owned by a wealthy Japanese company called Sanwa Holdings.

Member Payment Dependent Notes Series 517699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517699	$6,000	$6,000	17.93%	1.00%	May 24, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517699. Member loan 517699 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Sepaton	Debt-to-income ratio:	7.07%
Length of employment:	4 years	Location:	Tyngsboro, MA

Home town:
Current & past employers:	Sepaton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Expanding our internet business. Funds will finance two aspects of our growth: 1. Two new development systems. (Bigger PCs with backup units) 2. Increase stock levels from one week to three weeks worth of sales. Current total monthly budget is approximately 1,500 which includes: - Office - Internet access - Utilities - Website hosting fees - Internet marketing Employed in hi-tech for 26 years.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$54.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You selected 60-month repayment term for $6,000 gross loan. R-e-a-l-i-s-t-i-c-a-l-l-y, how long due you intend to service loan before final payoff? Member 505570 USMC-RETIRED 05.15.2010 at 6;39 AM ET.	Hello, At the most three years and probably two at which time we'll come back for another round. The reason for the long term is to keep everything safe just in case. Low payments etc. We've spent a year studying, putting together and testing the internet business. We sell printer ink. Margins are impressive but we're still starting out slow and cautious. We all have jobs so we can afford to do that. Thank you for your question.
WHAT WAS DELIQUENCY 10 MONTHS AGO	A credit card upped percentage for no reason by 9%. Tried to close the account and said I'd pay it off in four months. That's no problem. But it still accrued at the higher rate. I refused to pay and we went back and forth for 90 days until I won. I still paid a higher amount than the balance but not as much had I paid it off in four months at the higher rate.

Member Payment Dependent Notes Series 517736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517736	$9,600	$9,600	7.51%	1.00%	May 25, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517736. Member loan 517736 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	General Electric	Debt-to-income ratio:	6.28%
Length of employment:	4 years	Location:	Bayonne, NJ

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I have a credit score over 750 and have a highly secure job in the finance field (non-banking) with a top US company. I have worked with the company for 4 years. Borrower added on 05/16/10 > I have a stable job in the finance industry at a top US company (non-banking). I have been with the company for 4 years. I have a vehicle that is completely owned. I have a stable financial position but would like to leverage this loan instead of using credit cards.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,555.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide a loan description? What is it that you are planning on buying?	This loan will be used toward the purchase of an engagement ring and wedding band.
Hello. Do you usually pay off your credit cards in full each month? Over the next three years how secure is your job? Your answers are appreciated. Wishing you the best.	Hi, 1) Do you usually pay off your credit cards in full each month? - yes 2) Over the next three years how secure is your job? - My job is extremely secure. Please let me know if you have any further questions. Thanks, Rob

Member Payment Dependent Notes Series 517756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517756	$5,525	$5,525	11.36%	1.00%	May 24, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517756. Member loan 517756 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	interCLICK	Debt-to-income ratio:	9.12%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	interCLICK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Dear Lenders, Thanks for considering me for your investment. This loan will simply be going to paying off a high interest credit card that is around 25%. I have $6300 at that rate now after my initial 1% APR ended last month, so I plan on using this money as well as $1k from my Q1 bonus to pay off the entire bill and save some interest fees. My monthly payments on this loan will be less than what I would have paid for the credit card each month so this makes a lot of sense for me. I have no problem making this monthly credit card payment financially, I just want to save money in the long run. I am a smart kid and have a bachelor's degree from the University of Virginia as well as a Master's from Georgetown University. Part of my debt stems from being fully responsible for my graduate schools loans (unlike most of my Georgetown classmates) and also because I had a difficult time finding good jobs when I first finished college due to the economic climate in the early 2000's. I now currently work in New York in the online advertising field and am at a company that recently went public and which I consider to be safe and growing. I feel like I am a very safe investment so I hope you realize my potential! Thanks, -R Borrower added on 05/17/10 > Just wanted to add that I have never had a late credit card or student loan payment. Also, I have been in the advertising industry for 5 years now and have a very marketable resume.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,416.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your monthly expenses?	My monthly expenses come out to around $2200. My rent is $1040. My student loan is $250/month and my credit card payments come out to around $600/month (but that will be $400/month when I get this loan since I will have paid off a credit card). Other expenses include my cell phone bill, $80, utilities, $85, and subway, $75. I have no car since I live in Manhattan so I have no car payments to make. My gym membership was prepaid also....After these expenses, I'm left with around $1,600 to spend monthly on health, food, clothes, etc. I have 2 checking accounts, one for bills and the other for spending, and $1,200 from each pay check gets directly deposited into my bills account so I never come into circumstances where I've spent too much and cant make rent.
Please list the required monthly minimum payments, and your usual monthly payments for the debt you will be paying off with this loan. Additionally please explain the 3 credit inquiries on your credit report and if they will result in additional debt. Thank you	The card I will be paying off has a new minimum payment of $180 after the APR hike. I have yet to pay a regular monthly payment at this rate but I did just make a payment of $1k from my recent performance bonus. This LendingClub loan you will be helping on will cost me $180/month over 3 years, so the payments are the same and one I am capable of handling. The 3 credit inquiries are all from credit card companies when I applied for new low-interest credit cards earlier this year. Annoyingly, 2 are from Amex (only 3 months apart) b/c I applied for two different credit cards with them and I'm not sure why they had to do another hard inquiry if they had already done one 3 months prior. So all of these inquiries are basic credit checks.... Due to the new credit card laws I've found it a little more difficult to get new offers, hence why these companies have used hard inquiries and why I am using LendingClub instead. A year ago I would have gotten a new low interest offer easily.
Revolving Credit Balance: $14,416.00 quote "when I applied for new low-interest credit cards earlier this year. Annoyingly, 2 are from Amex (only 3 months apart) b/c I applied for two different credit cards with them and I'm not sure why they had to do another hard inquiry if they had already done one 3 months prior. So all of these inquiries are basic credit checks.... Due to the new credit card laws I've found it a little more difficult to get new offers, hence why these companies have used hard inquiries and why I am using LendingClub instead. A year ago I would have gotten a new low interest offer easily." 1 - With all the CC debt you already have.....WHY are you applying for even more?	Dear Grandma, if a person has $14k in debt and takes out a $5k loan to pay off a high interest credit card, he still has $14k in debt, only at a BETTER rate. Maybe YOU shouldn't be lending money if YOU cant figure a simple math problem like the following: 14 + 5 - 5 = 14 Thanks for your interest, but I'm not interested :)
I am confused -- with the variable and increasing credit card rates, what was the reason for applying for more credit cards? Please clarify?	I wanted to transfer a balance to a lower interest card and close out the other card. Common practice.. Of course I'd rather pay it all off in cash and I have already paid off 4k in debt this year.

Member Payment Dependent Notes Series 517765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517765	$10,000	$10,000	15.70%	1.00%	May 24, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517765. Member loan 517765 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,575 / month
Current employer:	Shoprite Supermarkets	Debt-to-income ratio:	12.25%
Length of employment:	3 years	Location:	collingswood, NJ

Home town:
Current & past employers:	Shoprite Supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Hello all!! I need help consolidating my credit cards. Right now, I can afford everything I'm paying a month, however, my budget is very tight because of my debt. I'm so tired of struggling and this will help me get myself back on track. I'm ready to cut these cards up!! A little about me: I'm 22 and I'm a customer service manager for Shoprite Supermarkets. I'm a very very hard worker and I love what I do. I'm 22 and I make very good money for my age, but unfortunately, I was foolish with my credit cards. I know I made mistakes but I'm ready to fix them. Please help!!

A credit bureau reported the following information about this borrower member on April 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,859.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates on the cards you are wanting to pay off?	Average of approx. 24.99% APR...hope that helps
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 36 months loan repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I intend to utilize the full 3 year note, however, I also intend to pay anything extra every month that I possibly can. Hope that helps..
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	$700 = rent car payment = $216 car insurance = $150 utilities = $75 cell phone = $90 cable/internet = $100 food (groceries) = $200 all numbers are per month also, all credit card debt should be consolidated with this loan.

Member Payment Dependent Notes Series 517790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517790	$4,500	$4,500	10.99%	1.00%	May 19, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517790. Member loan 517790 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Tradebeam Inc	Debt-to-income ratio:	4.46%
Length of employment:	5 years	Location:	San Mateo, CA

Home town:
Current & past employers:	Tradebeam Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,789.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tradebeam Incorporated? And could you please give a brief description of what it is you do there? Is this job stable? Since this is a "Credit Card Refinancing" loan, can you please list the credit card debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Tradebeam Inc is a software company specializing in global trade management software. The software as a service solutions there are used to assist companies with overseas export/import transactions. More information can be found at http://www.tradebeam.com I'm 1 of 3 principle software engineers there and my job is to develop the features found in our software solutions. I also manage a team of engineers overseas to to implement the solutions developed by me. I've been with the company for the past 5 years and the job has been stable. I am planning on using the loan to refinance the following credit cards. Suzuki Financial By HSBC - $2800 @ 19.99% Orchard Bank MasterCard By HSBC - $800 @ 19.99% Account Central Visa By HSBC - $700 @ 19.99%
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your credit card refinancing.	Thank you for helping to fund my loan request and placing your trust in me. I understand my obligations with seriousness and will ensure that you and the other lenders will be repaid in full.

Member Payment Dependent Notes Series 517822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517822	$10,000	$10,000	15.33%	1.00%	May 24, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517822. Member loan 517822 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	UC Davis	Debt-to-income ratio:	5.63%
Length of employment:	6 years	Location:	YUBA CITY, CA

Home town:
Current & past employers:	UC Davis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > thank you Borrower added on 05/19/10 > thank you for all your help

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 36 months loan repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	3 years maximum.
Please list your current monthly expenses, and describe how you'll fit this into your budget. Thanks in advance for your response.	I have the basic expenses: Mortgage Water Garbage Gas/Electric Insurance 1 car payment And then the usual gas, food, necessities etc. I have no problem repaying this loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, I pay a mortgage. Balance of mortgage is around $200k, no equity due to the failing market (or I would have just taken equity out of the house).

Member Payment Dependent Notes Series 517912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517912	$4,500	$4,500	13.48%	1.00%	May 21, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517912. Member loan 517912 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	North American Interpipe	Debt-to-income ratio:	12.64%
Length of employment:	2 years	Location:	Houston, TX

Home town:
Current & past employers:	North American Interpipe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,188.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you title your loan Home Loan? Do you plan to use the $ for a downpayment on a house?	Yes, part of the loan is a down payment for a house and the other part of the loan is to pay off another loan with a higher interest. My citifinancial loan has a rate of 20% while this one has a much lower one.

Member Payment Dependent Notes Series 517923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517923	$8,000	$8,000	16.07%	1.00%	May 25, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517923. Member loan 517923 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Medical Mutual	Debt-to-income ratio:	12.79%
Length of employment:	2 years	Location:	Toledo, OH

Home town:
Current & past employers:	Medical Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,187.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Medical Mutual and what do you do there?	Medical Mutual is one of the largest northwestern insurance agencies in ohio. I work in the mail room department as an office services expiditor. I handle all incoming and out going packages, mail, and supplies.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debts but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $8,000 D C category loan. My questions are: Number [1] Brief description employer Medical Mutual? Number [2] Current position (Job/What you do) for this employer? Number [3] Your Transunion Credit Report shows a $2,187 RCB total debt (46.50 pct usage). Loan is for $8,000. $5,813 extra cash (less the loan's origination fee) is either consolidating or refinancing what s-p-e-c-i-f-i-c debts not included in RCB debt total? Number [4] If loan 100 pct funds, L C then issues a promissary note that has NO prepayment penalty. You selected a maximum 60-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment is: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected F-O-U-R answers. Member 505570 U S Marine Corps Retired 05.17.10 @ 6:33 AM ET.	Medical Mutual is one of the largest health insurance providers of all northwestern Ohio. I'm currently in the Mail Room as an Office Services Expediter carrying out all the incoming and outgoing mail, packages, and office products throughout the building which includes, over 400 employees. I intend on using this loan to pay off all my opened balance accounts including, Best Buy, Tires Plus, Discount Tire, a Cabala's visa, and a PNC visa, all totaling over $3000. The remainder of the loan is to help me pay to get my vehicle fixed including, a new transmission and engine priced at over $4000 in parts alone. The reason I choose to go with a 60 month loan term is just in case another problem arises down the road I have a cheap monthly payment to help out the situation. My initial goal is to pay off the loan entirely in 2-3 years.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	With this loan I intended on paying off all of my credit card debt including, a Best Buy card, Cabalas visa, PNC visa, Tires Plus card and a Discount Tire card totaling more then $3000 all together and interest rates all above 21%. With the remainder of this loan, I also plan to repair my vehicle from an accident a few months ago quoted at $4000.

Member Payment Dependent Notes Series 517941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517941	$10,000	$10,000	16.82%	1.00%	May 24, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517941. Member loan 517941 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,700 / month
Current employer:	n/a	Debt-to-income ratio:	14.37%
Length of employment:	n/a	Location:	Adelanto, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I will be paying off 3 credit cards

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,571.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
where do you work and what do you do there? what is the current interest rate on your 3 credit cards?	Iam a retired teacher. I retired last June after having taught for 36 years. One card is 29% another is 25% and the last is 18%. Thank you for your interest.
May 15th 2010 same requested $10,000 loan listed T-W-I-C-E with identical Transunion Credit Report a-n-d self-entered Borrower Profile E-X-C-E-P-T that one listing under Screen ID 669406 and one listing under Screen ID 669463. It appears that you want ONE $10,000 CC REFI loan. Is that correct? If correct, then you need to contact Lending Club Home Office and request that ONE kisting be REMOVED. Refer to Home Page bottom "Contact US" for Member Support Department email address and Toll Free telephone number. Note that Home Office closed Sat, Sun and federal holidays. No one will answer telephone. But full-time employees are there A-L-L weekend and accept email requests. Member 505570 USMC-Retired 05.15.2010 at 05:29 AM ET..	Yes, I would only need the one loan. Thank you, I will contact them on Monday.
Employer or source of income?	I am a retired teacher. I retired last June after teaching for 36 years. I have STRS retirement.
Do you intend to payoff loan early, i.e., less than 1-year? Between 1-year to 2-years? Or service loan for full 3-year term? Thanks for answer. Lender 505570 USMC-RETIRED 05.21.2010 at 03:41 AM ET	My plan is to pay it off in 2012. That's not a definite but hopeful!

Member Payment Dependent Notes Series 517956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517956	$8,000	$8,000	12.73%	1.00%	May 25, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517956. Member loan 517956 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	torrey wines	Debt-to-income ratio:	11.33%
Length of employment:	5 years	Location:	LA MESA, CA

Home town:
Current & past employers:	torrey wines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > My debt is as follows: dentist - $220.00 - 3% interest chase - $3500.00 - 19.24% capital one - $500.00 - (not sure ) macy's - $850.00 - 24.5% old navy - $280.00 - 21% new york & company - $430.00 - 24.99% IRS - $2000.00 (state tax owed) I would be glad to answer any questions any of you might have. I have been at my job for 5 years in July. The job before that was 15 years until the boss sold the company. I run a wine brokers office.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	70
Revolving Credit Balance:	$5,619.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Since this is a "Debt Consolidation" loan, can you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? What is Torrey Wines? And could you please give a brief description of what it is you do there? Is this job stable?	Hello, Torrey Wines is a wine broker in San Diego. We sell wine from Santa Barbara south and sell wholesale to wine shops, grocery stores, hotels, restaurants and anyone who buys wine. I am the office manager and have been for 5 years. I ran a wine club in Fallbrook fro 15 years until my boss sold it and I went to work for someone we used to buy wine from. My debt is as follows: dentist - $220.00 - 3% interest chase - $3500.00 - 19.24% capital one - $500.00 - (not sure ) macy's - $850.00 - 24.5% old navy - $280.00 - 21% new york & company - $430.00 - 24.99% IRS - $2000.00 (state tax owed) My job is very stable and I would be glad to asnwer any questions you might have. Thank you for considering me, Sincerely, Francine Bloom
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	My debt is as follows: dentist - $220.00 - 3% interest chase - $3500.00 - 19.24% capital one - $500.00 - (not sure ) macy's - $850.00 - 24.5% old navy - $280.00 - 21% new york & company - $430.00 - 24.99% IRS - $2000.00 (state tax owed) I run Torrey Wines and have for 5 years in July. We are a wine broker who sells wine wholesale from Santa Barbara south. I ran a wine club in Fallbrook for 15 years until my boss sold the company and I went to work for someone we used to purchase wine from. I would be happy to answer any questions you might have. I thank you for your consideration. Sincerely, Frani Bloom
I understand you're interestd in paying off existing debt -- what have you done to avoid accruing new debt?	I try and not purchase much of anything. I live on my pay checks. I was $40,000 in debt at one time and have paid everything down to the $8,000.00 remianing. I have changed my state dependeants to zero for the IRS. I hope this helps to answer your question.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	my rent is $400.00 a month and car payment is $298.00. Cell phone $60.00 and $150 every 3 months for car insurance. I rent a room in a house and everything else is paid for by my landlord. Please let me know if you have other questions.

Member Payment Dependent Notes Series 517983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517983	$7,750	$7,750	14.22%	1.00%	May 24, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517983. Member loan 517983 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Chainsaw INc	Debt-to-income ratio:	21.35%
Length of employment:	8 years	Location:	tarzana, CA

Home town:
Current & past employers:	Chainsaw INc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Pay off some debt and help daughters with college expenses. Borrower added on 05/19/10 > Thank you to everyone so far, I truly appreciate your interest.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1982	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	19
Revolving Credit Balance:	$15,065.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan now relisted. Can you provide explanation why loan originally removed from lender consideration? THanks. Member 505570 USMC-RETIRED 05.15.2010 at 05:09 AM ET	My 2009 tax return was filed but was not available from the IRS for verifcation
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I have a mortgage on my home in my name. The house was purchased 13 years ago and the value is three fold the original purchase price.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). How much for daughter's college expenses 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Reason for Delinquency 19 months ago? 5) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	I work a TV editorial company. I hold an administrative position.Most of may debit is left over from a divorce and the expenses that came after. I was left with all the martial debt and having to pay temporary alimony, and still maintain the family home for my children and solely pay for their education and all other needs. I don't want them to lose out on an education because of the parental situation. My daughter has a student loan to cover most of her expenses - but housing and other upfront costs has to be meant before her loan comes through. I would pay for those (about 2k) with this loan and the rest would payoff or down the most expensive CC debt. I was not aware of the delinquency 19 months ago - I will investigate. My ability to maintain and pay back the loan is based on my long credit history and my years in the same industry , making me valuable. If I become unable to work the equity in my house would more then cover my debt in whole.

Member Payment Dependent Notes Series 518031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518031	$1,500	$1,500	16.07%	1.00%	May 19, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518031. Member loan 518031 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,184 / month
Current employer:	Talbot County Dept of Social Services	Debt-to-income ratio:	9.48%
Length of employment:	2 years	Location:	Easton, MD

Home town:
Current & past employers:	Talbot County Dept of Social Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$445.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 518034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518034	$9,000	$9,000	11.36%	1.00%	May 26, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518034. Member loan 518034 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Sectek	Debt-to-income ratio:	12.19%
Length of employment:	4 years	Location:	Ocean City, MD

Home town:
Current & past employers:	Sectek
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I will be using this money for my next semester of school and to pay off some minor medical bills from a car accident. If I do anything, I pay my bills on time. Do yourself a favor and get a higher return on your investment with me.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	42
Revolving Credit Balance:	$8,554.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide a loan description (i.e. describe the debt you want to consolidate)? Also can you explain the delinquency from about 4 years ago? Lastly, can you explain the 4 recent credit inquiries.	I want to pay for my next semester of school at UMUC without going through Sallie Mae. The most recent inquires should be for refinancing my property which I may use to pay this loan off quicker.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	I plan to use this loan to pay for my next semester of school to avoid increasing my Sallie Mae loan. I will also use this money for some minor medical bills that I have incurred.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do solely hold the title in my name. The last appraisel which was done in October 2009 appraised my property at 210k. I owe approximately 130k which leaves 80k in equity.
Current Employer: Sectek 1 - What does this company do or provide? 2 - Your position is? Thank you	SecTek provides physical protective services. I am a consultant for the company.

Member Payment Dependent Notes Series 518047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518047	$9,600	$9,600	7.14%	1.00%	May 26, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518047. Member loan 518047 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Prairie State Legal Services	Debt-to-income ratio:	24.60%
Length of employment:	6 years	Location:	ELGIN, IL

Home town:
Current & past employers:	Prairie State Legal Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > For what it is worth, my husband grosses approximately $45,000 per year and, when we checked his credit last month, he was showing between 750-779 as well. We are never late on payments and have never defaulted. Thanks!

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,179.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job at Praire State Legal Services? Could you tell us a little about how you accumulated this debt? Once you pay off this debt with this loan, could you describe your plans for avoiding future debt? Your answers are appreciated. Wishing you the best.	I am a domestic violence attorney with Prairie State. We are a non-for-profit legal aid organization that provides free legal assistance to the poor and elderly. My position focuses on assisting victims of domestic violence in obtaining orders of protection and domestic relations orders. We accumulated the debt, generally, over the course of the last four years. After law school, I got a private loan to pay for the bar exam classes and the bar exam itself. The inital loan was $8000. It was a variable rate, so I moved the debt (now at approx $5000) to a 0% interest credit card three years ago. That is the majority of the debt. Additionally, we got married ( :-)) and put some of the cost on a credit card (approximately $2000 of the debt). The rest was two major car repairs this last summer and fall (almost $1000 total) and some small incidentials. These numbers, of course, are estimates. To avoid future debt, we have been, as general rule, living off our paychecks and not using credit cards since we got married three years ago. As I stated above, we have fallen back on a credit card in emergencies. Thank you for your consideration in assisting our family!

Member Payment Dependent Notes Series 518127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518127	$5,000	$5,000	11.36%	1.00%	May 24, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518127. Member loan 518127 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Verizon, inc.	Debt-to-income ratio:	24.76%
Length of employment:	10+ years	Location:	Bellport, NY

Home town:
Current & past employers:	Verizon, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Pay credit cards where banks raised interest rates to 29% and paying a double monthly payment to try to lower. Would like to use this lower interest loan with lower monthy payment and a fixed term instead.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,979.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	A couple of credit cards have raised thier interest rate from 16% to 29% and in order to make up for it I pay them $266.00 a month and it will still take many years. I would like to pay them off using this loan at a much lower rate, payment and a fixed term.
What is the $65,000 revolving credit balance?	This is my approximate balance on credit accounts. It is more like $55,000 but my credit report shows a loan open that is actually closed, I am working to correct that. Most have lower rates. The ones I am concerned about are two credit cards from a certain bank that rasied interest rates and lowered credit limits accross the board.

Member Payment Dependent Notes Series 518129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518129	$5,000	$5,000	11.36%	1.00%	May 19, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518129. Member loan 518129 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Walmart Stores Inc	Debt-to-income ratio:	0.08%
Length of employment:	3 years	Location:	Fredericksburg, TX

Home town:
Current & past employers:	Walmart Stores Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > We are a hard working young family. We have two beautiful daughters, a sensible mortgage and a hard working attitude. Both our vehicles are paid for and we have never had a late payment on anything. With this loan we will be able to get several debts into one place with one payment simplifying our finances. We carry no other debt aside from our mortgage and very fiscally conservative.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$719.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your interest to finance our loan. In response to your questions, 1) The title to our home is in our (my wife & I) names but is held by the financiers. 2) Our home was valued at $180,000 when purchased and we owe just under $160,000. We only have one mortgage, no HELOC etc. We received a special financing for first time buyers in rural areas from the USDA.

Member Payment Dependent Notes Series 518331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518331	$4,750	$4,750	11.36%	1.00%	May 26, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518331. Member loan 518331 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,900 / month
Current employer:	Ark Christian Academy	Debt-to-income ratio:	24.11%
Length of employment:	3 years	Location:	Alhmabra, CA

Home town:
Current & past employers:	Ark Christian Academy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	23
Revolving Credit Balance:	$9,616.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, No i do not have the title of the house because I live with my mother who, is a single parent and she owns the house. She has the title to the property and she is retired. I help her pay the bills and living expenses.
What is Ark Christian Academy and what do you do there?	Its a private preschool and kindergarden. I am a kindergarden teacher.
I understand you're interested in consolidating existing credit card debt. Has anything been done anything to avoid accruing new debt in the future?	Yes, I no longer carry the credit cards with me, I just use cash to pay for my monthly expenses such as groceries, gas, and pay off utility bills.

Member Payment Dependent Notes Series 518348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518348	$1,500	$1,500	13.85%	1.00%	May 20, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518348. Member loan 518348 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	nike inc.	Debt-to-income ratio:	10.43%
Length of employment:	10+ years	Location:	BEAVERTON, OR

Home town:
Current & past employers:	nike inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	20
Revolving Credit Balance:	$602.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What the hell indeed! Can you provide a loan description and what you plan to use the loan for? Also, what's up with that delinquency from 20 months ago?	x-rays for my dog mostly, bed liner for truck, and misc.
Purpose of loan?	x-rays for my dog mostly, bed liner for truck, and misc.
What is the delinquency from 20 months ago?	Bought a house with a girl friend who after a year decided she wanted something else. and left me holding all the bills. it took awhile but now i'm all caught up but have no savings for emergency

Member Payment Dependent Notes Series 518362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518362	$6,400	$6,400	14.96%	1.00%	May 21, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518362. Member loan 518362 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,653 / month
Current employer:	Texas Department Of Criminal Justice	Debt-to-income ratio:	24.05%
Length of employment:	2 years	Location:	Houston, TX

Home town:
Current & past employers:	Texas Department Of Criminal Justice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > With this lending club low interest loan, I will say bye to high interest credit cards and bank loan. Borrower added on 05/17/10 > I had this citi personal loan with APR of 27.98% . Despite the fact that I always pay more than minimum, the loan refused to go down. But with this low interest loan, it will be easy for me to get out of the loan and the likes.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,912.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am very interested to help fund your $12,000 Debt Consolidation loan. You selected the 36-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 03:55 AM ET	Type your answer here.My loan is $6400 not $12000 and I am planning to pay $300 monthly vs $221.74 LC require. Thank you.
CORRECTION TO EARLIER EMAIL: I am very interested to help fund your $6,400 Debt Consolidation loan. You selected the 36-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 04:21 AM ET	Type your answer here. I am willing to pay $300 monthly instead of $221.74 required by LC. Thank you.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.18.2010 @ 12:47 PM ET.	Type your answer here.I am doing my best to get approval as soon as possible. Thanks for the valuable informations.
You are borrowing $6400, but owe only $3912 according to the RCB info above. Two questions: what purpose is the extra money being borrowed for, and what are your monthly expenses, please? That information will help us understand more about your ability to repay the loan, assuming you have job stability. Thank you very much.	Type your answer here. $3912 is only revolving balance. I owed $3300 citi financial personal loan wich I think should be on my credit report as well. As for my other expenses, I can assure you that it has never affected my loan payment in the past, and will not affect this loan as well. Thank for your support.

Member Payment Dependent Notes Series 518363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518363	$10,000	$10,000	14.59%	1.00%	May 26, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518363. Member loan 518363 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	glendale memorial hospital	Debt-to-income ratio:	21.48%
Length of employment:	4 years	Location:	los angeles, CA

Home town:
Current & past employers:	glendale memorial hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > freestyle fund Borrower added on 05/16/10 > i always pay my bills on time and have a very secure job feeding the entire hospital and the foodis very good.just need a little breathing room..... Borrower added on 05/18/10 > i am confident that i will hold my position or even advance myself on this hospital until my retirement which is 25 years from now Borrower added on 05/23/10 > thanks to all those who invested, especially those who invested more than once......i want you all to know you wont be disappointed....

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,682.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give a breakup of the amounts you owe on your credit cards?	only have 2 credit cards my primary card i owe 6500.00 the other one i owe 800.00 i can pay it all off in six months.. i could use extra cash for a rainy day....
In how long do you plan on paying this loan back? Also your earliest credit was 3 years ago meaning you are spending roughtly $2,000 more a year than you are currently making. How do you plan on changing your spending habits?	some of my expenses are not really base on impulse buying...my bills consists of van rentals when unexpected family visits occur and recently just added federal income tax on my credit card.... i dont use credit cards before and i dont use a bank account before i just cash my check ... its better...i put all my money in a piggy bank... am i obligated to pay this loan back as soon as possible or stick to the offer of three years at 350.00 a month half of the loan will go to my savings account so i have the motivation to save more money...... for what i understand this loan is like a car right??/ you pay it off with the agreement...

Member Payment Dependent Notes Series 518390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518390	$6,000	$6,000	7.88%	1.00%	May 24, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518390. Member loan 518390 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Walt Disney Company	Debt-to-income ratio:	18.72%
Length of employment:	8 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Walt Disney Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Using this to pay off two high-interest credit cards in my quest to become debt-free. Have already cut up the cards. I have a steady, well-paying job at Disney where I have worked for 8 years. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,693.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Monthly expenses: Rent=1500, car+ins=420, remaining debt pmts=680, groc+dining=300, cable/internet/phone = 65, gym=25, gas+elec=30, med/dental/vision ins=130, IRA/401(k) contrib=300. Total=3450.

Member Payment Dependent Notes Series 518403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518403	$5,600	$5,600	16.45%	1.00%	May 26, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518403. Member loan 518403 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Schneider Electric	Debt-to-income ratio:	5.58%
Length of employment:	1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	Schneider Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > job security is at an all time high... i plan on using this money to help support additions that will add value and pay for itself

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,715.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Home improvement - you rent.	I have an unique situation with the landlord... If i can increase the value of the house a certain percentage then we have agreed on a rent to own plan.

Member Payment Dependent Notes Series 518413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518413	$7,000	$7,000	10.62%	1.00%	May 20, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518413. Member loan 518413 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,555 / month
Current employer:	Long Beach City College	Debt-to-income ratio:	3.02%
Length of employment:	10+ years	Location:	Pico Rivera, CA

Home town:
Current & past employers:	Long Beach City College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am looking to consolidate a home improvement loan with a balance of 5,000.00 dollars and four credit cards with a total balance of 2,000.00 dollars. If I am approved for the loan I can pay off the outstanding loan and credit cards with a much lower interest rate and payment.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,821.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Thank you for considering to fund my loan. The title of the house is in my name only. I purchased my home July 2007 for 455,000.00. Since then the value of the house has depreciated. When I had the house reassessed, the value was determined to be 288,000.00 dollars.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Your loan purpose states "debt consolidation" but your revolving credit balance shows only $1821 outstanding.	Hello, Thank you for your question. I am looking to consolidate the revolving credit balance along with a home improvement loan from American General Finance. The balance of the home improvement loan is approximately 4888,000 dollars. The APR is 26.16%. If I consolidate, the overall payment per month will be less than the total monthly payments on the credit cards and home improvement loans.

Member Payment Dependent Notes Series 518445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518445	$7,000	$7,000	7.51%	1.00%	May 26, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518445. Member loan 518445 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	Maxim Healthcare Services	Debt-to-income ratio:	18.83%
Length of employment:	2 years	Location:	YOUNGSTOWN, OH

Home town:
Current & past employers:	Maxim Healthcare Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I plan to consolidate all my debt, that way I have one payment for everything. I believe this will help me get organized and save money. My job is very stable I have been with this healthcare company for 2 years. I plan to be here for many years.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,523.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Maxim Healthcare Services and what do you do there?	We are a homecare staffing agency that hires nurses to take care of patients in their homes.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have two credit cards with APR of 22% and also school payments. I plan to pay off all my debt with this loan. So that I have one easy payment for all my debt.
Your revolving credit balance is reported as $4523. Why do you need $7k to consolidate?	I had to get major work done on my mouth, so i borrowed money from my dad. I would like to also pay him back.

Member Payment Dependent Notes Series 518466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518466	$5,000	$5,000	7.88%	1.00%	May 26, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518466. Member loan 518466 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,329 / month
Current employer:	USDA/NRCS	Debt-to-income ratio:	13.64%
Length of employment:	3 years	Location:	Redlands, CA

Home town:
Current & past employers:	USDA/NRCS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,100.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello: Could you please tell me about your revolving balance of $32K ? What are your monthly expenses including current debt payments?	Hello, they are credit cards from grad school expenses. While I was in grad school we used them for expenses and for my internship we had to rent two separate houses, which was expensive on one income. However, since I graduated and was hired full time from my internship I have not used a credit card and we have been paying them off. Lending club does not let me calculate my husband's salary into my income. It is more than mine. We are never late on payments and since I graduated we started paying down our debt. My current car (which is paid off) is dying and I want to buy my sister's car. I hope this helps in your decision!

Member Payment Dependent Notes Series 518486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518486	$1,800	$1,800	11.36%	1.00%	May 19, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518486. Member loan 518486 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Youth Empowerment Project	Debt-to-income ratio:	18.72%
Length of employment:	3 years	Location:	NEW ORLEANS, LA

Home town:
Current & past employers:	Youth Empowerment Project
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Half of the loan will be used to travel to Dallas, TX to visit my daughter who was in an accident last week. The other half will be used to bridge the gap in salary when I have knee replacement surgery and wll only receive 70% of my income while on disability (approximately 4 weeks).

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,215.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Youth Empowerment Project and what do you do there?	Youth Empowerment Project is a non-profit organization that provides wrap around social services to at-risk youth in the New Orleans Area. We also have a GED program in conjuction with the criminal court. Youth are referred to us by the local probation office and we get state, federal and private funding. I am the office manager.

Member Payment Dependent Notes Series 518534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518534	$11,175	$11,175	14.96%	1.00%	May 26, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518534. Member loan 518534 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Maple Ridge Mobile Homes of Ca.	Debt-to-income ratio:	20.79%
Length of employment:	10+ years	Location:	la verne, CA

Home town:
Current & past employers:	Maple Ridge Mobile Homes of Ca.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	67
Revolving Credit Balance:	$6,627.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Maple Ridge Mobile Homes of Ca. and what do you do there?	I am a sales and listing specialist. We sell, list, and place new and used manufactured homes throughout southern california. we are the largest dealer in so. calif. I've been with the company for 14years.
Please describe how you will be using this loan. Thanks.	To pay off all debts including credit card balances and auto loan.

Member Payment Dependent Notes Series 518603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518603	$5,000	$5,000	13.85%	1.00%	May 24, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518603. Member loan 518603 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,807 / month
Current employer:	State of Florida	Debt-to-income ratio:	21.48%
Length of employment:	9 years	Location:	Gainesville, FL

Home town:
Current & past employers:	State of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > About 3K will be use to pay 2 credit accounts. $800 to prepare hubby's car to sell(tires brakes). The remainder will go into a savings/overdraft account that is linked to checking account to protect against missing payments. KBB on car is about 7K. We will use $4400 from the sale car to pay 2 more credit accounts and the rest into savings/overdraft. Within 2 months we will have paid 4 accounts with a monthly payment of about $250 replacing that with this payment of $170 and established a cushion in to make sure we don't miss any payments or have to use credit for unexpected expenses. I am a good borrower because my job is stable(over 9 years, govt job) and I have a sincere desire to one day live debt free. Thanks for looking!!

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,818.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the State of Florida?	Type your answer here. I am a manager for a materials testing laboratory for the FDOT.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. Visa, $1975, 19.99 APR Carecredit $944, 19.99 APR. These two will be paid first. Shell, $1850, 24.99APR Best Buy, $2400, 19.99APR(my husband's card). These will be paid after sale of car. Thanks for looking
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. We both own the house. My husband has the mortgage and HELOC. Value of house is around $150,000 and we owe 131,000. Thanks for considering my request.
I would like to help fund your loan. Does your husband work? If so, what is your total monthly household income. Thank you.	Yes, my husband works for the state as well. We don't work together, but at the same complex. We already ride to work together, so having two cars is a luxury for us, not a necessity. This is how we can get by after selling his vehicle. Monthly income: $5200(after taxes) Bills Mortgage 660 HELOC 200 Power 150-275 depending on the season Cable/internet 125 Phone 120 Kids(2) college fund 155 Child care(afterschool) 475(higher in summer) Student loans 240 Medical 200 Visa 75 Shell 75 Carecredit 40 Best buy 50 Visa 315 visa 29 Sears 130 Cap1 40 Home depot 25 Lowes 25 The last 7 on the list are my husbands accounts. He closed the last 6 in February(they all raised rates to 24.99-29.99 in Jan)and enrolled them in a debt management plan. He got the rates lowered to under 10%. The total balance is about 22,000 with avg. APR of 7.5%. This reduced what we were paying these accounts by about 300 dollars a month. Our goal is to be done with credit card debt in less than 3 years. This loan I am requesting to pay down my credit cards is another step towards that goal.

Member Payment Dependent Notes Series 518628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518628	$3,000	$3,000	12.73%	1.00%	May 21, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518628. Member loan 518628 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,229 / month
Current employer:	NASA-Goddard Space Flight Center	Debt-to-income ratio:	19.29%
Length of employment:	10+ years	Location:	BOWIE, MD

Home town:
Current & past employers:	NASA-Goddard Space Flight Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,205.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? What is the meaning of the listing title?	Type your answer here. My son is graduating from college and found out he needed two more classes to receive his degree, so I need to fund two more courses and he will be finish. It has been extremely hard to get financing because I have another one in college out of state. The meaning of the listing means after June 2010 I will be repaying my debt at a faster rate because I will no longer need to borrow money I WILL HAVE MONEY BACK FROM ONE LESS EXPENSE!
Your "Other" category loan is 1 of 57 "Other" category loans and 541 borrower total loans the Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being purchased? Consolidated? or Refinanced? [FYI: More than 1/2 of "Other" loans are mis-categorized because borrower intentions are to either Consolidate Debts into one convenient monthly payment or refinance Credit Card debts into lower APR loan with one more reasonable monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist the opportuntiy to ADD loan details for lender review. Hope this honest appraisal helps your loan attract lenders. Member 505570 U S Marine Corps-RETIRED 05.18.10 at 7:09 AM ET	Type your answer here. I need to help pay for two courses my son needs to take at his university in order to graduate this June. We thought he was prepared to walk away with his degree and I could start paying down my debt with the money that will be freed up from paying his tuition and rent for off housing. This is the last request that I should have for additional funding help. He will be out of school, although I have another one in school, I am able to pay for one with my salary.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I have a partner and we both own the home. The value of my home is approximately $500K based on current economic conditions and we owe $451K. I just want to close the expenses for this one child and re coup my high credit score and financial freedom
Hi, I am interested in funding this loan. Can you please provide details about your 71K Revolving Credit Balance. Thank you.	Type your answer here. The revolving credit is due to my need for college tuition for two children. I could have required them to pay for their college tuition and expenses with loans however I did not want them to start their independence with debt. The debt will be reducing starting in June/July timeframe. One of the children will graduate and I will have at least $1200 per month to apply to the outstanding debt.

Member Payment Dependent Notes Series 518685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518685	$2,500	$2,500	14.22%	1.00%	May 21, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518685. Member loan 518685 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,582 / month
Current employer:	Isaiah House	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	East Orange, NJ

Home town:
Current & past employers:	Isaiah House
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > going to see my sister in oklahoma

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Isaiah House and what do you do there?	Type your answer here.I am a child care worker.
Are you sure yo want to commit over 5% of your gross income for 3 years on a few days vacation?	Type your answer here.Yes to see my sister in Oklahoma it will be worth it.
Please explain your 2 Delinquencies. What was the payments for? Thank you.	Type your answer here.credits cards
You still did not explain why you were late with your payments. Thank you.	had 2 jobs let 1 go and got behind in my bills.

Member Payment Dependent Notes Series 518767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518767	$3,500	$3,500	7.51%	1.00%	May 25, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518767. Member loan 518767 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Kraft Foods	Debt-to-income ratio:	3.69%
Length of employment:	1 year	Location:	Elizabeth, NJ

Home town:
Current & past employers:	Kraft Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Pay off some car repairs. My job is very secure with no layoffs in the last 5 yrs. Borrower added on 05/18/10 > Pay off some car repairs. My job is very secure with no layoffs in the last 5 yrs.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$3,004.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please explain the recent credit inquiry and if it will result in additional debt. Thank you.	Type your answer here. the only other credit inquiry was from a bank and I was approved but I didn't take that loan. i didn't take because i got approved here and it was worth the extra 10 days or so to receive the loan.

Member Payment Dependent Notes Series 518777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518777	$5,000	$5,000	7.51%	1.00%	May 26, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518777. Member loan 518777 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	horizon bay	Debt-to-income ratio:	20.06%
Length of employment:	1 year	Location:	fall river , MA

Home town:
Current & past employers:	horizon bay
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,243.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer: horizon bay 1 - Company description? 2 - Your position there? 3 - Where did you work prior, since you've only been at this job 1 year? Thanks	Type your answer here. A retirement community . I am the maintenance director at the facility . Before horizon bay I worked in maintenance at the 903 codominuims

Member Payment Dependent Notes Series 518786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518786	$3,000	$3,000	13.11%	1.00%	May 21, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518786. Member loan 518786 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Commonwealth of Virginia	Debt-to-income ratio:	3.72%
Length of employment:	2 years	Location:	Independence, VA

Home town:
Current & past employers:	Commonwealth of Virginia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I'd like to combine my credit cards for a lower interest rate, and a single monthly payment, instead of three separate ones. My rent is listed as zero because I live with my parents rent-free. Borrower added on 05/17/10 > So, I think I'll give everyone some background information on my credit situation. I got married when I was 18, and my husband put me in a lot of debt. We were divorced a year and a half later, and my credit was already ruined. Where I live, there aren't very many job opportunities that pay above minimum wage, so I squeaked by, with a low credit score. I got my job with the State in July of 2008, and worked towards saving money. In July of 2009, my Equifax score was 561, and I finally had the resources to work on my credit. In less than a year, I have raised my score by 100 points, and plan on continuing to do so. I plan on using this loan to pay off the credit cards I have. They have helped me build my credit up, but the interest rates are outrageous, since I opened the accounts when I had poor credit scores. Borrower added on 05/18/10 > CriticalMiss: I forgot about my Lane Bryant card when I was listing debts. I just got $50 worth of clothes on it last week, but that will be paid off before the end of the month.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,602.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Commonwealth of Virginia?	I am a dispatcher for the Virginia State Police.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase Freedom: $1800 Amazon.com Chase: $600 Capital One: $500 These are the only credit cards I have. I have no open car loans or mortgages, so these are my only debts.

Member Payment Dependent Notes Series 518826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518826	$2,500	$2,500	16.45%	1.00%	May 20, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518826. Member loan 518826 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	cooks collision	Debt-to-income ratio:	1.53%
Length of employment:	2 years	Location:	HAYWARD, CA

Home town:
Current & past employers:	cooks collision
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Hello there and thank you for asking. My purpose for this loan is so that I may buy a computer that i've been wanting for school. I am majoring in graphic design and a minor in photography. Im currently using a power mac g4 and all my design work takes a long time to work on because of all the image rendering. With this loan i would would buy a proper computer that would suit me and my school work. I would also use this loan for the design software. I would really much appreciate it ur support.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$556.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 57 "Other" category loans and 541 borrower total loans the Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being purchased? Consolidated? or Refinanced? [FYI: More than 1/2 of "Other" loans are mis-categorized because borrower intentions are to either Consolidate Debts into one convenient monthly payment or refinance Credit Card debts into lower APR loan with one more reasonable monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist the opportuntiy to ADD loan details for lender review. Hope this honest appraisal helps your loan attract lenders. Member 505570 U S Marine Corps-RETIRED 05.18.10 at 7:09 AM ET	Hello there and thank you for asking. My purpose for this loan is so that I may buy a computer that i've been wanting for school. I am majoring in graphic design and a minor in photography. Im currently using a power mac g4 and all my design work takes a long time to work on because of all the image rendering. With this loan i would would buy a proper computer that would suit me and my school work. I would also use this loan for the design software. I would really much appreciate it ur support.
What are you using the loan for?	Type your answer here.Hello there and thank you for asking. My purpose for this loan is so that I may buy a computer that i've been wanting for school. I am majoring in graphic design and a minor in photography. Im currently using a power mac g4 and all my design work takes a long time to work on because of all the image rendering. With this loan i would would buy a proper computer that would suit me and my school work. I would also use this loan for the design software. I would really much appreciate it ur support.
Where are you attending school? What degree are you pursuing? Are you a full-time student? When do you expect to graduate?	Yes; I'am currently attending the art institute over at San Francisco. Im a part-time student n work... currently pursuing a degree in graphic design with a minor in photography. Im expected to graduate in 2012...

Member Payment Dependent Notes Series 518953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518953	$2,400	$2,400	15.33%	1.00%	May 19, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518953. Member loan 518953 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,375 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	20.91%
Length of employment:	1 year	Location:	BENTONVILLE, AR

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am getting a new job and need funds to move.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 518969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518969	$5,000	$5,000	14.96%	1.00%	May 25, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518969. Member loan 518969 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,683 / month
Current employer:	n/a	Debt-to-income ratio:	18.57%
Length of employment:	3 years	Location:	Costa Mesa, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > I have received many questions regarding this loan. I will try to answer all of them here. The nature of my work: I have been self employed for the past 2 years, 8 months. Not a big business. I have 2 employees. I sell software, security products, toys, event tickets, & refurbished consumer electronics over the internet to retail and wholesale customers. My stated income on the loan is my adjusted gross income for 2009. Purpose of the loan: Many of my wholesale customers have been requesting more refurbished consumer electronics products. The loan proceeds will be used to purchase consumer electronics from electronics recyclers in Orange County, California and then be sold to my wholesale customers, or retail if I find it is more profitable.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$232.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 519014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519014	$6,000	$6,000	7.14%	1.00%	May 24, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519014. Member loan 519014 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	22.43%
Length of employment:	10+ years	Location:	Kingwood, TX

Home town:
Current & past employers:	Continental Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > This loan is to replace the entire AC& Heating system in our home. Thanks.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,719.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Do you usually pay off your credit cards in full each month? Besides your mortgage do you have major debts in rental properties, vacation homes or education loans? Your answers are appreciated. Wishing you the best.	Yes, I pay off CC's each month; I don't carry a balance. Aside from home mortgage, I have a portion of my daughter's student loan (parent loan). Thanks for asking.
1 - Current Employer: Continental Airlines -- What is your position there? 2 - Inquiries in Last 6 Months: 2 -- Did these inquiries result in more debt? Thank you	1) Qualtiy Assurance with Regulatory Affairs. 2) Yes -a new car loan (0% for 5 years).

Member Payment Dependent Notes Series 519018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519018	$3,300	$3,300	10.62%	1.00%	May 21, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519018. Member loan 519018 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Adecco	Debt-to-income ratio:	2.23%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	Adecco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I recently got engaged and my fiance is moving into our apartment first. It is a sudden move because her management would not fix a hole in the corner of her apartment and her fridge. We decided that it would be better if she moved in first and I would move in later. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,765.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you been able to line up a job yet in the place you are moving to? If not, what do you plan to look for? If so, what will it be and how will your income compare to now?	I live in New York City and am moving within in the city. I am getting married and we needed a new place. I am currently working and will be working at the same company.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I work at Thomson Reuters as Business Operations Specialist, meaning I help sales out. I am contracted through Adecco so that is why I put them as my employer. 2. My other monthly costs are covered and I haven't missed a college loan payment. 3. My one other loan is my college loan which is around $9,900 and I pay monthly payments. I have been ahead of schedule and have paid as much as I can every month. 4. I have no past delinquencies. 5. I have no investments. 6. I am the sole wage earner, but I will be getting married soon. 7. Yes I will have the LC withdraw from my account every month. PS- I am taking out this loan because I currently spent money on an engagement ring and didn't expect to find an apartment this fast. My fiance's apartment management was not fixing her on going issues, so we decided that she should move in first. I would have had money saved up in the future, but things happened all of a sudden. Thank you for your time.

Member Payment Dependent Notes Series 519096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519096	$10,000	$10,000	17.93%	1.00%	May 24, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519096. Member loan 519096 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	WORLD MICRO	Debt-to-income ratio:	10.80%
Length of employment:	4 years	Location:	Woodstock, GA

Home town:
Current & past employers:	WORLD MICRO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am looking to consolidate my credit cards. I have had no late payments in 5 years, and plan on keeping that streak up! Borrower added on 05/18/10 > Please feel free to ask me for any information that may be helpful to you in making your decision to help fund my loan. Borrower added on 05/18/10 > Since I have recieved this question, I will make this public information. I have a judgement from over 5 years ago in the amount of $850 for a medical bill I could not afford to pay while in college. I have never filed bankruptcy, and the judgement was paid in full in May/June of 2005. I can verify with the page from my credit report stating that it is indeed paid. I can also verify income and time at job with paystubs, and a letter from my employer, and any information needed to verify my service in The US Army. Thank you again for considering funding my debt consolidation loan. Borrower added on 05/18/10 > LOOKING TO PAY OFF THE FOLLOWING: AMEX/MC $8691.00 @ 27.99% GE CAPITAL $1191.64 @ 27.99% I plan to cut both cards up after paying off the balance. Hope this information is useful as well. Thanks for looking at possibly funding my cause. With two kids in daycare, this would shed alot of stress and outrageous interest.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	57
Revolving Credit Balance:	$11,838.00	Public Records On File:	1
Revolving Line Utilization:	56.10%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Record on File 64 months ago. What was Public Record? a-n-d Final disposition was what? Lender 505570 USMC-RETIRED 05.18.2010 at 05:29 AM ET	It was a judgement on an $865 medical bill while I was in college. I worked as a server at Applebees and did not have medical insurance. I was out of my GI Bill, and was struggling to make ends meet at the time. It was paid in full in 2005 when I finished school and begin working full time. I can pull the page from my credit report stating that it was in fact paid in full. Feel free to ask any questions.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Don't know why it shows me as owning it outright. I think I selected the wrong option when registering, and according to my credit report, since the loan is in her name, I have no mortgage payment on my Credit report. To answer your question, the deed is in both of our names, but the Mortgage is in my wife's name. Purchased in 04' by my wife with 20% down. Just refinanced in May 09' at 4.5% side note: Mortgage payment is 1260 mo with taxes and insurance, and my wife cleared $70K last year as a dental hygientist... $138K is mortgage balance, and value is around $170K, so $32K in equity. We would use it, but we are planning on moving in 2 years, and need it for the downpayment on the new home. Feel free to ask anything. Thanks again for looking into funding my loan.

Member Payment Dependent Notes Series 519114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519114	$7,000	$7,000	19.04%	1.00%	May 21, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519114. Member loan 519114 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Ann Arbor Public Schools	Debt-to-income ratio:	12.04%
Length of employment:	8 years	Location:	Ann Arbor, MI

Home town:
Current & past employers:	Ann Arbor Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Moving to Texas for new job

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,258.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you already secued new job in Texas? If yes, description is what? And where?	Yes I have. I will be working in Austin Texas for a local school district as a purchasing assistant.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I am the title holder. I have approximately $80,000 in equity at last appraisal. It is valued at $135,000 and I owe $55,00. Thank you.
How long due you intend to service this loan before final payoff? Less than 1-year? 1 to 2-years? 2 to 3-years? Lender 505570 USMC-RETIRED 05.19.2010 at 12:15 PM ET	1 to 2 years maximum. Thank you.

Member Payment Dependent Notes Series 519124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519124	$6,000	$6,000	15.70%	1.00%	May 24, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519124. Member loan 519124 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	usps	Debt-to-income ratio:	22.96%
Length of employment:	10+ years	Location:	rock springs, WY

Home town:
Current & past employers:	usps
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,895.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 519215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519215	$5,000	$5,000	6.76%	1.00%	May 20, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519215. Member loan 519215 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	CableOne	Debt-to-income ratio:	8.18%
Length of employment:	10+ years	Location:	AVONDALE, AZ

Home town:
Current & past employers:	CableOne
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am obtaining this loan for my son who is enrolled in a career training course through Boeing in Everett, WA. I will be making the payments on this loan and he will reimburse me upon completion of the course. Borrower added on 05/19/10 > My job is very stable and I have been with my company for 27 years. My wife is a Financial Office Manager for 3 small businesses and her annual gross salary is $40,000. We have excellent credit and always pay our bills on time. We are good borrowers as we have been married for 31 years and have always had a monthly budget that we adhere to and pay our debts first. Thank you.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,759.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 57 "Other" category loans and 541 borrower total loans the Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being purchased? Consolidated? or Refinanced? [FYI: More than 1/2 of "Other" loans are mis-categorized because borrower intentions are to either Consolidate Debts into one convenient monthly payment or refinance Credit Card debts into lower APR loan with one more reasonable monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist the opportuntiy to ADD loan details for lender review. Hope this honest appraisal helps your loan attract lenders. Member 505570 U S Marine Corps-RETIRED 05.18.10 at 7:09 AM ET	I am obtaining this loan for my son who has registered for a career training class offered by Boeing in Everett, Washington. I will be making the payments on this loan and he will pay me upon completion of the course.
Please be more descriptive about Loan Purpose and Description.	I am obtaining this loan for my son who has enrolled in a career training course through Boeing in Everett, Washington. I will be making the payments on this loan and he will pay me upon completion of the course.

Member Payment Dependent Notes Series 519238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519238	$2,000	$2,000	14.22%	1.00%	May 21, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519238. Member loan 519238 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Express Employment Professionals	Debt-to-income ratio:	7.83%
Length of employment:	< 1 year	Location:	WASHINGTON, NJ

Home town:
Current & past employers:	Express Employment Professionals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I need a loan to help with upcoming expenses. I know ill be able to pay it off fairly quickly.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,367.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 519485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519485	$6,000	$6,000	14.59%	1.00%	May 24, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519485. Member loan 519485 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ABS Money Systems Inc.	Debt-to-income ratio:	8.94%
Length of employment:	2 years	Location:	COLUMBUS, OH

Home town:
Current & past employers:	ABS Money Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Seeking funding to complete final repairs on my newly renovated home. Expect to sell home and recoup investment in next 6 months.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,030.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I do not hold the title- I have a mortgage through Wells Fargo. 2. I owe a total of $177,000 on the house. Last appraisal conducted in November of 2008 valued the home at $225,000. Equity = $58,000.

Member Payment Dependent Notes Series 519488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519488	$12,000	$12,000	15.70%	1.00%	May 26, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519488. Member loan 519488 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,400 / month
Current employer:	RTC Group, Inc.	Debt-to-income ratio:	19.44%
Length of employment:	5 years	Location:	Orlando, FL

Home town:
Current & past employers:	RTC Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > First of all, I would like to thank everyone that helped in funding 2 loans over at Prosper in 2007 and 2008. I am sure some of you have moved over to The Lending Club, as I have also. The first loan helped me pay off debts accumulated by my ex-wife and the second loan help me purchase a new car. During both of these loans, I kept my promise to be a responsible borrower and paid my loans on time each month, never being late. Purpose of this loan: The purpose of this loan is to pay off my current Prosper loan ($3000), my Visa card ($4800), and my Mastercard ($2100). I will be replacing my currently monthly Prosper payment of $663.24, my Visa payment of approx. $250, and my Mastercard payment of approx. $250, with one payment that should be under $400 per month. I should see a savings of about $700 per month by acquiring this loan. My financial situation: I have a stable job which I have been at for the last 5 ?? years now and 19 years in my profession. I was the only one in my company who received a promotion and received a raise within last year. I choose to borrow from The Lending Club because I personally like the idea of giving the interest that I would be paying to a bank, to people who invest in Lending Club borrowers. I currently have 35 active notes myself as a Prosper lender and have seen my share of borrower defaults. I can guarantee you that this is by far the safest loan you can bid on at The Lending Club. I have had a $7000 loan and a $20,000 loan funded by Prosper lenders in the past and take pride in the fact that I have never been late on any of them. Monthly net income: $5,400 before taxes (not including my wife's income) Monthly expenses (with this new loan): Tithe: $ 540 The Lending Club Loan: $ 420 Housing: $ 1750 Insurance: $ 60 Car expenses: $ 300 (Fuel) - No Car Payment Utilities: $ 250 Phone, cable, internet: $ 200 Credit cards and other loans: $ 125 Other expenses: $ 0 As you can see, I am actually in really in good finiancal shape and can easliy make the payment on this loan. Thanks for considering my loan. Borrower added on 05/25/10 > As my loan gets closer to funding, I just want to thank each of you for having faith in me. I promise I won't let any of you down. I have had 2 loans over at Prosper in the past that I was never late on ($7,000 & $20,000) and this one will be the same. You have my personal guarantee that this loan will be paid on time, every time! Again... Thanks for your support!

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,123.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thanks for the great description. Wish all borrowers followed your lead. I have one quick question before I invest in you: What is the break down of the $40k in revolving debt. Thank you.	We have a $29,500 home equity line of credit that we used last year to add a roof to our house and bought a new car for my wife. It's at 5.24% interest so it made sense to use it instead of getting a car loan for her. She is responsible for that loan. We actually keep our finances separate and found that it just works for us. We have been married 6 years and have yet to have our first argument. I pay all the house bills and she pays for all the fun things we do, like eat and her car (which is the home equity loan). It's in both of our names so that's why it shows up. We are both responsible for it in the long run, but it's really not an issue. She has a really good job as a lawyer's administrative assistant. Her job is pretty secure. =c)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title to our home is in both my name and my wife's name. We bought it for $225,000. At the time we purchased it, it was valued at $268,000. Today we owe $217,300. I get paid on the 15th and 30th of each month and $910 of my paycheck is deposited into a separate checking account that is just for our mortgage payment. Unlike most folks, I keep running a budget of my expenses for a year in advance and by separating out our mortgage payment when I get paid each month, our mortgage payments are seamless. It automatically goes in one account and comes out of that account automatically on the 3rd of each month. When we bought our house, the payment was approx. $1819.24 a month, but as home values declined in Florida, so did our tax value. Today our mortgage payment is $1742.61 per month, but I still make the payment of $1820, sending the extra $76.63 straight to principal. We pay PMI of $79.79 a month because we are not at 80% loan to value just yet ($2900 left to be at 80%). By February of next year we will be at 80% and will be able to put that $79.79 a month to principal also. The loan to value ratio is determined at the time you buy your house, not the current value of the home. I saw where the market was going several years ago, so we refinanced before the bottom fell out. Our interest rate on the property is at 6.375% and is not adjustable. Of course I would like to refinance now and pick up something in the 4% range, but the banks aren???t helping those people who actually pay their mortgages. Like most people, we are upside down right now, but aren???t planning on going anywhere anytime soon, so it really doesn???t affect us. We aren???t wanting or needing to sell. If I had to put a price on our house right now, I would think it would go for about $170,000 to $180,000. There has been 2 foreclosures in our neighborhood which has really hurt all the home values on our street. One of those two foreclosure homes just sold last month for $175,000 and is comparable in size to our home.
Why are you coming here if your past loans have been with Prosper and you are a lender there also?	Several reasons... I decided to take out a loan through the Lending Club in order to create some diversity on my credit report. After 2 loans with Prosper, I have good credit with them and want to start the same history with the Lending Club. I foresee peer-to-peer banking will be my future when it comes to personal loans. I like the idea of paying people instead of paying banks. I could have stayed with Prosper, but I wanted to experience a different peer-to-peer network and build my credit up with them also. I will probably lend here myself in the future, so why not see it from both sides? I hope that makes sense.
Current Employer: RTC Group, Inc. 1 - What does this company do or provide? 2 - What is your position?	I work as a Network Administrator for a Point of Sale Software company.

Member Payment Dependent Notes Series 519520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519520	$2,000	$2,000	14.22%	1.00%	May 21, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519520. Member loan 519520 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,770 / month
Current employer:	n/a	Debt-to-income ratio:	6.50%
Length of employment:	n/a	Location:	Glendale, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Thank you for the opportunity to pay off my cards and to make my credit score even better than it is. I have been dilgently working to get my score better for four years. Again thank you Borrower added on 05/19/10 > this will pay off debts so I can have one payment and will help to get my credit score higher Borrower added on 05/20/10 > I am on Social Security disability and I also receive New York State Retirement Disability. My monthly budget is: $906.31. My income is 1600.00/month.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,948.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Current Employer: n/a -- What is your source of income? 2 - Months Since Last Delinquency: 37 -- Explain please 3 - Inquiries in Last 6 Months: 2 -- Did these result in more debt? Thank you	1. source of income is Social security disability and New York State Retirement Disability. 2. Was unable to pay that month because of serious illness. 3. No these inquiries did not result in debt.
Thank you for your very prompt reply. I will be helping to fund your loan. Wishing you fast funding....and it speeding right along!	thank you so much for helping me. God bless you

Member Payment Dependent Notes Series 519560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519560	$5,200	$5,200	6.76%	1.00%	May 21, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519560. Member loan 519560 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	USAF	Debt-to-income ratio:	8.46%
Length of employment:	10+ years	Location:	NORTH CHARLESTON, SC

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$714.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 519580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519580	$4,500	$4,500	16.07%	1.00%	May 21, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519580. Member loan 519580 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,100 / month
Current employer:	NuVision Federal Credit Union	Debt-to-income ratio:	7.08%
Length of employment:	2 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	NuVision Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > paying off chevron citi, goodyear citi, nuvision visa, burial fess for Mom, summer college courses, and summer camp for daughter. I will be saving 150-250 more a month without those credit cards and fees . I will have one monthly bill with a net tangible benefit. Borrower added on 05/19/10 > paying even 3xs the amount of credit cards isnt making a dent fast enough, paying them off will be a huge savings for me. and the classes will give me the leverage to move up at work, and paying my share of burial will be a savings of 101.00 a month alone.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	39
Revolving Credit Balance:	$924.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 519635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519635	$6,400	$6,400	16.82%	1.00%	May 26, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519635. Member loan 519635 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,650 / month
Current employer:	Encompass Elements	Debt-to-income ratio:	1.55%
Length of employment:	2 years	Location:	NORRISTOWN, PA

Home town:
Current & past employers:	Encompass Elements
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan would be for the purpose of three main things, #1 paying off two credit cards, #2 medical bills, and #3 going to school for A+ certification.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,404.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Encompass Elements and what do you do there?	Encompass Elements is a fulfillment, direct marketing, and data management company. I work in the digital print area running continuous laser, cut sheet laser, thermal card printing, and I am training on the digital color press. You can view there website here: http://www.encompasselements.com I have been with the company for alomst 2 1/2 years now.
Can you list your monthly expenses? Also, can you explain why you're using over 90% of your available credit? I realize your credit limit is probably around $1500, and that's tough to pay monthly expenses and not have a high utilization ratio: have you requested more credit?	Monthly expenses are, Rent $550 Car Insurance $78 Phone & Internet $130-$140 Electric, Heating, Water & Gas $80-$170 Food, Gas, Car Repairs $400-$600 Credit Cards $50 per card @ 2 cards That puts me around $1400-$1600 a month give or take As far as my available credit goes, I can pay over the minimums but I end up having to use them for everyday items. I want to pay them both off, that way I am not spreading myself over two cards. Also I want to get away from using them unless I have the money to back it in savings. That way if I do use them, let my money sit in my savings till the end of the month and then pay the entire balance. I really only want them in case of emergency. I have not requested more credit, because I feel it???s better to get a handle on what I have now.
Can you list the interest rates on each of your credit cards?	22.9 and 19.99. I called and the 22.9 was lowered to 14.9 for a temp 6 month period, with a review after 6 months they said it could become permanent. This was as of 5-24-2010.

Member Payment Dependent Notes Series 519682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519682	$8,000	$8,000	14.96%	1.00%	May 25, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519682. Member loan 519682 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	GreshamSavage	Debt-to-income ratio:	11.95%
Length of employment:	6 years	Location:	riverside, CA

Home town:
Current & past employers:	GreshamSavage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	67
Revolving Credit Balance:	$10,816.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 519719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519719	$7,000	$7,000	15.33%	1.00%	May 26, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519719. Member loan 519719 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Allegiance Staffing	Debt-to-income ratio:	7.27%
Length of employment:	2 years	Location:	Houston, TX

Home town:
Current & past employers:	Allegiance Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,501.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts (amount / %'s) do you intend to pay with this loan? What are your monthly expenses?	Total debt is $5500 in credit cards with the highest apr of 29.9% and $500 in personal debt with a total of $6000. My monthly expenses as of now are $900, if you need any further information please let me know

Member Payment Dependent Notes Series 519764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519764	$6,000	$6,000	15.70%	1.00%	May 24, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519764. Member loan 519764 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,025 / month
Current employer:	Suntrust Mortgage	Debt-to-income ratio:	5.65%
Length of employment:	1 year	Location:	Richmond, VA

Home town:
Current & past employers:	Suntrust Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am a first time home buyer, and I recently purchased a foreclosure that needs some TLC. I am also using a portion of the funds to purchase a used pickup because my car was in an accident. When my tax credit comes in from the IRS I plan on paying off a large chunk if not all of this loan. The only debt I current have is my mortgage and my student loan from college. Thank you! Borrower added on 05/20/10 > The only debt i currently have is a mortgage and a student loan from undergrad. My employment is pretty stable I work in QC for a regional bank. Prior to that I worked 4 years for a national bank in a similar capacity. I've been out of school since 2005. The property needs new flooring in the kitchen (tile), and painting throughout the property. I think I am a good borrower because of a strong moral compass instilled in me as a child, and cultivated in the church. The golden rule is paramount.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi Member_595101!, 1. Yes, the property is vested solely in my name. 2. I have about $44,000 in equity. $173,000 (Form 1004 appraisal) - $135,000 purchase price(VHDA FHA mortgages). 100% of the purchase price was financed. I hope this answers your question. Have a nice day!
I am interested in funding your loan but have a few questions: (1) What do you do for your company? You have only been there a year. What did you do before? (2) Is there a second wage-earner in your home? If so, what does he/she do and how much does he/she make? (3) What are your montly expenses (mortgage, car, credit cards, student loans, etc.)? Thanks.	Hello, 1. I work in quality control in the post closing department. Prior to that I worked for another bank as a mortgage processor. 2. I am the only person in the house hold. 3. mortgage - $1020, Student loan- $150, Orthodontics - $192, Cell phone - $80, utilities - $180. Insurance - $160. I hope this answers your question. Have a great weekend!

Member Payment Dependent Notes Series 519771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519771	$7,200	$7,200	6.76%	1.00%	May 25, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519771. Member loan 519771 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	canton sterlized wiping cloth	Debt-to-income ratio:	21.07%
Length of employment:	7 years	Location:	East Canton, OH

Home town:
Current & past employers:	canton sterlized wiping cloth
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > bills & car repairs

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,253.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
greetings - your income is very low. could you give us a better idea of your monthly living expenses and prove in your ability to repay this loan?	The payment for the loan would be 142 dollars a month. We pay that amount now for my wifes credit card. We would use this loan to pay that off plus fix a couple of cars up, and still have same payment. The intrest on card is 12.99 loan would be lower by half. Thanks, Bryan
What is 'canton sterlized wiping cloth' and what do you do there?	They are a rag and textile supplier to world wide companies. They have been in business in Canton for over 70 years. I drive the truck for all Ohio dieleviers for the past 7 years. Thanks, Bryan

Member Payment Dependent Notes Series 519824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519824	$3,500	$3,500	7.14%	1.00%	May 21, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519824. Member loan 519824 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,188 / month
Current employer:	Silver Thatch Ocean Club	Debt-to-income ratio:	2.22%
Length of employment:	10+ years	Location:	Pompano Beach, FL

Home town:
Current & past employers:	Silver Thatch Ocean Club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,856.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	My wife and my two girls planing a trip to Colombia. to visit my wife's parents, but the air tickets are spensives. Thank You. We will appreciate you help.

Member Payment Dependent Notes Series 519868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519868	$3,000	$3,000	6.39%	1.00%	May 25, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519868. Member loan 519868 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Faxton-St. Luke's Healthcare	Debt-to-income ratio:	13.32%
Length of employment:	10+ years	Location:	NEW HARTFORD, NY

Home town:
Current & past employers:	Faxton-St. Luke's Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,762.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 519880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519880	$1,000	$1,000	10.25%	1.00%	May 26, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519880. Member loan 519880 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Ferrell Duncan Clinic	Debt-to-income ratio:	24.21%
Length of employment:	6 years	Location:	Springfield, MO

Home town:
Current & past employers:	Ferrell Duncan Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,749.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exactly would the present to yourself by in which you would be willing to borrow at 10%?	I just moved and don't a have tv, I would like to purchase one.

Member Payment Dependent Notes Series 519890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519890	$5,000	$5,000	10.25%	1.00%	May 24, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519890. Member loan 519890 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Saint Clare's Hospital	Debt-to-income ratio:	17.86%
Length of employment:	2 years	Location:	Pequannock, NJ

Home town:
Current & past employers:	Saint Clare's Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I plan to use these funds to pay off my one current credit card that has a balance of 5196; I will avoid high interest rates this way and will pay it off in 3 years as I would like to purchase a house in about 3 years. I'm an extremely dependable borrower; and have always paid student loan (interest rate has been decreased due to my automatic debit and never being late) and car loans in a timely manner. My job is stable; I was recently promoted and have been employed by St. Clare's for 2 years, which is owned by CHI; a large healthcare company.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,049.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Saint Clare's Hospital?	I clinically and administratively supervise several other clinicians. I recently (April, 2010) received a promotion from Supervising Clinician to Clinical Leader of Youth and Family Services.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. St clares hospital; Clinical Leader of Youth and Family services. I supervise clinicians clinically and administratively. 2. Car: 450, rent: 500; student loan: 272; phone: 80, car insurance: 120 (monthly) 3. Car loan with bank of america: owe approx 22k, 450 per month for 6 yrs; student loan: owe 45K, 272 per month. Wachovia/wells fargo credit card-owe 5196.00; sears card owe approx 800. 4. One late payment on wachovia card; forgot to pay. 5 investments are only in 403b at work and past 403bs from former jobs. 6. Not the only wage earner; combined income with fiancee is 95k. 7. No other savings account; open to direct debit from checking if I can have payment on or around 10th of month
Please list the interest rate, required monthly minimum payment, and your usual monthly payment for the debt you will be paying off with this loan. Additionally please explain the 5 credit inquiries on your credit report and if they will result in additional debt. Thank you and good luck.	credit card payment is 281 a month and with loan will only be 161 a month ...... 5 credit inquaries will not effect the loan they where checks for serves like gas and water etc because room mate moved out so now things are in my name .

Member Payment Dependent Notes Series 519899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519899	$3,000	$3,000	7.51%	1.00%	May 25, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519899. Member loan 519899 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Marples Gears Inc.	Debt-to-income ratio:	5.83%
Length of employment:	7 years	Location:	LA PUENTE, CA

Home town:
Current & past employers:	Marples Gears Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	75
Revolving Credit Balance:	$4,791.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	Auto Repair, Need engine for BMW 540i.

Member Payment Dependent Notes Series 519930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519930	$2,400	$2,400	12.73%	1.00%	May 24, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519930. Member loan 519930 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Austin Independent School District	Debt-to-income ratio:	2.01%
Length of employment:	1 year	Location:	Austin, TX

Home town:
Current & past employers:	Austin Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > This loan is to pay for my teacher certification program. I am currently working for a school district as a Pre-K teacher while taking this class. My salary this year is 40,000.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$972.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520008	$3,600	$3,600	15.70%	1.00%	May 21, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520008. Member loan 520008 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	verizon wireless	Debt-to-income ratio:	22.89%
Length of employment:	5 years	Location:	CHURCHVILLE, NY

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > i will be paying off the 3 credit cards i have balances on. i will also be making an additional car payment with the extra money to get me ahead on the 2nd largest bill i have, rent being the first. I am an excellent borrower because although i have some debt, all my payments are always made on time and i have great history with all the companys i do business with. i have been emplyed at the same place for 5 years.. it is a secure job in customer service and there are no plans of shipping my job overseas within the visible future. on top of that i work for a cellular company, and the way of the world these days is all about mobile communications, so i am confident my job will continue to be secure for years to come. Borrower added on 05/19/10 > i will be using this loan to pay off the full balances on my credit cards, i also will be making a car payment with it for the following month to get me a month ahead with my auto loan. I have been at the same place of employment for 5 years, working for the largest cellular company in the US, doing customer service. there are no visible plans of moving my job overseas and being the world we are in today is so dependent on wireless communications, i am confident that my job will remain secure for years to come. i am a good borrower because, as you can see in my credit history, although there may be several open accounts, i always pay them on time and there are no written off credit acts in my history.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	40
Revolving Credit Balance:	$2,697.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses? What are your current loan interest rates that you are paying off? Thanks.	my current loan interest rates are 17 and 19% that i am paying off. my monthly expenses are, on average, about 2400.00

Member Payment Dependent Notes Series 520100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520100	$5,000	$5,000	13.48%	1.00%	May 24, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520100. Member loan 520100 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	6.13%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,289.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give more detailed description of loan. If debt consolidation, please list which debts will be paid, as well as rates. Also, please list monthly expenses.	IRS, 2,600 CREDIT UNION, 1500.00 CREDIT CARD, 900.00
Please list off the balances, interest rates, required monthly minimum payments, and your usual monthly payments for the debt you will be paying off with this loan. Additionally please explain the 2 credit inquiries on your credit report and if they will result in additional debt. Thank you	IRS, 2600.00 CREDIT UNION, 1500.00 @ 12.9% The balance of $900.00 will go to a credit card that I am trying to pay off as soon as possible, the interest rate is 24.99% and I owe over $8000.00 on that card.
I'll ask the obvious -- what exactly are you looking to borrow the money for? What does "Life Loan" mean? Thank you.	As part of this loan process I was asked to give my loan a name, I did that, had they not asked I would not have given the loan a name, I assumed it was part of the process. I went exempt for ten months on my taxes, that is why I owe IRS, I borrowed $1500.00 from my credit union a few days prior to applying for this loan, I want to pay that off so I won't have multiple loans outstanding.

Member Payment Dependent Notes Series 520125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520125	$6,500	$6,500	13.85%	1.00%	May 25, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520125. Member loan 520125 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Gettysburg College	Debt-to-income ratio:	13.28%
Length of employment:	4 years	Location:	Gettysburg, PA

Home town:
Current & past employers:	Gettysburg College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,903.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you do at Gettysburg College? Are you a student?	I am the associate director of student activities and first year programs. I have worked at the college for four years. Also, one note, a benefit of my compensation is that I am required to live on campus as part of my employment so I have no housing costs (i.e. rent, electric, cable, etc.).
Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (car, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I am consolidating 5 credit cards with interest rates ranging from 14-28% and I always pay more than the minimum payment on all of the cards. I would like to get out of that debt and even paying over the minimum doesn't seem to put a dent in them. As far as other monthly costs I have very few as my current employer covers housing, phone, internet, cable, utilities. I simply have car costs, student loans, and cell phone, and miscellaneous things.
I am interested in making an investment in your loan. Could you please list your existing debts and how this loan will be used? Thanks	This loan will be used to pay off 5 credit cards with extremely high interest rates. The only other debt that I have are student loans from college and graduate school but those interest rates are very low.

Member Payment Dependent Notes Series 520129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520129	$3,000	$3,000	15.33%	1.00%	May 24, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520129. Member loan 520129 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,559 / month
Current employer:	Mount Sinai School of Medicine	Debt-to-income ratio:	1.69%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Mount Sinai School of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > This loan is for an unexpected Veterinarian bill for a beloved family pet that grew ill over the past couple of months. Our pet cat, Sam, needs surgery to repair a hole in his mouth that is exposing his nasal passage. Once this surgery is completed he will be back to his normal happy self. Thank you for considering this loan in our time of need.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,071.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give description of how loan will be used, as well as monthly expenses.	The loan will be used to help pay for an unexpected vet bill to get a surgery done for our cat, Sam. I have basic monthly expenses. Rent - $500 Electricity - $50 roughly Phone - $70 Cable - $80 Credit Cards - $150 MetroCard - $85 Food - $200 - $300 roughly

Member Payment Dependent Notes Series 520169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520169	$3,000	$3,000	14.59%	1.00%	May 21, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520169. Member loan 520169 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Lake Forest Bank and Trust	Debt-to-income ratio:	24.20%
Length of employment:	5 years	Location:	Mundelein, IL

Home town:
Current & past employers:	Lake Forest Bank and Trust
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,527.00	Public Records On File:	1
Revolving Line Utilization:	87.70%	Months Since Last Record:	21
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My house is currently mortgaged through Chase bank, under my name. The current pay off amount for the mortagage is about $290,000.00 and the current market value for the house is estimated at $325,000.00. I hope that answers your question.
What is your position at Lake Forest Bank and Trust? Can you explain the public record 21 months ago? Thanks.	I am a personal banker at lake forest bank and trust. That primarily consists of opening and maintaining accounts for customers. I just called transunion to dispute the public record that shows up.

Member Payment Dependent Notes Series 520193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520193	$6,000	$6,000	17.19%	1.00%	May 26, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520193. Member loan 520193 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,625 / month
Current employer:	DoD	Debt-to-income ratio:	17.80%
Length of employment:	10+ years	Location:	ashburn, VA

Home town:
Current & past employers:	DoD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > I am a retired Marine and veteran. The funds will allow family moving in with me to enjoy time outside in the safety of an enclosed yard and extended porch. Thanks to all that have supported so far...

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	22
Revolving Credit Balance:	$26,688.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I am expanding the back deck and adding a fence. The work needs to be done to accomodate family needs for aging parents and small children play. The deck expansion will cost approximately 4500, and the fence around 1200. My total household income is 195,000, I have listed other credit information that is available via my credit report if you are interested.
YOU ELECTED 60-MONTHS TERM REPAYMENT. HOW LONG DO YOU ACTUALLY INTEND TO SERVICE THE LOAN? LESS THAN 1 YR? 1 TO 2 YRS? 2 TO 3-YRS? OR LONGER?	I will actually try for three, and I am USMC Retired as well. Wife is bi-polar and unable to work, we are still awaiting a decision from SS for disability support.
(1) What are your monthly expenses (mortgage, credit cards, car, child care, student loans, etc.)? (2) What are the balance on each credit card and the respective rates and minimum payments (e.g., credit card 1 - $x in balance at y% with $z in minimum monthly payments). (3) Is there a second wage-earner in your house? What does he/she do and how much does he/she earn each month? (4) Please explain the delinquency. (5) What do you do for DOD? What grade are you?	Monthly is around 8500, CC's are around 65K with payments around 2200. My wife cannot work, she is bi-polar and been in and out of hospital for last five years, trying to get some SS disability to offset loss of income. Daughter moving in with us. I am a GS15 and a retired Marine. Delinquency was a result of wife trying to consolidate debt and I was on travel. Didn't know and two bills that she listed in the consolidation went unpaid, but all is good now.
Thanks for prompt reply. I am investing $250 to help fund your $6,000 HIP loan. On-screen loan application shows that required Credit Review completed. Credit Review Status shows "Approved" That means as soon as loan 100 pct funds net proceeds will be deposited into your bank account. Marines ALWAYS take care of fellow Marines- active, reserve, retired or former. Semper Fidleis, MSgt UMC (DisbO) Lender 505570 USMC-RETIRED 05.21.2010 at 08:15 AM ET	Thanks Mac! S.F., K

Member Payment Dependent Notes Series 520264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520264	$1,000	$1,000	7.14%	1.00%	May 21, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520264. Member loan 520264 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,714 / month
Current employer:	School District of Philadelphia	Debt-to-income ratio:	19.01%
Length of employment:	1 year	Location:	Sharon Hill, PA

Home town:
Current & past employers:	School District of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I would like a loan to cover expenses from work, car issues, and to take a vacation. I am an elementary teacher and have had this position since January 2009. My rent with utilities is about $950 a month. Along with my rent I pay the following on a monthly basis: college loans $292, a car loan $179, cell phone $50, a loan $109, and car insurance $126. Everything I have mentioned I have always paid in full and on time. It costs me about $30 a week for gas. I have no dependents. I make $44,564 a year and have excellent credit. Borrower added on 05/19/10 > I would like a loan to cover expenses from work, car issues, and to take a vacation. I am an elementary teacher and have had this position since January 2009. My rent with utilities is about $950 a month. Along with my rent I pay the following on a monthly basis: college loans $292, a car loan $179, cell phone $50, a loan $109, and car insurance $126. Everything I have mentioned I have always paid in full and on time. It costs me about $30 a week for gas. I have no dependents. I make $44,564 a year and have excellent credit.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$464.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520295	$2,400	$2,400	9.88%	1.00%	May 24, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520295. Member loan 520295 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,807 / month
Current employer:	Gold Hill Capital	Debt-to-income ratio:	5.31%
Length of employment:	4 years	Location:	San Jose, CA

Home town:
Current & past employers:	Gold Hill Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > Hi, I will be traveling to the Philippines in early October to attend my aunt's wedding as I am part of her entourage. I would like to secure two plane tickets now before prices go up. Looking around prices are around the $1,200 range. As you may know prices are likely to go up the longer I wait on purchasing. I've had stable employment for almost 4 years now (4yrs in July) and I work for an investment Company. We pretty much lend private tech companies money in the form of a 3 year loan much similar to Lending Club. My job is very stable as we have fresh money to invest for the next 6 or so years. I own a home and have paid on the first of every month for the past 2 years. I have had no delinquencies on my credit and have been able to keep a solid score. My expenses are sub $3K on a monthly basis with include, mortgage, HOA, monthly property tax allocation, food, gas, cell phone etc. and credit expenses. I'd be happy to answer any questions that you may have. Thanks!

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,899.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the loan is under my own name. Unfortunately, my loan exceeds the value of the house. I do have someone who rents a room and that person pays me $800/month. So basically you can add $800/month to my stated monthly income.

Member Payment Dependent Notes Series 520298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520298	$5,000	$5,000	17.56%	1.00%	May 24, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520298. Member loan 520298 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Gn Resound	Debt-to-income ratio:	8.71%
Length of employment:	5 years	Location:	Eagan, MN

Home town:
Current & past employers:	Gn Resound
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I will be using my loan to take care of some credit card debt. I have those account set to close when paid off. I am currently a single parent trying to keep up with the mortgage and kids. I just want to have one low payment that is easy to pay back and probably get paid back early. I will promise to make it worth your while in helping me out. Thank you

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,675.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I am interested in helping to fund your loan. First of course a couple of questions 1) Who is your Employer(s) and what job do you perform there? 2) What is the Purpose of Loan 3) Please provide a quick breakdown of normal monthly expenses, with a total amount for each expense 4) Do you anticipate utilizing the entire loan term and any other info you may think is applicable to getting your loan funded. Thanks!	Gn Resound. I am an inside sales person. I basically sell hearing aids to audiologists and dispenesers. House 1744 car 406 utilities 250.00 this is my expenses per month I do have some credit cards that I want to pay off this is what I am using the money for. I set them to close the account once I pay them.
What is Gn Resound and what do you do there?	It is a hearing aid manufacturer. we make and sell top quaility hearing aids. I am a sales person. I make commission plus salary
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I don't, I have a mortgage. I don't have any equity. The balance is $248,000.
Your gross income is listed at over $8300 per month, and your monthly expenses at a little over $2000. Why do you need this loan of $5000, when your monthly difference seems to be over $5000?	I do have some credit card debt totalling $5000.00 I had some unexpected things come up due to braces and medical stuff that I just paid cash as I went. I have 3 kids I also buy groceries, put gas in the cars, lunch money, school fees I could itemeized all that for you then you could see why.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	balance credit card $237 balance credit card $698 balance credit card $1100 balance credit card $500 balance credit card $1300 credit card $1165 total $5000 all will be paid of with this loan I have a care loan that is 18k and house that is 249000 that wont be paid off.
What are the minimum monthly payments on each of your current debts?	total about $350 per month for credit card 1744 for house 406 car 145 comcast 45 gas 90. electric 34 culligan 185 day care plus housing expenses, gas, groceries.

Member Payment Dependent Notes Series 520484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520484	$5,000	$5,000	14.96%	1.00%	May 26, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520484. Member loan 520484 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,240 / month
Current employer:	Specfab Services Inc	Debt-to-income ratio:	13.48%
Length of employment:	7 years	Location:	Piedmont, SC

Home town:
Current & past employers:	Specfab Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,734.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger. Sole wage earner? Total household income?	Gross yearly income.29100.00 .Not counting overtime.House Mortage is 605.02 Month,Car Payment 202.07 Month,Credit Cards 80.00 month.Cable 100.00 month
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No.i do not have the title.I just purchase the home last November.I have the deed and it`s in my name.I have 5,000.00 in equity. I purchase for 72,659.00.I owe 72,258.99.The appraisals value is 78,000.00

Member Payment Dependent Notes Series 520545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520545	$2,100	$2,100	10.62%	1.00%	May 26, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520545. Member loan 520545 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$800 / month
Current employer:	America Bar & Grill	Debt-to-income ratio:	18.50%
Length of employment:	3 years	Location:	glen mills, PA

Home town:
Current & past employers:	America Bar & Grill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > The purpose of this loan is to pay for the classes I am taking this summer. I am a good borrower because I always make my payments on time. I have worked at my job for 3 years now. My monthly income is about $800. I am a waitress and I work for tips, so please note that not all of my tips are reported. My monthly expenses are about $400, and this includes gas for my car, food and recreation. I live at home, so I do not pay rent or a mortgage. I can easily afford to repay this loan and I plan to do so in much less time than the loan is for. Please help me go to school this summer!

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,900.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520691	$1,200	$1,200	15.70%	1.00%	May 26, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520691. Member loan 520691 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Donnely Conroy and Gelhaar	Debt-to-income ratio:	4.53%
Length of employment:	< 1 year	Location:	AMHERST, MA

Home town:
Current & past employers:	Donnely Conroy and Gelhaar
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > This loan will be used for moving and relocation expenses. I am moving for a new job that a have agreed to a 2 year commitment me with, however, the company does not cover relocation expenses. I am seeking a loan to help with some of the costs of moving until I get resettled.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,814.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Donnely Conroy and Gelhaar and what do you do there?	Donnely Conroy and Gelhaar is a law firm specializing in corporate litigation. I am a paralegal.
What is the purpose of this loan?	I am relocating for a new job (which I have agreed to a two year commitment at) but they do not pay for relocation expenses. I would like to use the loan to offset some of the initial costs of moving while I get settled.
Your "Other" category loan is 1 of 547 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.22.10 at 5:07 AM ET	Thank you for the advice. I have added a more detailed loan description.
What is the new job?	I will be working as a paralegal.
Where is your new job?	I will be working as a paralegal.
Are you moving locally or long distance?	I am moving within in the same state, within 100 miles.
Have you provided Lending Club with your new address, new employer information, and new contact information including your new bank account information? (Do not provide it here, only provide it directly to Lending Club)	yes.

Member Payment Dependent Notes Series 520804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520804	$2,000	$2,000	10.62%	1.00%	May 26, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520804. Member loan 520804 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$400 / month
Current employer:	n/a	Debt-to-income ratio:	6.00%
Length of employment:	n/a	Location:	Irvine, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,646.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thanks for your questions. My parents hold the title to the house. It is paid off - the home is worth about 650,000.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) Hi, the house is under my parents name and is paid off. I've lived in the current house with my parents for 20 years. Thanks/
Employer or current source of income?	Hi, I'm Self employed as a neighborhood computer repairman.

Member Payment Dependent Notes Series 520867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520867	$6,500	$6,500	7.14%	1.00%	May 26, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520867. Member loan 520867 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	City of White Plains	Debt-to-income ratio:	12.66%
Length of employment:	4 years	Location:	White Plains, NY

Home town:
Current & past employers:	City of White Plains
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > When my wife got pregnant 3 years ago I had to sell my Mustang Mach 1 for a more affordable, family friendly car. My daughter is going to be 3 in july and with the raise I just got at work I can get another mustang (which is one of my biggest passions) Im excited to know that this goal is within my budget again and I appreciate all the support THANK YOU MIKE Borrower added on 05/23/10 > Ever since I was 18 years old I knew that credit was an important thing. For 10 years now I have esablished a well rounded credit worthiness and intergity with creditors. I knew one day that when the oppertunity arose to buy something great, I wanted to be able to have excellent credit to do so!! Borrower added on 05/24/10 > Wow!! I'm SO happy to see that its be only 3 days and over 50% of the loan is funded!! I really appreciate all that have supported me in getting this approved. My passion is Mustangs, and its starting to become a reality that I am going to own one again, and with a credit score of 755, rest assure investing in this loan is a smart choice.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,074.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase?	I had this classic car in mind - an old mustang! I am really into those things! Had to sell mine after my wife had my daughter and I just got the green light to get one again!! I'm really excited to finally have a fast car again! MIKE
Your "Major Purchase" category loan is 1 of 576 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer), et al, because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.20.10 at 4:059 PM ET	Looking to get a mustang - one of my longged passions! I had one a few years ago but sold it for the sake of commuting and my daughter being born. I currently got a raise at my job and I got the green light from my wife to buy one again. My credit is excellent and my bills are paid - now its time for me again!!! MIKE
What do you do for the City of White Plains?	Im a Police Officer - been there for about 4 years

Member Payment Dependent Notes Series 520920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520920	$5,000	$5,000	11.36%	1.00%	May 25, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520920. Member loan 520920 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Trader Joes	Debt-to-income ratio:	9.34%
Length of employment:	8 years	Location:	Mercer Island, WA

Home town:
Current & past employers:	Trader Joes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,596.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Trader Joes and what do you do there?	To describe Trader Joe's as just a grocery store wouldn't do it justice. It is a small chain of privately own grocery stores that started in California in the late 60's. We have expanded to the Midwest, East Coast, and some of the southern states. There are actually fan clubs out there dedicated to us. I started out as a part time employee and worked my way up to middle management. The company moved me to the Northwest three years ago to help with expansion here. Hope this helps.
Happy to help out a local.	Thanks:)
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Live pretty simply, no gym, cable or any other extras. My husband stays home with our daughter so no childcare. Here it goes for monthly expenses: rent: 1300 car: 392 car/renters insurance: 90 gas: 160 electric:75 water/trash: 80 food: 300 oil for heat: 75 phone/ 150 After this loan I will have two bills unpaid on purpose because they are no interest for 12/18 months. One for Best Buy 30 and Walmart for 40 a month. Total $2692
Can you clarify your unpaid bills? I understand they are no interest, but this loan through LendingClub is a 3 year term. The others are no interest for only about 1/3 of the time of your LendingClub loan. What are your plans for dealing with Best Buy and Walmart when they come due?	With Best Buy and Walmart I am making payments so that they will both be paid off before they are due. Honestly, the balance on them is so low ( approx $400 each) that I could pay them off at any time if I chose to however there is no need because I am not losing money on them. Plus I was told that they help my credit rating making payments because I am closing all other cards. I am not in financial trouble, this is just financially smarter and I really dislike how the big banks have handled things. I would rather give the interest to someone else.
Hello. Please provide the balance(s), interest rate(s), required monthly minimum payment(s) and your normal monthly payment(s) for the debt you will be paying off with this loan. Additionally please explain the credit inquiry on your credit record and if it will result in additional debt. Thank you.	1. Balance $4300 APR 24.99% (which was 10 % and I was never late with a payment when they decided to increase it) minimum monthly is $125 however I have been paying $175 each month. 2. paypal $500 $15 dollar monthly payment which I have been paying $30. Credit Inquiry: While living in California my husband owned a Toyota Supra and it's engine blew out. We took it to a mechanic, had a new engine put in only for it to blow out again a month later. He fixed it again and 2 weeks later it blew up again. My husband then brought it back and told the mechanic that he didn't want it back till it worked. In return he had it towed off his lot. Needless to say we are fighting this. I can't say that extra cost won't be involved most likely in legal fees. We are considering small claims.

Member Payment Dependent Notes Series 521036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521036	$2,100	$2,100	13.85%	1.00%	May 25, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521036. Member loan 521036 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	State Of New Jersey	Debt-to-income ratio:	17.70%
Length of employment:	8 years	Location:	Toms River, NJ

Home town:
Current & past employers:	State Of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > Over the past six months I opened some new accounts. They were Walmart and Kohls for the benefits and I accepted an offer for Pay Pal Buyers Credit. I also refinanced my car loan and took an offer for Overdraft Protection on my checking account. The inquires for all that caused Barclay banks to close my cards when they did an automatic review. I tried to get them to reconsider but they said no. I made a budget to pay them off in two years but I decided if they are going to treat me like this I don't want them to make any more money off me. Yes my credit score isn't top notch. I lost a job 8 years ago and the replacement job had me earning half of what I was making. I tried to start a business on the side doing computer repair and had three customers go bankrupt on me and I was never paid. This caused me to default on my personal cards. That is what the one judgment is. And it's paid. I know I'm asking for a 3 year loan but I expect to have it paid in two.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,194.00	Public Records On File:	1
Revolving Line Utilization:	22.90%	Months Since Last Record:	30
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the State Of New Jersey?	I work in an unemployment call center.

Member Payment Dependent Notes Series 521139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521139	$3,000	$3,000	6.76%	1.00%	May 26, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521139. Member loan 521139 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Blue Cross & Blue Shield of KC	Debt-to-income ratio:	5.08%
Length of employment:	1 year	Location:	Independence, MO

Home town:
Current & past employers:	Blue Cross & Blue Shield of KC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Loan is used to pay off Medical bill, and 2 Credit card bills. The medical bill has been outstanding for 2 years, following the birth of my son. The credit cards came afterwards to help pay for expenses. I have been employed over a year with a good stable company. I am very stable, and conservative. The job before this was temp P/T, the job prior to that, I was employed 5 years. Hubby has been with his job for over 13 years. We just need this to clear out those three outstanding debts. The plan is to pay $94 each paycheck (4 checks a month), totalling 376 a month. This loan will be paid off in 9 months, instead of the dreaded 3 years!

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,289.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have a 2 year outstanding medical bill, a 2 credit card bills that have gotten out of control. The medical bill and one credit card will be paid off. The other credit card will be paid down significantly.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? How stable is your income for the next 3 years? Give a brief job description.	I had my son in 2008, at least 8 months of that year, I didn't work, my hubbys income was sufficient enough, and I cut back on a lot of things. I did find temporary p/t work at the end of 2008 and worked through early 2009. I found a good job where after the P/T gig, where I'm at now, and have been here over a year. I believe in stability, so I plan on staying here until the good Lord says otherwise. The longest job I had was 5 years.

Member Payment Dependent Notes Series 521184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521184	$4,800	$4,800	16.07%	1.00%	May 26, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521184. Member loan 521184 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	The Danvers Butchery	Debt-to-income ratio:	10.01%
Length of employment:	2 years	Location:	Danvers, MA

Home town:
Current & past employers:	The Danvers Butchery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > The funds are going to be used for wedding expenses such as a photographer, videographer, catering, DJ, and etc. What makes me a good borrower is that I pay all my bills on time. My total annual household income is $46,000. Our monthly expenses include Electric $50, Credit Credit cards $160, Cable $50 and Loans $181.45.

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,885.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (Job/What you do) for The Danvers Butchery?	I work in Production in which I handle marinating and then packaging the meat.

Member Payment Dependent Notes Series 521309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521309	$2,500	$2,500	10.99%	1.00%	May 26, 2010	June 6, 2013	June 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521309. Member loan 521309 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	City of Azusa	Debt-to-income ratio:	15.05%
Length of employment:	10+ years	Location:	Azusa, CA

Home town:
Current & past employers:	City of Azusa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > With this money, I will pay what credit cards I can. I will try to repay the loan sooner. After repaying, I hope to start on the next loans and will not stop until all have been repaid. All credit cards have been cut up, and accounts will be closed upon payoff.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,376.00	Public Records On File:	1
Revolving Line Utilization:	77.60%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for your interest. I will be paying off the following: Home depot (revolving) 25.99% $1,190,00- GEMoney Bank (revolving) 18% $250.00, -CalNational (revolving) $229.00 Target 24% $2600.00 will be the balance of what is left over. I will not be able to pay off Chase (revolving) $9000. These I hope to tackle the next round after this loan is repaid and I'm established with LC. I hope this helps.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	First, thank you for considering my loan. Question 1) the title to my home is held in both mine and my wife???s name. Question 2) unfortunately there is no equity at this time due to the dramatic drop in the housing market. The fist on my home is at $ 310,000 and the second at $30,000. With the improvements and what I researched on the internet and sales in area, I could sell my home for $295,000. This could be on the low side, but close. At this time, I'm not too concerned with the value as I have no intention of leaving or moving from my home, or utilizing the equity for loan payoffs. I'm keeping my fingers crossed for values to go back up! I hope this helps.

Member Payment Dependent Notes Series 521572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521572	$1,800	$1,800	7.51%	1.00%	May 26, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521572. Member loan 521572 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	St. Martin's Episcopal School	Debt-to-income ratio:	16.89%
Length of employment:	5 years	Location:	Atlanta, GA

Home town:
Current & past employers:	St. Martin's Episcopal School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Hey all! :) Hard working teacher who had to have medical stuff done... I sure would appreciaate any help and I will get it back to as promised on time! Thanks! Ellen Borrower added on 05/25/10 > By the way, these were just routine tests. I have been a teacher for 22 years and plan on working another 20! :)

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,709.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521638	$3,000	$3,000	11.36%	1.00%	May 26, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521638. Member loan 521638 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Smiths Medical	Debt-to-income ratio:	14.75%
Length of employment:	10+ years	Location:	Mashpee, MA

Home town:
Current & past employers:	Smiths Medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Miscellaneous expense loan.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$987.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521758	$1,500	$1,500	10.62%	1.00%	May 26, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521758. Member loan 521758 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Baron and Budd P.C.	Debt-to-income ratio:	21.41%
Length of employment:	9 years	Location:	GONZALES, LA

Home town:
Current & past employers:	Baron and Budd P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > I am simply looking for a personal loan to make some improvements to my home for me and my family. I am hardworking and have been with the same law firm for almost 10 years. My wife also works full time and has been with the doctor's office she works for for over 5 years total. We both have steady income and have the ability to repay, we just do not have the room in our budget to access this amount at one time. Hopefully we can help each other out to some degree. We thank you for your consideration and time.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,592.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I want to be sure I amswer you properly, so I am assuming that you do realize that the home is mortgaged, and not fully paid off. That said, aside from the mortgage company (GMAC mortgage), yes, the house is in my and my wife's name (we applied jointly, and received an FHA fixed rate loan for the home). 2. We purchased our home approximately 1 year ago. We do not have any outstanding HELOC loans because of the newness of the house. Accordingly, and unfortunately, we also do not have much equity in it yet, otherwise, I probably would have explored that option as a solution to my present quandry. The home had to appraise for more than the purchase price for teh FHA loan and the purchase price was $179,900. The loan amount was $175,659, and my principal balance at this time is $173,182. I am not certain that this answer will satisfy your query, but unfortunately it is all the information I have to respond as I understand the question. If you were looking for some more specific information , I will gladly provide any further response I can to satisfy your interest. Again, I thank you for your time and consideration and hope that my response will assist favorably in your decision.

Prospectus Supplement (Sales Report) No. 1 dated May 26, 2010